As filed with the Securities and Exchange Commission on January 18, 2022.

Registration No. 333-261842

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	6022	71-0407808
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Main Street
Pine Bluff, Arkansas 71601
(870) 541-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George A. Makris, Jr.
Chairman and Chief Executive Officer
Simmons First National Corporation
501 Main Street
Pine Bluff, Arkansas 71601
(870) 541-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

George Makris III Executive Vice President, General Counsel and Corporate Secretary Simmons First National Corporation 601 E. 3rd Street, 12th Floor Little Rock, Arkansas 72201 (501) 558-3162	Frank M. Conner III Christopher DeCresce Charlotte May Covington & Burling LLP One CityCenter 850 Tenth Street N.W. Washington, D.C. 20001 (202) 662-6000

Dean O. Bass Chairman and Chief Executive Officer 1836 Spirit of Texas Way Conroe, Texas 77301 (936) 521-1836	Peter G. Weinstock Beth A. Whitaker Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 (214) 979-3000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller accelerated filer ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY - SUBJECT TO COMPLETION - DATED JANUARY 18, 2022

PROXY STATEMENT/PROSPECTUS

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of Spirit of Texas Bancshares, Inc.:

On November 18, 2021, Simmons First National Corporation, which we refer to as Simmons, an Arkansas corporation and the parent holding company of Simmons Bank, an Arkansas state-chartered bank and wholly owned subsidiary of Simmons, and Spirit of Texas Bancshares, Inc., which we refer to as Spirit, a Texas corporation and the parent holding company of Spirit of Texas Bank SSB, a wholly owned subsidiary of Spirit, which we refer to as Spirit Bank, entered into an Agreement and Plan of Merger, which we refer to as the merger agreement. Under the terms and subject to the conditions of the merger agreement, among other things, (i) Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, and (ii) immediately following the merger, Spirit Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank.

The completion of the merger will add Spirit Bank’s 37 branches to the Simmons footprint and enhance Simmons’ existing presence in Texas.

Based on the assumptions set forth below, under the terms of the merger agreement, upon the consummation of the merger, which we refer to as the effective time, each share of common stock, no par value per share, of Spirit, which we refer to as Spirit common stock, that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive approximately 1.0105 shares of Class A Common Stock, par value $0.01 per share, of Simmons, which we refer to as Simmons common stock, subject to certain conditions and potential adjustments (including substituting cash for Simmons common stock to the extent necessary to cash out Spirit’s stock options and warrants that are outstanding immediately prior to the effective time), with the precise number of shares to be determined at the effective time, such number of shares we refer to as the exchange ratio or the per share merger consideration. The per share merger consideration is based on the assumption that (i) 17,261,959 shares of Spirit common stock are issued and outstanding (excluding treasury shares), (ii) 435,676 shares of Spirit common stock are reserved for issuance upon the vesting of restricted stock units of Spirit, (iii) 780,230 shares of Spirit common stock are subject to outstanding stock options of Spirit with a weighted average exercise price of $14.65, and (iv) 15,312 shares of Spirit common stock are subject to outstanding warrants of Spirit with a weighted average exercise price of $12.84, in each case, immediately prior to the effective time. In addition, the exchange ratio assumes that the average closing price of Simmons common stock is equal to $32.08, which was the closing sales price of Simmons common stock on January 7, 2022. Changes in any of these assumptions will result in changes in the per share merger consideration. In the aggregate and based on the assumptions set forth in this paragraph, Simmons will issue approximately 17,883,538 shares of Simmons common stock to the holders of Spirit common stock, which we refer to as Spirit shareholders, upon completion of the merger, subject to certain conditions and potential adjustments under the merger agreement.

The market value of the per share merger consideration will fluctuate with the price of Simmons common stock. Shares of Simmons common stock are listed on the Nasdaq Global Select Market, which we refer to as Nasdaq, under the symbol “SFNC,” and shares of Spirit common stock are listed on Nasdaq under the symbol “STXB.” The following table sets forth the closing sale price per share of Simmons common stock and Spirit common stock on November 18, 2021, the last trading day before the public announcement of the signing of the merger agreement, and on January 14, 2022, the last practicable trading day prior to printing this proxy statement/prospectus. The table also shows the implied value of the per share merger consideration payable for each share of Spirit common stock on November 18, 2021 and on January 14, 2022, the last practicable trading day prior to printing this proxy statement/prospectus, in each case using the exchange ratio described above. We urge you to obtain current market quotations for Simmons common stock and Spirit common stock before voting your shares at the Spirit special meeting.

	Simmons Common Stock	Spirit Common Stock	Implied Value of Per Share Merger Consideration
November 18, 2021	$31.48	$26.75	$31.82
January 14, 2022	$31.91	$30.97	$32.25

Spirit will hold a special meeting of Spirit shareholders, which we refer to as the Spirit special meeting, in connection with the merger. Simmons and Spirit cannot complete the merger unless Spirit shareholders approve the merger agreement and the transactions contemplated thereby, including the merger. The board of directors of Spirit, which we refer to as the Spirit board of directors, is providing this document to solicit your proxy to vote in connection with the merger agreement and related matters. In addition, this document is also being delivered to Spirit shareholders as Simmons’ prospectus for its offering of Simmons common stock in connection with the merger.

The Spirit special meeting will be held on February 24, 2022, at 12:00 pm Central Time. The Spirit special meeting will be held in a virtual meeting format only. You will not be able to physically attend the Spirit special meeting.

You are invited to attend and vote your shares via live webcast. In order to attend the Spirit special meeting, you must register at www.proxydocs.com/STXB by 12:00 pm Central Time on February 23, 2022. You will be asked to provide the control number located inside the shaded gray box on your proxy as described in the proxy. After the completion of your registration, further instructions, including a unique link to access the Spirit special meeting, will be emailed to you.

Your vote is very important. To ensure your representation at the Spirit special meeting, please complete, sign, date and return the enclosed proxy (or submit your proxy by telephone or through the internet). Whether or not you expect to attend the Spirit special meeting, please vote promptly. Sending in your proxy now will not prevent you from voting your shares virtually at the Spirit special meeting, since you may revoke your proxy at any time before it is voted.

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The Spirit board of directors unanimously approved the merger agreement and the transactions contemplated thereby and recommends that Spirit shareholders vote “FOR” approval of the merger proposal, “FOR” the advisory proposal to approve specified compensation that may become payable to the named executive officers of Spirit in connection with the merger and, if necessary or appropriate, “FOR” the proposal to adjourn the Spirit special meeting for the purpose of soliciting additional proxies in favor of approval of the merger agreement.

The enclosed proxy statement/prospectus provides a detailed description of the Spirit special meeting, the merger, the merger agreement, the documents related to the merger, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety, including “Risk Factors,” beginning on page 25, for a discussion of the risks relating to the merger. You also can obtain information about Simmons and Spirit from documents that they have filed with the Securities and Exchange Commission.

Sincerely,

George A. Makris, Jr.	Dean O. Bass
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
Simmons First National Corporation	Spirit of Texas Bancshares, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, the issuance of the Simmons common stock to be issued in the merger, or the other transactions described in this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Simmons or Spirit, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

The date of this proxy statement/prospectus is [ ], 2022 and it is first being mailed or otherwise delivered to Spirit shareholders on or about [ ], 2022.

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Spirit of Texas Bancshares, Inc.
1836 Spirit of Texas Way

Conroe, Texas 77301

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 24, 2022

To the Shareholders of Spirit of Texas Bancshares, Inc.:

Notice is hereby given that Spirit of Texas Bancshares, Inc., which we refer to as Spirit, will hold a special meeting of holders of common stock, no par value per share, of Spirit, which we refer to as the Spirit special meeting, on February 24, 2022, at 12:00 pm Central Time.

The Spirit special meeting will be held in a virtual meeting format only. You will not be able to physically attend the Spirit special meeting.

You are invited to attend and vote your shares via live webcast. In order to attend the Spirit special meeting, you must register at www.proxydocs.com/STXB by 12:00 pm Central Time on February 23, 2022. You will be asked to provide the control number located inside the shaded gray box on your proxy as described in the proxy. After completion of your registration, further instructions, including a unique link to access the Spirit special meeting, will be emailed to you.

The Spirit special meeting will be held for the purposes of allowing holders of common stock, no par value per share, of Spirit, which we refer to as the Spirit shareholders, to consider and vote upon the following matters:

•	a proposal to approve the Agreement and Plan of Merger, dated as of November 18, 2021, which we refer to as the merger agreement, by and between Simmons First National Corporation, which we refer to as Simmons, and Spirit, pursuant to which, among other things, Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, as more fully described in the attached proxy statement/prospectus, which we refer to as the merger proposal;
•	a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Spirit in connection with the merger, which we refer to as the advisory proposal on specified compensation; and
•	a proposal to approve one or more adjournments of the Spirit special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal, which we refer to as the adjournment proposal.

These proposals are described in greater detail in the accompanying proxy statement/prospectus. Spirit will transact no other business at the Spirit special meeting, except for the business properly brought before the Spirit special meeting or any adjournment or postponement thereof.

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Spirit has fixed the close of business on January 14, 2022 as the record date for the Spirit special meeting. Only Spirit shareholders of record at that time are entitled to notice of, and to vote at, the Spirit special meeting, or any adjournment or postponement thereof. Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Spirit common stock entitled to vote on the merger proposal. Approval of the advisory proposal on specified compensation and the adjournment proposal require the affirmative vote of holders of at least a majority of the shares of Spirit common stock present or represented by proxy at the Spirit special meeting and entitled to vote on the advisory proposal on specified compensation and the adjournment proposal, respectively. At the close of business on the record date, 17,288,547 shares of Spirit common stock were outstanding and entitled to vote.

Your vote is very important. Simmons and Spirit cannot complete the merger unless Spirit shareholders approve the merger agreement.

To ensure your representation at the Spirit special meeting, please complete, sign, date and return the enclosed proxy by following the instructions on your proxy (or submit your proxy by telephone or through the internet). If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you must direct your bank, broker or nominee how to vote in accordance with the instructions you received from your bank, broker or nominee. You may not vote shares held in “street name” by returning a proxy directly to Spirit or virtually at the Spirit special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Whether or not you expect to attend the Spirit special meeting, please vote promptly. Sending in your proxy now will not prevent you from voting your shares virtually at the Spirit special meeting, since you may revoke your proxy at any time before it is voted.

Under Texas law, Spirit shareholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to dissenters’ rights. See “Questions and Answers—Are Spirit shareholders entitled to dissenters’ rights?”

The enclosed proxy statement/prospectus provides a detailed description of the Spirit special meeting, the merger, the merger agreement, the documents related to the merger, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety.

The Spirit board of directors unanimously approved the merger agreement and the transactions contemplated thereby and recommends that Spirit shareholders vote “FOR” approval of the merger agreement, “FOR” the advisory proposal on specified compensation and, if necessary or appropriate, “FOR” the adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Dean O. Bass

Chairman and Chief Executive Officer

Conroe, TX

[ ], 2022

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ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Simmons and Spirit from documents filed with the Securities and Exchange Commission, which we refer to as the SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Simmons and Spirit at no cost from the SEC’s website at www.sec.gov. You are also able to obtain these documents, free of charge, from Simmons at www.simmonsbank.com and from Spirit at www.sotb.com. The websites listed above are inactive textual references only and the information provided on these websites is not a part of the accompanying proxy statement/prospectus and therefore is not incorporated by reference into the accompanying proxy statement/prospectus. You may also request copies of these documents concerning Simmons or Spirit, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Simmons or Spirit, as applicable, at the following addresses:

Simmons First National Corporation 601 E. 3rd Street, 12th Floor Little Rock, Arkansas 72201 Attention: Ed Bilek Telephone: (870) 541-1000	Spirit of Texas Bancshares, Inc. 1836 Spirit of Texas Way Conroe, Texas 77301 Attention: Jerry D. Golemon Telephone: (936) 521-1836

If you are a Spirit shareholder and have any questions concerning the Spirit special meeting, the merger, the merger agreement or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus without charge or need help voting your shares of Spirit common stock, please contact Spirit at the address above.

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than February 16, 2022 in order to receive them before the Spirit special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [ ], 2022 and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Spirit shareholders nor the issuance by Simmons of shares of Simmons common stock in connection with the merger will create any implication to the contrary.

For a more detailed description of the information incorporated by reference into the accompanying proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” for more details.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Simmons has been provided by Simmons and information contained in this document regarding Spirit has been provided by Spirit.

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TABLE OF CONTENTS

vii

Annex Index

Annex A:	Agreement and Plan of Merger, dated as of November 18, 2021, by and between Simmons First National Corporation and Spirit of Texas Bancshares, Inc.
Annex B:	Form of Support and Non-Competition Agreement, by and among Simmons First National Corporation, Spirit of Texas Bancshares, Inc. and certain directors and shareholders of Spirit of Texas Bancshares, Inc.
Annex C:	Opinion of Stephens Inc.
Annex D:	Chapter 10, Subchapter H of the Texas Business Organizations Code: Dissenters’ Rights for the Shareholders of Spirit of Texas Bancshares, Inc.
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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE Spirit SPECIAL MEETING

The following are some questions that you may have regarding the merger and the Spirit special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Spirit special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” Unless the context otherwise requires, references in this proxy statement/prospectus to Simmons refer to Simmons First National Corporation, references to Simmons Bank refer to Simmons Bank, an Arkansas state-chartered bank and wholly owned subsidiary of Simmons, references to Spirit refer to Spirit of Texas Bancshares, Inc., references to Spirit Bank refer to Spirit of Texas Bank SSB, a state savings bank under the laws of Texas and wholly owned subsidiary of Spirit, and references to “we,” “our” and “us” refer to Simmons and Spirit together.

As described below, it is important to note that the amount of per share merger consideration may increase or decrease due to changes in the price of Simmons common stock or the fully diluted shares of Spirit common stock outstanding after the date hereof. As a result, the per share merger consideration shown throughout this proxy statement/prospectus is for illustrative purposes only based on the assumptions described herein.

Q:	What is the merger?
A:	Simmons and Spirit have entered into an Agreement and Plan of Merger, dated as of November 18, 2021, which we refer to as the merger agreement, pursuant to which, among other things, (i) Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, and (ii) immediately following the merger, Spirit Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.
Q:	Why am I receiving this proxy statement/prospectus?
A:	Spirit is sending these materials to the holders of common stock, no par value per share, of Spirit, which we refer to as Spirit common stock, to help holders of Spirit common stock, which we refer to as Spirit shareholders, decide how to vote their shares with respect to the matters to be considered at the special meeting of Spirit shareholders, which we refer to as the Spirit special meeting.
The merger cannot be completed unless the Spirit shareholders approve the merger agreement and the transactions contemplated thereby, including the merger. The proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, which we refer to as the merger proposal, requires the affirmative vote of holders of at least a majority of the outstanding shares of Spirit common stock entitled to vote on the merger proposal. Spirit is holding a special meeting of Spirit shareholders to vote on the proposals necessary to complete the merger as well as other related matters. Information about the Spirit special meeting, the merger and the other business to be considered by Spirit shareholders at the Spirit special meeting is contained in this proxy statement/prospectus.
This document constitutes both a proxy statement of Spirit and a prospectus of Simmons. It is a proxy statement because the board of directors of Spirit, which we refer to as the Spirit board of directors, is using this document to solicit proxies from the Spirit shareholders. This document is also a prospectus because Simmons, in connection with the merger, is offering shares of Class A Common Stock, par value $0.01 per share, of Simmons, which we refer to as Simmons common stock, in exchange for outstanding shares of Spirit common stock.
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Q:	What will Spirit shareholders receive in the merger?
A:	Based on the assumptions set forth below, under the terms of the merger agreement, upon the consummation of the merger, which we refer to as the effective time, each share of Spirit common stock that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive approximately 1.0105 shares of Simmons common stock, subject to certain conditions and potential adjustments (including substituting cash for Simmons common stock to the extent necessary to cash out Spirit’s stock options and warrants that are outstanding immediately prior to the effective time, which such amount of cash we refer to as the aggregate cash consideration), with the precise number of shares to be determined at the effective time, such number of shares we refer to as the exchange ratio or the per share merger consideration. The per share merger consideration is based on the assumption that (i) 17,261,959 shares of Spirit common stock are issued and outstanding (excluding treasury shares), (ii) 435,676 shares of Spirit common stock are reserved for issuance upon the vesting of the restricted stock units of Spirit, which we refer to as the Spirit RSUs, (iii) 780,230 shares of Spirit common stock are subject to outstanding stock options of Spirit with a weighted average exercise price of $14.65, and (iv) 15,312 shares of Spirit common stock are subject to outstanding warrants of Spirit with a weighted average exercise price of $12.84, in each case, immediately prior to the effective time. In addition, the exchange ratio assumes that the Simmons average closing price, as described herein, is equal to $32.08, which was the closing sales price of Simmons common stock on January 7, 2022. Changes in any of these assumptions will result in changes in the per share merger consideration. In the aggregate and based on the assumptions set forth in this paragraph, Simmons will issue approximately 17,883,538 shares of Simmons common stock to the Spirit shareholders upon completion of the merger, subject to certain conditions and potential adjustments under the merger agreement, which we refer to as the aggregate merger consideration.
Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Spirit shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest whole cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such holder would otherwise be entitled to receive by (ii) the average of the daily closing prices for the shares of Simmons common stock for the twenty consecutive full trading days on which such shares are actually traded on Nasdaq ending at the close of trading on the tenth business day prior to the effective time (or the immediately preceding day to the tenth business day prior to the effective time if shares of Simmons common stock are not actually traded on Nasdaq on such day), which we refer to as the determination date, and which average we refer to as the Simmons average closing price.

Following completion of the merger, it is currently expected that former Spirit common shareholders as a group will own approximately 13.7% of the combined company’s common stock and existing Simmons shareholders as a group will own approximately 86.3% of the combined company’s common stock.

Q:	Will the value of the per share merger consideration change between the date of this proxy statement/prospectus and the effective time?
A:	Yes. The market value of the per share merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based on fully diluted shares of Spirit common stock outstanding and the market value of Simmons common stock. Any change in the fully diluted shares of Spirit common stock or market price of Simmons common stock after the date of this proxy statement/prospectus will change the value of the per share merger consideration that Spirit shareholders will receive.

There will be no adjustment to the per share merger consideration based upon changes in the market price of Simmons common stock or Spirit common stock prior to the time the merger is completed, and the merger agreement cannot be terminated due to a change in the price of Simmons common stock.

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Q:	What will happen to Spirit equity rights in the merger?
A:	At the effective time, each Spirit RSU will fully vest and be canceled and converted into the right to receive the per share merger consideration, treating the Spirit RSUs as if they are shares of Spirit common stock for such purposes.
At the effective time, each option granted by Spirit to purchase shares of Spirit common stock under Spirit’s ST Financial Group, Inc. 2008 Stock Plan and Spirit’s ST Financial Group, Inc. 2017 Stock Incentive Plan (each as amended from time to time), whether vested or unvested, which we refer to as a Spirit stock option, that is outstanding and unexercised immediately prior to the effective time, will be canceled and converted into the right to receive from Simmons a cash payment, which we refer to as a Spirit stock option payout, equal to the fully diluted per share value (described below) less the exercise price of a Spirit stock option, which we refer to as the applicable Spirit stock option amount.

Notwithstanding the foregoing, any Spirit stock option that is outstanding and unexercised immediately prior to the effective time with an option exercise price that equals or exceeds the fully diluted per share value will be canceled with no consideration being paid to the optionholder with respect to such Spirit stock option.

Simmons and Spirit will work cooperatively to facilitate the Spirit stock option payouts. Pursuant to the merger agreement, the Spirit board of directors or any committee thereof, prior to the effective time, must adopt such resolutions or take any actions necessary to effectuate the Spirit stock option payouts. It is expected that, prior to the effective time, the Spirit board of directors (or a committee thereof) will accelerate the vesting of all Spirit stock options and give the holders thereof notice and an opportunity to exercise their Spirit stock options. This opportunity to exercise will apply to all outstanding Spirit stock options, including those Spirit stock options for which the vesting is accelerated by Spirit’s board of directors (or a committee thereof).
At the effective time, each warrant granted by Spirit to purchase shares of Spirit common stock under the Spirit warrant agreements, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time, which we refer to as a Spirit warrant, will be canceled and converted into the right to receive from Simmons a cash payment, which we refer to as a Spirit warrant payout, equal to the fully diluted per share value less the exercise price of the Spirit warrant, which we refer to as the applicable Spirit warrant amount, all in accordance with certain warrant cancellation agreements by and between Spirit and the holders of the Spirit warrants, which we refer to as the Spirit warrant holders and which agreements we refer to as the warrant cancellation agreements. Notwithstanding the foregoing, any Spirit warrant that is outstanding and unexercised immediately prior to the effective time with an exercise price that equals or exceeds the fully diluted per share value will be canceled with no consideration being paid to the Spirit warrant holders with respect to such Spirit warrant. Simmons and Spirit will work cooperatively to facilitate the Spirit warrant payouts. Pursuant to the merger agreement, the Spirit board of directors or any committee thereof, prior to the effective time, must adopt such resolutions or take any actions necessary to effectuate the Spirit warrant payouts and to ensure there are no outstanding Spirit warrants at the effective time.

Fully diluted per share value means, with respect to Spirit, the quotient obtained by dividing (A) the sum of (i) the aggregate cash consideration, (ii) the product of (x) the aggregate merger consideration and (y) the Simmons average closing price, (iii) the product of (x) the total number of Spirit stock options that are outstanding and unexercised immediately prior to the effective time, and (y) the weighted average exercise price for such stock options, and (iv) the product obtained by multiplying (x) the weighted average exercise price of the total number of shares of Spirit common stock underlying the Spirit warrants as of immediately prior to the effective time by (y) the total number of shares of Spirit common stock
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underlying the Spirit warrants as of immediately prior to the effective time, by (B) the sum of (i) the total number of shares of Spirit common stock and Spirit RSUs outstanding, (ii) the total number of shares of Spirit common stock underlying the Spirit stock options, and (iii) the total number of shares of Spirit common stock underlying the Spirit warrants, each as of immediately prior to the effective time.
Q:	When do you expect to complete the merger?
A:	We expect to complete the merger in the second quarter of 2022. However, we cannot assure you of when or if the merger will be completed. We must first obtain the approval of the Spirit shareholders, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions. For further information, please see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.”
Q:	What am I being asked to vote on?
A:	The Spirit special meeting will be held for the purposes of allowing Spirit shareholders, to consider and vote upon the following matters:
•	the merger proposal;
•	a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Spirit in connection with the merger, which we refer to as the advisory proposal on specified compensation; and
•	a proposal to approve one or more adjournments of the Spirit special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal, which we refer to as the adjournment proposal.
Q:	How does the Spirit board of directors recommend that Spirit shareholders vote at the Spirit special meeting?
A:	The Spirit board of directors has unanimously approved the merger agreement and recommends that Spirit shareholders vote “FOR” the merger proposal, “FOR” the advisory proposal on specified compensation and, if necessary or appropriate, “FOR” the adjournment proposal.
Q:	When and where is the Spirit special meeting?
A:	The Spirit special meeting will be held on February 24, 2022 at 12:00 pm Central Time. The Spirit special meeting will be held in a virtual meeting format only. You will not be able to physically attend the Spirit special meeting.
You are invited to attend and vote your shares via live webcast. In order to attend the Spirit special meeting, you must register at www.proxydocs.com/STXB by 12:00 pm Central Time on February 23, 2022. You will be asked to provide the control number located inside the shaded gray box on your proxy card as described in the proxy. After completion of your registration, further instructions, including a unique link to access the Spirit special meeting, will be emailed to you.
Q:	What constitutes a quorum for the Spirit special meeting?
A:	The presence at the Spirit special meeting, in person or by proxy, of a majority of the shares of Spirit common stock outstanding and entitled to vote as of the close of business on January 14, 2022 which the Spirit board of directors set as the record date for the Spirit special meeting, which we refer to as the Spirit
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record date, will constitute a quorum for the purposes of the Spirit special meeting. All shares of Spirit common stock represented at the Spirit special meeting or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Spirit special meeting.

Q:	Who is entitled to vote?
A:	Holders of record of Spirit common stock at the close of business on January 14, 2022, the Spirit record date, will be entitled to vote at the Spirit special meeting.
Q:	What is the vote required to approve each proposal at the Spirit special meeting?
A:	Merger Proposal:
•	Standard: Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Spirit common stock entitled to vote on the merger proposal.
•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” for the merger proposal on your proxy, fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.
Advisory Proposal on Specified Compensation:
•	Standard: Approval of the advisory proposal on specified compensation requires the affirmative vote of at least a majority of shares of Spirit common stock present or represented by proxy at the Spirit special meeting and entitled to vote on the adjournment proposal.
•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” for the advisory proposal on specified compensation on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.
Adjournment Proposal:
•	Standard: Approval of the adjournment proposal requires the affirmative vote of at least a majority of shares of Spirit common stock present or represented by proxy at the Spirit special meeting and entitled to vote on the adjournment proposal.
•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” for the adjournment proposal on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.
Q:	Are there any voting agreements with existing Spirit shareholders?
A:	In connection with entering into the merger agreement, each member of the Spirit board of directors and Spirit’s named executive officers, in their capacities as individuals, have separately entered into a support and non-competition agreement, which we refer to as a Spirit voting agreement, pursuant to which they agreed to vote their beneficially owned shares of Spirit common stock in favor of the merger proposal and
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certain related matters and against alternative transactions. As of the Spirit record date, shares constituting approximately 24.7% of the Spirit common stock entitled to vote at the Spirit special meeting are subject to Spirit voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”
Q:	Why is my vote important?
A:	If you do not vote, it will be more difficult for Spirit to obtain the necessary quorum to hold the Spirit special meeting. Additionally, each proposal must be approved by the voting requirements described above. The Spirit board of directors recommends that Spirit shareholders vote “FOR” the merger proposal, “FOR” the advisory proposal on specified compensation and, if necessary or appropriate, “FOR” the adjournment proposal.
Q:	How many votes do I have?
A:	Each holder of shares of Spirit common stock outstanding on the Spirit record date will be entitled to one vote for each share held of record. As of the Spirit record date, there were 17,288,547 shares of Spirit common stock outstanding and entitled to notice of, and to vote at, the Spirit special meeting, held by approximately 296 shareholders of record.
As of the Spirit record date, the directors and executive officers of Spirit and their affiliates beneficially owned and were entitled to vote approximately 4,378,883 shares of Spirit common stock, representing approximately 25.3% of shares of Spirit common stock outstanding on that date.
Q:	What do I need to do now?
A:	After carefully reading and considering the information contained in this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, Spirit shareholders should complete, sign, date and return the enclosed proxy by following the instructions on your proxy (or submit your proxy by telephone or through the internet). If your shares of Spirit common stock are held in “street name” by a bank, broker or other nominee, please follow the instructions on the voting instruction form provided by the record holder. Whether or not you expect to attend the Spirit special meeting, please vote promptly. Sending in your proxy now will not prevent you from voting your shares virtually at the Spirit special meeting, since you may revoke your proxy at any time before it is voted.
Q:	How do I vote?
A:	If you hold your shares of Spirit common stock in your name as a shareholder of record as of the Spirit record date, you should follow the instructions on the proxy card and vote your shares by one of the following methods:
•	via the Internet at www.proxypush.com/STXB;
•	by telephone by calling 1-866-437-1228;
•	by mail by completing, signing, dating and returning the enclosed proxy in the enclosed envelope, which requires no additional postage if mailed in the United States; or
•	by attending the Spirit special meeting and voting your shares via live webcast.
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If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you must direct your bank, broker or nominee how to vote in accordance with the instructions you received from your bank, broker or nominee. You may not vote shares held in “street name” by returning a proxy directly to Spirit or virtually at the Spirit special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.
Q:	If my shares of Spirit common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?
A:	No. If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Banks, brokers and other nominees who hold shares of Spirit common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Spirit expects that all proposals to be voted on at the Spirit special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Spirit common stock in “street name,” such entity will vote your shares of Spirit common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.
If you are a Spirit shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares:
•	your bank, broker or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote against such proposal;
•	your bank, broker or other nominee may not vote your shares on the advisory proposal on specified compensation, which broker non-votes will have no effect on such proposal;
•	your bank, broker or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on such proposal.
Q:	What are the deadlines for voting?
A:	If you hold your shares of Spirit common stock in your name as a shareholder of record as of the Spirit record date, you must cast your vote before the polls close during the Spirit special meeting on February 24, 2022.
For shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or via the Internet.
Q:	What if I abstain or do not vote?
A:	For purposes of the Spirit special meeting, an abstention occurs when a Spirit shareholder attends the Spirit special meeting, either in person or represented by proxy, but abstains from voting on one or more proposals.
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Merger Proposal: If you mark “ABSTAIN” for the merger proposal on your proxy, fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.
Advisory Proposal on Specified Compensation: If you mark “ABSTAIN” for the advisory proposal on specified compensation on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.
Adjournment Proposal: If you mark “ABSTAIN” for the adjournment proposal on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.
Q:	What will happen if I return my proxy without indicating how to vote?
A:	If any duly executed proxy is returned by a Spirit shareholder of record without indication as to how to vote, the shares of Spirit common stock represented by the proxy will be voted in favor of each of the merger proposal, the advisory proposal on specified compensation and, if necessary or appropriate, the adjournment proposal.
Q:	May I change my vote after I have delivered my proxy?
A:	Yes. If you hold stock in your name as a Spirit shareholder of record, you may change your vote or revoke any proxy at any time before the polls are closed at the Spirit special meeting by:
•	completing, signing, dating and returning a proxy with a later date than your original proxy,
•	delivering a written revocation letter to Spirit’s corporate secretary,
•	submitting a vote by telephone or by logging onto the Internet website specified on your proxy in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy (in either case before the voting deadline), or
•	attending the Spirit special meeting virtually, notifying Spirit’s corporate secretary that you are revoking your proxy and voting by ballot at the Spirit special meeting. If you choose to send a completed proxy bearing a later date than your original proxy, the new proxy must be received before polls are closed at the Spirit special meeting.

If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of voting instructions.

Q:	Are Spirit shareholders entitled to dissenters’ rights?
A:	Spirit shareholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to dissenters’ rights under Chapter 10, Subchapter H of the Texas Business Organizations Code, which we refer to as the TBOC. For additional information, see “The Merger—Dissenters’ Rights in the Merger.” In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this proxy statement/prospectus.
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Q:	What are the material U.S. federal income tax consequences of the merger to Spirit shareholders?
A:	The merger is intended to qualify as “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. If the merger so qualifies, a U.S. holder of Spirit common stock receiving cash in lieu of a fractional share of Simmons common stock generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its shares of Simmons common stock allocable to such fractional share.
For further information, see “Material U.S. Federal Income Tax Consequences Relating to the Merger.”
The U.S. federal income tax consequences described above may not apply to all holders of Spirit common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:	If I am a Spirit shareholder, should I send in my stock certificates now?
A:	No. Spirit shareholders SHOULD NOT send in any Spirit common stock certificates now. If the merger proposal is approved by Spirit shareholders, transmittal materials with instructions for their completion will be provided to Spirit shareholders after the effective time and under separate cover and the stock certificates should be sent at that time.
Q:	Whom may I contact if I cannot locate my Spirit stock certificate(s)?
A:	If you cannot locate your Spirit stock certificate(s), please contact Jerry D. Golemon at (281) 516-4904 or Shareholder Services at Computershare at (800) 962-4284.
Q:	What should I do if I receive more than one set of voting materials?
A:	Spirit shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxies or voting instruction forms. For example, if you hold shares of Spirit common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold such shares. If you are a Spirit shareholder and your shares are registered in more than one name, you will receive more than one proxy. Please complete, sign, date and return each proxy and voting instruction form that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Spirit common stock that you own.
Q:	What happens if I sell my shares of Spirit common stock after the Spirit record date but before the Spirit special meeting?
A:	The Spirit record date is earlier than the date of the Spirit special meeting and the date that the merger is expected to be completed. If you transfer your shares of Spirit common stock after the Spirit record date but before the date of the Spirit special meeting, you will retain your right to vote at such meeting (provided that such shares remain outstanding on the date of such meeting), but you will not have the right to receive any per share merger consideration for the transferred shares of Spirit common stock. You will only be entitled to receive the per share merger consideration in respect of shares of Spirit common stock that you hold at the effective time.
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Q:	Will Simmons pay dividends after the merger?
A:	Simmons currently pays a quarterly dividend of $0.18 per share. All dividends on Simmons common stock are declared at the discretion of the Simmons board of directors. There is no guarantee that Simmons will continue to pay dividends on its common stock or will continue to pay dividends at the same rate. For more information, see the section entitled “Market Price and Dividends.”
Q:	Are there risks involved in undertaking the merger?
A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 25.
Q:	What happens if the merger is not completed?
A:	If the merger is not completed, Spirit shareholders will not receive the per share merger consideration. Instead, each of Spirit and Simmons will remain an independent company and shares of Spirit common stock and Simmons common stock will continue to be traded on Nasdaq.
Q:	What will happen if Spirit shareholders do not approve the advisory proposal on specified compensation?
A:	The advisory proposal on specified compensation is an advisory proposal and will not be binding on Spirit or Simmons. Approval of the advisory proposal on specified compensation is not a condition to completion of the merger. Therefore, if the merger agreement is approved by the Spirit shareholders and the merger is subsequently completed, the compensation will still be paid to Spirit’s named executive officers, whether or not the Spirit shareholders approve the advisory proposal on specified compensation at the Spirit special meeting.
Q:	Whom should I contact if I have questions?
A:	If you need assistance in completing your proxy or have questions regarding the Spirit special meeting, please contact Jerry D. Golemon at (281) 516-4904 or Shareholder Services at Computershare at (800) 962-4284.
Q:	Where can I find more information about Simmons and Spirit?
A:	You can find more information about Simmons and Spirit from the various sources described under the section entitled “Where You Can Find More Information.”
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SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you. You should read carefully this entire proxy statement/prospectus, including any document incorporated by reference in this proxy statement/prospectus, and its annexes, because this section may not contain all of the information that may be important to you in determining how to vote. For a description of, and instructions as to how to obtain, this information, see the section entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (page 40)

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Telephone: (870) 541-1000

Simmons is a financial holding company registered under the Bank Holding Company Act, which we refer to as the BHC Act. Simmons is headquartered in Arkansas and as of September 30, 2021, had, on a consolidated basis, total assets of $23.2 billion, total net loans of $10.6 billion, total deposits of $18.1 billion and total shareholders’ equity of $3.0 billion. Simmons conducts its banking operations through its subsidiary bank, Simmons Bank, in more than 200 financial centers as of September 30, 2021, located throughout market areas in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Simmons common stock is traded on the Nasdaq Global Select Market, which we refer to as Nasdaq, under the symbol “SFNC.”

Additional information about Simmons and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

Spirit is a Texas corporation and a registered bank holding company located in the Houston metropolitan area with headquarters in Conroe, Texas. Spirit offers a broad range of commercial and retail banking services through its wholly-owned bank subsidiary, Spirit Bank.

Spirit is a business-focused bank that delivers relationship-driven financial services to small and medium-sized businesses and individuals in its market areas. Spirit’s philosophy is to target commercial customers whose businesses generate between $3 to $30 million of annual revenue. Spirit’s product offerings consist of a wide range of commercial products, including term loans and operating lines of credit to commercial and industrial companies; commercial real estate loans; construction and development loans; SBA loans; commercial deposit accounts; and treasury management services. In addition, Spirit’s retail offerings include consumer loans, 1-4 single family residential real estate loans and retail deposit products. Spirit common stock is traded on Nasdaq under the symbol “STXB.”

Additional information about Spirit and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

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The Merger (page 42)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/prospectus as Annex A. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are subject to, and qualified in their entirety by reference to, the merger agreement.

Each of the Simmons board of directors and the Spirit board of directors approved the merger agreement. The merger agreement provides that, among other things, (i) Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation in the merger, and (ii) immediately following the merger, Spirit Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank.

Based on the assumptions set forth below, under the terms of the merger agreement, at the effective time, each share of Spirit common stock that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive the per share merger consideration, subject to certain conditions and potential adjustments (including substituting cash for Simmons common stock to the extent necessary to cash out Spirit’s stock options and warrants that are outstanding immediately prior to the effective time). The per share merger consideration is based on the assumption that (i) 17,261,959 shares of Spirit common stock are issued and outstanding (excluding treasury shares), (ii) 435,676 shares of Spirit common stock are reserved for issuance upon the vesting of Spirit RSUs, (iii) 780,230 shares of Spirit common stock are subject to outstanding Spirit stock options with a weighted average exercise price of $14.65, and (iv) 15,312 shares of Spirit common stock are subject to outstanding Spirit warrants with a weighted average exercise price of $12.84, in each case, immediately prior to the effective time. In addition, the exchange ratio assumes that the Simmons average closing price is equal to $32.08, which was the closing sales price of Simmons common stock on January 7, 2022. Changes in any of these assumptions will result in changes in the per share merger consideration. In the aggregate and based on the assumptions set forth herein, Simmons will issue approximately 17,883,538 shares of Simmons common stock to the Spirit shareholders upon completion of the merger, subject to certain conditions and potential adjustments under the merger agreement.

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Spirit shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest whole cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such holder would otherwise be entitled to receive by (ii) the Simmons average closing price.

Treatment of Spirit Equity Rights (page 77)

At the effective time, each Spirit RSU will fully vest and be canceled and converted into the right to receive the per share merger consideration, treating the Spirit RSUs as if they are shares of Spirit common stock for such purposes.

At the effective time of the merger, each Spirit stock option that is outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a Spirit stock option payout, equal to the applicable Spirit stock option amount. Notwithstanding the foregoing, any Spirit stock option that is outstanding and unexercised immediately prior to the effective time with an option exercise price that equals or exceeds the fully diluted per share value will be canceled with no consideration being paid to the optionholder with respect to such Spirit stock option. Simmons and Spirit will work cooperatively to facilitate the Spirit stock option payouts. Pursuant to the merger agreement, the Spirit board of directors or any committee thereof, prior to the effective time, must adopt such resolutions or take any actions necessary to effectuate the

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Spirit stock option payouts. It is expected that, prior to the effective time, the Spirit board of directors (or a committee thereof) will accelerate the vesting of all Spirit stock options and give the holders thereof notice and an opportunity to exercise their Spirit stock options. This opportunity to exercise will apply to all outstanding Spirit stock options, including those Spirit stock options for which the vesting is accelerated by Spirit’s board of directors (or a committee thereof).

At the effective time, each Spirit warrant will be canceled and converted into the right to receive from Simmons a Spirit warrant payout, equal to the applicable Spirit warrant amount all in accordance with the warrant cancellation agreements. Notwithstanding the foregoing, any Spirit warrant with a warrant exercise price that equals or exceeds the fully diluted per share value will be canceled with no consideration being paid to the Spirit warrant holder with respect to such Spirit warrant. Simmons and Spirit will work cooperatively to facilitate the Spirit warrant payouts. Pursuant to the merger agreement, the Spirit board of directors or any committee thereof, prior to the effective time, must adopt such resolutions or take any actions necessary to effectuate the Spirit warrant payouts and to ensure there are no outstanding Spirit warrants at the effective time.

Spirit’s Reasons for the Merger and Recommendation of the Spirit Board of Directors (page 48)

The Spirit board of directors has unanimously approved the merger agreement and recommends that Spirit shareholders vote “FOR” the merger proposal, “FOR” the advisory proposal on specified compensation and, if necessary or appropriate, “FOR” the adjournment proposal. Please see the section entitled “The Merger—Spirit’s Reasons for the Merger and Recommendation of the Spirit Board of Directors” for a more detailed discussion of the factors considered by the Spirit board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

Opinion of Spirit’s Financial Advisor (page 52)

In connection with the merger, Spirit’s financial advisor, Stephens Inc., which we refer to as Stephens, delivered a written opinion, dated November 18, 2021, to the Spirit board of directors as to the fairness of the merger consideration (as described in the section entitled “The Merger—Opinion of Spirit’s Financial Advisor”) to the Spirit shareholders, from a financial point of view and as of the date of such opinion and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens in preparing the opinion, is attached as Annex C to this proxy statement/prospectus.

The opinion was for the information of, and was directed to, the Spirit board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion does not address the underlying business decision of Spirit to engage in the merger or enter into the merger agreement or constitute a recommendation to the Spirit board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Spirit common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

For a description of Stephens’ opinion, please refer to the section entitled “The Merger—Opinion of Spirit’s Financial Advisor.”

Simmons’ Reasons for the Merger (page 63)

The Simmons board of directors adopted the merger agreement. Please see the section entitled “The Merger—Simmons’ Reasons for the Merger” for a more detailed discussion of the factors considered by the Simmons board of directors in reaching its decision to adopt the merger agreement, including the merger and all transactions contemplated therein.

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The Spirit Special Meeting (page 33)

The Spirit special meeting will be held on February 24, 2022 at 12:00 pm Central Time. The Spirit special meeting will be held in a virtual meeting format only. You will not be able to physically attend the Spirit special meeting.

At the Spirit special meeting, Spirit shareholders will be asked to consider and vote on the merger proposal, the advisory proposal on specified compensation and, if necessary or appropriate, the adjournment proposal.

The presence at the Spirit special meeting, in person or by proxy, of a majority of the shares of Spirit common stock outstanding and entitled to vote as of the close of business on January 14, 2022 which the Spirit board of directors set as the record date for the Spirit special meeting will constitute a quorum for the purposes of the Spirit special meeting. All shares of Spirit common stock represented at the Spirit special meeting or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Spirit special meeting.

Each holder of shares of Spirit common stock outstanding on the Spirit record date will be entitled to one vote for each share held of record. As of the Spirit record date, there were 17,288,547 shares of Spirit common stock outstanding and entitled to notice of, and to vote at, the Spirit special meeting, held by approximately 296 shareholders of record.

Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Spirit common stock entitled to vote on the merger proposal. Approval of the advisory proposal on specified compensation and of the adjournment proposal require the affirmative vote of at least a majority of shares of Spirit common stock present or represented by proxy at the Spirit special meeting and entitled to vote on the adjournment proposal.

If you mark “ABSTAIN” for the merger proposal on your proxy, fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. If you mark “ABSTAIN” for the advisory proposal on specified compensation or for the adjournment proposal on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

Interests of Spirit’s Directors and Executive Officers in the Merger (page 64)

In considering the recommendation of the Spirit board of directors, Spirit shareholders should be aware that some of Spirit’s executive officers and directors have interests in the merger, which may be considered to be different from, or in addition to, the interests of the Spirit shareholders generally. The Spirit board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that Spirit shareholders vote “FOR” the merger proposal.

These interests are described in more detail under the section entitled “The Merger—Interests of Spirit’s Directors and Executive Officers in the Merger.”

Surviving Corporation Governing Documents, Directors and Officers (page 78)

At the effective time, the amended and restated articles of incorporation of Simmons, as amended, which we refer to as the Simmons charter, and the as amended by-laws of Simmons, which we refer to as the Simmons bylaws, in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation, until the same be duly amended or repealed.

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The directors and officers of Simmons immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation, except that Simmons expects to have Dean Bass, Chairman and CEO of Spirit, join the Simmons board of directors shortly following the closing of the merger as an independent director.

Regulatory Approvals Required for the Merger (page 69)

The completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities, without materially burdensome conditions or requirements being imposed by any governmental authority as part of a regulatory approval. These approvals include approval from, among others, the Board of Governors of the Federal Reserve System, or the Federal Reserve, and state regulatory authorities.

Subject to the terms of the merger agreement, both Simmons and Spirit have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions and filings, and to obtain all permits and consents of all regulatory authorities and third parties that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the merger. Simmons and Spirit have filed applications and notifications to obtain the required regulatory approvals, consents and waivers.

Accounting Treatment (page 72)

The merger will be accounted for as an acquisition by Simmons using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” The result of this is that (1) the recorded assets and liabilities of Simmons will be carried forward at their recorded amounts, (2) Simmons historical operating results will be unchanged for the prior periods being reported on, and (3) the assets and liabilities of Spirit will be adjusted to fair value at the date Simmons assumes control of the combined entity, or the merger date. In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of shares of Simmons stock to be issued to former Spirit shareholders, and the value of cash and shares of Simmons common stock to be issued to former holders of Spirit stock options, Spirit warrants and Spirit RSUs, which we refer to collectively as Spirit equity awards, exceeds the fair value of the net assets including identifiable intangibles of Spirit at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Spirit being included in the operating results of Simmons from the closing date going forward.

Public Trading Markets (page 72)

Simmons common stock is listed on Nasdaq under the symbol “SFNC” and Spirit common stock is listed on Nasdaq under the symbol “STXB.” Upon completion of the merger, Spirit common stock will be delisted from Nasdaq and thereafter will be deregistered under the Exchange Act. The Simmons common stock issuable in the merger will be listed on Nasdaq.

Dissenters’ Rights in the Merger (page 72)

Spirit shareholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to dissenters’ rights under Chapter 10, Subchapter H of the Texas Business Organizations Code, which we refer to as the TBOC. For additional information, see “The Merger—Dissenters’ Rights in the Merger.” In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this proxy statement/prospectus.

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Agreement Not to Solicit Other Offers (page 90)

Spirit has agreed that it and its subsidiaries will not, and will cause their representatives not to, directly or indirectly:

•	solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”);
•	engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any confidential or nonpublic information or data with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;
•	adopt, approve, agree to, accept, endorse or recommend any acquisition proposal;
•	approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”) contemplating or otherwise relating to any acquisition transaction (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”); or
•	except as otherwise provided in the merger agreement, otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

If Spirit or any of its representatives receives an unsolicited, bona fide written acquisition proposal by any person at any time prior to obtaining the requisite approval of the merger agreement by the Spirit shareholders, which we refer to as the Spirit shareholder approval, that did not result from or arise in connection with a breach of the merger agreement, Spirit and its representatives may, prior to (but not after) the Spirit special meeting, take the following actions if the Spirit board of directors (or any committee thereof) has (i) determined, in its good faith judgment (after consultation with Spirit’s financial advisors and outside legal counsel), that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”) and that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law, and (ii) obtained from such person an executed confidentiality agreement containing terms at least as restrictive with respect to such person as the terms of the confidentiality agreement are in each provision with respect to Simmons (and such confidentiality agreement will not provide such person with any exclusive right to negotiate with Spirit): (a) furnish information to (but only if Spirit will have provided such information to Simmons prior to furnishing it to any such person), and (b) enter into discussions and negotiations with, such person and its representatives with respect to such unsolicited, bona fide written acquisition proposal.

Spirit Special Meeting and Recommendation of the Spirit Board of Directors (page 92)

Spirit has agreed to hold a meeting of its shareholders as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC for the purpose of obtaining the Spirit shareholder approval.

Except as described in the following paragraph, the Spirit board of directors has agreed to unanimously recommend to the Spirit shareholders the approval of the merger proposal, to include such recommendation in this proxy statement/prospectus and to use its reasonable best efforts to obtain the Spirit shareholder approval.

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Except as described in the following paragraph, Spirit has agreed that neither the Spirit board of directors nor any committee thereof will (1) withhold, withdraw, qualify or modify such recommendation in any manner adverse to Simmons, (2) fail to make such recommendation or otherwise submit the merger proposal to the Spirit shareholders without such recommendation, (3) adopt, approve, agree to, accept, recommend or endorse an acquisition proposal, (4) fail to publicly and without qualification (i) recommend against any acquisition proposal or (ii) reaffirm the recommendation of the merger proposal within ten business days (or such fewer number of days remaining prior to the Spirit special meeting) after an acquisition proposal is made public or any request by Simmons to do so, (5) subject to certain exceptions in the merger agreement, take any action or make any public statement, filing or release inconsistent with such recommendation, or (6) publicly propose to do any of the foregoing, which, collectively and individually, we refer to as a change in recommendation.

However, at any time prior to the Spirit special meeting, the Spirit board of directors may submit the merger agreement without recommendation if Spirit has received a superior proposal (as defined in “The Merger Agreement—Spirit Special Meeting and Recommendation of the Spirit Board of Directors”) (after giving effect to any revised offer from Simmons) and the Spirit board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that it would be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the recommendation to approve the merger proposal; provided, that the Spirit board of directors may not take such actions unless:

•	Spirit has complied in all material respects with its non-solicit obligations described above;
•	Spirit gives Simmons at least five business days’ notice of its intention to make a change in recommendation;
•	during such five business day period, Spirit has considered and negotiated, and has caused its financial advisors and outside legal counsel to, consider and negotiate with Simmons in good faith (to the extent Simmons desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Simmons; and
•	the Spirit board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by Simmons that such superior proposal (as defined in the section entitled “The Merger Agreement—Spirit Special Meeting and Recommendation of the Spirit Board of Directors”) remains a superior proposal and that it would nevertheless be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the recommendation to approve the merger proposal.

Any material amendment to any acquisition proposal will require a new determination and notice period.

Conditions to Consummation of the Merger (page 93)

The respective obligations of each party to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the approval of the merger proposal by the Spirit shareholders;
•	the receipt of all required regulatory permits or consents from the Federal Reserve, the Texas Department of Savings and Mortgage Lending, which we refer to as the TDSML, the Arkansas State Bank Department, which we refer to as the ASBD, the Federal Deposit Insurance Corporation, which we refer to as the FDIC, and any other regulatory authority, and any other regulatory permits or
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consents contemplated by the merger agreement the failure of which to obtain would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Simmons and Spirit (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, including the merger, and expiration of all related statutory waiting periods, which we collectively refer to as the requisite regulatory approvals;

•	the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger);
•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and there being no stop order, action, suit, proceeding or investigation by the Securities and Exchange Commission, which we refer to as the SEC, to suspend the effectiveness of the registration statement initiated and continuing;
•	the approval of the listing on Nasdaq of the Simmons common stock to be issued pursuant to the merger, subject to official notice of issuance (if such approval is required by Nasdaq);
•	the receipt by each party of a written opinion of Covington in form reasonably satisfactory to such parties to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;
•	the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time, subject to the materiality standards provided in the merger agreement;
•	the performance by the other party in all material respects of all obligations, agreements and covenants of such party required to be performed or complied with pursuant to the merger agreement prior to the effective time; and
•	the receipt of (1) a certificate from the other party to the effect that the two conditions described immediately above have been satisfied and (2) certified copies of resolutions duly adopted by the other party’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the merger agreement, and the consummation of the transactions contemplated thereby, all in such reasonable detail as the other party and its counsel may request.

In addition, Simmons’ obligation to consummate the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	as reflected in Spirit’s closing financial statements, Spirit Bank’s (1) delinquent loans do not exceed 0.70% of total loans, (2) non-performing loans do not exceed 0.60% of total loans, (3) the ratio of non-performing assets to total assets is not in excess of 0.50%, (4) the ratio of classified assets to Tier 1 capital plus ALLL is not in excess of 9.80%, (5) non-performing assets do not exceed $12,000,000, (6) classified assets do not exceed $35,000,000 and (7) ALLL to total loans exceeds 0.70%;

•	holders of not more than five percent of the outstanding shares of Spirit common stock having demanded, properly and in writing, appraisal for such shares under the TBOC;
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•	as reflected in Spirit’s closing financial statements, (1) Spirit Bank being “well capitalized” as defined under applicable law, (2) Spirit Bank having a Tier 1 leverage ratio of not less than 10.25%, (3) Spirit Bank having a Tier 1 risked-based capital ratio of not less than 13.00%, (4) Spirit Bank having a total risked-based capital ratio of not less than 13.50%, (5) Spirit Bank having a common equity Tier 1 ratio of not less than 13.00%, and (6) Spirit Bank having not received any notification from the TDSML or FDIC to the effect that the capital of Spirit Bank is insufficient to permit Spirit Bank to engage in all aspects of its business and its currently proposed businesses without material restrictions, including the imposition of a burdensome condition (as defined in the section entitled “The Merger Agreement—Covenants and Agreements”), which condition we refer to as the regulatory capital condition; provided that items (2) through (5) of this regulatory capital condition will be waived by Simmons if the failure to satisfy such conditions is due primarily to the growth of Spirit Bank’s assets, as determined by Simmons in its reasonable discretion after consultation with Spirit and Spirit’s legal counsel and financial advisor and considering in good faith the results of such consultation;
•	Spirit having delivered evidence satisfactory to Simmons in its discretion that certain contracts have been terminated;
•	no requisite regulatory approval contains, will have resulted in or would reasonably be expected to result in, the imposition of a burdensome condition as determined by Simmons in its sole discretion after consultation with Spirit and Spirit’s legal counsel and financial advisor and considering in good faith the results of such consultation;
•	Spirit will deliver to Simmons a certificate, dated as of the closing date and signed on its behalf by its chief executive officer and its chief financial officer (and in such reasonable detail as Simmons and their counsel requests), to the effect that it has fulfilled its document archiving obligations in all material respects; and
•	Spirit will deliver to Simmons duly executed warrant cancellation agreements from all holders of Spirit warrants.

We cannot be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the second quarter of 2022 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement (page 95)

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time (notwithstanding the approval of the merger agreement by Spirit shareholders) by mutual written agreement, or by either party in the following circumstances:

•	any regulatory authority denies a requisite regulatory approval or requests that Simmons, Spirit or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with request to a requisite regulatory approval;
•	the Spirit shareholders fail to vote their approval of the merger proposal (taking into account any adjournment or postponement thereof as required by the merger agreement), which we refer to as a no-vote termination;
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•	any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement becomes final and nonappealable, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;
•	the merger has not been consummated by November 30, 2022, which we refer to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement on or before such date is not caused by the terminating party’s breach of the merger agreement, which we refer to as an outside date termination; or
•	if there was a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Spirit, in the case of a termination by Simmons, or Simmons, in the case of a termination by Spirit, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a Simmons or Spirit condition to closing, respectively, and is not cured within 45 days following written notice or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the outside date); provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.

In addition, Simmons may terminate the merger agreement if:

•	the Spirit board of directors fails to recommend that the Spirit shareholders approve the merger proposal, effects a change in recommendation, breaches its non-solicitation obligations with respect to acquisition proposals in any material respect adverse to Simmons or fails to call, give notice of, convene or hold the Spirit special meeting in accordance with the merger agreement, which, collectively, we refer to as a Spirit board breach termination; or
•	if any regulatory authority grants a requisite regulatory approval but such requisite regulatory approval contains, results or would reasonably be expected to result in, the imposition of a burdensome condition.

Termination Fee (page 96)

Spirit will pay Simmons a $22,750,000 termination fee if:

•	(1) either Spirit or Simmons effects an outside date termination or a no-vote termination, or (2) Simmons effects a breach termination and, in each case, within 12 months of such termination, Spirit consummates an acquisition transaction or enters into an acquisition agreement with respect to an acquisition transaction, whether or not such acquisition transaction is subsequently consummated (provided that, for purposes of the payment of the termination fee, the “20%” references in the acquisition transaction definition will be “50%”); or
•	Simmons effects a Spirit board breach termination.

If Spirit fails to pay any termination fee payable when due, then Spirit must pay to Simmons its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. from the date such payment was due under the merger agreement until the date of payment.

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Voting Agreements (page 97)

In connection with entering into the merger agreement, each member of the Spirit board of directors and Spirit’s named executive officers, in their capacities as individuals, have separately entered into a Spirit voting agreement, pursuant to which they agreed to vote their beneficially owned shares of Spirit common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the Spirit record date, shares constituting approximately 24.7% of the Spirit common stock entitled to vote at the Spirit special meeting are subject to Spirit voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Material U.S. Federal Income Tax Consequences Relating to the Merger (page 98)

The respective obligations of Simmons and Spirit to complete the merger are contingent upon Simmons and Spirit receiving a legal opinion from Covington & Burling LLP, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Simmons nor Spirit currently intends to waive this condition to the consummation of the merger. If any party waives this condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to Spirit shareholders have materially changed, Simmons and Spirit will recirculate appropriate soliciting materials to resolicit the votes of Spirit shareholders.

The merger is intended to qualify as “reorganization” within the meaning of Section 368(a) of the Code. If the merger so qualifies, a U.S. holder of Spirit common stock receiving Simmons common stock in exchange therefor will not recognize gain or loss upon surrendering its Spirit common stock.

A U.S. holder of Spirit common stock receiving cash in lieu of a fractional share of Simmons common stock generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its shares of Simmons common stock allocable to such fractional share. For further information, please see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

The U.S. federal income tax consequences described above may not apply to all holders of Spirit common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Comparison of Shareholders’ Rights (page 101)

Upon completion of the merger, the rights of former Spirit shareholders will be governed by the Simmons charter and the Simmons bylaws. Simmons is organized under Arkansas law, while Spirit is organized under Texas law. The rights associated with Spirit common stock are different from the rights associated with Simmons common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Simmons common stock.

Risk Factors (page 25)

Before voting at the Spirit special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” and described in Spirit’s and Simmons’ Annual Reports on Form 10-K for the fiscal year ended on December 31, 2020, and other reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

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MARKET PRICE AND DIVIDENDS

Simmons common stock is listed on Nasdaq under the symbol “SFNC” and Spirit common stock is listed on Nasdaq under the symbol “STXB.” There were approximately 2,307 registered Simmons shareholders as of January 14, 2022, and approximately 296 registered Spirit shareholders as of January 14, 2022.

After the merger, Simmons currently expects to pay (when, as and if declared by the Simmons board of directors) regular quarterly cash dividends. While Simmons currently pays dividends on Simmons common stock of $0.18 per share, the timing, declaration, amount and payment of any future cash dividends are at the discretion of the Simmons board of directors, and there is no assurance that it will continue to pay dividends in the future. Future dividends on Simmons common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the Simmons board of directors. There are also regulatory requirements related to Simmons’ ability to pay dividends.

During the third quarter of 2021, Spirit declared and paid a quarterly cash dividend of $0.12 per share. Spirit currently expects that it will continue to pay comparable quarterly cash dividends for the foreseeable future or until the completion of the merger. The merger agreement prohibits Spirit from declaring regular quarterly cash dividends at a rate in excess of $0.12 per share without the prior written consent of Simmons. The timing, declaration, amount and payment of any future cash dividends are at the discretion of the Spirit board of directors and will depend on many factors, including Spirit’s results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on Spirit’s ability to pay dividends and other factors the Spirit board of directors may deem relevant. In addition, there are regulatory restrictions on Spirit’s ability and the ability of Spirit Bank to pay dividends.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this proxy statement/prospectus may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,” “expect,” “foresee,” “intend,” “indicate,” “target,” “plan,” positions,” “prospects,” “project,” “predict,” or “potential,” by future conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to the impact Simmons and Spirit expect the merger to have on the combined entities’ operations, financial condition and financial results, and Simmons’ and Spirit’s expectations about their ability to obtain regulatory approvals and the Spirit shareholder approval, their ability to successfully integrate the combined businesses and the amount of cost savings and other benefits Simmons and Spirit expect to realize as a result of the merger. The forward-looking statements may also include, without limitation, those relating to Simmons’ and Spirit’s predictions or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for future growth, revenue, expenses, assets, capital levels, liquidity levels, asset quality, profitability, earnings, accretion, customer service, investment in digital channels, or other future financial or business performance, strategies or expectations, the impacts of the COVID-19 pandemic and the ability of Simmons and Spirit to manage the impacts of the COVID-19 pandemic, capital resources, market risk, plans for investments in securities, effect of future litigation, acquisition strategy, legal and regulatory limitations and compliance and competition.

These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation:

•	changes in Simmons’ and Spirit’s operating, acquisition, or expansion strategy;
•	the effects of future economic conditions (including unemployment levels and slowdowns in economic growth), governmental monetary and fiscal policies, as well as legislative and regulatory changes, including in response to the COVID-19 pandemic;
•	changes in interest rates;
•	possible adverse rulings, judgements, settlements, and other outcomes of pending or future litigation;
•	the ability to obtain regulatory approvals and meet other closing conditions to the merger;
•	delay in closing the merger;
•	difficulties and delays in integrating the Spirit business or fully realizing cost savings and other benefits of the merger;
•	changes in the price of Simmons’ common stock before closing;
•	the outcome of any legal proceedings that may be instituted against Simmons or Spirit as a result of the merger or otherwise;
•	the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement;
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•	business disruption following the merger;
•	the reaction to the merger of the companies’ customers, employees and counterparties;
•	uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on Simmons, Spirit and the merger;
•	and other relevant risk factors, which may be detailed from time to time in Simmons’ and Spirit’s press releases and filings with the SEC.

Many of these factors are beyond Simmons’ and Spirit’s ability to predict or control, and actual results could differ materially from those in the forward-looking statements due to these factors and others. In addition, as a result of these and other factors, Simmons’ and Spirit’s past financial performance should not be relied upon as an indication of future performance either on a standalone or combined basis.

Simmons and Spirit believe the assumptions and expectations that underlie or are reflected in any forward-looking statements, expressed or implied, in this proxy statement/prospectus are reasonable, based on information available to Simmons and Spirit on the date of this proxy statement/prospectus. However, given the described uncertainties and risks, Simmons and Spirit cannot guarantee its future performance or results of operations or whether Simmons’ and Spirit’s future performance will differ materially from the performance reflected in or implied by its forward-looking statements, and you should not place undue reliance on these forward-looking statements. All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this proxy statement/prospectus, and neither Simmons nor Spirit undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Simmons’ Annual Report on Form 10-K for the year ended December 31, 2020, Spirit’s Annual Report on Form 10-K for the year ended December 31, 2020, and any updates to those risk factors set forth in Simmons’ and Spirit’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings which have been filed with the SEC, Spirit shareholders should carefully consider the following factors in deciding whether to vote for the proposals presented in this proxy statement/prospectus. Please also see the section entitled “Where You Can Find More Information.”

Risks Relating to the Merger

Because the market price of Simmons common stock and the amount of fully diluted shares of Spirit common stock outstanding will both fluctuate, the value of the per share merger consideration to be received by Spirit shareholders is uncertain.

Based on the assumptions set forth herein, upon completion of the merger, each share of outstanding Spirit common stock (except for shares of Spirit common stock held directly or indirectly by Spirit or Simmons and any dissenting shares) will be converted into the right to receive the per share merger consideration, with cash paid in lieu of any resulting fractional shares. Any change in the market price of Simmons common stock prior to the completion of the merger will affect the market value of the per share merger consideration that Spirit shareholders will receive upon completion of the merger. The value of the per share merger consideration could also change if the amount of fully diluted shares of Spirit common stock outstanding changes after the date hereof. At the time of the Spirit special meeting you will not know or be able to calculate the value of the Simmons common stock that you will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the respective businesses, operations and prospects of Simmons or Spirit, and regulatory considerations, among other things. Many of these factors are beyond the control of Simmons and Spirit. You should obtain current market quotations for shares of Simmons common stock and Spirit common stock before voting your shares at the Spirit special meeting.

There will be no adjustment to the per share merger consideration based upon changes in the market price of Simmons common stock or Spirit common stock prior to the time the merger is completed, and the merger agreement cannot be terminated due to a change in the price of Simmons common stock.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the merger agreement, including the merger and the bank merger, may be completed, various approvals must be obtained from bank regulatory authorities. In determining whether to grant these approvals, the applicable regulatory authorities consider a variety of factors, including the competitive impact of the proposal in the relevant geographic markets; financial, managerial and other supervisory considerations, including the future prospects, of each party; potential effects of the merger on the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, which we refer to as the Community Reinvestment Act, including the subsidiaries’ overall compliance records and recent fair lending examinations; effectiveness of the parties in combatting money laundering activities; the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system; and whether Simmons controls or would after consummation of the merger control deposits in excess of certain limits. These regulatory authorities may impose conditions on the granting

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of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, or may contain conditions on the completion of the merger that are not anticipated or cannot be met. Furthermore, such conditions or changes may constitute a burdensome condition that may allow Simmons to terminate the merger agreement and Simmons may exercise its right to terminate the merger agreement. If the consummation of the merger is delayed, including by a delay in receipt of necessary regulatory approvals, the business, financial condition and results of operations of each party may also be adversely affected. See the section entitled “The Merger—Regulatory Approvals Required for the Merger.”

Failure of the merger to be completed, the termination of the merger agreement or a significant delay in the consummation of the merger could negatively impact Simmons and Spirit.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.” These conditions to the consummation of the merger may not be fulfilled and, accordingly, the merger may not be completed. In addition, if the merger is not completed by November 30, 2022, either Simmons or Spirit may choose to terminate the merger agreement at any time after such date if the failure to consummate the transactions contemplated by the merger agreement is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement, before or after Spirit shareholder approval of the merger.

If the merger is not consummated, the ongoing business, financial condition and results of operations of each party may be adversely affected and the market price of Simmons common stock and Spirit common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the consummation of the merger is delayed, including by the receipt of a competing acquisition proposal, the business, financial condition and results of operations of each party may be adversely affected.

In addition, each party has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC and other regulatory agencies in connection with the merger. If the merger is not completed, the parties would have to recognize these expenses without realizing the expected benefits of the merger. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the merger, including the diversion of management attention from pursuing other opportunities and the constraints in the merger agreement on the ability to make significant changes to each party’s ongoing business during the pendency of the merger, could have an adverse effect on each party’s business, financial condition and results of operations.

Additionally, Simmons’ or Spirit’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, and the market price of Simmons’ or Spirit’s common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and a party’s board of directors seeks another merger or business combination, such party’s shareholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger.

Some of the conditions to the merger may be waived by Simmons or Spirit without resoliciting Spirit shareholder approval of the merger agreement.

Some of the conditions to the merger set forth in the merger agreement may be waived by Spirit or Simmons, subject to the agreement of the other party in specific cases. See the section entitled “The Merger

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Agreement—Conditions to Consummation of the Merger.” If any such conditions are waived, Spirit and Simmons will evaluate whether an amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In the event that the Spirit board of directors determines that resolicitation of Spirit shareholders is not warranted, Simmons and Spirit will have the discretion to complete the merger without seeking further Spirit shareholder approval.

Simmons and Spirit will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, customers (including depositors and borrowers), suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of the parties to the merger. These uncertainties may impair Simmons’ or Spirit’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the consummation of the merger, as such personnel and customers may experience uncertainty about their future roles and relationships following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Simmons and/or Spirit to seek to change existing business relationships with Simmons and/or Spirit or fail to extend an existing relationship with Simmons and/or Spirit. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger.

The pursuit of the merger and the preparation for the integration may place a burden on each company’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have an adverse effect on each party’s business, financial condition and results of operations.

In addition, the merger agreement restricts each party from taking certain actions without the other party’s consent while the merger is pending. These restrictions could have an adverse effect on each party’s business, financial condition and results of operations. See the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Effective Time” for a description of the restrictive covenants applicable to Simmons and Spirit.

Spirit’s directors and executive officers have interests in the merger that may be different from the interests of the Spirit shareholders.

Spirit’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Spirit shareholders generally. The Spirit board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and recommending to Spirit shareholders that they vote to approve the merger proposal. These interests are described in more detail under the section entitled “The Merger—Interests of Spirit’s Directors and Executive Officers in the Merger.”

The merger agreement contains provisions that may discourage other companies from pursuing, announcing or submitting a business combination proposal to Spirit that might result in greater value to Spirit shareholders.

The merger agreement contains provisions that may discourage a third party from pursuing, announcing or submitting a business combination proposal to Spirit that might result in greater value to the Spirit shareholders than the merger. These provisions include a general prohibition on Spirit from soliciting or entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, as described under the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers.” Furthermore, if the merger agreement is terminated, under certain circumstances, Spirit may be required to

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pay Simmons a termination fee equal to $22,750,000, as described under the section entitled “The Merger Agreement—Termination Fee.” Spirit also has an unqualified obligation to submit its merger-related proposals to a vote by its shareholders, including if Spirit receives an unsolicited proposal that the Spirit board of directors has determined in good faith is superior to the merger. See the section entitled “The Merger Agreement—Spirit Special Meeting and Recommendation of the Spirit Board of Directors.”

In connection with entering into the merger agreement, each member of the Spirit board of directors and Spirit’s named executive officers, in their capacities as individuals, have separately entered into a Spirit voting agreement pursuant to which they agreed to vote their beneficially owned shares of Spirit common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the Spirit record date, shares constituting approximately 24.7% of the Spirit common stock entitled to vote at the Spirit special meeting are subject to Spirit voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

The shares of Simmons common stock to be received by holders of Spirit common stock as a result of the merger will have different rights from the shares of Spirit common stock.

The rights of Spirit shareholders are currently governed by the second amended and restated certificate of formation of Spirit, which we refer to as the Spirit charter, and the second amended and restated bylaws of Spirit, as amended, which we refer to as the Spirit bylaws. Upon completion of the merger, the rights of former holders of Spirit common stock will be governed by the Simmons charter and the Simmons bylaws. Simmons is organized under Arkansas law, while Spirit is organized under Texas law. The rights associated with Spirit common stock are different from the rights associated with Simmons common stock. See the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Simmons common stock.

The merger is expected to, but may not, qualify as a reorganization under Section 368(a) of the Code.

The parties expect the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligations of Simmons and Spirit to complete the merger are conditioned upon the receipt of U.S. federal income tax opinion to that effect from Covington & Burling LLP, which we refer to as Covington. This tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the United States Internal Revenue Service, which we refer to as the IRS, or the courts. The expectation that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code reflects assumptions and takes into account the relevant information available to Simmons and Spirit at the time. However, this information is not a fact and should not be relied upon as necessarily indicative of future results. Furthermore, such expectation constitutes a forward-looking statement. For information on forward-looking statements, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the exchange of Spirit common stock for Simmons common stock pursuant to the merger may be treated as a taxable transaction to holders of Spirit common stock. Consequently, a holder of Spirit common stock may be required to recognize gain or loss equal to the difference between (1) the sum of the fair market value of Simmons common stock received by the Spirit shareholder in the merger and the amount of cash, if any, received by the Spirit shareholder, and (2) the Spirit shareholder’s adjusted tax basis in the shares of Spirit common stock exchanged therefor. For further information, please refer to the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.” You should consult your tax advisor to determine the particular tax consequences to you.

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The opinion of Stephens Inc. delivered to the Spirit board of directors prior to the signing of the merger agreement will not reflect changes in circumstances after the date of the opinion.

The Spirit board of directors received a fairness opinion from Stephens Inc., Spirit’s financial advisor, dated November 18, 2021, which is attached as Annex C to this proxy statement/prospectus. For a description of the opinion, see “The Merger—Opinion of Spirit’s Financial Advisor.” Such opinion has not been updated as of the date of this proxy statement/prospectus and will not be updated at, or prior to, the time of the completion of the merger. Changes in the operations and prospects of Simmons or Spirit, general market and economic conditions and other factors that may be beyond the control of Simmons and Spirit may alter the value of Simmons or Spirit or the prices of shares of Simmons common stock or Spirit common stock by the time the merger are completed. The opinion does not speak as of the time the merger is completed or as of any other date than the date of the opinion. For a description of the other factors considered by the Spirit board of directors in determining to approve the merger, see “The Merger—Spirit’s Reasons for the Merger and Recommendation of the Spirit Board of Directors.”

Litigation against Spirit or Simmons, or the members of the Spirit or Simmons board of directors, could result in significant costs, management distraction, and/or a delay of or injunction against the merger.

While Simmons and Spirit believe that any claims that may be asserted by purported shareholder plaintiffs related to the merger would be without merit, the results of any such potential legal proceedings are difficult to predict and could delay or prevent the merger from being competed in a timely manner. The existence of litigation related to the merger could affect the likelihood of obtaining the required approval from Spirit shareholders. Moreover, any litigation could be time consuming and expensive, could divert Simmons and Spirit management’s attention away from their regular business and, any lawsuit adversely resolved against Spirit, Simmons or members of the Spirit or Simmons board of directors, could have an adverse effect on each party’s business, financial condition and results of operations.

If the actions remain unresolved, they could prevent or delay the completion of the merger. One of the conditions to the consummation of the merger is the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal consummation of the consummation of the transactions contemplated by the merger agreement (including the merger). Consequently, if a settlement or other resolution is not reached in any lawsuit that is filed or any regulatory proceeding and a claimant secures injunctive or other relief or a regulatory authority issues an order or other directive prohibiting, restricting or making illegal consummation of the consummation of the transactions contemplated by the merger agreement (including the merger), then such injunctive or other relief may prevent the merger from becoming effective in a timely manner or at all.

The COVID-19 pandemic may delay and adversely affect the completion of the merger.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the business, financial condition, liquidity, capital and results of operations of Simmons and Spirit. If the effects of the COVID-19 pandemic cause continued or extended decline in the economic environment and the financial results of Simmons or Spirit, or the business operations of Simmons or Spirit are disrupted as a result of the COVID-19 pandemic, efforts to complete the merger and integrate the businesses of Simmons and Spirit may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and regulatory authorities may impose additional requirements on Simmons or Spirit that must be satisfied prior to completion of the merger, which could delay and adversely affect the completion of the merger.

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Risks Relating to the Combined Company’s Business Following the Merger

The market price of the common stock of the combined company after the merger may be affected by factors different from those currently affecting the shares of Simmons or Spirit common stock.

Upon the completion of the merger, Simmons shareholders and Spirit shareholders will become shareholders of the combined company. Simmons’ business differs from that of Spirit, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Simmons and Spirit. For a further discussion of the businesses of Simmons and Spirit, please see the section entitled “Information About the Companies.” For a discussion of the businesses of Simmons and Spirit and of certain factors to consider in connection with such businesses, please see the documents incorporated by reference in this proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information.”

Sales of substantial amounts of Simmons common stock in the open market by former Spirit shareholders could depress Simmons’ stock price.

Shares of Simmons common stock that are issued to Spirit shareholders in the merger will be freely tradable without restrictions or further registration under the Securities Act. Simmons currently expects to issue approximately 17,883,538 shares of Simmons common stock in connection with the merger based on the assumptions described herein. If the merger is completed and if Spirit’s former shareholders sell substantial amounts of Simmons common stock in the public market following completion of the merger, the market price of Simmons common stock may decrease. These sales might also make it more difficult for Simmons to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

The success of the merger will depend on, among other things, the combined company’s ability to combine the businesses of Simmons and Spirit. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

Simmons and Spirit have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on the successful combination of the businesses of Simmons and Spirit. To realize these anticipated benefits and cost savings, after the completion of the merger, Simmons expects to integrate Spirit’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could have an adverse effect on the companies’ financial results and the value of their common stock. If Simmons experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Simmons or Spirit to lose current customers or cause current customers to remove their accounts from Simmons or Spirit and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Simmons or Spirit during this transition period and for an undetermined period after consummation of the merger.

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The combined company expects to incur substantial expenses related to the merger.

The combined company expects to incur substantial expenses in connection with consummation of the merger and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although Simmons and Spirit have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the consummation of the merger. As a result of these expenses, both Simmons and Spirit expect to take charges against their earnings before and after the completion of the merger. The charges taken in connection with the merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.

Holders of Simmons and Spirit common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of Simmons and Spirit common stock currently have the right to vote for the election of the directors and on other matters affecting Simmons and Spirit, respectively. Upon the completion of the merger, each Spirit shareholder who receives shares of Simmons common stock will become a shareholder of Simmons with a percentage ownership of Simmons common stock that is smaller than such shareholder’s percentage ownership of Spirit common stock. Following completion of the merger, it is currently expected that former holders of Spirit common stock as a group will own approximately 13.7% of the combined company’s common stock and existing Simmons common shareholders as a group will own approximately 86.3% of the combined company’s common stock. As a result, Spirit shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Spirit, and existing Simmons shareholders may have less influence than they now have on the management and policies of Simmons.

Risks Relating to an Investment in Simmons Common Stock

The market price of Simmons common stock may decline as a result of the merger.

The market price of Simmons common stock may decline as a result of the merger if Simmons does not achieve the perceived benefits of the merger or the effect of the merger on Simmons’ financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, Simmons and Spirit shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Existing Simmons shareholders and Spirit shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

Simmons’ management will have broad discretion as to the use of assets acquired from this merger, and Simmons may not use these assets effectively.

Simmons’ management will have broad discretion in the application of the assets from this merger and could utilize the assets in ways that do not improve Simmons’ results of operations or enhance the value of its common stock. Spirit shareholders will not have the opportunity, as part of their investment decision, to assess whether these acquired assets are being used appropriately. Simmons’ failure to utilize these assets effectively could have an adverse effect on the combined company’s business, financial condition and results of operations and cause the price of Simmons common stock to decline.

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Simmons’ rights and the rights of Simmons shareholders to take action against Simmons’ directors and officers are limited.

The Simmons charter eliminates Simmons’ directors’ liability to Simmons and its shareholders for money damages for breach of fiduciary duties as a director to the fullest extent permitted by Arkansas law. Arkansas law provides that an officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in Simmons’ best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

The Simmons charter, Simmons bylaws and indemnification agreements with Simmons’ directors and executive officers also require Simmons to indemnify Simmons’ directors and executive officers for liability resulting from actions taken by them in those capacities to the maximum extent permitted by Arkansas law. As a result, Simmons shareholders and Simmons may have more limited rights against Simmons’ directors and officers than might otherwise exist under common law. In addition, Simmons may be obligated to fund the defense costs incurred by Simmons’ directors and officers.

An investment in Simmons common stock is not an insured deposit.

An investment in Simmons common stock is not a bank deposit and is not insured or guaranteed by the FDIC, the Deposit Insurance Fund, or any other government agency. Accordingly, you should be capable of affording the loss of any investment in Simmons common stock.

There may be future sales of additional common stock or preferred stock of Simmons or other dilution of our equity, which may adversely affect the value of Simmons common stock.

Simmons is not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock of Simmons or any substantially similar securities. The value of Simmons common stock could decline as a result of sales by Simmons of a large number of shares of common stock or preferred stock of Simmons or similar securities in the market or the perception that such sales could occur.

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THE SPIRIT SPECIAL MEETING

This section contains information for Spirit shareholders about the Spirit special meeting. Spirit is mailing or otherwise delivering this proxy statement/prospectus to you, as a Spirit shareholder, on or about [ ], 2022. This proxy statement/prospectus is also being delivered to Spirit shareholders as Simmons’ prospectus for its offering of Simmons common stock in connection with the merger. This proxy statement/prospectus is accompanied by a notice of the Spirit special meeting and a proxy that the Spirit board of directors is soliciting for use at the Spirit special meeting and at any adjournments or postponements of the Spirit special meeting. References to “you” and “your” in this section are to Spirit shareholders.

Date, Time and Place of the Spirit Special Meeting

The Spirit special meeting will be held on February 24, 2022 at 12:00 pm Central Time. On or about [     ], 2022 Spirit commenced mailing or otherwise delivering this proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote at the Spirit special meeting.

The Spirit special meeting will be held in a virtual meeting format only. You will not be able to physically attend the Spirit special meeting.

You are invited to attend and vote your shares via live webcast. In order to attend the Spirit special meeting, you must register at www.proxydocs.com/STXB by 12:00 pm Central Time on February 23, 2022. You will be asked to provide the control number located inside the shaded gray box on your proxy as described in the proxy. After completion of your registration, further instructions, including a unique link to access the Spirit special meeting, will be emailed to you.

Purpose of the Spirit Special Meeting

At the Spirit special meeting, you will be asked to consider and vote on the following matters:

•	the merger proposal;
•	the advisory proposal on specified compensation;
•	the adjournment proposal, if necessary or appropriate; and
•	any other business that may properly come before the Spirit special meeting or any postponement or adjournment of the Spirit special meeting.

Recommendation of the Spirit Board of Directors

The Spirit board of directors unanimously approved the merger agreement, including the merger and all transactions contemplated thereby, and recommends that Spirit shareholders vote “FOR” the merger proposal, “FOR” the advisory proposal on specified compensation and, if necessary or appropriate, “FOR” the adjournment proposal. See the section entitled “The Merger—Spirit’s Reasons for the Merger and Recommendation of the Spirit Board of Directors” for a more detailed discussion of the factors considered by the Spirit board of directors in reaching its decision to approve the merger agreement, including the merger and all transactions contemplated thereby. Please see the section entitled “The Merger—Interests of Spirit’s Directors and Executive Officers in the Merger” for a more detailed discussion of the compensation that will or may become payable to the Spirit named executive officers in connection with the merger.

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Completion of the merger is conditioned upon the approval of the merger proposal, but is not conditioned upon the approval of the advisory proposal on specified compensation or, if necessary or appropriate, the adjournment proposal.

Record Date and Quorum

Spirit has set the close of business on January 14, 2022 as the Spirit record date to determine which Spirit shareholders will be entitled to receive notice of and vote at the Spirit special meeting. Only Spirit shareholders at the close of business on the Spirit record date will be entitled to vote at the Spirit special meeting. As of the Spirit record date, there were 17,288,547 shares of Spirit common stock outstanding and entitled to notice of, and to vote at, the Spirit special meeting, held by approximately 296 shareholders of record. Each holder of shares of Spirit common stock outstanding on the Spirit record date will be entitled to one vote for each share held of record.

The presence at the Spirit special meeting, in person or by proxy, of a majority of the shares of Spirit common stock outstanding and entitled to vote as of the Spirit record date will constitute a quorum for the purposes of the Spirit special meeting. All shares of Spirit common stock represented at the Spirit special meeting or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Spirit special meeting.

If a quorum is not present at the Spirit special meeting, it will be postponed until the holders of the number of shares of Spirit common stock required to constitute a quorum are in attendance. If additional votes must be solicited in order for Spirit shareholders to approve the merger proposal and the adjournment proposal is approved, the Spirit special meeting will be adjourned to solicit additional proxies subject to the terms of the merger agreement. The Spirit special meeting may be adjourned by the affirmative vote of holders of a majority of the shares of Spirit common stock represented in person or by proxy at the Spirit special meeting, even if less than a quorum.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Spirit common stock entitled to vote on the merger proposal. Approval of the advisory proposal on specified compensation requires the affirmative vote of at least a majority of shares present or represented by proxy at the Spirit special meeting and entitled to vote on the advisory proposal on specified compensation. Approval of the adjournment proposal requires the affirmative vote of at least a majority of shares present or represented by proxy at the Spirit special meeting and entitled to vote on the adjournment proposal.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the advisory proposal on specified compensation and the adjournment proposal, if you mark “ABSTAIN” on your proxy, it will have the same effect as a vote against such proposals, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposals.

Shares Held by Directors and Executive Officers

As of the Spirit record date, there were 17,288,547 shares of Spirit common stock entitled to vote at the Spirit special meeting. As of the Spirit record date, the directors and executive officers of Spirit and their affiliates beneficially owned and were entitled to vote approximately 4,378,883 shares of Spirit common stock, representing approximately 25.3% of the shares of Spirit common stock outstanding on that date. Spirit currently expects that the shares of Spirit common stock beneficially owned by its directors and executive officers will

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be voted in favor of the merger proposal, the advisory proposal on specified compensation and, if necessary or appropriate, the adjournment proposal. Each of the members of the Spirit board of directors and Spirit’s named executive officers, in their capacities as individuals have separately entered into a Spirit voting agreement pursuant to which they agreed to vote their beneficially owned shares of Spirit common stock in favor of the merger proposal and certain related matters and against alternative transactions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to Spirit shareholders is accompanied by a form of proxy with instructions for voting. If you hold your shares of Spirit common stock in your name as a shareholder of record as of the Spirit record date, you should follow the instructions on the proxy card and vote your shares by one of the following methods:

•	via the Internet at www.proxypush.com/STXB;
•	by telephone by calling 1-866-437-1228;
•	by mail by completing, signing, dating and returning the enclosed proxy in the enclosed envelope, which requires no additional postage if mailed in the United States; or
•	via live webcast at the Spirit special meeting.

If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you must direct your bank, broker or nominee how to vote in accordance with the instructions you received from your bank, broker or nominee. You may not vote shares held in “street name” by returning a proxy directly to Spirit or in person at the Spirit special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee.

For shareholders whose shares are registered in the name of a bank, broker or other nominee, please consult the voting instructions provided by your bank, broker or other nominee for information about the deadline for voting by telephone or via the Internet.

When a properly executed proxy is returned, the shares of Spirit common stock represented by it will be voted at the Spirit special meeting in accordance with the instructions contained on the proxy. If any proxy is returned without indication as to how to vote, the shares of Spirit common stock represented by the proxy will be voted in favor of each of the merger proposal, the advisory proposal on specified compensation and, if necessary or appropriate, the adjournment proposal.

Your vote is very important. To ensure your representation at the Spirit special meeting, please complete, sign, date and return the enclosed proxy (or submit your proxy by telephone or through the internet). Whether or not you expect to attend the Spirit special meeting, please vote promptly. Sending in your proxy now will not prevent you from voting your shares virtually at the Spirit special meeting, since you may revoke your proxy at any time before it is voted.

Shares Held in “Street Name”

If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Banks, brokers and other nominees who hold shares of Spirit common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received

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instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Spirit expects that all proposals to be voted on at the Spirit special meeting will be “non-routine” matters. Broker non-votes are shares held by a bank, broker or other nominee with respect to which such entity is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your bank, broker or other nominee holds your shares of Spirit common stock in “street name,” such entity will vote your shares of Spirit common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

Revocability of Proxies and Changes to a Spirit Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may change your vote or revoke any proxy at any time before the polls are closed at the Spirit special meeting by (1) completing, signing, dating and returning a proxy with a later date than your original proxy, (2) delivering a written revocation letter to Spirit’s corporate secretary, (3) submitting a vote by telephone or by logging onto the Internet website specified on your proxy in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy (in either case before the voting deadline), or (4) attending the Spirit special meeting virtually, notifying Spirit’s corporate secretary that you are revoking your proxy and voting via live webcast at the Spirit special meeting. If you choose to send a completed proxy bearing a later date than your original proxy, the new proxy must be received before the polls are closed at the Spirit special meeting.

Any Spirit shareholder entitled to vote at the Spirit special meeting may vote regardless of whether or not a proxy has been previously given, but simply attending the Spirit special meeting (without notifying Spirit’s corporate secretary) will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Spirit of Texas Bancshares, Inc.
1836 Spirit of Texas Way,
Conroe, Texas 77301
Attention: Corporate Secretary

If your shares of Spirit common stock are held in “street name” through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of voting instructions.

Solicitation of Proxies

Spirit is soliciting proxies from its shareholders in conjunction with the merger. Spirit will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, Spirit will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Spirit common stock and secure their voting instructions. Spirit will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Spirit may use its directors, officers or employees, who will not be specially compensated, to solicit proxies from Spirit shareholders, either personally or by telephone, facsimile, letter or electronic means. Spirit has also made arrangements with Morrow Sodali LLC to assist it in soliciting proxies for the Spirit special meeting and has agreed to pay approximately $15,000 plus out-of-pocket expenses and certain additional charges related to these services.

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Attending the Spirit Special Meeting

If you are a Spirit shareholder as of the Spirit record date, you may vote your shares via live webcast at the Spirit special meeting. Even if you currently plan to attend the Spirit special meeting, it is recommended that you also submit your proxy as described above, so your vote will be counted if you later decide not to attend the Spirit special meeting. If you submit your vote by proxy and later decide to vote at the Spirit special meeting, the vote you submit at the Spirit special meeting will override your proxy vote.

We are holding the Spirit special meeting in a virtual meeting format only. You will be provided the opportunity to participate in the Spirit special meeting via live webcast. Shareholders will not be able to attend the Spirit special meeting in person. The process for virtually attending the Spirit special meeting depends on how your shares are held.

Shareholder of Record. If you are a “shareholder of record” on the record date for the Spirit special meeting, you will need your control number located inside the shaded gray box on your proxy in order to ask questions and vote at the Spirit special meeting via live webcast.

Street Name Holders. If your shares of common stock are held in “street name,” to register to attend the Spirit special meeting, you must submit a “legal proxy” from your broker, bank or other nominee. Please consult the voting form sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote at the Spirit special meeting. If you fail to submit a nominee-issued proxy to the Spirit special meeting, you will not be able to vote your nominee-held shares via live webcast at the Spirit special meeting.

Delivery of Proxy Materials

As permitted by applicable law, only one copy of this proxy statement/prospectus is being delivered to Spirit shareholders residing at the same address, unless such Spirit shareholders have notified Spirit of their desire to receive multiple copies of this proxy statement/prospectus. Spirit will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any shareholder residing at an address to which only one copy of such document was mailed.

If you would like additional copies of this proxy statement/prospectus, please contact Jerry D. Golemon at (281) 516-4904 or Shareholder Services at Computershare at (800) 962-4284.

Assistance

If you need assistance in completing your proxy or have questions regarding the Spirit special meeting, please contact Jerry D. Golemon at (281) 516-4904 or Shareholder Services at Computershare at (800) 962-4284.

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THE SPIRIT PROPOSALS

Proposal 1: Merger Proposal

Spirit is asking its shareholders to approve the merger agreement and the transactions contemplated thereby. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger Agreement.” Spirit shareholders should read this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

As discussed in the section entitled “The Merger—Spirit’s Reasons for the Merger and Recommendation of the Spirit Board of Directors,” after careful consideration, its board of directors unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Spirit and the Spirit shareholders.

Required Vote

Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Spirit common stock entitled to vote on the merger proposal. If you mark “ABSTAIN” for the merger proposal on your proxy, fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.

The Spirit board of directors unanimously recommends that Spirit shareholders vote “FOR” the merger proposal.

Proposal 2: Advisory Proposal on Specified Compensation

Spirit is asking its shareholders to approve a non-binding advisory resolution approving the compensation that will or may become payable to its named executive officers in connection with the merger. For a detailed discussion on the compensation that will or may become payable to its named executive officers in connection with the merger, please see the section entitled “The Merger—Merger-Related Compensation for Spirit’s Named Executive Officers.” As required by Section 14A of the Exchange Act, Spirit is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Spirit named executive officers in connection with the merger, as disclosed in the table under the caption “The Merger—Merger-Related Compensation for Spirit’s Named Executive Officers” in the proxy statement/prospectus in accordance with Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

The vote on the non-binding advisory resolution approving the compensation that will or may become payable to Spirit’s named executive officers in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a Spirit shareholder may vote to approve the executive compensation and vote not to approve the merger agreement and vice versa. Because the vote is advisory only, it will not be binding on either Spirit or Simmons. Accordingly, because Simmons is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and regardless of the outcome of the advisory vote.

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Required Vote

Approval of the advisory proposal on specified compensation requires the affirmative vote of at least a majority of shares of Spirit common stock present or represented by proxy at the Spirit special meeting and entitled to vote on the adjournment proposal. If you mark “ABSTAIN” for the advisory proposal on specified compensation on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

The Spirit board of directors unanimously recommends that Spirit shareholders vote “FOR” the advisory proposal on specified compensation.

Proposal 3: Adjournment Proposal

Spirit is asking its shareholders to approve the adjournment of the Spirit special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve the merger proposal.

If, at the Spirit special meeting, there is an insufficient number of shares of Spirit common stock present or represented by proxy and voting in favor of the merger proposal, Spirit will, subject to the terms of the merger agreement, move to adjourn the Spirit special meeting in order to enable the Spirit board of directors to solicit additional proxies for approval of the merger proposal. If the Spirit shareholders approve the adjournment proposal, Spirit may adjourn the Spirit special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Spirit shareholders who have previously voted. Notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the Spirit special meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place of the adjourned meeting must be given to each shareholder of record entitled to vote at the Spirit special meeting. Even if a quorum is not present, the Spirit special meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of Spirit common stock represented in person or by proxy at the Spirit special meeting.

Required Vote

Approval of the adjournment proposal requires the affirmative vote of at least a majority of shares of Spirit common stock present or represented by proxy at the Spirit special meeting and entitled to vote on the adjournment proposal. If you mark “ABSTAIN” for the adjournment proposal on your proxy, it will have the same effect as a vote against such proposal, and if you fail to either submit a proxy or vote at the Spirit special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on such proposal.

The Spirit board of directors unanimously recommends that Spirit shareholders vote “FOR” the adjournment proposal, if necessary or appropriate.

Other Matters to Come Before the Spirit Special Meeting

As of the date of this proxy statement/prospectus, the Spirit board of directors is not aware of any matters that will be presented for consideration at the Spirit special meeting other than as described in this proxy statement/prospectus. If, however, the Spirit board of directors properly brings any other matters before the Spirit special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Spirit board of directors on any such matter.

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INFORMATION ABOUT THE COMPANIES

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Telephone: (870) 541-1000

Simmons is a financial holding company registered under the BHC Act. Simmons is headquartered in Arkansas and as of September 30, 2021, had, on a consolidated basis, total assets of $23.2 billion, total net loans of $10.6 billion, total deposits of $18.1 billion and total shareholders’ equity of $3.0 billion. Simmons conducts its banking operations through its subsidiary bank, Simmons Bank, in more than 200 financial centers as of September 30, 2021, located throughout market areas in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas.

Simmons seeks to build shareholder value by focusing on strong asset quality, maintaining strong capital, managing its liquidity position, improving its operational efficiency and opportunistically growing its business, both organically and through acquisitions of financial institutions.

Simmons’ business philosophy centers on building strong, deep customer relationships through excellent customer service and integrity in its operations. While Simmons has grown in recent years into a regional financial institution and one of the largest bank/financial holding companies headquartered in the State of Arkansas, Simmons continues to emphasize, where practicable, a community-based mindset focused on local associates responding to local banking needs and making business decisions in the markets they serve. Those efforts, though, are buttressed by experienced, centralized support functions in select, critical areas. While Simmons serves a variety of customers and industries, Simmons is not dependent on any single customer or industry.

Simmons common stock is traded on Nasdaq under the symbol “SFNC.”

Additional information about Simmons may be found in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Telephone: (936) 521-1836

Spirit is a Texas corporation and a registered bank holding company located in the Houston metropolitan area with headquarters in Conroe, Texas. Spirit offers a broad range of commercial and retail banking services through its wholly-owned bank subsidiary, Spirit Bank.

Spirit is a business-focused bank that delivers relationship-driven financial services to small and medium-sized businesses and individuals in its market areas. Spirit’s philosophy is to target commercial customers whose businesses generate between $3 to $30 million of annual revenue. Spirit’s product offerings consist of a wide range of commercial products, including term loans and operating lines of credit to commercial and industrial companies; commercial real estate loans; construction and development loans; SBA loans; commercial deposit accounts; and treasury management services. In addition, Spirit’s retail offerings include consumer loans, 1-4 single family residential real estate loans and retail deposit products.

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Spirit operates in one reportable segment of business, community banking, which includes Spirit Bank. As of September 30, 2021, Spirit had total assets of $3.15 billion, loans held for investment of $2.25 billion, total deposits of $2.67 billion and total stockholders’ equity of $387.8 million.

Since Spirit’s inception in 2008, it has implemented a growth strategy that includes organic loan and deposit generation through the establishment of de novo branches, as well as strategic acquisitions that have either strengthened its presence in existing markets or expanded its operations into new markets with attractive business prospects. Spirit has completed eleven acquisitions in twelve years, four of which followed its initial public offering in May 2018.

Spirit has 37 locations primarily in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels, Corpus Christi, Tyler and Austin metropolitan areas, along with North Central Texas. Spirit believes its exposure to these dynamic and complementary markets provides it with economic diversification and the opportunity for expansion across Texas.

Spirit’s top four markets include the Houston-The Woodlands-Sugar Land MSA, Dallas-Fort Worth-Arlington MSA, College Station-Bryan MSA and San Antonio-New Braunfels MSA. As of June 30, 2021, Spirit’s deposit market share in each of these respective markets was 0.23%, 0.07%, 3.90% and 0.30%. Overall, in the State of Texas, Spirit ranks 38th in total deposits as of June 30, 2021 according to S&P Capital IQ Pro.

Spirit’s common stock is traded on Nasdaq under the symbol “STXB.”

Additional information about Spirit may be found in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

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THE MERGER

The following discussion contains material information regarding the merger. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. This discussion does not purport to be complete and may not contain all of the information about the merger that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.

Terms of the Merger

Each of the Simmons board of directors and the Spirit board of directors approved the merger agreement. The merger agreement provides that, among other things, (i) Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation in the merger, and (ii) immediately following the merger, Spirit Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank.

Based on the assumptions set forth below, under the terms of the merger agreement, at the effective time, each share of Spirit common stock that is issued and outstanding immediately prior to the effective time, excluding certain specified shares, will be converted into the right to receive the per share merger consideration, subject to certain conditions and potential adjustments (including substituting cash for Simmons common stock to the extent necessary to cash out Spirit’s stock options and warrants that are outstanding immediately prior to the effective time). The per share merger consideration is based on the assumption that (i) 17,261,959 shares of Spirit common stock are issued and outstanding (excluding treasury shares), (ii) 435,676 shares of Spirit common stock are reserved for issuance upon the vesting of Spirit RSUs, (iii) 780,230 shares of Spirit common stock are subject to outstanding Spirit stock options with a weighted average exercise price of $14.65, and (iv) 15,312 shares of Spirit common stock are subject to outstanding Spirit warrants with a weighted average exercise price of $12.84, in each case, immediately prior to the effective time. In addition, the exchange ratio assumes that the Simmons average closing price is equal to $32.08, which was the closing sales price of Simmons common stock on January 7, 2022. Changes in any of these assumptions will result in changes in the per share merger consideration. In the aggregate and based on the assumptions set forth herein, Simmons will issue approximately 17,883,538 shares of Simmons common stock to the Spirit shareholders upon completion of the merger, subject to certain conditions and potential adjustments under the merger agreement.

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Spirit shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest whole cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such holder would otherwise be entitled to receive by (ii) the Simmons average closing price.

Spirit shareholders are being asked to approve the merger agreement, including the merger and all transactions contemplated therein. See the section entitled “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to consummation of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

The Spirit board of directors, with the assistance of Spirit’s executive management, regularly evaluates Spirit’s strategies, opportunities and objectives and considers ways to enhance Spirit’s short-, medium- and long- term performance and prospects, all with the goal of increasing value for Spirit shareholders. The Spirit board

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of directors’ strategic reviews and discussions have focused on, among other things, the business and regulatory environment facing financial institutions generally and Spirit in particular, as well as conditions and trends in the banking industry, including assessments of ongoing consolidation in the financial services industry and the benefits and risks to Spirit and Spirit shareholders of potential strategic combinations compared to the benefits and risks of continued operation as a stand-alone company. Factors assessed in connection with these reviews have included the risks and opportunities associated with operating in existing and new markets, competition in existing and new markets, potential synergies achievable from business combination transactions, increased regulatory burdens, the interest rate environment, credit risk, market risk, including in connection with the COVID-19 pandemic, and the challenges of evolving technology and cyber-security needs of Spirit.

In addition, from time to time, the Spirit board of directors has considered various potential strategic alternatives, including acquisitions or business combinations with other financial institutions, such as potential acquisitions of smaller bank holding companies operating primarily in the markets in which Spirit operates or business combinations with larger banking institutions. In furtherance of these considerations, in March 2018, the Spirit board of directors formed an executive committee of the Spirit board of directors, which we refer to as the Spirit executive committee, to, among other things, oversee and monitor the merger and acquisition activities of Spirit. The members of the Spirit executive committee include Spirit’s Chairman and Chief Executive Officer, Dean O. Bass, Spirit’s President and Chief Lending Officer, David M. McGuire, and Directors of the Company and the Bank, Leo T. Metcalf, III, Steven M. Morris, and Thomas C. Sooy.

During 2020, Spirit was contacted on an unsolicited basis by several financial institutions that expressed their potential interest in exploring a potential business combination transaction. Messrs. Dean O. Bass and David McGuire held preliminary discussions with certain of these financial institutions and informed the Spirit board of directors of such conversations. The Spirit board of directors determined not to pursue discussions with these financial institutions because the institutions either ascribed low valuations to Spirit or were viewed as being unable to finance a business combination that would be attractive to the Spirit shareholders. However, in light of what was perceived by the Spirit board of directors as Spirit’s strong loan growth profile and Spirit’s stable core deposits, the Spirit board of directors began to consider in late 2020 whether Spirit had an opportunity to engage in a strategic business combination in order to enhance shareholder value. The Spirit board of directors also considered the potential risks associated with exploring a potential business combination, including untimely disclosure of confidential information and the consequences of an abandoned transaction to the Spirit shareholders, employees and customers. In connection with the evaluation of these strategic alternatives, Mr. Bass, with the support of the Spirit board of directors had, from time to time, commencing in late 2020, informal discussions with other financial institutions.

Heading into 2021, the Spirit executive committee continued its regular monthly meetings at which its members discussed, among other things, merger and acquisition activities, including, but not limited to, whole-bank acquisitions, branch purchases or divestitures and other potential strategic alternatives, and the financial impact to Spirit of such activities. Spirit board members, Steven Gregory Kidd, William K. Nix and Robert S. Beall, were invited guests at these Spirit executive committee meetings. In addition, beginning in March 2021, Messrs. Bass and McGuire engaged in discussions with the representatives of Stephens, a nationally-recognized investment banking firm, about the attributes of potential merger partners, including, but not limited to, the apparent financial ability to pay, compatibility of business models, cultural synergies, overall impact to Spirit’s franchise, financial performance in their respective markets, recent transactions, stock market performance, and apparent ability to complete a possible business combination with Spirit. Following discussion with Mr. Bass, on March 8, 2021, Stephens compiled a list of eight potential merger partners believed by Spirit, with Stephens’ input, to be interested in pursuing a potential strategic business combination with Spirit on terms that would be attractive to Spirit and the Spirit shareholders.

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During the second and third quarter of 2021, Stephens, as part of its customary, periodic outreach to the eight identified financial institutions, included in its meeting agenda with such financial institutions the possibility of a potential strategic combination with Spirit. Stephens kept Messrs. Bass and McGuire apprised of such conversations, and Messrs. Bass and McGuire, in turn, kept the Spirit executive committee informed about the conversations. Messrs. Bass and McGuire updated the Spirit executive committee at their regularly scheduled meetings held on May 27, 2021, July 15, 2021 and August 19, 2021 regarding these discussions. The Spirit executive committee meeting on May 27, 2021 was held virtually via video and teleconference. The Spirit executive committee meetings on each of July 15, 2021 and August 19, 2021 were held in-person at Spirit’s offices in Conroe, Texas.

At a meeting held in-person at Spirit’s offices in Conroe, Texas and by videoconference on June 17, 2021 and after discussion with Messrs. Bass and McGuire and with input from the members of the Spirit executive committee regarding the discussions above, the Spirit board of directors decided that it was in the best interests of Spirit and its shareholders for the Spirit executive committee to continue to review and evaluate possible strategic business combination transactions and other strategic alternatives. Accordingly, on June 17, 2021 the Spirit board of directors ratified the authority of the Spirit executive committee to monitor and oversee Spirit’s activities and the activities of Spirit’s executive management, as delegated by the Spirit executive committee, related to any potential strategic transaction.

Three of the eight financial institutions contacted by representatives of Stephens during the second and third quarter of 2021 expressed interest in a strategic business combination with Spirit and executed a customary non-disclosure agreement with Spirit, one of which was Simmons, as discussed below. The non-disclosure agreements did not contain standstill provisions. Discussions with the two parties other than Simmons did not advance beyond preliminary stages due to the view of the Spirit executive committee, based on the preliminary discussions Stephens had with such parties, that the parties were unable to present a compelling offer or to enhance Spirit’s shareholder value.

On June 1, 2021, a representative of Stephens as part of its ongoing dialogue with Simmons discussed Simmons’ potential interest in pursuing a strategic business combination with Spirit at such time. George Makris, Jr., the Chairman and Chief Executive Officer of Simmons, and Mr. Bass as well as certain other members of the parties’ executive management, have known one another for over eight years and have periodically discussed with each other trends in the financial services industry, including recent consolidations among financial institutions, and their respective institutions generally. In early 2020, as a result of such ongoing engagement between Messrs. Makris and Bass, Spirit entered into a transaction with Simmons, involving Spirit’s purchase of Simmons’ Austin and San Antonio branches.

On July 12, 2021, Mr. Bass contacted Simmons to continue the discussion started by the Stephens representative. That same day, Simmons executed the customary non-disclosure agreement with Spirit noted above. Following the execution of the non-disclosure agreement, certain executives of Simmons provided Spirit with an overview of Simmons’ business and operations, as well as its strategic plan and recent acquisitions. Over the next several weeks, Messrs. Bass and McGuire from Spirit and certain executives from Simmons, along with representatives from Stephens, continued to engage in preliminary discussions and exchange information related to their respective enterprises.

Representatives of Stephens attended via teleconference the August 19, 2021 meeting of the Spirit executive committee to discuss, among other things, the current market and peer comparisons.

At a meeting of the Spirit executive committee on September 16, 2021 held in-person at Spirit’s offices in Conroe, Texas and via videoconference, the Spirit executive committee discussed the preliminary conversations and information shared between members of the Spirit and Simmons management teams. Representatives from Stephens attended the meeting and presented the Spirit executive committee with a pro forma model of

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a potential transaction with Simmons using various stock prices for both parties and highlighting the financial metrics and capital levels of the resulting institution. Representatives of Stephens responded to questions from the Spirit executive committee. After discussion and review of the materials provided by Stephens and the information shared by Spirit executive management, the Spirit executive committee determined to move forward in pursuing a potential transaction with Simmons.

On September 21, 2021, a meeting between Messrs. Bass and McGuire from Spirit and Mr. Makris, Jr., Robert Fehlman (President and Chief Operating Officer), Steve Massanelli (Senior Executive Vice President and Chief Administrative Officer), Jay Brogdon (Executive Vice President and Chief Financial Officer), George Makris III (Executive Vice President, General Counsel, and Secretary), Matt Reddin (Executive Vice President and Chief Banking Officer), Jena Compton (Executive Vice President and Chief People and Corporate Strategy Officer), John Barber (Executive Vice President and Chief Credit Officer), Jennifer Gisi (Senior Vice President, Assistant General Counsel, and Assistant Secretary), and Marty Casteel (Director) of Simmons occurred. Representatives of Stephens were present for such meeting. During the meeting, the parties discussed Spirit’s business and operations, the market outlook and other matters. Following that meeting, Simmons’ management informed Stephens that they were interested in continuing discussions with Spirit regarding its organization and future.

On September 27, 2021 upon the recommendation of the Spirit executive committee, the Spirit board of directors determined that it was in the best interests of Spirit and its shareholders to continue exploring and evaluating potential strategic alternatives, including the conversations to date with Simmons. In connection with such determination, the Spirit board of directors formed a strategic planning committee of the Spirit board of directors consisting of Dean O. Bass (Chair), David M. McGuire, Leo T. Metcalf, III, Steven M. Morris, Thomas C. Sooy, Steven Gregory Kidd, William K. Nix and Robert S. Beall, which we refer to as the Spirit strategic committee, to be advised by Spirit’s executive management, Spirit professional advisors, including Hunton Andrews Kurth LLP, as legal counsel, which we refer to as Hunton, and Stephens, as financial advisor. The Spirit strategic committee was formed in exercise of the Spirit board of directors’ fiduciary duty and for convenience and charged with the responsibility to review, evaluate, investigate, formulate, negotiate, document and recommend to the Spirit board of directors the terms of any potential strategic alternative, to communicate, discuss and negotiate with third parties and their respective representatives concerning potential strategic alternatives, and to recommend to the Spirit board of directors a plan of action with respect to the strategic alternatives then available to Spirit.

On September 27, 2021, Simmons submitted a non-binding letter of intent, which we refer to as the LOI, to Spirit. The LOI provided that Simmons would pay the Spirit shareholders aggregate consideration consisting of 18,285,000 shares of Simmons common stock, subject to certain adjustments for the cash-out of certain stock options and warrants. The LOI included the potential appointment of Dean O. Bass to the Simmons board of directors, an exclusivity period during which Simmons and Spirit would conduct due diligence on each other, and other customary provisions. Over the course of the following two days, both parties conferred with their respective legal counsel and financial advisors and exchanged further information related to Spirit’s historical and projected financial performance, Simmons’ rationale for a strategic transaction with Spirit and other limited due diligence matters. As part of these conversations, Stephens presented the LOI to the Spirit strategic committee on September 28, 2021. During the virtual meeting of the Spirit strategic committee at which representatives of Spirit’s executive management and Stephens were present, Spirit’s executive management presented Simmons’ rationale for a strategic transaction with Spirit. Based on information provided by representatives of Stephens and Spirit’s executive management, the Spirit strategic committee also considered, among other things: the results of Stephens’ outreach efforts to the eight financial institutions contacted during the second and third quarter of 2021; the potential benefits of a strategic transaction with Simmons compared to Spirit’s prospects as a standalone business; the attributes and characteristics of Simmons, including but not limited to, the premium to the Spirit shareholders, Simmons’ increased financial resources, its history of paying dividends, its reputation, its history of successful acquisitions and certain other potential synergies; and the expanded products and services that would enhance Spirit’s customer relationships. In light of these and other factors, the Spirit

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strategic committee determined that a potential transaction with Simmons provided greater shareholder value than remaining independent. Following discussion, the Spirit strategic committee instructed Stephens to continue negotiations with Simmons to seek an improved purchase price and a shorter exclusivity period. In addition, the Spirit strategic committee authorized Mr. Bass to execute a revised LOI. After the meeting and at the instruction of the Spirit strategic committee, Stephens returned a revised draft of the LOI to Simmons on September 28, 2021, which we refer to as the revised LOI. The revised LOI provided for certain downside protections and also provided that (i) any voting agreements would be subject to customary termination provisions in connection with the exercise of fiduciary duties by the Spirit board of directors, (ii) Dean O. Bass would also be appointed to the Simmons Bank board of directors, and (iii) the revised LOI would be governed by the laws of the State of Texas and specified Dallas County, Texas as the venue for any action or claim arising out of related to the revised LOI.

On September 29, 2021, following discussions between the financial advisors of Simmons and Spirit, Simmons returned a second revised LOI to Spirit which increased the number of shares of Simmons common stock to be paid to Spirit shareholders to 18,325,000, representing an increase of 40,000 shares, shortened the exclusivity period to 51 days and accepted the proposed venue change; however, the other proposed changes in the revised LOI were not accepted. The parties executed the LOI on September 29, 2021.

Simmons and Spirit then commenced their respective due diligence reviews of each other, which included, among other things, an evaluation of the other party’s operations, material contracts and loan portfolio, and each party held discussions with selected members of the senior management of the other party. Both Simmons and Spirit established virtual data rooms that were populated with information on the parties based on requests by each side. On October 18, 2021, members of the Simmons executive management team traveled to Conroe, Texas to meet with the Spirit executive management team. On November 4, 2021, members of the Simmons and Spirit executive management teams held a telephonic due diligence meeting also attended by representatives of the parties’ financial advisors. On November 15, 2021, Spirit’s executive management team traveled to Little Rock, Arkansas to meet with the Simmons executive management team and to complete the parties’ due diligence.

Simmons provided an initial draft of the merger agreement to Spirit on October 27, 2021. Between October 27, 2021 and November 17, 2021, Simmons and Spirit, together with their legal and financial advisors, discussed and negotiated the various legal and business terms of the merger agreement, its ancillary agreements (including voting agreements) and the contemplated transaction. The negotiations of the merger agreement primarily concentrated on Spirit’s ability to operate its business between the signing of the merger agreement and closing, the termination events, including those that trigger the payment of a termination fee, the amount of the termination fee, no-solicitation covenants, the governing law and venue for any transaction litigation, and closing conditions related to the accuracy of the parties’ representations and warranties on the closing date. In addition, Simmons and Spirit discussed and negotiated voting agreements from the Spirit directors and named executive officers.

On November 4, 2021, the Spirit strategic committee held a virtual meeting at which representatives of management, Hunton and Stephens were present. At that meeting, representatives of Hunton reviewed with the Spirit strategic committee its fiduciary duties in the context of the potential transaction and the material terms of the draft merger agreement. The Spirit strategic committee discussed with its advisors the material terms of the draft merger agreement, including, but not limited to, the mutuality of certain representations and warranties, the governing law and venue for any transaction litigation, the parties’ closing conditions and certainty of closing, the covenants governing Spirit’s ability to operate in the ordinary course of business between signing and closing, the amount of the proposed termination fee payable by Spirit and the circumstances in which such termination fee would be payable, no-solicitation covenants, and certain other covenants of Spirit. Also at the meeting, the Spirit strategic committee discussed the terms of the voting agreement with Simmons pursuant to which Spirit’s directors and named executive officers would agree to vote their shares of Spirit common stock in favor of the merger. Also at the meeting, a representative of Stephens reviewed the financial aspects of the merger and the strategic and financial rationale of the merger and responded to questions by the Spirit strategic committee. Following discussion, the Spirit strategic committee instructed Hunton to try to seek more favorable terms in the

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merger agreement, including seeking a lower termination fee, limiting the circumstances in which the termination fee would be payable to Simmons, changes to the closing conditions to increase the certainty of closing and certain other changes that would improve deal certainty.

Following the meeting, Simmons’ and Spirit’s respective legal advisors continued to negotiate the terms of the merger agreement.

On November 16, 2021, the Spirit strategic committee held another virtual meeting at which representatives of management, Hunton and Stephens were present. At that meeting, representatives of Hunton reviewed the material revisions to the merger agreement and related transaction documents since the November 4, 2021 committee meeting, as well as the material business and legal points that remained unresolved. Among other things, Hunton’s representatives reviewed the no-solicitation covenants, the termination fee amount, the circumstances in which the termination fee would become payable and closing conditions related to the accuracy of the parties’ representations and warranties on the closing date. Hunton’s representatives also reviewed the fiduciary duties of the Spirit strategic committee members in connection with the merger. Also at the meeting, a representative of Stephens provided an updated financial analysis of the merger and reviewed the strategic and financial rationale in favor of the merger. Representatives of Stephens and Hunton responded to questions by the Spirit strategic committee members. During this meeting, members of the Spirit strategic committee discussed at length with its advisors various topics, including, but not limited to: overall market volatility, particularly with respect to bank and bank holding company stocks, and the risk that such volatility might impact overall transaction value; potential synergies arising from the merger; cultural fit of Simmons and Spirit; transaction execution risk, closing conditions and termination rights and remedies, and termination fee triggers. Following discussion, the Spirit strategic committee instructed Hunton to continue negotiating for improved terms to the draft merger agreement. Following the meeting, negotiations continued between the respective parties’ legal counsel related to the no-solicitation covenant, the termination fee amount and the circumstances in which the termination fee would become payable.

On November 18, 2021, the Spirit strategic committee met in Conroe, Texas. Representatives of Spirit’s executive management, Stephens and Hunton were also present. At that meeting, the Spirit strategic committee reviewed and discussed the proposed final forms of the merger agreement and related transaction documents. At that meeting, representatives of Hunton reviewed the changes in the material terms of the merger agreement and related transaction documents since the November 16, 2021 committee meeting. Also at the meeting, a representative of Stephens reviewed the financial aspects of the merger and summarized the strategic and financial rationale in favor of the transaction and responded to questions by the Spirit executive committee members. Finally, members of Spirit’s senior management reviewed with the Spirit strategic committee their diligence findings. After further discussion, the Spirit strategic committee concluded that the terms of the proposed merger with Simmons were in the best interests of Spirit and its shareholders and recommended that the Spirit board of directors approve the merger agreement and the transactions contemplated thereby and recommend the merger agreement to the Spirit shareholders for approval.

On November 18, 2021, the Spirit board of directors held a meeting in Conroe, Texas and via videoconference at which representatives of Spirit’s executive management, Stephens and Hunton were present. At the request of the Spirit board of directors, Stephens reviewed with the Spirit board of directors its financial analysis of the merger consideration (as described in the section entitled “The Merger—Opinion of Spirit’s Financial Advisor”) and responded to questions by the Spirit board of directors. At the request of the Spirit board of directors, Stephens then delivered its oral opinion, which was confirmed in writing and dated November 18, 2021, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens as set forth in its opinion, the merger consideration (as described in the section entitled “The Merger—Opinion of Spirit’s Financial Advisor”) was fair, from a financial point of view, to the Spirit shareholders. Also at this meeting, Hunton reviewed with the Spirit board of directors their fiduciary duties in the context of the proposed transaction and the final terms of the proposed merger agreement.

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Hunton responded to questions from members of the Spirit board of directors. After further discussion among the directors and Spirit’s advisors and taking into account, among other things, the factors described in the section entitled “—Spirit’s Reasons for the Merger,” the Spirit board of directors unanimously approved the merger agreement and the transactions contemplated thereby.

On November 18, 2021, the Simmons board of directors held a meeting to consider the terms of the merger and merger agreement. At the meeting, members of Simmons’ management reported on the status of due diligence and negotiations with Spirit. Also at the meeting, Simmons’ financial advisor reviewed with the Simmons board of directors the financial aspects of the merger. At the meeting, Simmons’ internal legal counsel reviewed with the Simmons board of directors its fiduciary duties and reviewed the key terms of the merger agreement and related agreements (including the voting agreements), as described elsewhere in this proxy statement/prospectus, including a summary of the provisions relating to governance of the combined company and the provisions relating to employee matters.

After considering the proposed terms of the merger agreement, the terms of the voting agreements, and taking into consideration the matters discussed during that meeting and prior meetings of the Simmons board of directors, including the factors described in the section entitled “—Simmons’ Reasons for the Merger,” the Simmons board of directors determined that the merger was consistent with Simmons’ business strategies and in the best interests of Simmons and Simmons shareholders and the Simmons board of directors voted to adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Following the board meetings of Simmons and Spirit, on November 18, 2021, Simmons and Spirit executed the merger agreement and the directors and named executive officers of Spirit executed the voting agreements. On November 19, 2021, Simmons and Spirit issued a joint press release announcing the execution of the merger agreement.

Spirit’s Reasons for the Merger and Recommendation of the Spirit Board of Directors

After careful consideration, at a meeting held on November 18, 2021, the Spirit board of directors determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Spirit and its shareholders and unanimously approved the merger agreement and the transactions contemplated thereby.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Spirit board of directors and the strategic planning committee of the Spirit board of directors, which we refer to as the special committee, considered a number of factors, both positive and negative, and potential benefits and detriments of the merger to Spirit and the Spirit shareholders in consultation with Spirit’s management, as well as Spirit’s financial and legal advisors. The special committee and the Spirit board of directors identified the following factors and benefits of the merger that, among others, the special committee and the Spirit board of directors believes generally support its determination and recommendation, which are not presented in order of priority:

•	the business capabilities, earnings and growth prospects, current and projected financial and regulatory condition, assets, results of operations, business strategy and current and prospective regulatory environment of both Spirit and Simmons;
•	other strategic alternatives for Spirit, including continuing to operate as a standalone company and the potential to acquire, be acquired or combine with other third parties, and the risks and uncertainties associated with each alternative, as well as the Spirit board of directors’ assessment that none of these alternatives was reasonably likely to present superior opportunities for Spirit to create greater value for the Spirit shareholders, taking into account the timing and the likelihood of accomplishing such alternatives and the risks of execution, as well as business, competitive, industry and market risks;
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•	the financial information and analyses presented by Stephens to the Spirit board of directors, and the opinion of Stephens, dated November 18, 2021, to the Spirit board of directors as to the fairness of the merger consideration (as described in the section entitled “The Merger—Opinion of Spirit’s Financial Advisor”) to the Spirit shareholders, from a financial point of view and as of the date of the opinion and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein;

•	that the per share merger consideration represents a premium of 28% per share, based on the closing prices of Spirit common stock and Simmons common stock on November 17, 2021, the day before the execution of the merger agreement;
•	expectation that the merger will be generally tax-free for United States federal income tax purposes for Spirit shareholders;
•	the results of Spirit’s due diligence investigation of Simmons, including the Spirit board of directors’ opinion of the reputation, competence, business practices, integrity and experience of Simmons and its management;
•	the belief that the merger will result in a combined company with greater financial resources and a higher lending limit than the Spirit would have if it were to continue its operations as an independent entity;
•	the anticipated cost savings from expected increases in operating efficiency, reduced payments to vendors and third parties and elimination of duplicate executive management positions, while increasing responsiveness to compliance and regulatory requirements;
•	the limited geographic overlap between Spirit and Simmons, which will expand and diversify the markets in which the combined company operates and is expected to result in a high rate of retention of Spirit’s employees after the announcement of the merger, which retention is expected to benefit the combined company;
•	the belief that Spirit will be able to pair its strong commercial deposit franchise and loan portfolio with Simmons’s sizeable loan portfolio thereby enhancing the combined net interest margin and adding Simmons’s track record of an ability to grow loans faster than the Spirit could do on an independent basis;
•	the view of Spirit’s management that Simmons’ greater resources provides the combined company greater resiliency;
•	the belief that Simmons’ breadth and depth of management will offer Spirit greater expertise, an ability to offset staffing deficiencies and succession issues and greater bench strength;
•	the belief that Simmons’ extensive trust and wealth management platform and suite of consumer banking products and services, including a variety of trust, investment, agency and custodial services, will offer Spirit’s customers more expansive products and services while providing more scale to Spirit’s operations and profitability;
•	the view of Spirit’s management that the merger will allow for greater opportunities for the Spirit’s clients, customers and other constituencies within the communities in which Spirit operates, and that the potential synergies, low loan and deposit concentration levels allowing greater growth in all classes of commercial lending and diversification resulting from the merger will enhance product offerings and customer service beyond the level believed to be reasonably achievable by the Spirit on an independent basis;
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•	the recommendation of Spirit’s management in favor of the merger, considered in light of the benefits to be received by them in connection with the merger;
•	that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the aggregate merger consideration, are reasonable;
•	the likelihood that the merger will be completed based on, among other things, (i) each party’s obligation to use its reasonable best efforts to obtain regulatory approvals as promptly as practicable and (ii) the limited closing conditions contained in the merger agreement;
•	that the merger agreement provides Spirit with the ability to seek specific performance by Simmons of its obligations under the merger agreement, including to consummate the merger;
•	that the aggregate merger consideration to be issued in the merger is a fixed number of shares of Simmons common stock, which could allow the Spirit shareholders to benefit from an increase in the trading price of Simmons common stock during the pendency of the merger; and
•	the ability of the Spirit board of directors to withhold its recommendation that Spirit shareholders vote to approve the merger agreement in the event of a superior proposal, subject to the terms and conditions set forth in the merger agreement (including the right of Simmons to match any competing bid and the obligation of Spirit to nonetheless submit the merger agreement to the Spirit shareholders).

The special committee and the Spirit board of directors also identified and considered a variety of uncertainties and risks concerning the merger, including, but not limited to, the following:

•	the possibility that the merger may not be completed, or that its completion may be unduly delayed, for reasons beyond the control of Spirit or Simmons;
•	the regulatory approvals required to complete the merger, the potential length of the regulatory approval process and the risks that the regulators could impose materially burdensome conditions that would allow Simmons to terminate the merger agreement or refuse to consummate the merger;
•	the time, attention and effort required from Spirit’s management and employees, and for Spirit employee attrition, during the period prior to the completion of the merger and the potential effect on Spirit’s and Simmons’ respective business and relationships with customers, service providers and other stakeholders, whether or not the merger is completed;
•	the requirement that Spirit conduct its business in the ordinary course and the other restrictions on the conduct of the Spirit’s business prior to completion of the merger, which may delay or prevent Spirit from undertaking business opportunities that may arise pending completion of the merger;
•	the potential that certain provisions of the merger agreement prohibiting Spirit from soliciting, and limiting its ability to respond to, proposals for alternative transactions, and requiring the payment of a termination fee if the merger agreement is terminated under certain circumstances could have the effect of discouraging an alternative proposal;
•	certain conditions to closing, including the acceptance by Spirit warrant holders of a warrant cancellation agreement and the satisfaction of certain asset quality and capital ratios;
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•	the fact that the interests of certain of Spirit’s directors and executive officers may be different from, or in addition to, the interests of Spirit’s other shareholders;
•	the transaction costs and expenses that will be incurred in connection with the merger, including the costs of integrating the businesses of Spirit and Simmons;
•	the possible effects of the pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action or proceeding initiated in respect of the merger;
•	that the aggregate merger consideration to be issued in the merger is a fixed number of shares of Simmons common stock, which may adversely impact the Spirit shareholders if the trading price of Simmons common stock decreases during the pendency of the merger; moreover, the exchange ratio will decrease in the event that the number of outstanding shares of Spirit common stock increases between the time of signing and closing;
•	the risk that benefits and synergies currently expected to result from the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of Spirit and Simmons; and
•	the limited geographic overlap between Spirit and Simmons, which may limit the combined company’s ability to implement cost savings by eliminating branch locations and duplicate management and other employee positions.

The foregoing discussion of information and factors considered by the special committee and the Spirit board of directors is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated thereby, the special committee and the Spirit board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the special committee and the Spirit board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors than other members gave to such factors.

The Spirit board of directors collectively made its determinations and recommendations based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interests of Spirit and the Spirit shareholders.

It should be noted that this explanation of the Spirit board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

For the reasons set forth above, the Spirit board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, determining that they are advisable and fair to, and in the best interest of, Spirit and the Spirit shareholders and recommends that Spirit shareholders vote “FOR” the merger proposal, “FOR” the advisory proposal on specified compensation and, if necessary or appropriate, “FOR” the adjournment proposal.

Each of the members of the Spirit board of directors and Spirit’s named executive officers, in their capacities as individuals, entered into the Spirit voting agreements with Simmons and Spirit pursuant to which they agreed to vote “FOR” the merger proposal and “FOR” any other matters required to be approved by the Spirit shareholders in furtherance of the merger proposal. For more information regarding the Spirit voting agreements, please see the section entitled “The Merger Agreement—Voting Agreements.”

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Opinion of Spirit’s Financial Advisor

On September 23, 2021, Spirit engaged Stephens to act as financial adviser to Spirit and to render financial advisory and investment banking services, including, if requested, to provide an opinion to the Spirit board of directors as to the fairness, from a financial point of view, of the consideration to be received in any transaction pursued by Spirit. Spirit engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of the Spirit board of directors held on November 18, 2021 in which the Spirit board of directors evaluated the proposed merger. At this meeting, the Spirit board of directors requested and received reports, discussion and commentary from its advisors, management and members regarding the proposed merger. As Spirit’s financial advisor at that meeting, Stephens reviewed the financial aspects of the proposed merger and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Spirit board of directors dated November 18, 2021, that, as of such date, the consideration to be received by the Spirit shareholders (solely in their capacity as such) in the merger, as described herein, which we refer to in this section as the merger consideration, was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter, which we refer to as the opinion letter, is attached as Annex C to this proxy statement-prospectus. The opinion letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such opinion letter. Investors are urged to read the entire opinion letter carefully in connection with their consideration of the proposed merger. Spirit did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Stephens’ opinion speaks only as of the date of the opinion, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to the Spirit board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger. The opinion only addresses whether the merger consideration to be received by the Spirit shareholders in the merger was fair, from a financial point of view, to them as of the date of the opinion. The opinion does not address the underlying business decision of Spirit to engage in the merger or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to the Spirit board of directors or any Spirit shareholder of as to how such person should vote or otherwise act with respect to the merger or any other matter. Spirit and Simmons determined the merger consideration through a negotiation process.

In connection with developing its opinion Stephens:

•	reviewed certain publicly available financial statements and reports regarding Spirit and Simmons;
•	reviewed certain audited financial statements regarding Spirit and Simmons;
•	reviewed certain internal financial statements, management reports and other financial and operating data concerning Spirit and Simmons prepared by management of Spirit and Simmons, respectively;
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•	reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning Spirit provided by the management team of Spirit the effect of the merger on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of Spirit;
•	reviewed the reported prices and trading activity for the common stock of Spirit and Simmons;
•	compared the financial performance of Spirit and Simmons with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to Stephens’ analysis of the merger;
•	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to Stephens’ analysis of the merger;
•	reviewed the most recent draft of the merger agreement and related documents provided to Stephens by Spirit;
•	discussed with management of Spirit the operations of and future business prospects for Spirit and Simmons and the anticipated financial consequences of the merger to Spirit and Simmons;
•	assisted in Spirit’s deliberations regarding the material terms of the merger and Spirit’s negotiations with Simmons; and
•	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by Spirit and Simmons and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and the opinion is based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. The management teams of Spirit and Simmons assured Stephens that they were not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Spirit or of Simmons, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Spirit or of Simmons under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of Spirit or of Simmons. Stephens did not receive or review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for loan and lease losses of Spirit or Simmons. Stephens did not make an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of Spirit or Simmons. With respect to the financial forecasts prepared by Spirit and Simmons, including the forecasts of potential cost savings and potential synergies, Stephens also assumed that such financial forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of the management teams of Spirit and of Simmons as to the future financial performance of Spirit and of Simmons and provided a reasonable basis for Stephens’ analysis. Stephens recognizes that such financial forecasts were based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and Stephens expresses no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they were based.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of Spirit and its other advisors with respect to such matters. Stephens assumed, with Spirit’s consent, that the merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for Spirit or its shareholders and that any reviews of legal, accounting,

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regulatory, or tax issues conducted as a result of the merger will be resolved favorably to Spirit and its shareholders. Stephens does not express any opinion as to any tax or other consequences that might result from the merger.

Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on November 18, 2021, and on the information made available to Stephens as of the date thereof. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after November 18, 2021. Stephens further noted that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect on Spirit or Simmons, and Stephens did not express an opinion as to the effects of such volatility or such disruption on the merger or any party to the merger. Stephens further expressed no opinion as to the prices at which shares of Simmons common stock or Spirit common stock may trade at any time subsequent to the announcement of the merger.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

(i)	the merger and any related transactions will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification;
(ii)	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;
(iii)	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;
(iv)	all conditions to the completion of the merger will be satisfied within the time frames contemplated by the merger agreement without any waivers;
(v)	that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to the Spirit shareholders;
(vi)	there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Spirit or Simmons since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Spirit or Simmons; and
(vii)	the merger will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion is limited to whether the merger consideration to be received by the Spirit shareholders in the merger is fair to them from a financial point of view. Stephens was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than the fairness, from a financial point of view, of the merger consideration to be received in the merger by the Spirit shareholders. The opinion did not address the merits of the underlying decision by Spirit to engage in the merger, the merits of the merger as compared to other alternatives potentially available to Spirit or the relative effects of any alternative transaction in which Spirit might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the merger, including with respect to how to vote or act with respect to the merger. In addition Stephens’ opinion did not address, the fairness to, or any other consideration of, holders of any class of securities, creditors or other constituencies of Spirit. Moreover, Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to any of Spirit’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of Spirit or otherwise.

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The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with Spirit’s executive management and the Spirit board of directors the assumptions upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens within this regard, it does set forth those considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposed Transaction

Stephens reviewed the financial terms of the merger. The merger agreement provided that collectively the Spirit shareholders and holders of Spirit RSUs are expected to receive, in the aggregate, in exchange for their respective outstanding shares of Spirit common stock and Spirit RSUs, 18,325,000 shares of Simmons common stock, subject to potential adjustments as described in the merger agreement, including substituting cash for shares of Simmons common stock to the extent necessary to cash out Spirit stock options and Spirit warrants that are outstanding immediately prior to the effective time of the merger. Based upon the unaudited financial information of Spirit as of and for the twelve months ended September 30, 2021, and Simmons’ closing stock price and consensus research estimates as of November 15, 2021, Stephens calculated the following per share transaction multiples:

Transaction Value / Tangible Book Value per Share:	1.87x
Transaction Value / Last Twelve Months, or LTM, Earnings per Share, or EPS:	12.7x
Transaction Value / 2022 EPS:	15.4x
Transaction Value / 2023 EPS:	14.0x
Core Deposit Premium per Share:	12.0%

Relevant Nationwide Public Companies Analysis

Stephens compared the financial condition, operating statistics and market valuation of Spirit to selected relevant public companies and their stock trading prices. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Spirit; however, no selected company below was identical or directly comparable to Spirit. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

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Stephens selected the following relevant nationwide public companies with assets between $2.5 billion and $3.5 billion and a return on average assets greater than 0.50%, as of and for the LTM ended September 30, 2021, excluding merger targets:

•	HomeTrust Bancshares, Inc.
•	Mid Penn Bancorp, Inc.
•	Primis Financial Corp.
•	Sierra Bancorp
•	Bridgewater Bancshares, Inc.
•	Farmers National Banc Corp.
•	American National Bankshares Inc.
•	Old Second Bancorp, Inc.
•	West Bancorporation, Inc.
•	Peoples Financial Services Corp.
•	Alerus Financial Corporation
•	Hingham Institution for Savings
•	First Community Bankshares, Inc.
•	Capstar Financial Holdings, Inc.
•	Red River Bancshares, Inc.
•	BCB Bancorp, Inc.
•	Guaranty Bancshares, Inc.
•	Civista Bancshares, Inc.
•	Macatawa Bank Corporation
•	Orrstown Financial Services, Inc.
•	Bank First Corporation
•	First Guaranty Bancshares, Inc.
•	ACNB Corporation
•	MVB Financial Corp.
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•	Southern First Bancshares, Inc.
•	Home Bancorp, Inc.
•	MetroCity Bankshares, Inc.
•	Southern Missouri Bancorp, Inc.
•	Professional Holding Corp.
•	Northrim BanCorp, Inc.
•	First Business Financial Services, Inc.
•	The First Bancorp, Inc.
•	Colony Bankcorp, Inc.
•	Western New England Bancorp, Inc.

To perform this analysis, Stephens examined publicly available financial information as of and for the LTM ended September 30, 2021, or the most recently reported period available, and the market trading multiples of the relevant public companies based on November 15, 2021 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains selected information utilized by Stephens in its analysis:

		25th		75th
	Spirit	Percentile	Median	Percentile
Tangible Common Equity / Tangible Assets	9.9%	8.2%	9.0%	9.7%
Price / Tangible Book Value	1.44x	1.28x	1.41x	1.82x
Price / 2022 Estimated EPS	11.9x	10.7x	12.0x	13.7x
Price / 2023 Estimated EPS	10.8x	9.6x	11.2x	12.9x

Relevant Texas Public Companies Analysis

Stephens compared the financial condition, operating statistics and market valuation of Spirit to selected relevant Texas public companies and their stock trading prices. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Spirit; however, no selected company below was identical or directly comparable to Spirit. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following relevant Texas public companies with assets less $8 billion, as of and for the LTM ended September 30, 2021, excluding Allegiance Bancshares, Inc., CBTX, Inc. and Triumph Bancorp, Inc.:

•	First Foundation Inc.
•	Southside Bancshares, Inc.
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•	South Plains Financial, Inc.
•	Guaranty Bancshares, Inc.
•	Third Coast Bancshares, Inc.

To perform this analysis, Stephens examined publicly available financial information as of and for the LTM ended September 30, 2021, or the most recently reported period available, and the market trading multiples of the relevant public companies based on November 15, 2021 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains selected information utilized by Stephens in its analysis:

		25th		75th
	Spirit	Percentile	Median	Percentile
Tangible Common Equity / Tangible Assets	9.9%	9.0%	9.7%	9.9%
Price / Tangible Book Value	1.44x	1.29x	1.82x	1.92x
Price / 2022 Estimated EPS(1)	11.9x	12.1x	12.9x	14.0x
Price / 2023 Estimated EPS(1)	10.8x	10.7x	11.9x	13.4x

(1) Excludes Third Coast Bancshares, Inc.

Relevant Nationwide Transactions Analysis

Stephens reviewed publicly available selected transaction multiples and related financial data for relevant nationwide transactions announced since January 1, 2020 with a disclosed deal value, with target assets between $2 billion and $5 billion and with a LTM return on average assets between 0.50% and 2.00%, excluding merger of equals transactions. The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to Spirit; however, no selected company below was identical or directly comparable to Spirit (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is listed third):

•	First Merchants Corporation / Level One Bancorp, Inc. (11/4/21)
•	Old Second Bancorp, Inc. / West Suburban Bancorp, Inc. (7/26/21)
•	South State Corporation / Atlantic Capital Bancshares, Inc. (7/23/21)
•	United Community Banks, Inc. / Reliant Bancorp, Inc. (7/14/21)
•	F.N.B. Corporation / Howard Bancorp, Inc. (7/13/21)
•	First Foundation Inc. / TGR Financial, Inc. (6/3/21)
•	Glacier Bancorp, Inc. / Altabancorp (5/18/21)
•	Enterprise Financial Services Corp / First Choice Bancorp (4/26/21)
•	Provident Financial Services, Inc. / SB One Bancorp (3/12/20)
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Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the merger is being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. To perform this analysis, Stephens used the closing price of Simmons common stock on November 15, 2021. Stephens compared certain proposed transaction multiples of the merger to the 25th percentile, median and 75th percentile transaction multiples of the relevant transactions:

	Spirit	25th Percentile	Median	75th Percentile
Target LTM Return on Average Assets	1.47%	0.89%	1.28%	1.35%
Target Tangible Common Equity/Tangible Assets	9.9%	8.4%	8.9%	9.3%
Transaction Value Per Share/Tangible Book Value Per Share	1.87x	1.60x	1.81x	1.85x
Transaction Value Per Share / LTM EPS	12.7x	10.4x	12.5x	17.2x
Core Deposit Premium	12.0%	5.1%	9.0%	11.4%

Discounted Cash Flow Analysis

Stephens performed a discounted cash flow analysis using analyst consensus EPS and total assets for the remainder of 2021 through 2023, and then 8% growth thereafter as instructed by Spirit’s executive management team and then calculated a range of implied equity values for Spirit based upon the discounted net present value of the projected after-tax free cash flows for the projected period. Stephens determined the amount of cash flow assuming (i) a terminal earnings multiple of 12.0x, (ii) dividend payments for earnings and excess capital above a tangible common equity to tangible asset ratio of 9.0% from 2021 to 2025 and (iii) the present value of Spirit’s implied terminal value at the end of such period. Stephens calculated the terminal value of Spirit based on 2026 estimated earnings and multiples of 11.0x to 13.0x. Stephens considered discount rates from 9.0% to 11.0%. Based on this analysis, Stephens derived a range for the implied equity value of Spirit from $25.57 per share to $31.28 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Spirit.

With respect to each of the analyses described above, the actual results may vary from the projected results, and the variations may be material.

Financial Impact Analysis

Stephens analyzed the estimated merger consequences of certain pro forma combined income statement and balance sheet information of Spirit and Simmons. Stephens discussed with management of Spirit and Simmons key assumptions regarding the expected accounting treatment, potential cost savings and other acquisition adjustments resulting from the merger. Stephens’ analysis utilized consensus earnings estimates for Spirit and Simmons as of November 15, 2021. Based on this analysis, Stephens estimated that the merger would likely be accretive to Simmons’ consensus EPS following the closing of the merger. Stephens also estimated that Simmons would maintain capital ratios in excess of those required by Simmons to be considered well-capitalized under existing regulations. Like the discounted cash flow analysis, the financial impact analysis is highly dependent upon the assumptions that must be made, including with respect to earnings estimates, cost savings and other

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matters. Accordingly, the actual results achieved by the combined company following the merger may vary from the projected results, and the variations may be material.

Miscellaneous

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Spirit. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial adviser to Spirit in connection with the merger and is entitled to receive a fee from such services in an amount equal to 1.15% of the aggregate consideration paid in connection with the merger, a significant portion of which is contingent upon the consummation of the merger. Stephens also received an $800,000 fee from Spirit upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the merger. Stephens would also be entitled to a fee under certain circumstances following a termination of the merger agreement. Spirit has also agreed to indemnify Stephens against certain claims and liabilities arising out of Stephens’ engagement and to reimburse Stephens for certain of its out-of-pocket expenses incurred in connection with the engagement.

Stephens did not receive any fees for providing investment banking or other services to Spirit within the past two years; however, just over two years ago, Stephens served as financial advisor to Spirit in connection with its acquisition of Chandler Bancorp, Inc., for which Stephens received customary fees.

During the two years preceding the date of this letter, Stephens served as financial advisor to Simmons in connection with the acquisitions of Landmark Community Bank and Triumph Bancshares, Inc. and the sale by Simmons of five branch locations to Spirit, and Stephens received customary fees in connection with such transactions, and, just over two years ago, Stephens served as financial advisor to Simmons in connection with the acquisition of Landrum Company, for which Stephens also received customary fees.

In the ordinary course of its business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the merger.

Certain Unaudited Prospective Financial Information

Simmons and Spirit do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates of any such projections. However, Spirit is including in this proxy statement/prospectus certain unaudited prospective financial information that was made available by Spirit to Stephens for the purpose of Stephens performing its financial analysis in connection with rendering its opinion to the Spirit board of directors, as described in this proxy statement/prospectus under the section entitled “—Opinion

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of Spirit’s Financial Advisor.” This unaudited prospective financial information was prepared solely by Spirit management and was not prepared, provided to, reviewed or approved by Simmons management or the Simmons board of directors. By inclusion of this information, the respective managements and boards of directors of Simmons and Spirit and Spirit’s financial advisor, assume no responsibility for the unaudited prospective financial information. The inclusion of this information should not be regarded as an indication that any of Simmons, Spirit, Stephens, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

This information was prepared solely by Spirit management for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made solely by Spirit management with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Simmons’ and Spirit’s respective businesses, all of which are difficult to predict and many of which are beyond Simmons’ and Spirit’s control. The unaudited prospective financial information reflects both assumptions solely by Spirit management as to certain business decisions that are subject to change and, in many respects, subjective judgment solely by Spirit management, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Simmons’ and Spirit’s respective businesses, industry performance, general business and economic conditions, competition, customer requirements and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and in Simmons’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Spirit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the other reports filed by Simmons and Spirit with the SEC.

The unaudited prospective financial information was not prepared by Spirit management with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Simmons’ and Spirit’s respective historical GAAP financial statements. Neither Simmons’ nor Spirit’s independent public accountants nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither Simmons nor Spirit intends to, and expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on Simmons or Spirit, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved

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by the surviving company as a result of the merger, the effect on Simmons or Spirit of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Spirit of any possible failure of the merger to occur.

None of Simmons, Spirit, Stephens, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Simmons or Spirit or other persons regarding Spirit’s or Simmons’ ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger proposal, but is being provided solely because it was made available to Stephens in connection with the merger.

In light of the foregoing, and considering that the Spirit special meeting will be held many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Spirit shareholders are cautioned not to place unwarranted reliance on such information, and all Spirit shareholders are urged to review the other information contained elsewhere in this proxy statement/prospectus for a description of Simmons’ and Spirit’s respective businesses, as well as Simmons’ and Spirit’s most recent SEC filings for a description of their respective reported financial results. See the section entitled “Where You Can Find More Information.”

The following tables present selected unaudited prospective financial data of Spirit and Simmons prepared solely by Spirit management and approved by the Spirit board of directors for Stephens’ financial analysis in connection with rendering its opinion to the Spirit board of directors, as described in in this proxy statement/prospectus under the section entitled “—Opinion of Spirit’s Financial Advisor.” The EPS estimates for the years ending December 31, 2022 and 2023 were based on publicly available “street estimates,” and the growth rates below were then used to extrapolate the EPS estimates for the years ended December 31, 2024, 2025 and 2026.

	As of or For the Years Ended December 31,
	2022	2023	2024	2025	2026
Spirit Net Income ($ millions)	$37.8	$41.7	$45.0	$48.6	$52.5
Spirit Total Assets ($ billions)	3.4	3.7	4.0	4.4	4.7
Spirit EPS	2.14	2.36	2.55	2.75	2.97

Assumed Long-Term Growth Rates for Spirit
Earnings (%)	8.0%
Total Assets (%)	8.0%

Assumed Long-Term Growth Rates for Simmons
Earnings (%)	7.0%
Total Assets (%)	7.0%
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Simmons’ Reasons for the Merger

In reaching its decision to adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Simmons board of directors evaluated the merger agreement and the merger in consultation with Simmons’ management, as well as Simmons’ financial and legal advisors, and considered a number of factors, including, without limitation, the following material factors, which are not presented in order of priority:

•	each of Simmons’, Spirit’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;
•	the fact that Spirit’s business and operations complement those of Simmons and that the merger would result in a combined company with a diversified revenue stream from diversified geographic markets, a well-balanced portfolio and an attractive funding base;
•	its existing knowledge of Spirit’s business and its review and discussions with Simmons’ management concerning the additional due diligence examination of Spirit conducted in connection with the merger;
•	the perceived complementary nature of the cultures of the two companies, which Simmons’ management believes should facilitate integration and implementation of the merger;
•	the complementary branch networks of Simmons and Spirit;
•	Spirit’s market position within the Texas banking market;
•	its understanding of the current and prospective environment in which Simmons and Spirit operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on Simmons both with and without the merger;
•	the market for alternative merger or acquisition transactions in the financial services industry and the likelihood and timing of other material strategic transactions;
•	the terms of the merger agreement, including the aggregate merger consideration, expected tax treatment, deal protection and termination fee provisions, which the Simmons board of directors reviewed with Simmons’ management and Simmons’ financial and legal advisors;
•	Simmons’ successful operating and acquisition track record, specifically Simmons’ history of efficiently closing and integrating acquisitions;
•	its belief that the merger is likely to provide value to Simmons shareholders;
•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Spirit’s business, operations and workforce with those of Simmons;
•	the potential risk of diverting management attention and resources from the operation of Simmons’ business and towards the completion of the merger;
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•	certain anticipated merger-related costs;
•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including a burdensome condition;
•	the potential risk of losing other acquisition opportunities while Simmons remains focused on completing the merger; and
•	the nature and amount of payments and other benefits to be received by Spirit’s management in connection with the merger.

The foregoing discussion of the information and factors considered by the Simmons board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Simmons board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Simmons board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Simmons board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination to adopt the merger agreement and the transactions contemplated thereby, including the merger.

This explanation of the Simmons board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Management and Board of Directors of Simmons After the Merger

Except as described below, directors and officers of Simmons immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation. Information about the current members of the Simmons board of directors can be found in the documents listed under the section entitled “Where You Can Find More Information.”

Simmons expects to have Dean Bass, Chairman and CEO of Spirit, join the Simmons board of directors shortly following the closing of the merger as an independent director.

Interests of Spirit’s Directors and Executive Officers in the Merger

In considering the recommendations of the Spirit board of directors, Spirit shareholders should be aware that some of Spirit’s executive officers and directors have interests in the merger, which may be considered to be different from, or in addition to, the interests of the Spirit shareholders generally. These interests are described below. The Spirit board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that Spirit shareholders vote “FOR” the merger proposal.

Employment Agreements

Four executive officers of Spirit are party to employment agreements with Spirit: Dean O. Bass, David M. McGuire, Jerry D. Golemon and Allison S. Johnson, which collectively we refer to as the executives. Without a change in control, as defined in their employment agreements, these four executives are entitled to certain defined severance benefits if they are terminated by Spirit without cause, as cause is defined in their employment agreements. In the event of termination (without cause and without a change in control), Messrs. Bass and

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McGuire would be entitled to receive compensation equal to the sum of: (a) the executive’s accrued rights, as defined in their respective employment agreements, plus (b) an amount equal to 2.0 times the sum of (i) the executive’s base salary in effect as of the date of termination, plus (ii) all bonus, profit sharing and other annual incentive payments made by Spirit within the year prior to the date of termination. In the event of termination (without cause and without a change in control), Mr. Golemon and Ms. Johnson would be entitled to receive compensation equal to the sum of: (a) the executive’s accrued rights, as defined in their respective employment agreements, plus (b) 1.5 times the executive’s base salary, as defined in their respective employment agreements, in effect as of the date of termination. In addition, each executive would be entitled to receive a lump sum equal to 18 months of continued life, health, accident and disability benefits.

Upon termination of employment without cause or with good reason, each as defined in their employment agreements, within two years after the occurrence of a change in control, the severance benefits for the four executive officers are increased. Messrs. Bass and McGuire would be entitled to receive compensation equal to the sum of: (a) the executive’s accrued rights, plus (b) an amount equal to 3.0 times the sum of (i) the executive’s base salary in effect as of the date of termination, plus (ii) all bonus, profit sharing and other annual incentive payments made by Spirit within the year prior to the date of termination. Mr. Golemon and Ms. Johnson would be entitled to receive compensation equal to the sum of: (a) the executive’s accrued rights, plus (b) an amount equal to 1.5 times the sum of (i) the executive’s base salary in effect as of the date of termination, plus (ii) all bonus, profit sharing and other annual incentive payments made by Spirit within the year prior to the date of termination. In addition, each executive would be entitled to receive a lump sum equal to 18 months of continued life, health, accident and disability benefits. For an estimate of the amounts that would be payable to each of Spirit’s named executive officers under their employment agreements, see the section entitled “Merger-Related Executive Compensation for Spirit’s Named Executive Officers.”

If the executives are employed by Simmons following the completion of the merger, they would not be entitled to severance benefits under their employment agreements with Spirit solely as a result of the merger. As of the date of this proxy statement/prospectus, Mr. Bass has amended his employment agreement to provide for the severance benefits described in the section entitled “—Employment Agreement and Restrictive Covenant Agreement with Dean O. Bass.” In addition, as of the date of this proxy statement/prospectus, Mr. McGuire has agreed that any severance benefits to which he would be entitled under his current employment agreement will be replaced by the benefits set forth in his retention agreement, subject to the completion of the merger, as described in the section entitled “—Retention Agreement with David M. McGuire.”

Employment Agreement and Restrictive Covenant Agreement with Dean O. Bass

Dean O. Bass, the Company’s Chairman and Chief Executive Officer, is a party to an Executive Employment Agreement, dated February 25, 2021 with Spirit, as amended effective as of November 18, 2021 which we refer to as the Bass employment agreement.

In addition to the benefits described in the section entitled “Merger-Related Compensation for Spirit’s Named Executive Officers,” the Bass employment agreement provides that the Company may terminate Mr. Bass’ employment for any reason other than cause (as defined in the Bass employment agreement) by providing Mr. Bass with written notice of termination to be effective prior to and in connection with a change in control at least five business days prior to the expected closing of the change in control. The Bass employment agreement further provides for the form of release that will apply if Mr. Bass is terminated as described in the previous sentence. Such release provides that the Company will terminate Mr. Bass’ employment immediately prior to the effective time of the merger and, subject to the terms and conditions of the release, upon such termination, Mr. Bass will receive the following severance package in exchange for a release of all claims against the Company arising out of their relationship: (i) a lump sum payment equivalent to 3.0 times the sum of (1) his base salary as of the termination date, plus (2) an amount equal to all bonus, profit sharing, and other annual

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incentive payments made in the year prior to the termination date, and (ii) a lump sum cash payment equal to the cost to obtain, net of taxes, for 18 months, each life, health, accident, and disability benefit to which Mr. Bass was entitled immediately prior to the termination date. In addition, Mr. Bass is also entitled to a transaction bonus, subject to the terms and conditions of the Restrictive Covenant Agreement with Spirit, effective as of November 18, 2021, which we refer to as the restrictive covenant agreement (as described below).

In connection with the execution of the amendment of the Bass employment agreement, Mr. Bass also entered into the restrictive covenant agreement. In accordance with the terms of the restrictive covenant agreement, Mr. Bass shall not engage in certain restrictive activities for a period of three years after the completion of a change in control that occurs during the term of the restrictive covenant agreement, which runs from November 18, 2021 until November 18, 2023. The restrictive activities include, but are not limited to, (x) competing or engaging anywhere in the restricted area, in a financial services business similar to that of the group, and (y) soliciting certain customers and employees of the group. The restricted area is defined as any of those counties in Texas listed in the restrictive covenant agreement and any other county in which Spirit has established a branch office. The group is defined in the restrictive covenant agreement as the surviving entity in a change in control and its affiliates. As consideration for the restrictions contained in the restrictive covenant agreement, Spirit has agreed to pay to Mr. Bass a transaction bonus in the amount of $2,000,000, which we refer to as the transaction bonus, payable in a lump sum within ten business days following the effective time of a change in control, as defined in the restrictive covenant agreement, that occurs during the term of such agreement. The transaction bonus will be subject to applicable taxes and withholding. The foregoing descriptions of the amendment and restrictive covenant agreement do not purport to be complete and are qualified in their entirety by the amendment and restrictive covenant agreement, which are attached as Exhibits 10.1 and 10.2 to Spirit’s Current Report on Form 8-K filed with the SEC on November 24, 2021.

Retention Agreement with David M. McGuire

In connection with the execution of the merger agreement, Simmons entered into an Associate Retention, Nondisclosure and Restrictive Covenant Agreement with David M. McGuire, Spirit’s President and Chief Lending Officer, to be effective upon the effective time, which we refer to as the retention agreement. Under the terms of the retention agreement, Mr. McGuire will receive (x) a base salary of $580,000, (y) a cash retention bonus equal to $2,000,000, which we refer to as the retention bonus, that will paid in four payments as follows: (1) 50% on the first payroll date after the effective time, (2) 16.66% on the first payroll date after the first anniversary of the effective time, (3) 16.67% on the first payroll date after the second anniversary of the effective time, and (4) 16.67% on the first payroll date after the third anniversary of the effective time, provided that in all cases except (i) termination by Simmons without cause, and (ii) the event of death, disability or resignation by Mr. McGuire for good reason, Mr. McGuire must be employed by Simmons on such payment dates, each of which we refer to as a payment date, and (z) an award of restricted stock units of Simmons in an amount equal to $610,000. The restricted stock units will vest only if Mr. McGuire continues to be employed with Simmons as follows: (a) 25% on each of the first and second anniversaries of the grant date, and (b) the remaining 50% on the third anniversary of the grant date. If Mr. McGuire is terminated by Simmons without cause, as defined in the retention agreement, and prior to any payment date, he will be entitled to receive the unpaid portion of the retention bonus. If Mr. McGuire resigns without good reason or is terminated by Simmons with cause, Mr. McGuire will not receive any unpaid portion of the retention bonus. In the event of death, disability or resignation for good reason, Mr. McGuire will be entitled to receive the unpaid portion of the retention bonus. Mr. McGuire will also be subject to certain customary non-solicitation and non-competition restrictions for a period of three years after his separation from service. Simmons Bank has offered Mr. McGuire an executive vice president role following the closing of the merger.

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Treatment of Restricted Stock Units and Other Stock Awards

The merger agreement provides that at the effective time, any outstanding Spirit RSUs will fully vest and will be cancelled and converted into the right to receive the per share merger consideration. Accordingly, restricted stock units will be treated as if they are shares of Spirit common stock in the merger. The Spirit directors and Spirit executives collectively own 134,309 Spirit RSUs as of the record date. Based on the assumed exchange ratio of 1.0118842 shares of Simmons common stock and that an assumed price per share of Simmons common stock of $29.97 (the average closing market price of Simmons common stock over the first five business days following the first public announcement of the merger on November 19, 2021, as required by Item 402(t)), the aggregate implied value of the Spirit RSUs held by Spirit directors and Spirit executives is $4,073,077.50.

The merger agreement provides that at the effective time, each unexercised Spirit stock option, whether vested or unvested, outstanding immediately prior to the effective time, will be canceled and converted into the right to receive from Simmons a cash payment equal to the difference, if positive, between (1) the fully diluted per share value and (2) the exercise price of such Spirit stock option. It is expected that, prior to the effective time, the Spirit board of directors (or a committee thereof) will accelerate the vesting of all Spirit stock options and give the holders thereof notice and an opportunity to exercise their Spirit stock options. This opportunity to exercise will apply to all outstanding Spirit stock options, including those Spirit stock options for which the vesting is accelerated by Spirit’s board of directors (or a committee thereof).

Indemnification and Insurance

The merger agreement provides that, for six years after the effective time, Simmons will indemnify, defend and hold harmless each of the present and former directors or officers of Spirit and its subsidiaries against all liabilities incurred in connection with any actual or threatened litigation arising out of or pertaining to the fact that such person is or was a director or officers of the Spirit entities, or at a Spirit entity’s request, of another corporation, partnership, joint venture, trust or other enterprise and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time to the fullest extent permitted under the Spirit charter and the Spirit bylaws in effect as of the date of the merger agreement (or, in the case of the Spirit bylaws, as in effect as of the effective time) (and subject to applicable law), including provisions relating to the advancement of expenses incurred in the defense of any such litigation; provided, that the indemnified party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification.

Support and Non-Competition Agreements

Simmons has entered into voting agreements with each of the Spirit directors and Spirit named executive officers pursuant to which each Spirit director and Spirit named executive officer agrees to vote in favor of the merger proposal. In addition, each of the voting agreements provide, among other things, that each director will be subject to certain non-competition and non-solicitation obligations for a period of two years after the effective time. The support agreement for Mr. McGuire provides, among other things, that he will be subject to certain non-competition and non-solicitation obligations for a period of two years after the effective time. The voting agreements for Mr. Golemon and Ms. Johnson provides, among other things, that Mr. Golemon and Ms. Johnson will be subject to certain non-competition and non-solicitation obligations for a period of one year after the effective time. The voting agreement for Mr. Bass does not contain any non-competition or non-solicitation obligations, as such obligations are addressed in his restrictive covenant agreement. If the merger agreement is terminated prior to the completion of the merger, the voting agreements will also be terminated.

Employee Benefit Plans

The merger agreement provides that for a period of one year following the effective time, employees of Spirit and its subsidiaries, while employed by Simmons, generally will be eligible to receive benefits that are on terms and conditions which are, in the aggregate, substantially comparable to those provided by Simmons entities

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to their similarly situated employees. Covered employees will generally receive credit for prior service with Spirit and its subsidiaries for purposes of determining eligibility to participate and vesting under Simmons benefit plans and for purposes of determining entitlement to paid time off under Simmons paid time off program, subject to certain specified exceptions. The merger agreement provides that the continued participation of Spirit employees in the Spirit benefit plans following the closing date will satisfy this obligation of Simmons.

Merger-Related Compensation for Spirit’s Named Executive Officers

The table below sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, which we refer to as Item 402(t), regarding certain compensation that will or may be paid or become payable to each of Spirit’s named executive officers (as identified in accordance with SEC regulations) and that is based on, or otherwise relates to, the merger, which we refer to in this section as merger-related compensation. The merger related compensation payable to these individuals is the subject of a non-binding advisory vote of Spirit shareholders as described in the section entitled “The Spirit Proposals—Proposal 2: Advisory Proposal on Specified Compensation.” The amounts listed below are estimates based on the following assumptions:

•	The effective time of the merger occurs on December 2, 2021 (which is the assumed date solely for purposes of this disclosure);
•	Each named executive officer experiences a termination of employment at such effective time that would cause such named executive officer to become eligible for severance payments under his or her respective agreements;
•	The named executive officer’s base salary and target short-term incentive opportunity remain unchanged from those in place as of December 2, 2021;
•	The equity awards of Spirit held by each named executive officer are outstanding as of December 2, 2021; and
•	The price per share of Simmons common stock at the effective time is $29.97 (the average closing market price of Simmons common stock over the first five business days following the first public announcement of the merger on November 19, 2021, as required by Item 402(t)).

The amounts in the tables below do not include amounts that Spirit’s named executive officers were already entitled to receive or vested in as of the date of this proxy statement/prospectus. In accordance with SEC guidance, the amounts in the table below do not include any amounts that may become payable under the retention agreement with Mr. McGuire, as described in the section entitled “Interests of Spirit’s Directors and Executive Officers in the Merger.” The calculations in this table also do not include compensation actions that may occur after the date of this proxy statement/prospectus but before the effective time of the merger (including any additional equity award grants, issuances or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, after the date of this proxy statement/prospectus but before the effective time of the merger). It is not currently expected that the payments reflected in the table below will trigger the negative tax consequences under Sections 280G and 4999 of the Code. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

We refer to payments and benefits that arise solely as a result of the completion of the merger as single trigger and to payments and benefits that require two conditions, which are the consummation of the merger and a qualifying termination of employment, as double trigger.

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Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Dean O. Bass	5,150,000	2,945,946	81,817	8,177,763
David M. McGuire	3,045,000	3,077,053	108,188	6,230,241
Jerry D. Golemon	682,500	1,261,200	56,704	2,000,404
Allison S. Johnson	607,500	330,649	68,028	1,006,177

(1)	The amounts reflect cash severance benefits, payable in a single lump sum, equal to the sum of the product of (a) a multiple (3.0 for Mr. Bass, 3.0 for Mr. McGuire, 1.5 for Mr. Golemon and 1.5 for Ms. Johnson), times (b) the sum of (i) the executive’s annual base salary in effect just prior to the date of termination and (ii) all bonus, profit sharing and other incentive payments made to the executive with respect to the most recent full year preceding the year in which the date of termination occurs. In addition, the amount for Mr. Bass reflects the $2,000,000 he is entitled to receive under his restrictive covenant agreement. These payments are double-trigger, as they will only be payable in the event of a qualifying termination within two years following the effective time of the merger. Payment of such cash severance is conditioned upon the executive executing a general waiver and release.
(2)	Upon the closing, all Spirit RSUs held by the named executive officers will accelerate and will entitle the named executive officers to the same per share merger consideration that all other shares of Spirit common stock are entitled to receive in the merger. The calculations assume that the value of the per share merger consideration is $31.21 per share, which is the product of (a) the quotient obtained by dividing (x) 18,325,000, which is the aggregate number of shares of Simmons common stock that Spirit shareholders are entitled to receive in the merger, by (y) 17,597,348, which is the number of shares of Spirit common stock and Spirit RSUs outstanding as of December 2, 2021, multiplied by (b) $29.97, the average closing price of Simmons common stock. Upon the closing, any Spirit stock options that are outstanding and unexercised immediately prior to the effective time will be entitled to receive a cash payment. The value of the stock options is based on a per share price of $29.97, the average closing price of Simmons common stock, less the exercise price of such Spirit stock option. The estimated payments in respect of the unvested Spirit RSUs are “single-trigger” benefits in that their vesting will accelerate and they will be converted into per share merger consideration at the effective time pursuant to the terms of the merger agreement.

	Spirit RSUs	Spirit Options
Dean O. Bass	$1,075,106	$1,870,840
David M. McGuire	$1,029,679	$2,047,374
Jerry D. Golemon	$560,267	$700,933
Allison S. Johnson	$327,347	$3,302
(3)	The amounts reflect, for each named executive officer, the sum of (i) the estimated value of Spirit’s cost to obtain benefits equal in value to each life, health, accident or disability benefit to which the executive is entitled immediately before the date of termination for 18 months after the date of termination, and (ii) subject to approval by the Spirit board of directors, certain other ancillary benefits. These benefits are double-trigger, as they will only be payable in the event of a qualifying termination within two years following the effective time of the merger. Payment of such benefits is conditioned upon the executive executing a general waiver and release.

	Medical (18 Mos.)	Cell Phone	Country Club	Car Allowance	Total
Dean O. Bass	34,010	4,500	28,341	14,966	81,817
David M. McGuire	46,037	4,500	50,230	7,421	108,188
Jerry D. Golemon	31,428	2,700	7,697	14,880	56,704
Allison S. Johnson	30,607	2,700	16,722	18,000	68,028

Regulatory Approvals Required for the Merger

The completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities, without materially burdensome conditions or requirements being imposed by any governmental authority as part of a regulatory approval. These approvals include approval from, among others, the Federal Reserve, and state regulatory authorities.

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Subject to the terms of the merger agreement, both Simmons and Spirit have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions and filings, and to obtain all permits and consents of all regulatory authorities and third parties that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the merger. Simmons and Spirit have filed applications and notifications to obtain the required regulatory approvals, consents and waivers.

Federal Reserve

The merger of Spirit with and into Simmons requires the approval of the Federal Reserve under the BHC Act. Simmons plans to submit to the Federal Reserve a request for waiver of this approval requirement with respect to the merger. If the Federal Reserve does not grant this waiver request, Simmons will be required to submit an application under Section 3 of the BHC Act to consummate the merger.

When acting on applications under Section 3 of the BHC Act, the Federal Reserve is required by statute and under its regulations to consider a number of factors. These factors include, but are not limited to, the following: (i) the financial and managerial resources (including consideration of the competence, experience and integrity of the officers, directors and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization; (ii) the supervisory records of the parties and compliance with federal banking laws and regulations (specifically including the effectiveness of the applicant in combatting money laundering); (iii) the ways in which the transaction would satisfy the convenience and needs of the communities served by the parties; (iv) the effect of the transaction on the concentration of deposits on a nationwide basis; (v) the extent to which the transaction would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; (vi) the effect of the transaction on competition or on the concentration of resources in any banking market; and (vii) the record of performance of each of Simmons Bank and Spirit Bank in meeting the credit needs of the respective communities that they serve, including low and moderate income neighborhoods within such communities, under the Community Reinvestment Act. As of their most recent Community Reinvestment Act examinations, Simmons Bank and Spirit Bank each had Community Reinvestment Act ratings of “satisfactory.”

The bank merger is also subject to review and approval by the Federal Reserve under Section 18(c) of the Federal Deposit Insurance Act, which we refer to as the Bank Merger Act, and the Riegle-Neal Interstate Banking and Branching Efficiency Act, which we refer to as the Riegle-Neal Act. Simmons Bank plans to submit an application under the Bank Merger Act seeking the prior approval of the Federal Reserve for the bank merger. With respect to an application filed under the Bank Merger Act, the Federal Reserve is required to consider, among other factors: (i) whether the effect of the applicable transaction in any portion of the country would substantially lessen competition, tend to create a monopoly, or otherwise retrain trade; (ii) the financial and managerial resources and future prospects of the banking organizations, including the effect of the applicable transaction on such resources (including capital and pro forma capital ratios of the combined organization and its management expertise, internal controls and risk management systems); (iii) the supervisory records of the banking organizations, including records of compliance with Bank Secrecy Act and anti-money laundering laws; (iv) the extent to which the applicable transaction would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (v) the effect of the transaction on the convenience and needs of the communities served by the banking organizations, including consideration of the records of performance of the relevant insured banking organizations under the Community Reinvestment Act. The Riegle-Neal Act imposes additional requirements, including that the Federal Reserve determine that the resulting bank will be well capitalized and well managed upon the consummation of the bank merger.

Simmons is required to publish notice of its applications to the Federal Reserve and to provide the opportunity for public comment on these applications. The Federal Reserve takes into account the views of third-party commenters, particularly on the subject of the convenience and needs of the communities to be served.

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The Federal Reserve may upon request or upon its own initiative hold a public hearing or meeting to clarify facts or issues raised by the applications in order to aid in the Federal Reserve’s decision-making process. Any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by the Federal Reserve.

Transactions approved under the BHC Act or Bank Merger Act generally may not be completed until 30 days after the approval of the appropriate federal banking agency is received (here, the Federal Reserve), during which time the Department of Justice, which we refer to as the DOJ, may initiate legal action to prevent consummation of the transaction if the DOJ determines the transaction may have a significantly adverse effect on competition. With the approval of the applicable federal agency and the concurrence of the DOJ, the 30-day waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the applicable merger’s effect on competition differently than the Federal Reserve, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve regarding the transaction’s effects on competition. While Simmons and Spirit do not know of any basis on which the DOJ would challenge regulatory approval by the Federal Reserve and believe that the likelihood of such action is remote, there can be no assurance that the DOJ will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

State of Arkansas

To complete the bank merger, Simmons Bank is required to submit an application to, and receive approval of the bank merger from, the ASBD. The ASBD will review the application to determine whether the bank merger complies with Arkansas law. Simmons Bank is required to publish notice of its application to the ASBD and to provide the opportunity for public comment on the application. The ASBD is required by law to hold a public hearing regarding the application. Any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the ASBD.

State of Texas

To complete the bank merger, Simmons Bank is required to submit written notice to, and receive the consent for the bank merger from, the TDSML. The TDSML requires that Simmons Bank notify the TDSML no less than 30 days prior to the proposed transaction and provide, among other things, a copy of the applications submitted to the Federal Reserve under the Bank Merger Act and to the ASBD under Arkansas law. The TDSML will be deemed to consent to the bank merger upon the TDSML’s notification to Simmons Bank that it has accepted a complete filing.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the merger.

Simmons and Spirit believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. Simmons and Spirit cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation

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challenging such approvals. No assurance can be given that the necessary regulatory approvals will be received in time to effect the merger in the second quarter of 2022. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company.

Simmons and Spirit are not aware of any material regulatory approvals or actions that are required prior to the completion of the merger other than those described in this proxy statement/prospectus. If any additional regulatory approvals or actions are required other than those described in this proxy statement/prospectus, Simmons and Spirit presently intend to seek those approvals or actions. However, Simmons and Spirit cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment

The merger will be accounted for as an acquisition by Simmons using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” The result of this is that (1) the recorded assets and liabilities of Simmons will be carried forward at their recorded amounts, (2) Simmons historical operating results will be unchanged for the prior periods being reported on, and (3) the assets and liabilities of Spirit will be adjusted to fair value at the date Simmons assumes control of the combined entity, or the merger date. In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of shares of Simmons stock to be issued to former Spirit shareholders, and the value of cash and shares of Simmons common stock to be issued to former holders of Spirit equity awards, exceeds the fair value of the net assets including identifiable intangibles of Spirit at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Spirit being included in the operating results of Simmons from the closing date going forward.

Public Trading Markets

Simmons common stock is listed on Nasdaq under the symbol “SFNC” and Spirit common stock is listed on Nasdaq under the symbol “STXB.” Upon completion of the merger, Spirit common stock will be delisted from Nasdaq and thereafter will be deregistered under the Exchange Act. The Simmons common stock issuable in the merger will be listed on Nasdaq.

Dissenters’ Rights in the Merger

General

If you hold one or more shares of Spirit common stock, you have the right to dissent from the merger and have the appraised fair value of your shares of Spirit common stock as of the date immediately prior to the closing date of the merger paid to you in cash under Chapter 10, Subchapter H of the TBOC. The appraised fair value may be more or less than the value of the stock consideration being paid in the merger in exchange for shares of Spirit common stock. If you are contemplating exercising your right to dissent, Spirit urges you to read carefully the provisions of Chapter 10, Subchapter H of the TBOC, a copy of which is included with this document as Annex D, and which qualify in all respects the following discussion of those provisions, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

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How to Exercise and Perfect Your Right to Dissent

To be eligible to exercise your right to dissent to the merger:

•	you must, prior to the Spirit special meeting, provide Spirit with a written objection to the merger that states that you intend to exercise your right to dissent if the merger agreement is approved and the merger is completed and that provides an address to which a notice of effectiveness of the merger should be delivered or mailed to you if the merger is completed;

•	you must vote your shares of Spirit common stock AGAINST approval of the Spirit merger proposal at the Spirit special meeting in person or by proxy;
•	you must, not later than the 20th day after Simmons (which will be the ultimate successor to Spirit) sends you notice that the merger was completed, deliver to Simmons a written demand for payment of the fair value of the shares of Spirit common stock you own that states the number and class of shares of Spirit common stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent; and
•	you must, not later than the 20th day after you make your demand for payment to Simmons as described above, submit your certificates representing Spirit common stock to Simmons.

If you intend to exercise your right to dissent from the merger, prior to the Spirit special meeting you must send the notice of objection to Spirit, addressed to:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Attention: President and Corporate Secretary

If you fail to send the written objection to the merger in the proper form and prior to the Spirit special meeting, to vote your shares of Spirit common stock at the Spirit special meeting against the approval of the Spirit merger proposal or to submit your demand for payment in the proper form and on a timely basis, you will lose your right to dissent from the merger. If you fail to submit to Simmons on a timely basis your certificates formerly representing the shares of Spirit common stock after you have submitted the demand for payment as described above, Simmons will have the option to terminate your right of dissent as to your shares of Spirit common stock. In any instance of a termination or loss of your right of dissent, you will instead receive the per share merger consideration as set forth in the merger agreement. If you comply with the first two items above and the merger is completed, Simmons will send you a written notice advising you that the merger has been completed. Simmons must deliver this notice to you within ten days after the merger is completed.

Your Demand for Payment

If the merger is completed, you have provided your written objection to the merger to Spirit in a timely manner and in proper form and you have voted against the merger agreement at the Spirit special meeting as described above and you desire to receive the fair value of your shares of Spirit common stock in cash, you must, within 20 days of the date on which Simmons sends to you the notice of that the merger was completed, give Simmons a written demand for payment of the fair value of your shares of Spirit common stock. The fair value of your shares of Spirit common stock will be the value of the shares on the day immediately preceding

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the completion of the merger, excluding any appreciation or depreciation in anticipation of the merger. After the merger is completed, your written demand and any notice sent to Simmons must be addressed to:

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Attention: President and Secretary

If your written demand for payment in proper form is not received by Simmons within the requisite 20 day period, you will not be entitled to receive a cash payment representing the fair value of your shares of Spirit common stock. Instead, you will receive shares of Simmons common stock and cash as the per share merger consideration set forth in the merger agreement.

Delivery of Stock Certificates

If you have satisfied the requirements for the exercise of your right to dissent described above, including the delivery of the written demand for payment to Simmons as described above, you must, not later than the 20th day after you make your written demand for payment to Simmons, submit to Simmons your certificate or certificates formerly representing the shares of Spirit common stock you own. You may submit those certificates with your demand for payment if you prefer. In accordance with the provisions of the TBOC, Simmons will note on each such certificate that you have demanded payment of the fair value of the shares of Spirit common stock that were represented by such certificate under the provisions of the TBOC relating to the rights of dissenting owners. After making those notations on those certificates, Simmons will return each such certificate to you at your request. If you fail to submit all of the certificates representing the shares of Spirit common stock for which you have exercised the right of dissent in a timely fashion, Simmons will have the right to terminate your rights of dissent and appraisal with respect to all of your shares of Spirit common stock unless a court, for good cause shown, directs Simmons not to terminate those rights.

Simmons’ Actions Upon Receipt of Your Demand for Payment

Within 20 days after Simmons receives your written demand for payment and your estimate of the fair value of your shares of Spirit common stock submitted as described above, Simmons must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If Simmons accepts your estimate, Simmons will notify you that it will pay the amount of your estimated fair value within 90 days after the effective date of the merger. Simmons will make this payment to you only if you have surrendered the share certificates representing your shares of Spirit common stock, duly endorsed for transfer, to Simmons.

If Simmons does not accept your estimate, Simmons will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you within 120 days after the effective date of the merger, which you may accept within 90 days after the effective date of the merger or decline.

Payment of the Fair Value of Your Shares of Spirit Stock upon Agreement of an Estimate

If you and Simmons have reached an agreement on the fair value of your shares of Spirit common stock within 90 days after the effective date of the merger, Simmons must pay you the agreed amount within 120 days after the date the merger is completed, provided that you have surrendered the certificates formerly representing your shares of Spirit common stock, duly endorsed for transfer, to Simmons.

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Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled

If you and Simmons have not reached an agreement as to the fair market value of your shares of Spirit common stock within 90 days after the effective date of the merger, you or Simmons may, within 60 days after the expiration of the 90-day period, commence proceedings in Dallas County, Texas asking the court to determine the fair value of your shares of Spirit common stock. The court will determine if you have complied with the provisions of the TBOC regarding your right of dissent and if you have become entitled to receive payment for your shares of Spirit common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares in the manner prescribed by the TBOC. The appraisers will determine the fair value of your shares and will report this value to the court. Once the appraisers’ report is filed with the court, you will receive a notice from the court indicating that the report has been filed. You will be responsible for obtaining a copy of the report from the court. If you or Simmons objects to the report or any part of it, the court will hold a hearing to determine the fair value of your shares of Spirit common stock. Both you and Simmons may address the court about the report. The court will determine the fair value of your shares and direct Simmons to pay that amount, plus interest, which will begin to accrue 91 days after the merger is completed. The court may require you to share in the court costs relating to the matter to the extent the court deems it fair and equitable that you do so.

Rights as a Shareholder

If you have made a written demand on Simmons for payment of the fair value of your shares of Spirit common stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder of Simmons, but will only have the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the merger would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares of Spirit common stock or money damages with respect to the merger.

Withdrawal of Demand

If you have made a written demand on Simmons for payment of the fair value of your Spirit common stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the merger and you will have the same rights to receive of the per share merger consideration with respect to your shares of Spirit common stock as you would have had if you had not made a demand for payment as to those shares, as well as to participate to the appropriate extent in any dividends or distributions on the shares of Simmons common stock that may have been paid to Simmons shareholders after the effective date of the merger. Such rights will, however, be subject to any change in or adjustment to those shares made because of an action taken after the date your demand for payment.

Beneficial Owners

Persons who beneficially own shares of Spirit common stock that are held of record in the name of another person, such as a bank, broker, trustee or other nominee, and who desire to have the right of dissent exercised as to those shares must act promptly to cause the record holder of those shares to take the actions required under Texas law to exercise the dissenters’ rights with respect to those shares. Only the persons in whose names shares of Spirit common stock are registered on the share transfer records of Spirit may exercise the right of dissent and appraisal discussed above.

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U.S. Federal Income Tax Consequences

See the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger” for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.

You should remember that if you return a signed proxy, but fail to provide instructions as to how your shares of Spirit common stock are to be voted, you will be considered to have voted in favor of the merger agreement and you will not be able to assert dissenters’ rights. You should also remember that if you otherwise vote at the Spirit special meeting in favor of the merger agreement, you will not be able to assert dissenters’ rights.

The foregoing summary is not intended to be a complete statement of the procedures for exercising dissenters’ rights under the TBOC and is qualified in its entirety by reference to the full text of Chapter 10, Subchapter H of the TBOC, a copy of which is included with this document as Annex D. Spirit urges any Spirit shareholder wishing to exercise dissenters’ rights, if any, to read this summary and the TBOC provisions carefully, and to consult legal counsel before attempting to exercise dissenters’ rights. Failure to comply strictly with all of the procedures set forth in of Chapter 10, Subchapter H of the TBOC may result in the loss of your statutory dissenters’ rights.

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THE MERGER AGREEMENT

The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Under the terms and subject to the conditions of the merger agreement, among other things, (i) Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation in the merger, and (ii) immediately following the merger, Spirit Bank will merge with and into Simmons Bank, with Simmons Bank continuing as the surviving bank.

The Per Share Merger Consideration

Based on the assumptions set forth below, under the terms of the merger agreement, at the effective time, each share of Spirit common stock that is issued and outstanding immediately prior to the effective time (except for shares of Spirit common stock held directly or indirectly by Spirit or Simmons and any dissenting shares) will be converted into the right to receive the per share merger consideration, composed of approximately 1.0105 shares of Simmons common stock. The per share merger consideration is based on the assumption that (i) 17,261,959 shares of Spirit common stock are issued and outstanding (excluding treasury shares), (ii) 435,676 shares of Spirit common stock are reserved for issuance upon the vesting of Spirit RSUs, (iii) 780,230 shares of Spirit common stock are subject to outstanding Spirit stock options with a weighted average exercise price of $14.65, and (iv) 15,312 shares of Spirit common stock are subject to outstanding Spirit warrants with a weighted average exercise price of $12.84, in each case, immediately prior to the effective time. In addition, the exchange ratio assumes that the Simmons average closing price is equal to $32.08, which was the closing sales price of Simmons common stock on January 7, 2022. Changes in any of these assumptions will result in changes in the per share merger consideration. In the aggregate and based on the assumptions set forth herein, Simmons will issue approximately 17,883,538 shares of Simmons common stock to the Spirit shareholders upon completion of the merger, subject to certain conditions and potential adjustments under the merger agreement.

Fractional Shares

Simmons will not issue any fractional shares of Simmons common stock in the merger. Instead, a Spirit shareholder who would otherwise be entitled to receive a fraction of a share of Simmons common stock will receive, in lieu thereof, an amount in cash, rounded up to the nearest whole cent (without interest), determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of Simmons common stock that such holder would otherwise be entitled to receive by (ii) the Simmons average closing price.

Treatment of Spirit Equity Rights

At the effective time, each Spirit RSU will fully vest and be canceled and converted into the right to receive the per share merger consideration, treating the Spirit RSUs as if they are shares of Spirit common stock for such purposes.

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At the effective time of the merger, each Spirit stock option that is outstanding and unexercised immediately prior to the effective time will be canceled and converted into the right to receive from Simmons a Spirit stock option payout equal to the applicable Spirit stock option amount. Notwithstanding the foregoing, any Spirit stock option that is outstanding and unexercised immediately prior to the effective time with an option exercise price that equals or exceeds the fully diluted per share value will be canceled with no consideration being paid to the optionholder with respect to such Spirit stock option. Simmons and Spirit will work cooperatively to facilitate the Spirit stock option payouts. Pursuant to the merger agreement, the Spirit board of directors or any committee thereof, prior to the effective time, must adopt such resolutions or take any actions necessary to effectuate the Spirit stock option payouts. It is expected that, prior to the effective time, the Spirit board of directors (or a committee thereof) will accelerate the vesting of all Spirit stock options and give the holders thereof notice and an opportunity to exercise their Spirit stock options. This opportunity to exercise will apply to all outstanding Spirit stock options, including those Spirit stock options for which the vesting is accelerated by Spirit’s board of directors (or a committee thereof).

At the effective time, each Spirit warrant, will be canceled and converted into the right to receive from Simmons a Spirit warrant payout equal to the applicable Spirit warrant amount, all in accordance with the warrant cancellation agreements. Notwithstanding the foregoing, any Spirit warrant with a warrant exercise price that equals or exceeds the fully diluted per share value will be canceled with no consideration being paid to the Spirit warrant holder with respect to such Spirit warrant. Simmons and Spirit will work cooperatively to facilitate the Spirit warrant payouts. Pursuant to the merger agreement, the Spirit board of directors or any committee thereof, prior to the effective time, must adopt such resolutions or take any actions necessary to effectuate the Spirit warrant payouts and to ensure there are no outstanding Spirit warrants at the effective time.

Potential Adjustment to Stock Consideration

If the number of shares of Simmons common stock outstanding changes as a result of a stock split, stock dividend, or recapitalization or similar corporate action with respect to such stock prior to the effective time, then the aggregate merger consideration will be equitably and proportionately adjusted, if necessary and without duplication, to fully effect such change. If the aggregate cash consideration less the sum of all stock option payouts, which we refer to as the aggregate stock option payout, and all warrant payouts, which we refer to as the aggregate warrant payout, is less than $0, then the aggregate cash consideration will be increased such that difference between the aggregate cash consideration and the aggregate stock option payout and the aggregate warrant payout equals $0, and the stock consideration will be decreased by an amount of shares of Simmons common stock equal to the quotient of such aggregate cash consideration increase divided by the average closing price (for the avoidance of doubt, if the quotient includes a fractional share, then the quotient will be rounded up to the next whole share).

Surviving Corporation Governing Documents, Directors and Officers

At the effective time, the Simmons charter and the Simmons bylaws in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation, until the same be duly amended or repealed.

The directors and officers of Simmons immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation, except that Simmons expects to have Dean Bass, Chairman and CEO of Spirit, join the Simmons board of directors shortly following the closing of the merger as an independent director.

Closing and Effective Time

The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived (subject to applicable law). See the section entitled “—Conditions to Consummation of the Merger” below.

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The merger will become effective as of the date and time specified in the articles of merger as duly filed with the Secretary of State of the State of Arkansas and the certificate of merger as duly filed with the Secretary of State of the State of Texas.

In the merger agreement, we have agreed to cause the effective time to occur by the later of (1) April 8, 2022 and (2) a date within 30 days following the satisfaction or waiver (subject to applicable law) of the last of the conditions specified in the merger agreement to occur as determined by Simmons, or on another mutually agreed date. It currently is anticipated that the effective time will occur in the second quarter of 2022, subject to the receipt of regulatory approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the merger will be completed.

As described below, if the merger is not completed by November 30, 2022, either Simmons or Spirit may choose to terminate the merger agreement at any time after such date if the failure of the effective time to occur on or before such date is not caused by any breach of the merger agreement by the party electing to terminate the merger agreement.

Conversion of Shares; Exchange Procedures

The conversion of Spirit common stock into the right to receive the per share merger consideration will occur automatically at the effective time.

At or promptly after the effective time, Simmons will deposit with its transfer agent, or another exchange agent acceptable to Simmons, which we refer to as the exchange agent, (1) certificates or evidence of Simmons common stock in book-entry form equal to the stock consideration and (2) funds equal to the cash payable in lieu of fractional shares and after the effective time, if applicable, any dividends or distributions which the Spirit shareholders have the right to receive under the merger agreement.

As soon as reasonably practicable after the effective time, the exchange agent will mail to holders of record of Spirit common stock and Spirit restricted stock units immediately prior to the effective time transmittal materials, which such shareholder may complete in accordance with the instructions thereto and deliver together with the proper surrender of a certificate, if applicable, to the exchange agent in exchange for the per share merger consideration, any cash in lieu of fractional shares of Simmons common stock, and any dividends or distributions such shareholder is entitled to receive under the merger agreement.

Withholding

Simmons, the surviving corporation or the exchange agent, as applicable, will be entitled to deduct and withhold from the per share merger consideration, Spirit stock option payouts, Spirit warrant payouts and any other amounts or property otherwise payable or distributable to any person pursuant to the merger agreement to any person, such amounts or property (or portions thereof) as it is required to deduct and withhold under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable tax law. Any amounts so deducted, withheld or remitted will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

Dividends and Distributions

Whenever a dividend or other distribution is declared by Simmons on Simmons common stock, with a record date after the effective time, the declaration will include dividends or other distributions on all whole shares of Simmons common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such shareholder has duly surrendered its certificate in accordance with the merger agreement. Following surrender of any such certificate (or affidavit or loss and other documentation required by the exchange agent or surviving corporation under the merger agreement in lieu thereof), the record

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holder of the whole shares of Simmons common stock issued in exchange therefor, will be paid, without interest, (1) all dividends and other distributions payable in respect of any such whole shares of Simmons common stock with a record date after the effective time and a payment date on or prior to the date of such surrender and not previously paid and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Simmons common stock.

Representations and Warranties

The merger agreement contains representations and warranties made, on the one hand, by Spirit to Simmons and, on the other hand, by Simmons to Spirit, which were made only for purposes of the merger agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Simmons, Spirit or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Simmons’ public disclosures. The representations and warranties contained in the merger agreement do not survive the effective time. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of Simmons or Spirit or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus and the other information contained in the reports, statements and filings that Simmons publicly files with the SEC. For more information regarding these documents, please see the section entitled “Where You Can Find More Information.”

In the merger agreement, Spirit has made customary representations and warranties to Simmons with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Spirit and Spirit Bank;
•	Spirit’s authority to enter into the merger agreement and to complete the transactions contemplated thereby (subject to the Spirit shareholder approval) and the enforceability of the merger agreement against Spirit in accordance with its terms;
•	the absence of conflicts with or breaches of Spirit’s or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;
•	the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;
•	the capitalization of Spirit and Spirit Bank, including in particular the number of shares of Spirit common stock issued and outstanding;
•	ownership of subsidiaries;
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•	reports filed with regulatory authorities;
•	financial matters;
•	books and records;
•	the absence of liabilities other than those liabilities incurred in the ordinary course since December 31, 2020, in connection with the merger agreement and the transactions contemplated thereby, or accrued or reserved against the consolidated balance sheet of Spirit as of December 31, 2020;
•	the absence of certain changes or events;
•	tax matters;
•	the assets of Spirit and its subsidiaries;
•	intellectual property and privacy matters;
•	environmental matters;
•	compliance with laws, consents, orders and material permits;
•	compliance with the Foreign Corrupt Practices Act of 1977, as amended, and anti-money laundering laws;
•	performance under the Community Reinvestment Act;
•	labor relations;
•	matters relating to employee benefit plans and ERISA;
•	matters with respect to Spirit’s material contracts;
•	agreements with regulatory authorities;
•	investment securities;
•	derivative instruments and transactions entered into for the account of Spirit and its subsidiaries or for the account of a customer of Spirit or its subsidiaries;
•	legal proceedings;
•	the accuracy of the information supplied by Spirit in this proxy statement/prospectus;
•	the inapplicability of state anti-takeover statutes;
•	receipt by the Spirit board of directors of the opinion from Spirit’s financial advisor;
•	the lack of action by Spirit that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;
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•	loan matters;
•	deposits;
•	allowance for loan and lease losses;
•	insurance matters;
•	the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control;
•	the absence of undisclosed brokers’ fees and expenses;
•	transactions with affiliates and insiders; and
•	neither Spirit nor any subsidiary being required to register with the SEC as an investment advisor or broker-dealer, or conducting insurance operations.

In the merger agreement, Simmons made customary representations and warranties to Spirit with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Simmons and Simmons Bank;
•	Simmons’ authority to enter into the merger agreement and to complete the transactions contemplated thereby and the enforceability of the merger agreement against Simmons in accordance with its terms;
•	the absence of conflicts with or breaches of Simmons’ or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;
•	the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;
•	the capitalization of Simmons, including in particular the number of shares of Simmons common stock issued and outstanding;
•	ownership of subsidiaries;
•	reports filed with regulatory authorities;
•	financial matters;
•	SEC filings, including financial statements contained therein;
•	the absence of liabilities other than those liabilities incurred in the ordinary course of business since December 31, 2020, in connection with the merger agreement and the transactions contemplated thereby, or accrued or reserved against the consolidated balance sheet of Simmons as of December 31, 2020;
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•	the absence since December 31, 2020 of an event that has had a material adverse effect on Simmons;
•	tax matters;
•	compliance with laws, orders and permits;
•	legal proceedings;
•	the accuracy of the information supplied by Simmons in this proxy statement/prospectus;
•	the lack of action by Simmons that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals; and
•	the absence of undisclosed brokers’ fees and expenses.

The representations and warranties in the merger agreement do not survive the effective time and, as described below under the section entitled “—Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including, but not limited to, those related to payment of fees and expenses and the confidential treatment of information), unless a party breached the merger agreement.

Many of the representations and warranties in the merger agreement made by Spirit and Simmons are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).

Under the merger agreement, a “material adverse effect” is defined, with respect to a party and its subsidiaries, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operation, assets, liabilities or business of such party and its subsidiaries taken as a whole or (ii) prevents or materially impairs the ability of such party to timely consummate the transactions contemplated by the merger agreement; provided, that in the case of the foregoing clause (i), a material adverse effect will not be deemed to include effects to the extent resulting from the following (except, in certain instances, to the extent that the effect of such change disproportionately affects such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate, and provided further that the application of Spirit’s asset quality condition and regulatory capital condition is independent of the definition of material adverse effect and the satisfaction or lack of satisfaction of the requirements therein is not determinative of whether a material adverse effect has otherwise occurred):

•	changes after the date of the merger agreement in GAAP or applicable regulatory accounting requirements;
•	changes after the date of the merger agreement in laws of general applicability to companies in the financial services industry;
•	changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Spirit and Simmons, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry;
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•	after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;
•	failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;
•	the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;
•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism;
•	changes after the date of the merger agreement resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic, or outbreak of any disease or other public health event (including the COVID-19 pandemic and the implementation of any public health measures related to the COVID-19 pandemic) in the jurisdictions in which Spirit or Simmons Bank operate; or
•	actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Effective Time

Spirit has agreed that prior to the effective time or the termination of the merger agreement, unless the prior written consent of Simmons has been obtained (which consent will not be unreasonably withheld, delayed or conditioned), and except for certain exceptions, as required by law, and as otherwise expressly contemplated by the merger agreement, it will, and will cause each of its subsidiaries to, (1) operate its business only in the ordinary course and (2) use its reasonable best efforts to preserve intact its business (including its organization, assets, goodwill and insurance coverage), and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers and others doing business with it, and maintain the services of its officers and key employees. In addition, Spirit has each agreed that until the earlier of the effective time or the termination of the merger agreement, it will use its reasonable best efforts to provide Simmons with prior written notice of any actions it or any of its subsidiaries take with respect to the COVID-19 pandemic that differ from or are inconsistent with actions taken by it with respect to the COVID-19 pandemic prior to the date of the merger agreement.

Spirit has also agreed that, every two weeks after the date of the merger agreement, it will provide Simmons a report describing all of the following which has occurred in the prior two weeks:

•	any new, renewed, extended, modified, amended or terminated contracts that provide for aggregate annual payments of $50,000 or more; and
•	new loans or commitments (including a letter of credit) for loans in excess of $200,000, any renewals or extensions of existing loans or commitments for any loans in excess of $200,000, or any material amendments or modifications to loans in excess of $200,000.

In addition, as of November 2021, Spirit has agreed to provide Simmons with a monthly report and reasonable attestation concerning Spirit and Spirit Bank’s asset quality.

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Additionally, Spirit has agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Simmons has been obtained (which consent will not be unreasonably withheld, delayed or conditioned) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement, Spirit will not, and will not do or agree or commit to do, or cause or permit any of its subsidiaries to do or agree or commit to do, any of the following:

•	amend the Spirit charter, the Spirit bylaws or other governing instruments of Spirit or any of its subsidiaries;
•	incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of Spirit to Spirit Bank or of Spirit Bank to Spirit, or the creation of deposit liabilities, purchases of federal funds, borrowings from any FHLB or Federal Reserve, security repurchase arrangements or other short term liquidity funding of Spirit Bank, or sales of certificates of deposits, in each case incurred in the ordinary course);
•	(1) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of Spirit or any of its subsidiaries other than in connection with Spirit’s benefit plans, or (2) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Spirit’s capital stock or other equity interests of Spirit (except for regular quarterly cash dividends by Spirit at a rate not to exceed $0.12 per share of Spirit common stock, provided that Spirit will not make, declare, pay, or set aside for payment such dividends if, as of the date of its action, Spirit would be unable to satisfy the regulatory capital conditions in the merger agreement;
•	issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Spirit common stock or any other capital stock of Spirit or any of its subsidiaries, or any stock appreciation rights, or any option, warrant, or other equity right (other than issuances of Spirit common stock in connection with the exercise of vested Spirit options or Spirit warrants, or the vesting of Spirit RSUs, in each case that were outstanding as of the close of business on November 16, 2021; provided that such issuances occur prior to the determination date, as defined in the merger agreement);
•	directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of Spirit or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Spirit common stock, or sell, transfer, lease, mortgage, permit any lien on, or otherwise dispose of, discontinue or otherwise encumber, (1) any shares of capital stock or other equity interests of Spirit or any of its subsidiaries (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to Spirit or any of its subsidiaries) or (2) any asset other than pursuant to contracts in force at the date of the merger agreement or sales of investment securities in the ordinary course;
•	(1) purchase any securities or make any acquisition of or investment in (except in the ordinary course), either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course), any person other than Spirit Bank, or otherwise acquire direct or indirect control over any person, or (2) enter into a plan of consolidation, merger, share exchange, share
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acquisition, reorganization, recapitalization or complete or partial liquidation or dissolution (other than consolidations, mergers or reorganizations solely among wholly owned subsidiaries of Spirit), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

•	(1) grant any increase in compensation or benefits to the employees or officers of Spirit or any of its subsidiaries (except as required by law), (2) pay any (A) severance or termination pay or (B) any bonus, in either case other than pursuant to a Spirit benefit plan that is in effect on the date of the merger agreement and in the case of clause (A) subject to receipt of an effective release of claims from the employee, and in the case of clause (B) to the extent required under the terms of the plan without the exercise of any upward discretion, (3) enter into, amend or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of Spirit or any of its subsidiaries, (4) grant any increase in fees or other increases in compensation or other benefits to directors of Spirit or any of its subsidiaries, (5) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any equity rights or restricted stock, or authorize cash payments in exchange for any equity rights, (6) fund any rabbi trust or similar arrangement, (7) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $75,000, other than for cause, (8) hire any officer, employee, independent contractor or consultant (who is a natural person) who has annual base compensation greater than $100,000, or (9) implement or announce any employee layoff that would reasonably be expected to implicate the Worker Adjustment and Retraining Notification Act;
•	enter into, amend or renew any employment or independent contractor contract between Spirit or any of its subsidiaries and any person requiring payments thereunder in excess of $75,000 in any 12-month period that Spirit or its subsidiaries do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective time;
•	except with respect to a Spirit benefit plan that is intended to be tax-qualified in the opinion of counsel is necessary or advisable to maintain the tax qualified status, (1) adopt or establish any new plan, policy, program or arrangement that would be considered a Spirit benefit plan if such plan, policy, program or arrangement were in effect as of the date of the merger agreement, or amend in any material respect any existing Spirit benefit plan or terminate or withdraw from, or amend, any Spirit benefit plan, (2) make any distributions from such employee benefit plans, except as required by the terms of such plans, or (3) fund or in any other way secure the payment of compensation or benefits under any Spirit benefit plan;
•	except in each case as may be required to conform to changes in tax laws, regulatory accounting requirements or GAAP, as applicable, make any change in any accounting principles, practices or methods or systems of internal accounting controls; or make or change any material Tax election, Tax accounting method, taxable year or period; file any amended material tax return, stop maintaining withholding certificates in respect of any person required to be maintained under the Code or the treasury regulations, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes; settle or compromise any tax liability of Spirit or any of its subsidiaries; enter into any closing agreement with respect to any tax; surrender any right to claim a tax refund; or claim any other tax relief or tax benefit under a COVID-19 relief law;
•	commence any litigation other than in the ordinary course, or settle, waive or release or agree or consent to the issuance of any order in connection with any litigation (1) involving any liability of Spirit or any of its subsidiaries for money damages in excess of $50,000 in the aggregate or that would impose any restriction on the operations, business or assets of Spirit or any of its subsidiaries, or the surviving corporation or (2) arising out of or relating to the transactions contemplated by the merger agreement;
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•	enter into, renew, extend, modify, amend or terminate specified contracts, make any material amendment or modification to specified contracts, or waive, release, compromise or assign any material rights or claims under specified contracts;
•	(1) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies or (2) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans except as required by rules or policies imposed by a regulatory authority;
•	make, or commit to make, any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate;
•	except as required by applicable regulatory authorities, make any material changes in its policies and practices with respect to insurance policies including materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;
•	materially change or restructure its investment securities portfolios, its investment securities practice or policies, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage-related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;
•	alter materially its interest rate or fee pricing policies with respect to depository accounts of Spirit or any of its subsidiaries or waive any material fees with respect thereto;
•	take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
•	make or acquire any loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any loan, or amend or modify in any material respect any loan, except for (1) secured loans or commitments for loans with a principal balance less than $1,500,000 in compliance with Spirit Bank’s underwriting policy and related loan policies in effect as of the date of the merger agreement including pursuant to an exception to such underwriting policy and related Loan policies that is reasonable in light of the underwriting of the borrower for such loan or commitment (provided that this exception will not permit any Spirit entity to acquire such loans), (2) unsecured loans or commitments for loans with a principal balance equal to or less than $250,000 in compliance with Spirit Bank’s underwriting policy and related loan policies in effect as of the date of the merger agreement consistent with past practices, including pursuant to an exception to such underwriting policy and related loan policies that is reasonable in light of the underwriting of the borrower for such loan or commitment (provided that this exception will not permit any Spirit entity to acquire such loans), and (3) amendments or modifications of any existing loan in full compliance with Spirit Bank’s underwriting policy and related loan policies in effect as of the date of the merger agreement consistent with past practices without utilization of any of the exceptions provided in such underwriting policy and related loan policies (provided that such loan is not a criticized loan);
•	other than in the ordinary course, repurchase, or provide indemnification relating to, loans in the aggregate in excess of $100,000;
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•	cancel, compromise, waive or release any material indebtedness owed to any person or any rights or claims held by any person, except for (1) sales of loans and sales of investment securities, in each case in the ordinary course, or (2) as expressly required by the terms of any contracts in force at the date of the merger agreement;
•	permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;
•	enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;
•	foreclose upon or take a deed or title to any commercial real estate (excluding real estate used solely for agricultural production) without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of hazardous material;
•	take any action that is intended or which could reasonably be expected to (1) impede, adversely affect or delay consummation of the transactions contemplated by the merger agreement or the receipt of any approvals of any regulatory authority or third party; (2) result in any of the conditions to closing not being satisfied, or (3) impair its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby, except as required by applicable law; or
•	agree to take, make any commitment to take, or adopt any resolutions of the Spirit board of directors in support of, any of the above prohibited actions.

Simmons has also agreed that until the earlier of the effective time or the termination of the merger agreement, unless the prior written consent of Spirit has been obtained (which consent Spirit may not unreasonably withhold, delay or condition) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement, Simmons will not, and will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do any of the following actions:

•	amend the Simmons charter, the Simmons bylaws or other governing instruments of Simmons or any significant subsidiaries (as defined in Regulation S-X promulgated by the SEC) of Simmons in a manner that would adversely affect Spirit or the holders of Spirit common stock adversely relative to other holders of Simmons common stock;
•	take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
•	take any action that is intended or which could reasonably be expected to (1) impede, adversely affect or materially delay consummation of the transactions contemplated by the merger agreement or the receipt of any approvals of any regulatory authority or third party, (2) result in any of the conditions to closing not being satisfied, or (3) impair Simmons’ ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement, except as required by applicable law; or
•	agree to take, make any commitment to take, or adopt any resolutions of the Simmons board of directors in support of, any of the above prohibited actions.
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Regulatory Matters

Simmons and Spirit have agreed to file all reports required to be filed with regulatory authorities between the date of the merger agreement and the effective time, and to deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC or the Federal Reserve, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the period then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes. Notwithstanding the above, neither Simmons nor Spirit will be obligated to disclose to the other any reports to the extent such reports contain confidential supervisory information or other information the disclosure of which would be prohibited by applicable law.

Simmons and Spirit have agreed to cooperate with each other and use their reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions and filings, and to obtain all permits and consents of all regulatory authorities and third parties that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the merger, and to comply with the terms and conditions of all such permits and consents. Each of Simmons and Spirit have agreed to use its respective reasonable best efforts to resolve objections, if any, which may be asserted with respect to the merger agreement or the transactions contemplated thereby by any regulatory authority or under any applicable law or order.

Notwithstanding the foregoing, in no event is Simmons or any of its subsidiaries required, and Spirit and its subsidiaries are not permitted (without Simmons’ prior written consent in its sole discretion), to take any action, or to commit to take any action, or to accept any restriction or condition, involving Simmons or its subsidiaries or Spirit or its subsidiaries, which is materially burdensome on Simmons’ or Simmons Bank’s business or on the business of Spirit or Spirit Bank, in each case following the closing or which would likely reduce the economic benefits of the transactions contemplated by the merger agreement to Simmons to such a degree that Simmons would not have entered into the merger agreement had such condition or restriction been known to it at the date of the merger agreement, which condition or restriction we refer to as a burdensome condition.

For a more complete discussion of the regulatory approvals required to complete the merger and the terms of the merger agreement related to regulatory approvals, please see the section entitled “The Merger—Regulatory Approvals Required for the Merger.”

Tax Matters

Simmons and Spirit have agreed to use their respective reasonable best efforts to cause the merger, and to take no action which would cause the merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for federal income tax purposes.

Employee Matters

The merger agreement provides that for a period of one year following the effective time, employees of Spirit and its subsidiaries, while employed by Simmons, generally will be eligible to receive benefits that are on terms and conditions which are, in the aggregate, substantially comparable to those provided by Simmons entities to their similarly situated employees. Covered employees will generally receive credit for prior service with Spirit and its subsidiaries for purposes of determining eligibility to participate and vesting under Simmons benefit plans and for purposes of determining entitlement to paid time off under Simmons paid time off program, subject to certain specified exceptions.

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Prior to the closing date, Spirit will (1) terminate any Spirit benefit plan that is intended to constitute a tax-qualified defined contribution plan under Section 401(a) of the Code, which we refer to as a 401(a) plan, effective as of no later than the day before the closing date and (2) cooperate in good faith with Simmons prior to the closing date to amend, freeze, terminate or modify any other Spirit benefit plan to the extent and in the matter determined by Simmons to be effective upon the effective time (or at such different time mutually agreed to by the parties) and consistent with applicable law.

D&O Indemnification and Insurance

The merger agreement provides that, for six years after the effective time, Simmons will indemnify, defend and hold harmless each of the present and former directors or officers of Spirit and its subsidiaries against all liabilities incurred in connection with any actual or threatened litigation arising out of or pertaining to the fact that such person is or was a director or officers of the Spirit entities, or at a Spirit entity’s request, of another corporation, partnership, joint venture, trust or other enterprise and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time to the fullest extent permitted under the Spirit charter and the Spirit bylaws in effect on the date of the merger agreement (or, in the case of Spirit’s bylaws, as in effect as of the closing date) (subject to applicable law), including provisions relating to the advancement of expenses incurred in the defense of any such litigation; provided, that the indemnified party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification.

The merger agreement also provides that the surviving corporation will use its reasonable best efforts to maintain in effect for a period of six years after the effective time Spirit’s existing directors’ and officers’ liability insurance policy or a comparable policy, with respect to claims arising from facts or events that occurred prior to the effective time, capped at 200% of the annual premium payments currently paid on Spirit’s current policy. In lieu of the insurance described in the preceding sentence, prior to the effective time, Simmons, or Spirit, in consultation with Simmons, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, but not limited to, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, potential shareholder litigation, the declaration of dividends, restructuring efforts, takeover laws, exemption from liability under Section 16(b), document archiving, assumption of Spirit’s subordinated notes, Spirit’s delivery to Simmons of its closing financial statements, the listing of the shares of Simmons common stock to be issued in the merger and public announcements with respect to the transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

Spirit has agreed that it and its subsidiaries will not, and will cause their representatives not to, directly or indirectly:

•	solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;
•	engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any person any confidential or nonpublic information or data with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;
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•	adopt, approve, agree to, accept, endorse or recommend any acquisition proposal;
•	approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction; or
•	except as otherwise provided in the merger agreement, otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

Spirit and its subsidiaries have agreed to, and to direct its representatives to, (1) immediately cease and cause to be terminated all existing activities, discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (2) request the prompt return or destruction of all confidential information previously furnished to any person (other than Simmons, its subsidiaries and their respective representatives) that has made or indicated an intention to make an acquisition proposal, (3) except to the extent the board of directors of Spirit determines in good faith, after consultation with its outside legal counsel, that it would be inconsistent with the directors’ fiduciary duties under applicable law, not waive or amend any “standstill” provision or provisions of similar effect to which it is a beneficiary and to strictly enforce any such provisions.

Promptly (but in no event more than 48 hours) following receipt of any acquisition proposal or any request for nonpublic information or any inquiry that could reasonably could be expected to lead to any acquisition proposal, Spirit has agreed to advise Simmons in writing of the receipt of such acquisition proposal, request or inquiry, and the terms and conditions of such acquisition proposal, request or inquiry (including, in each case, the identity of the person making any such acquisition proposal, request or inquiry), and Spirit will as promptly as practicable provide to Simmons (1) a copy of such acquisition proposal, request or inquiry, if in writing, or (2) a written summary of the material terms of such acquisition proposal, request or inquiry, if oral. Spirit has agreed to provide Simmons, as promptly as practicable (but in no event more than 48 hours), with notice setting forth all such information as is necessary to keep Simmons informed on a reasonably current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such acquisition proposal, request, or inquiry.

If Spirit or any of its representatives receives an unsolicited, bona fide written acquisition proposal by any person at any time prior to the Spirit shareholder approval that did not result from or arise in connection with a breach of the merger agreement, Spirit and its representatives may, prior to (but not after) the Spirit shareholder meeting, take the following actions if the board of directors of Spirit (or any committee thereof) has (i) determined, in its good faith judgment (after consultation with Spirit’s financial advisors and outside legal counsel), that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law, and (ii) obtained from such person an executed confidentiality agreement containing terms at least as restrictive with respect to such person as the terms of the confidentiality agreement are in each provision with respect to Simmons (and such confidentiality agreement will not provide such person with any exclusive right to negotiate with Spirit): (a) furnish information to (but only if Spirit will have provided such information to Simmons prior to furnishing it to any such person), and (b) enter into discussions and negotiations with, such person and its representatives with respect to such unsolicited, bona fide written acquisition proposal.

For purposes of the merger agreement,

•	an “acquisition agreement” means a term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding);
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•	an “acquisition proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to Spirit or publicly announced to the Spirit shareholders and whether binding or non-binding) by any person (other than Simmons or its subsidiaries) for an acquisition transaction; and
•	an “acquisition transaction” means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving (1) any acquisition or purchase, direct or indirect, by any person (other than Simmons or its subsidiaries) of 20% or more in interest of the total outstanding voting securities of Spirit or its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of Spirit and its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person (other than Simmons or its subsidiaries) beneficially owning 20% or more in interest of the total outstanding voting securities of Spirit or its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of the Spirit, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Spirit or its subsidiaries whose assets, either individually or in the aggregate, constitute more than 25% of the consolidated assets of Spirit and its subsidiaries; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of Spirit and its subsidiaries, taken as a whole.

Spirit Special Meeting and Recommendation of the Spirit Board of Directors

Spirit has agreed to hold a meeting of its shareholders as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC for the purpose of obtaining the Spirit shareholder approval. Spirit has agreed that its obligation to hold such meeting of its shareholders will not be affected by the commencement, proposal, disclosure or communication to Spirit of any acquisition proposal or change in recommendation, as described below.

The Spirit board of directors has agreed to unanimously recommend to the Spirit shareholders the approval of the merger proposal, to include such recommendation in this proxy statement/prospectus and to use its reasonable best efforts to obtain the Spirit shareholder approval. Spirit has agreed that neither the Spirit board of directors nor any committee thereof will (1) withhold, withdraw, qualify or modify such recommendation in any manner adverse to Simmons, (2) fail to make the such recommendation or otherwise submit the merger proposal to the Spirit shareholders without such recommendation, (3) adopt, approve, agree to, accept, recommend or endorse an acquisition proposal, (4) fail to publicly and without qualification (i) recommend against any acquisition proposal or (ii) reaffirm the recommendation of the merger proposal within ten business days (or such fewer number of days remaining prior to the Spirit special meeting) after an acquisition proposal is made public or any request by Simmons to do so, (5) take any action or make any public statement, filing or release inconsistent with such recommendation, or (6) publicly propose to do any of the foregoing, which, collectively and individually, we refer to as a change in recommendation.

However, at any time prior to the Spirit special meeting, the Spirit board of directors may submit the merger agreement without recommendation, if Spirit has received a superior proposal (as defined in “The Merger Agreement—Spirit Special Meeting and Recommendation of the Spirit Board of Directors”) (after giving effect to any revised offer from Simmons) and the Spirit board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that it would be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the recommendation to approve the merger proposal; provided, that the Spirit board of directors may not take such actions unless:

•	Spirit has complied in all material respects with its non-solicit obligations described above;
•	Spirit gives Simmons at least five business days’ notice of its intention to make a change in recommendation;
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•	during such five business day period, Spirit has considered and negotiated, and has caused its financial advisors and outside legal counsel to, consider and negotiate with Simmons in good faith (to the extent Simmons desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Simmons; and
•	the Spirit board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel and considering the results of such negotiations described above and giving effect to any proposals, amendments or modifications proposed by Simmons that such superior proposal remains a superior proposal and that it would nevertheless be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the recommendation to approve the merger proposal.

Any material amendment to any acquisition proposal will require a new determination and notice period.

For purposes of the merger agreement, a “superior proposal” means an unsolicited bona fide written acquisition proposal with respect to which the Spirit board of directors determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction move favorable, from a financial point of view, to the Spirit shareholders than the merger and the other transactions contemplated by the merger agreement (as it may be proposed to be amended by Simmons), taking into account all relevant factors (including the acquisition proposal and the merger agreement (including any proposed changes to the merger agreement that may be proposed by Simmons in response to such acquisition proposal)); provided, that for purposes of the definition of superior proposal, the references to “20%” in the definition of acquisition transaction will be deemed to be references to “50%.”

Conditions to Consummation of the Merger

The respective obligations of each party to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the approval of the merger proposal by the Spirit shareholders;
•	the receipt of all required regulatory permits or consents from the Federal Reserve, the TDSML, the ASBD, the FDIC and any other regulatory authority, and any other regulatory permits or consents contemplated by the merger agreement the failure of which to obtain would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Simmons and Spirit (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, including the merger, and expiration of all related statutory waiting periods, which we refer to as the requisite regulatory approvals;
•	the absence of any law or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal the consummation of the transactions contemplated by the merger agreement (including the merger);
•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act, and there being no stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement initiated and continuing;
•	the approval of the listing on Nasdaq of the Simmons common stock to be issued pursuant to the merger, subject to official notice of issuance (if such approval is required by Nasdaq);
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•	the receipt by each party of a written opinion of Covington in form reasonably satisfactory to such parties to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;
•	the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time, subject to the materiality standards provided in the merger agreement;
•	the performance by the other party in all material respects of all obligations, agreements and covenants of such party required to be performed or complied with pursuant to the merger agreement prior to the effective time; and
•	the receipt of (1) a certificate from the other party to the effect that the two conditions described immediately above have been satisfied and (2) certified copies of resolutions duly adopted by the other party’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the merger agreement, and the consummation of the transactions contemplated thereby, all in such reasonable detail as the other party and its counsel may request.

In addition, Simmons’ obligation to consummate the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	as reflected in Spirit’s closing financial statements, Spirit Bank’s (1) delinquent loans do not exceed 0.70% of total loans, (2) non-performing loans do not exceed 0.60% of total loans, (3) the ratio of non-performing assets to total assets is not in excess of 0.50%, (4) the ratio of classified assets to Tier 1 capital plus ALLL is not in excess of 9.80%, (5) non-performing assets do not exceed $12,000,000, (6) classified assets do not exceed $35,000,000 and (7) ALLL to total loans exceeds 0.70%;
•	holders of not more than five percent of the outstanding shares of Spirit common stock having demanded, properly and in writing, appraisal for such shares under the TBOC;
•	as reflected in Spirit’s closing financial statements, (1) Spirit Bank being “well capitalized” as defined under applicable law, (2) Spirit Bank having a Tier 1 leverage ratio of not less than 10.25%, (3) Spirit Bank having a Tier 1 risked-based capital ratio of not less than 13.00%, (4) Spirit Bank having a total risked-based capital ratio of not less than 13.50%, (5) Spirit Bank having a common equity Tier 1 ratio of not less than 13.00%, and (6) Spirit Bank having not received any notification from the TDSML or FDIC to the effect that the capital of Spirit Bank is insufficient to permit Spirit Bank to engage in all aspects of its business and its currently proposed businesses without material restrictions, including the imposition of a burdensome condition, which condition we refer to as the regulatory capital condition; provided that items (2) through (5) of this regulatory capital condition will be waived by Simmons if the failure to satisfy such conditions is due primarily to the growth of Spirit Bank’s assets, as determined by Simmons in its reasonable discretion after consultation with Spirit and Spirit’s legal counsel and financial advisor and considering in good faith the results of such consultation;
•	Spirit having delivered evidence satisfactory to Simmons in its discretion that certain contracts have been terminated;
•	no requisite regulatory approval contains, will have resulted in or would reasonably be expected to result in, the imposition of a burdensome condition as determined by Simmons in its sole discretion after consultation with Spirit and Spirit’s legal counsel and financial advisor and considering in good faith the results of such consultation;
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•	Spirit will deliver to Simmons a certificate, dated as of the closing date and signed on its behalf by its chief executive officer and its chief financial officer (and in such reasonable detail as Simmons and their counsel requests), to the effect that it has fulfilled its document archiving obligations in all material respects.
•	Spirit will deliver to Simmons duly executed warrant cancellation agreements from all holders of Spirit warrants.

We cannot be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the second quarter of 2022 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time (notwithstanding the approval of the merger agreement by Spirit shareholders) by mutual written agreement, or by either party in the following circumstances:

•	any regulatory authority denies a requisite regulatory approval or requests that Simmons, Spirit or any of their respective affiliates withdrawn (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with request to a requisite regulatory approval;
•	the Spirit shareholders fail to vote their approval of the merger proposal, which we refer to as a no-vote termination;
•	any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement becomes final and nonappealable, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;
•	the merger has not been consummated by November 30, 2022, which we refer to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement on or before such date is not caused by the terminating party’s breach of the merger agreement, which we refer to as an outside date termination; or
•	if there was a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Spirit, in the case of a termination by Simmons, or Simmons, in the case of a termination by Spirit, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of a Simmons or Spirit condition to closing, respectively, and is not cured within 45 days following written notice or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the outside date); provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.

In addition, Simmons may terminate the merger agreement if:

•	the Spirit board of directors fails to recommend that the Spirit shareholders approve the merger proposal, effects a change in recommendation, breaches its non-solicitation obligations with respect to acquisition proposals in any material respect adverse to Simmons or fails to call, give notice of, convene or hold the Spirit special meeting in accordance with the merger agreement, which, collectively, we refer to as a Spirit board breach termination; or
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•	if any regulatory authority grants a requisite regulatory approval but such requisite regulatory approval contains, results or would reasonably be expected to result in, the imposition of a burdensome condition.

Effect of Termination

If the merger agreement is terminated or abandoned, it will become void and have no further force or effect and there will be no liability on the part of either Simmons or Spirit for any matters addressed in the merger agreement or other claim relating to the merger agreement and the transactions contemplated thereby, except that (1) designated provisions of the merger agreement will survive the termination, including, but not limited to, those relating to payment of fees and expenses and the confidential treatment of information and (2) both Simmons and Spirit will remain liable for any liability resulting from fraud or breach of the merger agreement occurring prior to such termination or abandonment.

Termination Fee

Spirit will pay Simmons a $22,750,000 termination fee if:

•	(1) either Spirit or Simmons effects an outside date termination or a no-vote termination, or (2) Simmons effects a breach termination and, in each case, within 12 months of such termination, Spirit consummates an acquisition transaction or enters into an acquisition agreement with respect to an acquisition transaction, whether or not such acquisition transaction is subsequently consummated (provided that, for purposes of the payment of the termination fee, the “20%” references in the acquisition transaction definition will be “50%”); or
•	Simmons effects a Spirit board breach termination.

If Spirit fails to pay any termination fee payable when due, then Spirit must pay to Simmons its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. from the date such payment was due under the merger agreement until the date of payment.

Expenses and Fees

Each of Simmons and Spirit will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the merger agreement. The filing fees and the costs and expenses of printing this proxy statement/prospectus will be borne equally by Simmons and Spirit.

Amendments and Waivers

To the extent permitted by law, the merger agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after the Spirit shareholder approval is obtained, provided that after obtaining such approval, no amendment may be made that requires further approval by Spirit shareholders.

Prior to or at the effective time, the parties, by action taken or authorized by their respective board of directors may, to the extent permitted by law, (1) extent the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (3) waive compliance with any of the agreements or satisfaction of any conditions in the merger agreement; provided, that after the Spirit shareholder approval is obtained, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

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Voting Agreements

Each of the members of the Spirit board of directors and Spirit’s named executive officers, in their capacities as individuals, have separately entered into a Spirit voting agreement, in which they have agreed to appear at the shareholders’ meeting or cause the covered shares as to which they control to be counted as present for purposes of calculating a quorum at such meeting and vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all covered shares as to which they control the right to vote, (1) in favor of the adoption and approval of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (2) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Spirit under the merger agreement or by such person under the Spirit voting agreement, (3) against any acquisition proposal and (4) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for vote or written consent of the Spirit shareholders that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, disable, frustrate the purposes of or adversely affect the merger or the other transactions contemplated by the merger agreement or the Spirit voting agreement or the performance by Spirit of its obligations under the merger agreement or by the such person of his or her obligations under the Spirit voting agreement. In addition, the Spirit voting agreements provide that such shareholders will not sell or transfer any of their shares of Spirit common stock of which they are a beneficial owner, subject to certain exceptions, until the earlier of the receipt of the Spirit shareholder approval or the date on which the merger agreement is terminated in accordance with its terms.

Subject to certain exceptions, the Spirit voting agreements also provide that, for a one or two year restricted period following the closing date, directly or indirectly, either for him or herself or for any other person other than for Simmons or Simmons’ affiliates, such shareholders will not within 50 miles of any branch or other office of Spirit bank as of the date of the Spirit voting agreement participate in any business that engages in the business of acting as a commercial, community or retail banking business; provided, that if, as of the date of the Spirit voting agreement and at all times during such restricted period, such shareholder holds not more than a 5% direct or indirect equity interest in such person, then such shareholder may retain (but not increase) such ownership interest without being deemed to “participate” in the business conducted by such person. In addition, the Spirit voting agreements provide that, subject to certain exceptions, during the one or two year restricted period following the closing date, directly or indirectly, such shareholder will not (without Simmons’ prior written consent other than for the benefit of Simmons or Simmons’ affiliates) solicit, call upon, communicate with or attempt to communicate with any person that is or was a customer of Spirit or any of its affiliates during the one-year period preceding the closing date for the purpose of engaging in opportunities related to the business of acting as a commercial, community, or retail banking business.

The Spirit voting agreements remain in effect until the earlier to occur of the closing and the date of termination of the merger agreement in accordance with its terms; provided that, if the closing occurs, the non-competition provisions described immediately above survive until the first or second anniversary of the closing date, subject to certain exceptions.

As of the Spirit record date, shares constituting approximately 24.7% of the Spirit common stock entitled to vote at the Spirit special meeting are subject to Spirit voting agreements.

The foregoing description of the Spirit voting agreements is subject to, and qualified in its entirety by reference to, the Spirit voting agreements, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER

The following is a general discussion of the material U.S. federal income tax consequences relating to the merger to a U.S. holder (as defined below) that receives Simmons common stock pursuant to the merger. This section is the opinion of Covington, counsel to Simmons, and is subject to the assumptions and qualifications set forth below and in the opinion filed as Exhibits 8.1 to the registration statement of which this proxy statement/prospectus is part.

For purposes of this discussion, a “U.S. holder” means any beneficial owner of Spirit common stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to a U.S. holder that holds its shares of Spirit common stock as a capital asset within the meaning of Section 1221 of the Code and exchanges those shares for the per share merger consideration in the merger. Further, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that might be relevant to a U.S. holder in light of its particular circumstances and does not apply to a U.S. holder subject to special treatment under the U.S. federal income tax laws (such as, for example, a dealer or broker in securities, commodities, or foreign currencies, a trader in securities that elects to apply a mark-to-market method of accounting, a bank or financial institution of certain other kinds, an insurance company, a regulated investment company or real estate investment trust, a tax-exempt organization, a holder subject to the alternative minimum tax provisions of the Code, an S corporation, a holder whose functional currency is not the U.S. dollar, a holder who holds shares of Spirit common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, a holder who exercises appraisal rights or dissenters’ rights, or a holder required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Spirit common stock as a result of such item being taken into account in an applicable financial statement). This discussion also does not address the tax consequences for a holder of Spirit stock options or Spirit warrants that receives cash in exchange for such Spirit stock options or Spirit warrants.

This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (including any U.S. federal estate, gift, Medicare, or alternative minimum taxes), any U.S. state or local, or non-U.S. tax consequences.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Spirit common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Spirit common stock, and any partners in such partnership, are strongly urged to consult their tax advisors about the tax consequences of the merger transactions to them.

The opinion described below will not be binding on the IRS or any court. Simmons and Spirit have not sought and will not seek any ruling from the IRS regarding any matters relating to the mergers, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinion is based is inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

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This discussion, and the tax opinions referred to below, is based upon the Code, the U.S. Treasury regulations promulgated thereunder, and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, or non-U.S. tax laws and of changes in those laws.

General

Simmons and Spirit intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligations of each of Simmons and Spirit to complete the merger that they receive a legal opinion from Covington, in a form reasonably satisfactory to Simmons and Spirit, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Simmons nor Spirit currently intends to waive this condition to its obligation to consummate the merger. In the event that Simmons or Spirit waives this condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to Spirit shareholders have materially changed, Spirit will recirculate appropriate soliciting materials and seek new approval of the merger from the Spirit shareholders.

The opinion of Covington will be based on customary assumptions and representations from Simmons and Spirit, as well as certain covenants and undertakings by Simmons and Spirit. If any of the assumptions, representations, covenants, or undertakings is incorrect, incomplete, inaccurate, or is violated, the validity of the opinion described above may be affected and the U.S. federal income tax consequences of the merger could differ materially from those described in this proxy statement/prospectus.

An opinion of counsel represents counsel’s legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in such opinion or that a court would not sustain such a challenge. Neither Simmons nor Spirit intends to obtain a ruling from the IRS with respect to the tax consequences of the merger. If the IRS were to successfully challenge the status of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, the tax consequences would be different from those set forth in this proxy statement/prospectus.

The following discussion assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

A U.S. holder of Spirit common stock that exchanges its shares of Spirit common stock for Simmons common stock in the merger, except with respect to cash received in lieu of fractional shares of Simmons common stock, generally will not recognize any gain or loss. Further, a U.S. holder will have the same aggregate tax basis and holding period in the Simmons common stock received in the merger (including any fractional shares of Simmons common stock deemed received and exchanged for cash as described below) equal to such U.S. holder’s aggregate tax basis and holding period in the Spirit common stock surrendered in exchange therefor.

A U.S. holder that acquired different blocks of Spirit common stock at different times or different prices should consult its tax advisor regarding the manner in which the basis and holding period should be allocated among the U.S. holder’s Spirit common stock in the U.S. holder’s particular circumstances.

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Cash Instead of Fractional Shares

If a U.S. holder receives cash instead of a fractional share of Simmons common stock, such a U.S. holder will be treated as having received such fractional share of Simmons common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Simmons common stock in a redemption transaction. As a result, such a U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the U.S. holder’s basis in the fractional share of Simmons common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the U.S. holder’s holding period for such fractional share (including the holding period of shares of Spirit common stock surrendered therefor) exceeds one year.

Information Reporting and Backup Withholding

A non-corporate U.S. holder of Spirit common stock may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24 percent) on any cash payments that it receives. Such a U.S. holder generally will not be subject to backup withholding, however, if it:

•	furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding, and otherwise complies with all the applicable requirements of the backup withholding rules; or
•	provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Certain Reporting Requirements

U.S. holders of Spirit common stock are required to retain permanent records and make such records available to any authorized IRS officers and employees. The records should include the number of shares of Spirit common stock exchanged, the number of shares of Simmons common stock received, the fair market value and tax basis of Spirit common stock exchanged and the U.S. holder’s tax basis in the Simmons common stock received.

If a U.S. holder receives Simmons common stock pursuant to the merger and is considered a “significant holder” with respect to Spirit, it will be required (1) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including its tax basis in, and the fair market value of, the Spirit common stock that it surrendered in the merger, and (2) to retain permanent records of these facts relating to the merger. A U.S. holder of Spirit common stock is considered a “significant holder” if, immediately before the merger, such holder (a) owned at least 5% (by vote or value) of the outstanding stock of Spirit or (b) owned Spirit securities with a tax basis of $1.0 million or more.

This discussion of certain material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and may not be construed as, tax advice. Holders of Spirit common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign, or other taxing jurisdiction, or under any applicable tax treaty.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, Spirit shareholders will have a right to receive shares of Simmons common stock for their shares of Spirit common stock. Spirit is organized under the laws of Texas, and Simmons is organized under the laws of Arkansas. Simmons and Spirit believe that the following summary describes the material differences between (1) the rights of Spirit shareholders as of the date of this proxy statement/prospectus under the TBOC, the Spirit charter and the Spirit bylaws, and (2) the rights of holders of Simmons common stock as of the date of this proxy statement/prospectus under the Arkansas Business Corporation Act of 1987, which we refer to as the ABCA, and the Simmons charter and the Simmons bylaws.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the TBOC, the ABCA, and Spirit’s and Simmons’ governing documents, which we urge Spirit shareholders to read. Copies of Simmons’ governing documents have been filed with the SEC and copies of each company’s governing documents can be found at its respective principal office. To find out where copies of these documents can be obtained, please see the section entitled “Where You Can Find More Information.”

	Spirit	Simmons
Capitalization:	The Spirit charter authorizes it to issue up to 50,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock, par value $1.00 per share.	The Simmons charter authorizes it to issue 175,000,000 shares of Class A Common Stock, par value $0.01 per share, and 40,040,000 shares of preferred stock, par value $0.01 per share.

Voting Rights:	The Spirit charter expressly denies the right of cumulative voting for the election of directors or for any other purpose. Otherwise, the Spirit charter and the Spirit bylaws do not impose voting restrictions on shares of Spirit common stock.	Each share of Simmons common stock carries one vote and has unrestricted voting rights.
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	Spirit	Simmons
Dividend Rights:	The Spirit bylaws provide that the Spirit board of directors may, from time to time, declare, and Spirit may pay, dividends in cash, property, or in shares, subject to the restrictions in the TBOC and Spirit’s charter on the outstanding shares of capital stock out of funds legally available therefor.

Simmons shareholders are entitled to receive dividends as and when declared by the Simmons board of directors. No dividends can be declared on Simmons common stock unless a like dividend is declared and paid on outstanding shares of Simmons preferred stock.

Under Section 640 of the ABCA, the Simmons board of directors may issue dividends to its shareholders subject to the restrictions in its charter; provided that no distribution will be made if, after giving it effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation’s total assets would be less than the sum of its total liabilities plus (unless otherwise permitted in the charter) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Number of Outstanding Shares Before the Merger:	As of January 14, 2022, there were 17,288,547 shares of Spirit common stock and no shares of Spirit preferred stock outstanding.	As of January 14, 2022, there were 112,358,652 shares of Simmons common stock and no shares of Simmons preferred stock outstanding.

Number of Outstanding Shares After the Merger:	Immediately after the merger, there will be no shares of Spirit common stock outstanding and no shares of Spirit preferred stock outstanding.	Immediately after the merger, Simmons will have approximately 130,242,190 shares of Simmons common stock outstanding and no Simmons preferred stock outstanding.

Estimated Voting Percentage After the Merger:	Upon conclusion of the merger, it is expected that existing holders of Spirit common stock will own approximately 13.7% of Simmons common stock.	Upon conclusion of the merger, it is expected that existing Simmons shareholders will own approximately 86.3% of Simmons common stock.

Rights of Holders of Stock Subject to Future Issuance of Capital Stock:	The rights of holders of Spirit common stock may be affected by the future issuance of Spirit common or preferred stock.	The rights of holders of Simmons common stock may be affected by the future issuance of Simmons common or preferred stock.
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	Spirit	Simmons
Pre-Emptive Rights	The Spirit charter provides that no holders of any class of shares of Spirit stock have any pre-emptive or preferential right to purchase, subscribe for or take any part of any stock issued, optioned, or sold by Spirit.	The Simmons charter provides that no holders of any class of shares of Simmons stock have a pre-emptive right to purchase, subscribe for or take any part of any stock issued, optioned, or sold by Simmons.

Quorum:	The holders of a majority of the Spirit common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of Spirit shareholders for the transaction of business, except as otherwise provided by law. If a quorum fails to attend any meeting, the shareholders entitled to vote who are present in person or represented by proxy may adjourn the meeting.	Under the Simmons bylaws, a majority of the votes entitled to be cast, represented in person or by proxy, constitutes a quorum at a meeting of the shareholders.

Notice of Shareholder Meetings:

Written or printed notice of any meeting of Spirit shareholders must be given not less than ten nor more than 60 days before the day of the meeting. The notice must include the place, date and time of the meeting, and in the case of special meetings, the purpose or purposes of the meeting.

A written waiver of any notice signed by a Spirit shareholder, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to the notice required to be given to such shareholder. Attendance of a shareholder at a meeting will constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

The Simmons bylaws provide that written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the date of the meeting, unless one of the purposes of the meeting is to increase the authorized capital stock or bond indebtedness of Simmons, in which case the notice must be delivered not less than 60 nor more than 75 days prior to the date of meeting, either personally or by mail, at the direction of the chairman of the Simmons board of directors, the president, the chief executive officer or the secretary or the officer or persons calling the meeting of each shareholder of record entitled to vote at such meeting. If mailed, such notice is deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.
103

	Spirit	Simmons
Election, Size and Classification of Board of Directors:

The Spirit charter provides that the number of Spirit directors may be fixed from time to time by resolution of the Spirit board of directors, but in no case will a decrease in the number of directors shorten the term of an incumbent director. The Spirit charter also provides that the full board will be divided into three classes of directors with staggered three-year terms. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the full Spirit board of directors.

Under the TBOC and the Spirit charter, directors of Spirit are elected by a plurality of the votes cast by the holders entitled to vote at the meeting. The persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, will be deemed elected. Each director holds office until the next annual meeting of shareholders for the year in which his or her respective term expires and until his or her respective successor will be elected and will be qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office. Each share of Spirit stock has one vote for each nominee for director. The Spirit charter expressly prohibits cumulative voting for the election of directors. Directors need not be residents of the State of Texas or Spirit shareholders.

Currently, the Spirit board of directors consists of 13 members.

The Simmons charter provides that the Simmons board of directors will consist of not less than five nor more than 25 directors, the exact number to be determined by the vote of the majority of directors or by resolution of the shareholders. The Simmons board of directors has the power, in between annual shareholders’ meetings, to increase the number of directors by two more than the number of directors last elected by shareholders, where such number was 15 or less, and by four more than the number of directors last elected by the shareholders, where such number 16 or more, but in no event may the number of directors exceed 25 without any further action of the shareholders in accordance with the Simmons bylaws.

Directors are elected at an annual shareholders’ meeting, or if the annual meeting is not held, at a special meeting called for the purpose of the election of directors. Each director holds office until the next annual meeting of the shareholders and until a successor is elected and qualified. Directors are elected by a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon in an uncontested election. If an election is contested, directors are elected by a plurality of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon. Simmons shareholders are not entitled to cumulative voting in the election of directors.

Currently, the Simmons board of directors consists of 16 members

104

	Spirit	Simmons
Board Vacancies:

Any vacancy occurring on the Spirit board of directors may be filled at an annual or special meeting or by the affirmative vote of a majority of the directors then in office, even if the remaining directors constitute less than a quorum of the Spirit board of directors. Any director so chosen will hold office for the remainder of the term to which the director has been appointed and until such director’s successor has been elected and qualified.

Any directorship to be filled by reason of an increase in the number of directors may be filled at an annual or special meeting or may be filled by the board of directors for a term continuing only until the next election of directors by the shareholders. Furthermore, the Spirit board of directors may not fill more than two vacancies created by reason of an increase in the number of directors during the period between any two successive annual meetings of the shareholders.

Any vacancy on the Simmons board of directors, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Section 810 of the ABCA provides that the shareholders or board of directors may fill a vacancy on the board of directors, unless otherwise provided by the charter.

Removal of Directors:

Unless otherwise provided in the certificate of formation or the bylaws of a corporation, the TBOC provides that at any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

The Spirit bylaws provide that any director may be removed only for cause and only by the affirmative vote of a majority of the votes entitled to be cast by the shares of the then outstanding Spirit common stock present in person or represented by proxy and entitled to vote generally in the election of directors at a duly constituted meeting of Spirit shareholders.

The Simmons charter and Simmons bylaws do not address the removal of directors. Section 808 of the ABCA provides that if cumulative voting is not authorized one or more directors may be removed, with or without cause, only if the number of votes cast to remove the director exceeds the number of votes cast not to remove such director; provided, that, if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect such director under cumulative voting is voted against his or her removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. A director also may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that one of the purposes of the meeting is removal of the director.
105

	Spirit	Simmons
Votes on Extraordinary Corporate Transactions:	Under the TBOC, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote is required to approve a fundamental business transaction, including mergers, unless a different vote but not less than a majority of the shares entitled to vote on the matter, is specified in the certificate of formation. The Spirit charter provides for a majority of the shares entitled to vote on the matter.	The Simmons charter provides that any merger, sale of substantially all of the Simmons’ assets, liquidation or dissolution, or any reclassification of the corporation’s securities will require the affirmative vote of the holders of at least 80% of the outstanding voting shares, unless such business combination is approved by 80% of the continuing directors of Simmons (as defined in the Simmons charter). Under Section 1107 of the ABCA, a plan of merger may be approved if the board of directors recommends the merger to the shareholders (subject to certain exceptions) and shareholders entitled to vote approve the plan. Section 1107(g) of the ABCA provides that action by the shareholders of the surviving corporation on a plan of merger is not required if: (1) the articles of incorporation of the surviving corporation will not differ (except for certain enumerated amendments) from its articles before the merger; (2) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares or the interest comparable to shares in an entity other than a corporation, with identical designations, preferences, limitations, and relative rights immediately after the merger; (3) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (4) the number of participating shares outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.
106

	Spirit	Simmons

Under Section 4-27-1202 of the ABCA, a sale of all or substantially all of the corporation’s assets other than in the regular course of business must be proposed by the board of directors and the corporation’s shareholders must approve the proposed transaction.

Under Section 1202 of the ABCA, a sale of all or substantially all of the corporation’s assets other than in the regular course of business must be proposed by the board of directors and the corporation’s shareholders must approve the proposed transaction.

Consideration of Other Constituencies:	The Spirit charter and bylaws do not address consideration of other constituencies.	The Simmons charter provides that after receipt of a tender offer, merger offer, or other acquisitive offer, the Simmons board of directors must consider (i) the impact on Simmons, its subsidiaries, shareholders and employees and the communities served by Simmons, (ii) the timeliness of the proposed transaction considering the business climate and strategic plans of Simmons, (iii) the existence of any legal defects or regulatory issues involved in the proposed transaction, (iv) the possibility of non-consummation of the transaction due to lack of financing, regulatory issues or identified issues, (v) current market price of Simmons common stock and its consolidated assets, (vi) book value of Simmons common stock, (vii) the relationship of the offered price for Simmons common stock to the opinion of the Simmons board of directors of the current value of Simmons in a negotiated transaction, (viii) the relationship of the offered price for Simmons common stock to the opinion of the Simmons board of directors of the future value of Simmons as an independent entity, and (ix) such other criteria as the Simmons board of directors may determine is appropriate.
107

	Spirit	Simmons
Charter Amendment:

Under the TBOC, a corporation’s certificate of formation may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of two-thirds of the outstanding shares of each class or series entitled to vote on the amendment, unless a different number, not less than a majority of shares entitled to vote on the matter or class or series entitled to vote on the matter, is specified in the corporation’s certificate of formation.

The Spirit charter does not specifically address amendment of the Spirit charter.

The Simmons charter provides that it may be amended by the approval of 80% of the shares entitled to vote on such amendment, unless such amendment has been approved by an affirmative vote of 80% of the Simmons board of directors, or if an interested shareholder is the proponent of such charter amendment, then 80% of the incumbent directors on the date preceding the date when the proponent became an interested shareholder. If the proposed amendment receives the approval of 80% of the Simmons board of directors or the incumbent directors, as the case may be, the amendment must be approved by a majority of the votes entitled to be cast on the amendment at a meeting where a quorum of the Simmons shareholders exists.

Under Section 1002 of the ABCA, the board of directors may amend the charter of a corporation without shareholder approval to extend its duration, change the name of the corporation to include words required by the ABCA, declare a forward stock split in a class of shares if there is only one class outstanding, and for certain other ministerial actions. Any other amendment to the charter must first be approved by a majority of the board of directors and thereafter by the affirmative vote of a majority of the votes entitled to be cast on the amendment at a shareholders’ meeting where a quorum exists, by any voting group with respect to which the amendment would create dissenters’ rights, pursuant to Section 1003 of the ABCA.

Notwithstanding the foregoing, pursuant to Section 1004 of the ABCA, if an amendment would adversely affect a particular class of stock, such amendment would require the approval of a majority of the votes of that class, voting as a separate voting group, that are entitled to be cast on the amendment at a shareholders’ meeting where a quorum exists.

108

	Spirit	Simmons
Amendment of Bylaws:

Under the TBOC, unless a corporation’s certificate of formation or a bylaw adopted by the shareholders provides otherwise, a corporation’s shareholders may amend the bylaws regardless of whether they may also be amended by the board of directors.

The Spirit bylaws provide that the Spirit bylaws may be altered, amended or repealed from time to time by the Spirit board of directors unless reserved to the Spirit shareholders by law or the Spirit charter. The Spirit bylaws may also be altered, amended or repealed by the Spirit shareholders.

The Simmons bylaws provide that they may be amended, altered, or repealed, at any meeting of the Simmons board of directors, by a majority vote. Section 1020 of the ABCA provides that a corporation’s board of directors may amend or repeal the corporation’s bylaws unless otherwise stated in the corporation’s charter or the amendment deals with a particular provision that is reserved for shareholders’ approval. A corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended by the board of directors.

Business Combination Involving Interested Shareholders:	The Spirit charter and Spirit bylaws do not include special provisions regarding business combinations involving interested shareholders.	The Simmons charter and Simmons bylaws do not include special provisions regarding business combinations involving interested shareholders.

Special Meetings of Shareholders:

Under the TBOC, special meetings of the shareholders of a corporation may be called by the president, by the corporation’s board of directors or by any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation. A special meeting may also be called by the holder of the percentage of shares specified in the certificate of formation, not to exceed 50% of the shares entitled to vote, or if no percentage is specified therein, at least 10% of all of the shares of the corporation entitled to vote at the proposed special meeting.

The Spirit charter and Spirit bylaws provide that special meetings of the shareholders may be called at any time by the president, by the chief executive officer, by the Spirit board of directors or by the holders of at least 50% of all shares issued, outstanding and entitled to vote at such meeting. Business transacted at the special meeting will be confined to the purpose or purposes stated in the notice of such meeting.

The Simmons bylaws provide that special meetings of shareholders may be called by the chairman of the Simmons board of directors, president, chief executive officer or by the majority of the Simmons board of directors, and may be called by the chairman of the Simmons board of directors or president at the request of the holders of not less than one-tenth of all the outstanding shares of Simmons entitled to vote at a meeting.

Under Section 702 of the ABCA, a corporation will hold a special meeting of shareholders if called by the board of directors, the person authorized to do so by the charter or bylaws, or the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

109

	Spirit	Simmons
Shareholder Right to Make Proposals and to Nominate Directors:

Except with respect to the nomination of directors, proposals for business to be brought before any shareholder meeting may be made by any shareholder entitled to vote in such meeting if such shareholder (i) was a shareholder at the time such shareholder gave advance notice (as described below) and at the time of the meeting, (ii) is entitled to vote for the election of directors at such meeting and (iii) complies with specific advance notice procedures. A shareholder who desires to propose business must give timely written notice of his or her intent to propose such business. To be timely, a shareholder’s notice for an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of Spirit not less than 75 days nor more than 100 days prior to the first anniversary of the date of Spirit’s notice to shareholders in connection with the previous year’s annual meeting of shareholders.

A shareholder’s proper written notice to the Secretary must set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on Spirit’s corporate books, of the shareholder proposing such business; (iii) as of the date of the notice and as of the record date for the meeting: (a) the class or series and number of shares of Spirit that are beneficially owned by such shareholder, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or “derivative instrument” directly or indirectly owned beneficially by such shareholder, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such

The Simmons bylaws provide that a shareholder of record or a person who holds shares of Simmons stock through a nominee or street name holder of record (provided such person can provide evidence of their authority to vote such stock) may nominate directors and propose new business to be taken up at any annual meeting of the shareholders if such shareholder is entitled to vote on such nomination or proposal. In order for a shareholder to make any such nominations or proposals for an annual meeting, he or she must give notice in writing of such nomination or proposal to the Simmons secretary not less 90 nor more than 120 days prior to the first anniversary of the prior years’ annual meeting of shareholders. If Simmons did not hold an annual meeting the prior year or if the date of the meeting has moved more than 30 days from what it was in the prior year, notice is timely if delivered to Simmons’ secretary no later than 10 days after Simmons announces the date of the current years’ annual meeting or 90 days before the current years’ annual meeting, whichever is later. If a special meeting of shareholders includes the election of directors, a shareholder may provide a nomination not later than 10 days after Simmons publically announces such special meeting.

A shareholder’s notice to the Simmons secretary must include (i) with respect to the nomination of directors, all information relating to such person required to be disclosed in solicitations of proxies for elections of directors under the Exchange Act, (ii) with respect to other business proposals, a brief description of the business proposed, the text of the of the proposal or business, the reasons for conduct such business and any material interest of the shareholder, (iii) the name and address of the proposing shareholder and the beneficial owner, if any, the number of shares of Simmons stock held by such shareholder and other required information related to the shareholder’s interest in Simmons and the business proposed.

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	Spirit	Simmons
shareholder has a right to vote any shares of any security of Spirit, (d) any short interest in any security of Spirit, (e) any rights to dividends on the shares of Spirit owned beneficially by such shareholder, (f) any proportionate interest in shares of Spirit or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owned an interest in a general partner thereof, and (g) any performance-related fees that such shareholder is entitled to based on any increase or decrease in the value of shares of Spirit or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household; and (iv) a representation that the shareholder is a holder of record of stock of Spirit entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business.

Shareholder Ability to Act by Written Consent:

Under the TBOC, shareholders may act without a meeting if a written consent is signed by all of the shareholders entitled to vote on the matter, unless the corporation’s certificate of formation allows less than unanimous consent (but not less that the number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on such action were present and voted).

The Spirit charter and Spirit bylaws provide that any action required or permitted by law to be taken at a meeting of the shareholders of Spirit may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, will be signed be the holder or holders of all shares issued, outstanding and entitled to vote on such matter.

The Simmons charter and Simmons bylaws do not address whether Simmons shareholders have the ability to act by written consent.

Generally, under Section 704 of the ABCA, any action required to be taken at a shareholder meeting may be taken without a meeting if one or more consents, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote are present and voted.

111

	Spirit	Simmons
Indemnification of Directors and Officers; Insurance; Personal Liability:

The Spirit charter and Spirit bylaws provide for mandatory indemnification to the fullest extent allowed by the TBOC for all persons who are or were serving at the request of Spirit as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that Spirit is obligated to indemnify and pay or reimburse expenses to directors. Under the TBOC, a corporation must indemnify a director for his or her service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding.

The Spirit bylaws provide that advancement of expenses to its directors and officers is mandatory.

The Spirit bylaws provide that Spirit may at the discretion of the board of directors purchase and maintain insurance on behalf of Spirit and any person whom Spirit has the power to indemnify.

The Simmons charter and Simmons bylaws provide that any director or officer who is made party to an action by reason of the fact that he or she was a director or officer of Simmons will be indemnified and held harmless to the fullest extent legally permissible under the ABCA for expenses reasonably incurred in connection with the action.

Expenses incurred by a director or officer of Simmons in defending a civil or criminal action, suit or proceeding by reason of the fact that person is, or was, a director or officer of Simmons, must be paid by Simmons in advance of the final disposition of such action suit or proceeding upon authorization by the Simmons board of directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding and if such a quorum is unobtainable, if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion or by the Simmons shareholders.

Under the Simmons charter and Simmons bylaws, the Simmons board of directors may cause Simmons to purchase and maintain insurance on behalf of any director or officer of Simmons against any liability, whether or not Simmons would have the power to indemnify such person. Section 850 of the ABCA provides that a corporation may indemnify any person who was made a party to a proceeding for the reason he or she is a director, officer or employee of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation must indemnify a director, officer, or employee who has been successful on the merits at a proceeding that he or she was a party because he or she is a director, officer, or employee of the corporation.

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	Spirit	Simmons

No indemnification may be made if the person will have been adjudged liable to the corporation unless otherwise specified by the court. The Simmons charter provides, to the fullest extent permitted by the ABCA, that a director will not be liable to Simmons or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Section 830 of the ABCA provides that if a director complies with the standard of conduct under the ABCA, the director may not be liable for any action taken as a director, or failure to take such action.

Shareholders’ Rights of Dissent:	Under the TBOC, a shareholder of Spirit has the rights of dissent and appraisal with respect to a fundamental business transaction, defined as a merger, interest exchange, conversion, or sale of all or substantially all assets.

Under Section 1302 of the ABCA, a shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of certain extraordinary corporate actions such as a plan of conversion, merger, share exchange, sale of substantially all of the assets, or certain amendments to the charter.

Sections 1320 through 1331 of the ABCA provide the process of obtaining payment which consists of the shareholder delivering notice of intent to demand payment, shareholder must not vote his or her shares in favor of the proposed action, certify whether he or she acquired ownership of the shares prior to the corporate action, deposit his or her certificates if shareholder rejects the corporation’s offer, and judicial appraisal of the value of the shares if shareholder rejects the corporation’s offer. The ABCA also places certain obligations on the corporation such as providing dissenters’ notice to all shareholders. A shareholder entitled to dissent and obtain payment for the shareholder’s shares may not challenge the corporate action creating the shareholder’s entitlement unless such action is unlawful or fraudulent with respect to the shareholder or the corporation.

Control Share Acquisition:	No “control share acquisition,” “business combination moratorium,” “fair price” or other form of anti-takeover statute or regulation is applicable to Spirit under the TBOC.	No “control share acquisition,” “business combination moratorium,” “fair price” or other form of anti-takeover statute or regulation is applicable to Simmons under Arkansas law.
113

LEGAL MATTERS

The validity of the Simmons common stock to be issued in connection with the merger will be passed upon for Simmons by Friday, Eldredge & Clark, LLP. Covington will deliver at the effective time its opinion to Simmons and Spirit as to certain United States federal income tax consequences of the merger. See the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

EXPERTS

Simmons

The audited annual consolidated financial statements of Simmons appearing in Simmons’ Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Simmons’ internal control over financial reporting as of such date have been audited by BKD, LLP, Simmons’ independent registered public accounting firm, or BKD, as set forth in its reports included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

With respect to the unaudited interim consolidated financial information of Simmons appearing in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, that are incorporated herein by reference, BKD has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, BKD did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its reports on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on Simmons’ unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

Spirit

The consolidated financial statements of Spirit as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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OTHER MATTERS

As of the date of this proxy statement/prospectus, the Spirit board of directors does not know of any matters that will be presented for consideration at the Spirit special meeting other than as described in this proxy statement/prospectus. However, if any other matter properly comes before the Spirit special meeting or any adjournment or postponement thereof and is voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

115

SIMMONS ANNUAL MEETING SHAREHOLDER PROPOSALS

Simmons shareholders who intend to submit proposals pursuant to Rule 14a-8 of the Exchange Act to be presented at Simmons’ 2022 Annual Meeting of Shareholders and included in Simmons’ proxy statement relating to such meeting must have submitted such proposals to the Corporate Secretary of Simmons at Simmons’ principal executive offices no later than December 16, 2021. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for Simmons’ 2022 Annual Meeting of Shareholders.

In addition, the Simmons bylaws provide that only such business (including, without limitation, the nomination of persons for election to the Simmons board of directors) which is properly brought before a Simmons shareholder meeting will be conducted. For business (including, without limitation, the nomination of persons for election to the Simons board of directors) to be properly brought before an annual meeting of Simmons shareholders by a Simmons shareholder, the shareholder must provide notice to the Corporate Secretary of Simmons at Simmons’ principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting of Simmons shareholders. In the event that Simmons did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of Simmons shareholders is more than 30 days before or after the date of the current year’s annual meeting of Simmons shareholders, the shareholder’s notice is timely only if it is delivered to the Corporate Secretary of Simmons at the principal executive offices of Simmons no later than the 10th day after Simmons publicly announces the date of the current year’s annual meeting of Simmons shareholders or the 90th day before the date of the current year’s annual meeting of Simmons shareholders, whichever is later. To be in proper written form, a shareholder’s notice to Simmons’ Corporate Secretary must comply with all requirements contained in the Simmons bylaws, a copy of which may be obtained upon written request to the Corporate Secretary of Simmons.

Accordingly, a Simmons shareholder who intended to raise a proposal to be acted upon at Simmons’ 2022 Annual Meeting of Shareholders, but who did not desire to include the same in Simmons’ 2022 proxy statement, must have provided written notice to Simmons’ Corporate Secretary no earlier than January 20, 2022 nor later than February 19, 2022. The persons named as proxies in Simmons’ proxy for Simmons’ 2022 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting, and Simmons reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

116

SPIRIT ANNUAL MEETING SHAREHOLDER PROPOSALS

If the merger is consummated, the separate corporate existence of Spirit will terminate and there will be no future meetings of Spirit shareholders. If the merger is consummated in the second quarter of 2022, as is currently anticipated, Spirit will not expect to hold its 2022 annual meeting of Spirit shareholders. However, if the merger is not consummated within the anticipated time frame, or at all, Spirit may hold an annual meeting of Spirit shareholders in 2022.

Spirit shareholders who, in accordance with Rule 14a-8 under the Exchange Act, desire to submit a shareholder proposal for inclusion in the proxy statement to be distributed to Spirit shareholders in connection with the 2022 annual meeting of Spirit shareholders, such proposal and supporting statements, if any, must have been received by Spirit at Spirit’s principal executive office no later than December 17, 2021. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, the Spirit bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by Spirit’s corporate secretary at the address below not less than 75 nor more than 100 calendar days prior to the first anniversary of the preceding year’s annual meeting. Spirit’s corporate secretary, therefore, must receive notice of any business to be considered at the 2022 annual meeting of Spirit shareholders, no earlier than February 16, 2022 and no later than March 13, 2022. Additionally, for nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice must be received by Spirit’s corporate secretary at the address below not less than 75 nor more than 100 calendar days prior to the first anniversary of the preceding year’s annual meeting. Spirit’s corporate secretary, therefore, must receive notice of shareholder nomination for candidates no earlier than February 16, 2022 and no later than March 13, 2022.

However, in the case of shareholder proposals and shareholder nominations, if the date of an annual meeting is advanced more than 50 calendar days prior to such anniversary date, then the notice must be received no later than the close of business on the 10th calendar day following the day on which such notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. All notices to Spirit must also provide certain information set forth in the Spirit bylaws. A copy of the Spirit bylaws may be obtained upon written request to Spirit’s corporate secretary.

Shareholder proposals and nominations should be submitted to Spirit’s corporate secretary at Spirit of Texas Bancshares, Inc., Attention: Corporate Secretary, 1836 Spirit of Texas Way, Conroe, Texas 77301.

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WHERE YOU CAN FIND MORE INFORMATION

Simmons has filed with the SEC a registration statement under the Securities Act that registers the offer and sale to Spirit shareholders of the shares of Simmons common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Simmons in addition to being a proxy statement for Spirit shareholders. The registration statement, including this proxy statement/prospectus and the attached exhibits, contains additional relevant information about Simmons and Simmons common stock.

Simmons and Spirit also file reports, proxy statements and other information with the SEC under the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Simmons and Spirit, that file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Simmons with the SEC are also available at Simmons’ website at www.simmonsbank.com and Spirit’s website at www.sotb.com. The website addresses of the SEC, Simmons and Spirit are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

The SEC allows Simmons and Spirit to incorporate by reference information in this proxy statement/prospectus. This means that Simmons and Spirit can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Simmons and Spirit previously filed with the SEC. They contain important information about the companies and their financial condition.

Simmons SEC Filings (SEC File No. 000-06253)	Period or Date Filed
Annual Report on Form 10-K (including the portions of Simmons’ Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2021, incorporated by reference therein)	Year ended December 31, 2020, filed with the SEC on February 25, 2021.

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2021, filed with the SEC on May 6, 2021, Quarter ended June 30, 2021, filed with the SEC on August 6, 2021 and Quarter ended September 30, 2021, filed with the SEC on November 5, 2021.

Current Reports on Form 8-K	Filed with the SEC on March 3, 2021, April 1, 2021, April 22, 2021, May 21, 2021, May 25, 2021, June 7, 2021, July 27, 2021, August 5, 2021, October 12, 2021 and November 19, 2021 (other than those portions of the documents deemed to be furnished and not filed).

Description of Simmons common stock	The description of the Simmons common stock is contained in Simmons’ registration statement filed on March 31, 2021 set forth in the section entitled “Description of Common Stock,” as updated and amended from time to time.

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Spirit SEC Filings (SEC File No. 001-38484)	Period or Date Filed
Annual Report on Form 10-K (including the portions of Spirit’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2021, incorporated by reference therein)	Year ended December 31, 2020, filed with the SEC on March 5, 2021.

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2021, filed with the SEC on April 30, 2021, Quarter ended June 30, 2021, filed with the SEC on August 6, 2021 and Quarter ended September 30, 2021, filed with the SEC on November 5, 2021.

Current Reports on Form 8-K	Filed with the SEC on January 11, 2021, February 26, 2021, March 16, 2021, May 28, 2021, June 15, 2021, June 16, 2021, August 20, 2021, November 19, 2021, November 24, 2021 and January 4, 2022 (other than those portions of the documents deemed to be furnished and not filed).

Description of Spirit common stock	The description of the Spirit common stock is contained in Spirit’s prospectus filed pursuant to Rule 424(b)(5) under the Securities Act on July 25, 2019 set forth under the heading “Description of Common Stock,” as updated and amended from time to time.

In addition, Simmons and Spirit also incorporate by reference additional documents that they file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date the offering is terminated, provided that Simmons and Spirit are not incorporating by reference any information furnished to, but not filed with, the SEC.

Documents incorporated by reference into this proxy statement/prospectus are available from Simmons or Spirit, as applicable, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus or other relevant corporate documents referenced in this proxy statement/prospectus related to Simmons by requesting them in writing or by telephone at the following address and phone number:

Simmons First National Corporation 601 E. 3rd Street, 12th Floor Little Rock, Arkansas 72201 Attention: Ed Bilek Telephone: (870) 541-1000	Spirit of Texas Bancshares, Inc. 1836 Spirit of Texas Way Conroe, Texas 77301 Attention: Jerry D. Golemon Telephone: (936) 521-1836

If you are a Spirit shareholder and have any questions concerning the Spirit special meeting, the merger, the merger agreement or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus without charge or need help voting your shares of Spirit common stock, please contact Spirit at the address above.

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These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than February 16, 2022 in order to receive them before the Spirit special meeting. If you request any documents from Simmons or Spirit, Simmons or Spirit will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [ ], 2022 and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Spirit shareholders nor the issuance by Simmons of shares of Simmons common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Simmons has been provided by Simmons and information contained in this document regarding Spirit has been provided by Spirit.

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Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

SIMMONS FIRST NATIONAL CORPORATION

AND

SPIRIT OF TEXAS BANCSHARES, INC.

Dated as of November 18, 2021

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Exhibit A - Form of Seller Voting Agreement

Seller’s Disclosure Memorandum

Buyer’s Disclosure Memorandum

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 18, 2021, by and between Simmons First National Corporation, an Arkansas corporation (“Buyer”), and Spirit of Texas Bancshares, Inc., a Texas corporation (“Seller”).

Preamble

The respective boards of directors of Seller and Buyer have approved and adopted this Agreement and determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of their respective companies and their respective shareholders. Under the terms and subject to the conditions of this Agreement and in accordance with applicable provisions of the Arkansas Business Corporation Act of 1987 (the “ABCA”) and the Texas Business Organizations Code (the “TBOC”), Seller will merge with and into Buyer (the “Merger”), with Buyer as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Corporation”).

As a condition and an inducement for Buyer to enter into this Agreement, each of the directors and certain executive officers of Seller has simultaneously with the execution of this Agreement entered into a Support and Non-Competition Agreement (each a “Voting Agreement” and collectively, the “Voting Agreements”) in connection with the Merger, in substantially the form of Exhibit A.

The Parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and the Parties intend that this Agreement will be, and hereby is, adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and Treasury Regulation Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 356 and 361 of the Internal Revenue Code (and any comparable provision of state or local Law) for federal income tax purposes (and applicable state and local income tax purposes).

The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

Capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 10.1 of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1. Merger.

Under the terms and subject to the conditions of this Agreement, at the Effective Time, Seller shall be merged with and into Buyer in accordance with applicable provisions of the ABCA and the TBOC with the effects set forth in the ABCA and the TBOC. Buyer shall be the surviving corporation resulting from the Merger, and shall succeed to and assume all the rights and obligations of Seller in accordance with the ABCA and the TBOC. Upon consummation of the Merger, the separate corporate existence of Seller shall terminate.

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1.2. Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Buyer, located at 601 E. 3rd Street, Little Rock, Arkansas, 72201, or by electronic exchange of documents at 10:00 A.M., Central Time, on the date that the Effective Time occurs, or at such other date and time as the Parties, acting through their authorized officers, may mutually agree in writing (the “Closing Date”).

1.3. Effective Time.

The Merger shall become effective (the “Effective Time”) on the date and at the time specified in the articles of merger to be filed with the Secretary of State of the State of Arkansas and the certificate of merger to be filed with the Secretary of State of the State of Texas. Upon the terms and subject to the conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall cause the Effective Time to occur by the later of (i) April 8, 2022, or (ii) a date within 30 days following satisfaction or waiver (subject to applicable Law) of the last to occur of the conditions set forth in ARTICLE 8 (other than those conditions that by their nature are to be satisfied or waived at the Effective Time) as determined by Buyer.

1.4. Charter.

The Amended and Restated Articles of Incorporation of Buyer in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until duly amended or repealed in accordance with its terms and applicable Law.

1.5. Bylaws.

The Bylaws of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed in accordance with its terms and applicable Law.

1.6. Directors and Officers.

The directors of Buyer in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation. The officers of Buyer in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the bylaws of the Surviving Corporation.

1.7. Bank Merger.

Immediately following the Merger, Seller Bank will merge with and into Buyer Bank (the “Bank Merger”). Buyer Bank shall be the surviving entity (“Surviving Entity”) in the Bank Merger. Following the Bank Merger, the separate corporate existence of Seller Bank shall terminate. The Parties agree that the Bank Merger shall become effective immediately following the Effective Time. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger (the “Subsidiary Plan of Merger”). In order to obtain the necessary regulatory approvals for the Bank Merger, the Parties shall cause the following to be accomplished prior to the filing of applications for regulatory approval of the Bank Merger: (i) Seller shall cause Seller Bank to approve the Subsidiary Plan of Merger, Seller as the sole shareholder of Seller Bank, shall approve the Subsidiary Plan of Merger and Seller shall cause the Subsidiary Plan of Merger to be duly executed by Seller Bank and delivered to Buyer Bank and (ii) Buyer shall cause Buyer Bank to approve the Subsidiary Plan of Merger, Buyer as the sole shareholder of Buyer Bank, shall approve the Subsidiary Plan of Merger and Buyer shall cause Buyer Bank to duly execute and deliver the Subsidiary Plan of Merger to Seller Bank. Prior to the Effective Time, Seller shall cause Seller Bank, and Buyer shall cause Buyer Bank, to execute and file such articles of merger, required merger certificates, and such other documents and certificates as are necessary to make the Bank Merger effective immediately following the Effective Time.

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ARTICLE 2
MANNER OF CONVERTING SHARES

2.1. Conversion of Shares.

Subject to the provisions of this ARTICLE 2, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the shareholders of either of the foregoing, the shares of Seller and Buyer shall be converted as follows:

(a) Each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of capital stock of Buyer from and after the Effective Time and shall not be affected by the Merger.

(b) Each share of Seller capital stock issued and outstanding immediately prior to the Effective Time that is held by Seller, any Seller Subsidiary, Buyer or any Buyer Subsidiary (in each case other than shares held in any Employee Benefit Plans or related trust accounts or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted) (collectively, the “Canceled Shares”) shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(c) Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares and the Seller Dissenting Shares), subject to Section 2.3(c), shall be converted into the right to receive, without interest, the Per Share Stock Consideration.

(d) Each share of Seller Common Stock, when so converted pursuant to Section 2.1(c), shall automatically be canceled and retired and shall cease to exist as of the Effective Time, and each certificate (an “Old Certificate”, it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to ownership of shares of Seller Common Stock (a “Book-Entry Share”)) registered in the transfer books of Seller that immediately prior to the Effective Time represented shares of Seller Common Stock shall thereafter cease to have any rights with respect to such Seller Common Stock other than the right to receive the Merger Consideration in accordance with ARTICLE 3.

2.2. Anti-Dilution Provisions.

In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding between the date of this Agreement and the Effective Time as a result of a stock split, stock dividend, or recapitalization or similar corporate action with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be between the date of this Agreement and the Effective Time, the Merger Consideration shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change.

2.3. Treatment of Seller Equity Rights.

(a) At the Effective Time, each option granted by Seller to purchase shares of Seller Common Stock under Seller’s ST Financial Group, Inc. 2008 Stock Plan and Seller’s ST Financial Group, Inc. 2017 Stock Incentive Plan (each as amended from time to time), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Seller Stock Option”) shall be canceled and converted into the right to receive from Buyer a cash payment (“Seller Stock Option Payout”) equal to the applicable Seller Stock Option Amount. Notwithstanding the foregoing, any Seller Stock Option with an Option Exercise Price that equals or exceeds the Fully Diluted Per Share Value shall be canceled with no consideration being paid to the optionholder with respect to such Seller Stock Option. Buyer and Seller shall work cooperatively to facilitate the Seller Stock Option Payouts.

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(b) At the Effective Time, each warrant granted by Seller to purchase shares of Seller Common Stock under the Seller Warrant Agreements, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Seller Warrant”) shall be canceled and converted into the right to receive from Buyer a cash payment (“Seller Warrant Payout”) equal to the applicable Seller Warrant Amount, all in accordance with the Warrant Cancellation Agreements. Notwithstanding the foregoing, any Seller Warrant with a Warrant Exercise Price that equals or exceeds the Fully Diluted Per Share Value shall be canceled with no consideration being paid to the warrantholder with respect to such Seller Warrant. Buyer and Seller shall work cooperatively to facilitate the Seller Warrant Payouts.

(c) Notwithstanding anything herein to the contrary, if, before giving effect to this Section 2.3(c), the Cash Consideration would be less than $0.00, then (i) the Aggregate Cash Consideration shall be increased such that the Cash Consideration equals $0.00 (the amount by which the Aggregate Cash Consideration is increased shall be referred to as the “Aggregate Cash Increase”) and (ii) the Stock Consideration shall be decreased by the number of shares of Buyer Common Stock equal to the quotient obtained by dividing the Aggregate Cash Increase by the Average Closing Price (for the avoidance of doubt, if the quotient includes a fractional share, then the quotient shall be rounded up to the next whole share (for example, if the quotient is 1,000.34, then the quotient shall be rounded up to 1,001)). The foregoing adjustments and the effects thereof (based on certain assumptions) are illustrated in Section 2.3(c) of Buyer’s Disclosure Memorandum.

(d) At the Effective Time, each unit in respect of a share of Seller Common Stock subject to vesting, repurchase, performance or other lapse restriction under Seller’s ST Financial Group, Inc. 2017 Stock Incentive Plan (as amended from time to time) that is outstanding immediately prior to the Effective Time (a “Seller Restricted Stock Unit”) shall fully vest and shall be canceled and converted into the right to receive the Per Share Stock Consideration payable pursuant to Section 2.1(c), treating the Seller Restricted Stock Units as if they are shares of Seller Common Stock for such purposes.

(e) Without limiting Section 7.8 hereof, the board of directors of Seller or any committee thereof, as applicable, shall, prior to the Closing and effective as of no later than the day immediately prior to, and contingent upon, the Closing (or such earlier time as may be applicable), adopt any resolutions and take any actions (which may include allowing holders of Seller Stock Options an opportunity to exercise such Seller Stock Options), and cause any actions to be taken, that are necessary or, in the reasonable determination of Buyer, advisable to effectuate the provisions of this Section 2.3, including having all holders of Seller Warrants execute a Warrant Cancellation Agreement to effectuate the provision in Section 2.3(b) and so that upon the Effective Time, there are no outstanding Seller Warrants.

2.4. Fractional Shares.

No certificate, book-entry share or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Old Certificates (or the exchange of Seller Restricted Stock Units), no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock or Seller Restricted Stock Units exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Old Certificates delivered, and all Seller Restricted Stock Units held, by such Holder) shall receive, in lieu thereof, a cash payment rounded up to the nearest whole cent (without interest), which payment shall be determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Buyer Common Stock that such holder of shares of Seller Common Stock or Seller Restricted Stock Units would otherwise have been entitled to receive pursuant to Sections 2.1(c) and 2.3(d) by (ii) the Average Closing Price (the “Fractional Share Payment”).

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ARTICLE 3
EXCHANGE OF SHARES

3.1. Exchange Procedures.

(a) Deposit of Exchange Fund. At or promptly following the Effective Time, Buyer shall deposit, or shall cause to be deposited, with Computershare, Buyer’s transfer agent, or another exchange agent reasonably acceptable to Buyer (the “Exchange Agent”), for the benefit of the holders of record of shares of Seller Common Stock (excluding the Canceled Shares) issued and outstanding immediately prior to the Effective Time and the holders of record of Seller Restricted Stock Units (collectively, the “Holders”), for exchange in accordance with this ARTICLE 3, (i) certificates or, at Buyer’s option, evidence of Buyer Common Stock in book-entry form issuable pursuant to Section 2.1(c) (collectively referred to as “Buyer Certificates”) for shares of Buyer Common Stock equal to the Stock Consideration (for the avoidance of doubt, as may be adjusted under Section 2.3(c)) and (ii) immediately available funds for (A) any Fractional Share Payments to the extent then determinable and (B), after the Effective Time, if applicable, any dividends or distributions which such Holders have the right to receive pursuant to Section 3.1(d) (collectively, the “Exchange Fund”). Buyer shall instruct the Exchange Agent to timely pay the Exchange Fund in accordance with this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Buyer or the Surviving Corporation. Interest and other income on the Exchange Fund shall be the sole and exclusive property of Buyer and the Surviving Corporation and shall be paid to Buyer or the Surviving Corporation, as Buyer directs. No investment of the Exchange Fund shall relieve Buyer, the Surviving Corporation or the Exchange Agent from making the payments required by this Agreement and following any losses from any such investment, Buyer shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy Buyer’s obligations hereunder for the benefit of the Holders, which additional funds will be deemed to be part of the Exchange Fund.

(b) Delivery of Merger Consideration. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Holder of an Old Certificate that is not a Book-Entry Share (but including an Old Certificate that is a Book-Entry Share, as well as a Seller Restricted Stock Unit, if required by the Exchange Agent or at the request of Buyer) a notice advising such Holders of the effectiveness of the Merger, including a customary letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Old Certificates (including Book-Entry Shares, if applicable) shall pass, only upon proper delivery of the Old Certificates (including Book-Entry Shares, if applicable), and instructions for surrendering the Old Certificates (including Book-Entry Shares, if applicable), to the Exchange Agent (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares). Upon proper surrender of an Old Certificate (including Book-Entry Shares, if applicable), for exchange and cancellation to the Exchange Agent, together with the appropriate transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Holder of such Old Certificate shall be entitled to receive in exchange therefor the Merger Consideration and such Old Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued for the benefit of Holders on the Merger Consideration payable upon the surrender of the Old Certificates. The Per Share Stock Consideration delivered to each Holder shall be in non-certificated book-entry form.

(c) Share Transfer Books. At the Effective Time, the share transfer books of Seller shall be closed, and thereafter there shall be no further registration of transfers of shares of Seller Common Stock. From and after the Effective Time, Holders who held shares of Seller Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. Until surrendered for exchange in accordance with the provisions of this Section 3.1, each Old Certificate (including, for the avoidance of doubt, each Book-Entry Share) theretofore representing shares of Seller Common Stock (other than the Canceled Shares) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in this Agreement in exchange therefor. On or after the Effective Time, any Old Certificates presented to the Exchange Agent, Buyer or the Surviving Corporation for any reason shall be canceled and exchanged for the Merger Consideration.

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(d) Dividends with Respect to Buyer Common Stock. No dividends or other distributions declared with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the Holder of any unsurrendered Old Certificate with respect to the whole shares of Buyer Common Stock issuable with respect to such Old Certificate in accordance with this Agreement until the surrender of such Old Certificate (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Old Certificate (or affidavit of loss and other documentation required by the Exchange Agent, Buyer, or the Surviving Corporation hereunder in lieu thereof) there shall be paid to the record holder of the whole shares of Buyer Common Stock, if any, issued in exchange therefor, without interest, (i) all dividends and other distributions payable in respect of any such whole shares of Buyer Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Buyer Common Stock.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Holders on the first anniversary of the Effective Time shall be delivered to Buyer; and any former Holders who have not theretofore received any Merger Consideration to which they are entitled under this Agreement shall thereafter look only to Buyer and the Surviving Corporation for payment of their claims with respect thereto.

(f) No Liability. If any Old Certificates shall not have been surrendered (or canceled) prior to three years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would escheat to or become the property of any Regulatory Authority), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto or their successors, assigns, or personal representatives. None of Buyer, Seller, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Holder in respect of any amount that would have otherwise been payable in respect of any Old Certificate from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Rights. Each and any of Buyer, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration, Seller Stock Option Payouts, Seller Warrant Payouts or any other amounts or property otherwise payable or distributable to any Person pursuant to this Agreement, such amounts or property (or portions thereof) as Buyer, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Internal Revenue Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. Any amounts so deducted or withheld and remitted to the appropriate Regulatory Authority by Buyer, the Surviving Corporation, or the Exchange Agent, as applicable, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation, or the Exchange Agent, as applicable.

(h) Lost Old Certificates. If any Old Certificate shall have been lost, stolen, mutilated or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Old Certificate, as applicable, to be lost, stolen, mutilated or destroyed and, if required by the Exchange Agent, Buyer, or the Surviving Corporation, the posting by such Person of a bond in such reasonable and customary amount as the Exchange Agent, Buyer, or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen, mutilated or destroyed Old Certificate the Merger Consideration to which the Holder thereof is entitled pursuant to this Agreement.

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(i) Change in Name on Old Certificate. If any Buyer Certificate is to be issued in a name other than that in which the Old Certificates surrendered (or canceled) in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificates so surrendered (or canceled) shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent, Buyer or the Surviving Corporation in advance any transfer or other similar Taxes required by reason of the issuance of a Buyer Certificate in any name other than that of the registered Holder of the Old Certificates surrendered (or canceled), or required for any other reason, or shall establish to the satisfaction of the Exchange Agent, Buyer and the Surviving Corporation that such Tax has been paid or is not payable.

3.2. Dissenting Shareholders.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Seller Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by any Holder who is entitled to demand and properly demands appraisal of such shares of Seller Common Stock pursuant to, and who complies in all respects with, the provisions of Sections 10.351 through 10.368 of the TBOC (“Section 10.351 et seq.”) (the “Seller Dissenting Shareholders”), shall not be converted into or be exchangeable for the right to receive any of the consideration as specified in this Agreement (the “Seller Dissenting Shares”), but instead such Holder shall be entitled to payment of the fair value of such Seller Dissenting Shares in accordance with the provisions of Section 10.351 et seq. At the Effective Time, all Seller Dissenting Shares shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each Holder of Seller Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Seller Dissenting Shares in accordance with the provisions of Section 10.351 et seq. Notwithstanding the foregoing, if any such Holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 10.351 et seq., or a court of competent jurisdiction shall determine that such Holder is not entitled to the relief provided by Section 10.351 et seq., then the right of such Holder to be paid the fair value of such Holder’s Seller Dissenting Shares under Section 10.351 et seq. shall cease and such Seller Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration.

(b) Seller shall give prompt written notice (but in any event within 48 hours) to Buyer of any demands for appraisal of any shares of Seller Common Stock and any withdrawals of such demands, and Buyer shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Seller shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as Previously Disclosed, Seller hereby represents and warrants to Buyer as follows:

4.1. Organization, Standing, and Power.

(a) Status of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas, is authorized under the Laws of the State of Texas to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions in which its ownership of Assets or conduct of business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and Seller Bank, taken as a

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whole. Seller is duly registered with the Federal Reserve as a bank holding company under the BHC Act. Seller is duly registered and in good standing with the Texas Department of Savings and Mortgage Lending (“TDSML”) as a holding company under the Texas Savings Bank Act. True, complete and correct copies of the certificate of formation and bylaws of Seller, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer. The certificate of formation and the bylaws of Seller comply with applicable Law.

(b) Status of Seller Bank. Seller Bank is a direct, wholly owned Seller Subsidiary, is duly organized, validly existing and in good standing under the Laws of the State of Texas, is authorized under the Laws of the State of Texas to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted. Seller Bank is authorized by the TDSML to engage in the business of banking as a state savings bank. Seller Bank is in good standing in each jurisdiction in which its ownership of Assets or conduct of business requires such qualification, except where failure to be so qualified has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and Seller Bank, taken as a whole. True, complete and correct copies of the articles of incorporation and bylaws of Seller Bank, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer. The articles of incorporation and bylaws of Seller Bank comply with applicable Law.

4.2. Authority of Seller; No Breach by Agreement.

(a) Authority. Seller has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of this Agreement and the Merger by the affirmative vote of at least a majority of the outstanding shares of Seller Common Stock entitled to vote on this Agreement and the Merger as contemplated by Section 7.1 (the “Seller Shareholder Approval”), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of Seller (including approval by and a determination by all of the members of the board of directors of Seller that this Agreement is advisable and in the best interests of Seller’s shareholders and directing the submission of this Agreement to a vote at a meeting of shareholders of Seller), subject to the Seller Shareholder Approval. This Agreement has been duly executed and delivered by Seller. Subject to the Seller Shareholder Approval, and assuming the due authorization, execution and delivery by Buyer, this Agreement represents a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought (the “Bankruptcy and Equity Exceptions”)).

(b) No Conflicts. Subject to the receipt of the Seller Shareholder Approval, neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seller’s certificate of formation, bylaws or other governing instruments, or the articles of incorporation, bylaws, or other governing instruments of Seller Bank or any other Seller Entity, or any resolution adopted by the board of directors or the shareholders of any Seller Entity, or (ii) subject to receipt of the Requisite Regulatory Approvals and the consents of counterparties to the Contracts listed in Section 4.2(c) of Seller’s Disclosure Memorandum (the “Contract Consents”), (x) violate any Law applicable to any Seller Entity or any of their respective Assets or (y) violate, conflict with, constitute or result in a Default under or the loss of any benefit under, or result in the creation of any Lien upon any of the respective Assets of any Seller Entity under any of the terms, conditions or provisions of any Contract or Permit of any Seller Entity or under which any of

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their respective Assets may be bound, except in the case of clause (y) above where such violations, conflicts or Defaults have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and Seller Bank, taken as a whole.

(c) Consents. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state Laws, the rules of Nasdaq, the TBOC, the ABCA, the Federal Deposit Insurance Act (the “FDIA”), the BHC Act, the Requisite Regulatory Approvals, and the Contract Consents, no notice to, filing with, or Consent of, any Regulatory Authority or any third party is necessary for the consummation by Seller or Seller Bank, as applicable, of the Merger, the Bank Merger, and the other transactions contemplated by this Agreement. As of the date hereof, Seller has no Knowledge of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Merger on a timely basis.

(d) Seller Debt. Seller has no debt that is secured by Seller Bank capital stock.

4.3. Capitalization of Seller.

(a) Ownership. The authorized capital stock of Seller consists of 50,000,000 shares of Seller Common Stock, no par value, and 5,000,000 shares of Seller Preferred Stock, $1.00 par value per share. As of the close of business on November 16, 2021, (i) 17,261,959 shares of Seller Common Stock (excluding treasury shares) were issued and outstanding and (ii) 1,306,268 shares of Seller Common Stock were held by Seller in its treasury, (iii) 780,230 shares of Seller Common Stock were reserved for issuance upon the exercise of outstanding Seller Stock Options, (iv) 15,312 shares of Seller Common Stock were reserved for issuance upon the exercise of outstanding Seller Warrants, (v) 323,129 shares of Seller Common Stock were reserved for issuance upon the vesting of Seller Restricted Stock Units, and (vi) no shares of Seller Preferred Stock were issued and outstanding. As of the Effective Time, no more than (A) 18,057,501 shares of Seller Common Stock will be issued and outstanding (excluding treasury shares), (B) 1,306,268 shares of Seller Common Stock will be held by Seller in its treasury, and (C) no shares of Seller Preferred Stock will be issued and outstanding. As of immediately prior to the Effective Time, there will be no more than (I) 780,230 Seller Stock Options Outstanding, (II) 15,312 Seller Warrants Outstanding, and (III) 435,676 Seller Restricted Stock Units. Additionally, as of immediately prior to the Effective Time, there will be, in the aggregate, no more than 18,493,177 shares of Seller Common Stock that are either issued and outstanding or reserved for issuance upon the exercise or vesting of Seller Stock Options, Seller Warrants, or Seller Restricted Stock Units.

(b) Other Rights or Obligations. All of the issued and outstanding shares of capital stock (and other equity interest, including Seller Stock Options, Seller Warrants and Seller Restricted Stock Units) of Seller are duly authorized and validly issued and outstanding, and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock (or other equity interest, including Seller Stock Options, Seller Warrants and Seller Restricted Stock Units) of Seller has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Seller.

(c) Outstanding Equity Rights. Other than the Seller Stock Options, Seller Warrants, and Seller Restricted Stock Units outstanding as of the date of this Agreement and set forth in Sections 4.3(a)(iii-v), there are no (i) existing Equity Rights with respect to the securities of Seller or any Seller Subsidiary, (ii) Contracts under which any Seller Entity is or may become obligated to sell, issue, deliver, transfer or otherwise dispose of or redeem, purchase or otherwise acquire any securities of Seller or any Seller Subsidiary, (iii) Contracts under which Seller is or may become obligated to register shares of Seller’s capital stock or other securities under the Securities Act, (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which Seller or any Seller Subsidiary is a party or of which Seller has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of Seller or any

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Seller Subsidiary or (v) outstanding bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Seller or any Seller Subsidiary may vote. No Seller Subsidiary owns any capital stock of Seller.

4.4. Capitalization of Seller Bank.

(a) Capitalization of Seller Bank. The authorized capital stock of Seller Bank consists of (i) 10,000,000 shares of Seller Bank Common Stock, $4.00 par value per share. 60,000 shares of Seller Bank Common Stock are outstanding as of the date of this Agreement. All of the outstanding shares of Seller Bank Capital Stock (and other equity interests in Seller Bank) are directly and beneficially owned and held by Seller free and clear of any Lien.

(b) Other Rights or Obligations. All of the issued and outstanding shares of Seller Bank Capital Stock (and other equity interests in Seller Bank) are duly and validly issued and outstanding and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of Seller Bank Capital Stock (or other equity interests in Seller Bank) has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Seller Bank.

(c) Seller Bank. Seller Bank does not have any Subsidiaries nor own any equity interests in any other Person.

4.5. Seller Subsidiaries.

(a) Reserved.

(b) Reserved.

(c) Seller does not have any direct or indirect Subsidiaries nor own any equity interests in any other Person other than Seller Bank. There are no (i) existing Equity Rights with respect to the securities of any Seller Subsidiary, (ii) Contracts under which any Seller Subsidiary are or may become obligated to sell, issue, deliver, transfer or otherwise dispose of or redeem, purchase or otherwise acquire any securities of any Seller Subsidiary, (iii) Contracts under which any Seller Subsidiary is or may become obligated to register shares of any Seller Subsidiary’s capital stock or other securities under the Securities Act, (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings to which any Seller Subsidiary is a party or of which Seller has Knowledge, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of any Seller Subsidiary, or (v) outstanding bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of any Seller Subsidiary may vote.

4.6. Regulatory Reports.

(a) Regulatory Filings. Since December 31, 2017, Seller and each Seller Subsidiary has filed on a timely basis, all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents required to be filed or furnished by it with the TDSML, the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve, and any other applicable Regulatory Authority, as the case may be. All such reports, certifications, forms, returns, filings, information, data, registrations, submissions, statements and documents required to be filed under any applicable Law, including any and all federal and state banking Laws, were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. Subject to Section 10.15, there (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any form, filing, registration, submission,

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statement, certification, return, information, data, report or document relating to any examinations, inspections or investigations of any Seller Entity and (ii) except for routine communications between any Seller Entity and any Regulatory Authority in connection with normal examinations, has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of any Seller Entity. Subject to Section 10.15 and except for normal examinations conducted by a Regulatory Authority in the Ordinary Course, no Regulatory Authority has initiated or has pending any proceeding or, to the Knowledge of Seller, investigation into the business or operations of the Seller or the Seller Subsidiaries since December 31, 2017, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Seller is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(b) Seller’s SEC Reports. An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Seller or any Seller Subsidiary pursuant to the Securities Act or the Exchange Act, as the case may be, since April 26, 2018 (the “Seller SEC Reports”) is publicly available. No such Seller SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Seller SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Seller has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Seller SEC Reports.

4.7. Financial Matters.

(a) Financial Statements. Seller has made available to Buyer the Seller Financial Statements. The Seller Financial Statements included or incorporated by reference in the Seller SEC Reports with respect to periods ending prior to the date of this Agreement (i) have been prepared from, and are in accordance with, the Books and Records of the Seller Entities, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and applicable accounting requirements and, if applicable, with the published rules and regulations of the SEC, in each case, consistently applied, except as may be otherwise indicated in the notes thereto and except with respect to the unaudited financial statements for the omission of footnotes and (iii) fairly present in all material respects the consolidated financial condition of the Seller Entities as of the respective dates set forth therein and the results of operations, shareholders’ equity and cash flows of the Seller Entities for the respective periods set forth therein. The consolidated Seller Financial Statements to be prepared after the date of this Agreement and prior to the Closing (A) will have been prepared in accordance with GAAP, regulatory accounting principles and applicable accounting requirements and, if applicable, with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to unaudited financial statements for the omission of footnotes and year-end adjustments and (B) will fairly present in all material respects the consolidated financial condition of Seller as of the respective dates set forth therein and the results of operations, shareholders’ equity (except with respect to unaudited financial statements) and cash flows (except with respect to unaudited financial statements) of Seller for the respective periods set forth therein, subject in the case of unaudited financial statements to the omission of footnotes and year-end adjustments.

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(b) Call Reports. The financial statements contained in the Call Reports of Seller Bank for all of the periods ending on or after December 31, 2017 (i) have been prepared in accordance with GAAP (except to the extent applicable Law requires otherwise) and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (ii) fairly present in all material respects the financial condition of Seller Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Seller Bank to be prepared after the date of this Agreement and prior to the Closing (A) will have been prepared in accordance with GAAP (except to the extent applicable Law requires otherwise) and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (B) will fairly present in all material respects the financial condition of Seller Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity of Seller Bank for the respective periods set forth therein, subject to year-end adjustments.

(c) Systems and Processes. Each of Seller and Seller Bank has in place sufficient systems and processes that are customary for a financial institution of the size of Seller and Seller Bank and that are designed to (i) provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Seller Financial Statements and Seller Bank’s financial statements, including the Call Reports, (ii) in a timely manner accumulate and communicate to Seller and Seller Bank’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in Seller Financial Statements and Seller Bank’s financial statements, including the Call Reports, or any forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports or documents required to be filed or provided to any Regulatory Authority, (iii) ensure access to Seller and Seller Bank’s Assets is permitted only in accordance with management’s authorization, and (iv) ensure the reporting of such Assets is compared with existing Assets at regular intervals. Since December 31, 2017, neither Seller nor Seller Bank nor, to Seller’s Knowledge, any Representative of any Seller Entity has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Seller Financial Statements, Seller Bank’s financial statements, including the Call Reports, or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of any Seller Entity or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Seller or any Seller Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing any Seller Entity, whether or not employed by any Seller Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by any Seller Entity or any of its officers, directors or employees to the board of directors of any Seller Entity or any committee thereof or to any director or officer of any Seller Entity. To Seller’s Knowledge, there has been no instance of fraud by any Seller Entity, whether or not material, that occurred during any period covered by Seller Financial Statements.

(d) Records. The records, systems, controls, data and information of the Seller Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Seller Entity or accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and Seller Bank, taken as a whole. Seller and Seller Bank (i) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, of the Exchange Act) to ensure the reliability of the Seller Financial Statements and to ensure that information relating to Seller, including Seller Subsidiaries, is made known to the chief executive officer, chief financial officer or other members of executive management of Seller by others within those entities as appropriate (A) to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (B) which allow in all material

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respects for maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Assets of Seller and Seller Subsidiaries, (C) that provide reasonable assurance in all material respects that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Seller are being made only in accordance with authorizations of management and directors of Seller and (D) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Seller’s Assets that could have a material adverse effect on its financial statements and (ii) have disclosed, based on their most recent evaluation prior to the date of this Agreement, to their outside auditors and the audit committee of their respective boards of directors (Y) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which could adversely affect their ability to record, process, summarize or report financial data and have disclosed to their auditors any material weaknesses in internal control over financial reporting and (Z) any fraud, whether or not material, that involves management or other employees who have a significant role in their internal control over financial reporting. To the Knowledge of Seller, there is no reason to believe that Seller’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.

(e) Auditor Independence. The independent registered public accounting firm engaged to express its opinion with respect to the Seller Financial Statements included in the Seller’s SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the outside auditor for Seller and Seller Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Seller or Seller Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

4.8. Books and Records.

The Books and Records of Seller and Seller Bank have been and are being maintained in the Ordinary Course in accordance and compliance in all material respects with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by Seller and Seller Bank.

4.9. Absence of Undisclosed Liabilities.

No Seller Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2020, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Seller as of December 31, 2020 included in the Seller Financial Statements at and for the period ending December 31, 2020.

4.10. Absence of Certain Changes or Events.

(a) Since December 31, 2020, there has not been a Material Adverse Effect on Seller.

(b) Since December 31, 2020, (i) the Seller Entities have carried on their respective businesses only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by any Seller Entity whether or not covered by insurance and (iii) none of the Seller Entities have taken any action that would be prohibited by Section 6.2 if taken after the date hereof.

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4.11. Tax.

(a) All Seller Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Seller Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course and automatically granted). All material Taxes of the Seller Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for Taxes (other than a Lien for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings) on any of the Assets of any of the Seller Entities. No claim has been made in the last six years in writing by an authority in a jurisdiction where any Seller Entity does not file a Tax Return that such Seller Entity is or may be subject to Taxes by that jurisdiction.

(b) None of the Seller Entities has received any written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Seller Entity or the Assets of any Seller Entity. None of the Seller Entities has waived any statute of limitations in respect of any Taxes.

(c) Each Seller Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

(d) The unpaid Taxes of each Seller Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Seller Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Seller Entities in filing their Tax Returns.

(e) None of the Seller Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Seller Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and none of the Seller Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group the common parent of which is or was Seller), or as a transferee or successor.

(f) During the two-year period ending on the date hereof, none of the Seller Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code. During the five-year period ending on the date hereof, none of the Seller Entities was a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code.

(g) Each Seller Benefit Plan, employment agreement, or other compensation arrangement of a Seller Entity that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code has a plan document that satisfies the requirements of Section 409A of the Internal Revenue Code and has been operated in compliance with the terms of such plan document and the requirements of Section 409A of the Internal Revenue Code, and the regulations thereunder, in each case such that no Tax is or has been due or payable under Section 409A of the Internal Revenue Code. No Seller Entity has any obligation to gross-up or otherwise reimburse any person for any Tax incurred by such person pursuant to

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Section 409A, Section 280G or Section 4999 of the Internal Revenue Code or otherwise. All Seller Stock Options and Seller Warrants were granted at no less than “fair market value” for purposes of Section 409A of the Internal Revenue Code, and each Seller Stock Option and Seller Warrant is exempt from Section 409A of the Internal Revenue Code.

(h) None of the Seller Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. None of the Seller Entities have participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 or any “tax shelter” within the meaning of the Internal Revenue Code Section 6662.

(i) All Seller Entities have (i) to the extent deferred, properly complied in all material respects with all applicable Laws in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent applicable, eligible, and claimed, or intended to be claimed, properly complied in all material respects with all Laws and duly accounted for any available Tax credits under Sections 7001 through 7004 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Internal Revenue Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Internal Revenue Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with any U.S. presidential memorandum or executive order, and (iv) not sought a PPP Loan.

4.12. Assets.

(a) Each Seller Entity has good and marketable title to those Assets reflected in the most recent Seller Financial Statements as being owned by such Seller Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations and use of such Assets and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the Assets subject thereto or affected thereby or otherwise materially impair business operations and use of such Assets (collectively, “Permitted Liens”). Seller is the fee simple owner of all owned real property and the lessee of all leasehold estates reflected in the most recent Seller Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be owned or leased thereunder, as applicable, and each such lease is valid without Default thereunder by the lessee or, to the Knowledge of Seller, the lessor. There are no pending or, to the Knowledge of Seller, threatened condemnation or eminent domain proceedings against any real property that is owned or leased by Seller. The Seller Entities own or lease all properties as are necessary to their operations as now conducted and no Person has any option or right to acquire or purchase any ownership interest in the owned real property or any portion thereof.

(b) Section 4.12(b) of Seller’s Disclosure Memorandum sets forth a complete and correct list of all street addresses and fee owners of all real property owned, leased or licensed by any Seller Entity or otherwise occupied by a Seller Entity or used or held for use by any Seller Entity (collectively, the “Real Property”). Other than as set forth on Section 4.12(b) of Seller’s Disclosure Memorandum, there are no Persons in possession of any portion of any of the Real Property owned or leased by any Seller Entity other than such Seller Entity, and no Person other than a Seller Entity has the right to use or occupy for any purpose any portion of any of the Real Property owned, leased or licensed by a Seller Entity. Seller or a Seller Subsidiary has good and marketable fee title to all Real Property owned by it free and clear of all Liens, except Permitted Liens. There are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such owned Real Property.

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(c) All leases of Real Property under which any Seller Entity, as lessee, leases Real Property, are valid, binding and enforceable in accordance with their respective terms and Seller or such Seller Subsidiary has good and marketable leasehold interests to all Real Property leased by them. There is not under any such lease any material existing Default by any Seller Entity or, to Seller’s Knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a material Default and all rent and other sums and charges due and payable under such lease have been paid.

(d) The Assets reflected in the most recent Seller Financial Statements which are owned or leased by the Seller Entities, and in combination with the Real Property, the Intellectual Property of any Seller Entity, and contractual benefits and burdens of the Seller Entities, constitute, as of the Closing Date, all of the Assets, rights and interests necessary to enable the Seller Entities to operate consolidated businesses in the Ordinary Course and as the same is expected to be conducted on the Closing Date.

4.13. Intellectual Property; Privacy.

(a) Each Seller Entity owns or has a valid license to use (in each case, free and clear of any Liens other than any Permitted Liens) all of the Intellectual Property necessary to carry on the business of such Seller Entity as it is currently conducted. Each Seller Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Seller Entity in connection with its business operations, and such Seller Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Seller Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Seller threatened, which challenge the rights of any Seller Entity with respect to Intellectual Property used, sold or licensed by such Seller Entity in the course of its business, nor has any Person claimed or alleged any rights to such Intellectual Property. The conduct of the business of each Seller Entity and the use of any Intellectual Property by each Seller Entity does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person. No Person has asserted to Seller in writing that any Seller Entity has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by any Seller Entity in the course of its business and the current terms thereof will not be affected by the transactions contemplated by this Agreement, the use of the “Spirit of Texas Bancshares,” “Spirit of Texas Bancshares, Inc.,” “Spirit of Texas Bank,” and “Spirit of Texas Bank SSB” trademarks will be transferred to Buyer or Buyer Bank in connection with the transactions contemplated by this Agreement and after the Effective Time, no Person besides Buyer shall have right and title to the “Spirit of Texas Bancshares,” “Spirit of Texas Bancshares, Inc.,” “Spirit of Texas Bank,” and “Spirit of Texas Bank SSB” trademarks and trade names. All of the Seller Entities’ right to the use of and title to the names “Spirit of Texas Bancshares,” “Spirit of Texas Bancshares, Inc.,” “Spirit of Texas Bank,” and “Spirit of Texas Bank SSB” will be transferred to Buyer in connection with the completion of the transactions contemplated by this Agreement.

(b) (i) The computer, information technology and data processing systems, facilities and services used by the Seller Entities, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the conduct of the respective businesses of the Seller Entities as currently conducted and (ii) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of the Seller Entities as currently conducted. To Seller’s Knowledge, no third party or Representative has gained unauthorized access to any Systems owned or controlled by any Seller Entity, and each Seller Entity has taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each Seller Entity has implemented backup and disaster recovery policies, procedures and systems consistent with generally

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accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of the Seller Entities in all material respects. Each Seller Entity has implemented and maintained commercially reasonable measures and procedures designed to reasonably mitigate the risks of cybersecurity breaches and attacks.

(c) Each Seller Entity has (i) complied in all material respects with all applicable Laws which govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, transmission or transfer of the personal data or information of customers or other individuals (“Personally Identifiable Information”) and similar Laws governing data privacy, and with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, transmission or transfer of Personally Identifiable Information and (ii) taken commercially reasonable measures to ensure that all Personally Identifiable Information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Seller’s Knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such Personally Identifiable Information by any Seller Entity or any other Person.

4.14. Environmental Matters.

(a) Each Seller Entity, its Participation Facilities, and its Operating Properties are, and have been since December 31, 2017, in compliance, in all material respects, with all Environmental Laws.

(b) There is no Litigation pending or, to the Knowledge of Seller, threatened before Regulatory Authority or other forum in which any Seller Entity or any of its Operating Properties or Participation Facilities (or Seller in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Seller Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence. No Seller Entity is subject to any Order imposing any Liability or obligation with respect to any Environmental Law that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and the Seller Entities, taken as a whole, nor is any such order threatened.

4.15. Compliance with Laws.

(a) Each Seller Entity has, and since December 31, 2017 has had, in effect all Permits necessary for it to lawfully own, lease, or operate its material Assets and to carry on its business as now or then conducted (and have paid all fees and assessments due and payable in connection therewith in all material respects). There has occurred no material Default under any such Permit and to the Knowledge of Seller no suspension or cancellation of any such material Permit is threatened. None of the Seller Entities:

(i) is in Default under any of the provisions of its certificate of formation, articles of incorporation, or bylaws (or other governing instruments);

(ii) is in material Default under any Laws, Orders, or material Permits applicable to its business or employees conducting its business; or

(iii) subject to Section 10.15, has since December 31, 2017 received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Seller Entity is not in compliance with any Laws, Orders, or Permits or engaging in an unsafe or unsound activity or in troubled condition.

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(b) Each Seller Entity is in compliance in all material respects with all applicable Laws, regulatory capital requirements, Consents, Permits, Orders, or conditions imposed in writing by a Regulatory Authority, to which they or their Assets may be subject.

(c) Each director, officer, shareholder, manager, and employee of the Seller Entities that has been engaged at any time in the development, use or operation of the Seller Entities and their respective Assets, and each Independent Contractor, is and has been in compliance in all material respects with all applicable Laws relating to the development, use or operation of the Seller Entities and their respective Assets. No proceeding or notice has been filed, given, commenced or, to the Knowledge of Seller, threatened against any of the Seller Entities or any of their respective directors, officers, members, Affiliates, managers, employees or Independent Contractors alleging any failure to so comply with all applicable Laws.

(d) Seller Bank has, in all material respects, (i) properly certified all foreign deposit accounts and has made all necessary Tax withholdings on all of its deposit accounts, (ii) timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the United States Internal Revenue Service (“IRS”), and (iii) subject to Section 10.15, timely filed all Suspicious Activity Reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to all applicable Laws.

(e) Subject to Section 10.15, Seller and Seller Bank are “well-capitalized” and “well managed” (as those terms are defined in applicable Laws).

(f) Since December 31, 2017, each Seller Entity has properly administered, in all material respects, all accounts for which it acts as a fiduciary, including accounts for which any Seller Entity serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws. Since December 31, 2017, no Seller Entity, or, to Seller’s Knowledge, any director, officer, or employee of any Seller Entity, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, complete and correct and accurately reflect the assets of such fiduciary account.

4.16. Foreign Corrupt Practices.

No Seller Entity, or, to the Knowledge of Seller, any director, officer, employee, agent or other Person acting on behalf of a Seller Entity has, directly or indirectly, (i) used any funds of any Seller Entity for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of any Seller Entity, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other Assets of any Seller Entity, (v) made any fraudulent entry on the Books and Records of any Seller Entity, (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for any Seller Entity, to pay for favorable treatment for business secured or to pay for special concessions already obtained for any Seller Entity, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, or (vii) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering Laws of any jurisdiction, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator

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involving any Seller Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of Seller, threatened. Each Seller Entity has been conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of all Money Laundering Laws administered and each Seller Entity has established and maintained a system of internal controls designed to ensure compliance by the Seller Entities with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws.

4.17. Community Reinvestment Act Performance.

Seller Bank is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder and has received a Community Reinvestment Act of 1977 rating of “satisfactory” or better in its most recently completed performance evaluation, and Seller has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Seller Bank having its current rating lowered such that it is no longer “satisfactory” or better.

4.18. Labor Relations.

(a) No Seller Entity is the subject of any pending or, the Knowledge of Seller, threatened Litigation asserting that it or any other Seller Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Seller Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment. No Seller Entity, predecessor, or Affiliate of a Seller Entity is or has ever been a party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to any Seller Entity’s relationship or dealings with its employees, any labor organization or any other employee representative, and no Seller Entity is currently negotiating any collective bargaining agreement. There is no strike, slowdown, lockout or other job action or labor dispute involving any Seller Entity pending or, to the Knowledge of Seller, threatened and there have been no such actions or disputes since December 31, 2017. To the Knowledge of Seller, since December 31, 2017, there has not been any attempt by any Seller Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Seller Entity. The employment of each employee of each Seller Entity is terminable at will by the relevant Seller Entity without any penalty, liability or severance obligation incurred by any Seller Entity.

(b) Section 4.18(b) of Seller’s Disclosure Memorandum separately sets forth all of Seller’s employees, including for each such employee: name, job title, hire date, full- or part-time status, status as a regular, temporary or contract employee, exemption status, work location (identified by street address), current compensation rate, all fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on Section 4.19(a) of Seller’s Disclosure Memorandum), bonuses, incentives, or commissions paid the past three years, and visa and permanent resident card or immigration application status. To Seller’s Knowledge, no employee of any Seller Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee’s duties on behalf of any Seller Entity. Each current and former employee of the Seller Entities who has contributed to the creation or development of any Intellectual Property owned by any Seller Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Seller Entities vesting all rights in work product created by the employee during the employee’s employment or affiliation with the Seller Entities. No Key Employee of any Seller Entity has provided written notice to a Seller Entity of his or her intent to terminate his or her employment with the applicable Seller Entity as of the date hereof, and, as of the date hereof, to Seller’s Knowledge, no Key Employee intends to terminate his or her employment with Seller before Closing. To Seller’s Knowledge, the Seller Entities have properly classified all employees for purposes of eligibility for overtime pursuant to the Fair Labor Standards Act and any other applicable Law.

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(c) Section 4.18(c) of Seller’s Disclosure Memorandum contains a complete and accurate listing of the name (if an entity, including the name of the individuals employed by or providing service on behalf of such entity) and contact information of each individual who has provided personal services to any Seller Entity as an independent contractor, consultant, freelancer or other similar service provider (collectively, “Independent Contractors”) during the prior two years and which have been paid over $30,000 in any 12-month period. A copy of each Contract relating to the services provided by any such Independent Contractor to a Seller Entity has been made available to Buyer prior to the date hereof. Each Independent Contractor ever retained by the Seller Entities who has contributed to the creation or development of any Intellectual Property owned by any Seller Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Seller Entities and the Seller Entities are the owner of all rights in and to all Intellectual Property created by each Independent Contractor in performing services for the Seller Entities vesting all rights in work product created in the Seller Entities. The Seller Entities have no obligation or liability with respect to any taxes (or the withholding thereof) in connection with any Independent Contractor. The Seller Entities have properly classified, pursuant to the Internal Revenue Code, and any other applicable Law, and under Seller Benefit Plans, all Independent Contractors used by the Seller Entities, or other individuals who provided services as non-employees to any Seller Entity, at any point. The engagement of each Independent Contractor of each Seller Entity is terminable at will by the relevant Seller Entity without any penalty, liability or severance obligation incurred by any Seller Entity.

(d) The Seller Entities have no “leased employees” within the meaning of Internal Revenue Code Section 414(n).

(e) The Seller Entities have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, and other wages due to be paid through the Closing Date. Each of the Seller Entities is and at all times has been in material compliance with all Law governing the employment of labor and the withholding of Taxes, including all contractual commitments and all such Laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, disability accommodation, employee leave, unemployment, worker classification, immigration, safety and health, workers’ compensation and the collection and payment of withholding or Social Security Taxes and similar Taxes.

(f) There have not been any wage and hour claims, discrimination, disability accommodation, or other employment claims or charges by, or any allegations of sexual or other misconduct, harassment or discrimination have been made against, any current, former or prospective employee of any Seller Entity since December 31, 2017, nor, to Seller’s Knowledge, are there any such claims or charges currently threatened by any current, former or prospective employee of any Seller Entity. To the Knowledge of Seller, there are no governmental investigations open with or under consideration by the United States Department of Labor (“DOL”), Equal Employment Opportunity Commission, or any other federal or state governmental body charged with administering or enforcing employment related Laws. No Seller Entity has entered into any settlement agreement related to allegations of sexual or other misconduct, harassment or discrimination by any employee.

(g) All of the Seller Entities’ employees are employed in the United States and are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. The Seller Entities have completed a Form I-9 (Employment Eligibility Verification) for each employee, and each such Form I-9 has since been updated as required by applicable Law and is correct and complete in all material respects.

(h) Since December 31, 2017, none of the Seller Entities has implemented any plant closing or mass layoff, as defined under the WARN Act, without providing notice in accordance with the WARN Act, and no such actions are currently contemplated, planned or announced.

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(i) The Seller Entities have (i) implemented, to the extent required, policies and procedures to enable social distancing and remote working environments for employees of the Seller Entities, (ii) taken commercially reasonable steps to ensure regular disinfection and cleaning of work areas, including offices, restrooms, common areas and all high-touch surfaces in the workplace, and (iii) required all employees who report experiencing symptoms of COVID-19 (including cough, shortness of breath or fever) to either stay home or to go home immediately, as applicable. The Seller Entities have complied in all material respects with all applicable Laws related to the Pandemic, including “shelter in place,” “essential business” and similar Pandemic Measures and applicable Laws concerning employee leaves of absence. Section 4.18(i) of Seller’s Disclosure Memorandum lists all of the following for the Seller Entities since March 1, 2020, or otherwise in response to or in connection with the Pandemic or business circumstances related thereto: (i) employee furloughs; (ii) reductions in employee salary, other compensation, benefits or hours; (iii) employee lay-offs or terminations; or (iv) other material changes in employee policies, practices or terms and conditions.

(j) Reserved.

4.19. Employee Benefit Plans.

(a) Seller has made available to Buyer prior to the execution of this Agreement, true, complete and correct copies of each Employee Benefit Plan (including all amendments thereto), that has been adopted, maintained, sponsored in whole or in part by, or contributed to or required to be contributed to by any Seller Entity or Seller ERISA Affiliate for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Seller or any Seller ERISA Affiliate has or may have any obligation or Liability (each, a “Seller Benefit Plan”). For the avoidance of doubt, the term “Seller Benefit Plans” includes plans, programs, policies, and arrangements sponsored or maintained by a third-party professional employer organization in which the current or former employees, retirees, dependents, spouses, directors, Independent Contractors, or other beneficiaries of a Seller Entity or any of its affiliates are eligible to participate. Section 4.19(a) of Seller’s Disclosure Memorandum has a complete and accurate list of all Seller Benefit Plans. No Seller Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States. Seller has made available to Buyer prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Seller Benefit Plans, (ii) all determination letters, opinion letters, information letters or advisory opinions issued by the IRS, the DOL or the Pension Benefit Guaranty Corporation (“PBGC”) during this calendar year or any of the preceding three calendar years, (iii) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Seller Benefit Plan for the current plan year and the preceding plan year, (iv) the most recent summary plan descriptions and any material modifications thereto, (v) any correspondence with the DOL, IRS, PBGC, or any other governmental entity regarding a Seller Benefit Plan, and (vi) all actuarial valuations of Seller Benefit Plans.

(b) Each Seller Benefit Plan is and has been maintained in compliance with the terms of such Seller Benefit Plan, and in compliance with the applicable requirements of the Internal Revenue Code, ERISA, and any other applicable Laws in all material respects. No Seller Benefit Plan is required to be amended within the 90-day period beginning on the Closing Date in order to continue to comply with ERISA, the Internal Revenue Code, and other applicable Law. Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and has received a favorable determination letter, or for a prototype plan, opinion letter, from the IRS that is still in effect and applies to the Seller Benefit Plan and on which such Seller Benefit Plan is entitled to rely. Nothing has occurred and no circumstance exists that would be reasonably expected to result in the loss of the qualified status of such Seller Benefit Plan. Within the past three years, no Seller Entity has taken any action to take material corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Regulatory Authority with respect to any Seller Benefit Plan. All assets of each Seller Benefit Plan that is a retirement plan consist exclusively of cash and actively traded securities.

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(c) There are no pending or, to the Knowledge of Seller, threatened claims or disputes under the terms of, or in connection with, the Seller Benefit Plans other than claims for benefits in the Ordinary Course that are not expected to result in material liability to any Seller Entity, and no action, proceeding, prosecution, inquiry, hearing or investigation or audit has been commenced with respect to any Seller Benefit Plan.

(d) No Seller Entity or any Affiliate of Seller has engaged in any prohibited transaction for which there is not an exemption, within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, with respect to any Seller Benefit Plan and no prohibited transaction has occurred with respect to any Seller Benefit Plan that would be reasonably expected to result in any Liability or excise Tax under ERISA or the Internal Revenue Code. No Seller Entity, Seller Entity employee, nor any committee of which any Seller Entity employee is a member has breached his or her fiduciary duty with respect to a Seller Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Seller Benefit Plan. To Seller’s Knowledge, no fiduciary, within the meaning of Section 3(21) of ERISA, who is not a Seller Entity or any Seller Entity employee, has breached his or her fiduciary duty with respect to a Seller Benefit Plan or otherwise has any Liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Seller Benefit Plan. The treatment of the awards of Seller Equity Rights as required under Section 2.3 of this Agreement is permitted by applicable Law and the terms of the applicable plan and award agreement.

(e) Neither Seller nor any Seller ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any Liability with respect to, or would reasonably be expected to have any such obligation to contribute to or Liability with respect to: (i) a plan subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Internal Revenue Code; (ii) a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)); (iii) a “multiple employer plan” (as defined in 29 C.F.R. § 4001.2) or a plan subject to Section 413(c) of the Internal Revenue Code; (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state law); (v) except as set forth on Section 4.19(e) of Seller’s Disclosure Memorandum, a self-funded health or welfare benefit plan; or (vi) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Internal Revenue Code). Each self-funded health or welfare benefit plan set forth on Section 4.19(e) of Seller’s Disclosure Memorandum is covered under a stop-loss insurance policy, and Seller has provided Buyer with copies of each such stop-loss insurance policy.

(f) Each Seller Benefit Plan or other arrangement of a Seller Entity that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code has a plan document that satisfies the requirements of Section 409A of the Internal Revenue Code and has been operated in compliance with the terms of such plan document and the requirements of Section 409A of the Internal Revenue Code in all material respects, in each case such that no Tax is or has been due or payable under Section 409A(a)(1) of the Internal Revenue Code.

(g) Each Seller Benefit Plan that is a health or welfare plan has been amended and administered in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010 in all material respects. No Seller Entity has any Liability or obligation to provide postretirement health, medical or life insurance benefits to any Seller Entity’s employees or former employees, officers, or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws and for which the covered individual pays the full cost of coverage. No Tax under Internal Revenue Code Sections 4980, 4980B through 4980I, or 5000 has been incurred with respect to any Seller Benefit Plan and no circumstance exists which would reasonably be expected to give rise to such Tax.

(h) Reserved.

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(i) All contributions required to be made to any Seller Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Seller Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Books and Records of Seller.

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of any Seller Entity, or result in any (a) requirement to fund any benefits or set aside benefits in a trust (including a rabbi trust), (b) limitation on the right of any Seller Entity to amend, merge, terminate or receive a reversion of assets from any Seller Benefit Plan or related trust, (c) acceleration of the time of payment or vesting of any such payment, right, compensation or benefit, or (d) entitlement by any recipient of any payment or benefit to receive a “gross up” payment for any income or other Taxes that might be owed with respect to such payment or benefit. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Seller Entities in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Section 4.19(j) of Seller’s Disclosure Memorandum sets forth accurate and complete data with respect to each individual who has a contractual right to severance pay or benefits (or increase in severance pay or benefits, including the acceleration of any payment or vesting) triggered by a change in control and the amounts potentially payable to each such individual in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) or as a result of a termination of employment or service, taking into account any contractual provisions relating to Section 280G of the Internal Revenue Code. No Seller Benefit Plan provides for, and no Seller Entity has any obligation or commit to provide, the gross-up or reimbursement of Taxes under Internal Revenue Code Section 4999 or 409A, or otherwise.

4.20. Material Contracts.

(a) None of the Seller Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound by or receives benefits under, any Contract (whether written or oral), (i) that is either material to any Seller Entity or that would be required to be filed as an exhibit to a Form 10-K filed by any Seller Entity with the SEC if the Seller Entity were required to file or voluntarily filed such Form 10-K, (ii) that is an employment, severance, termination, consulting, or retirement Contract, (iii) relating to the borrowing of money by any Seller Entity or the guarantee by any Seller Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, advances and loans from the Federal Home Loan Bank, and trade payables, in each case in the Ordinary Course) in excess of $50,000, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements, (iv) which prohibits or restricts any Seller Entity (and/or, following consummation of the transactions contemplated by this Agreement, any Buyer Entity) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (v) relating to the purchase or sale of any goods or services by a Seller Entity (other than Contracts entered into in the Ordinary Course and involving payments under any individual Contract not in excess of $75,000 over its remaining term or involving Loans, borrowings or guarantees originated or purchased by any Seller Entity in the Ordinary Course), (vi) which obligates any Seller Entity to conduct business with any third party on an exclusive or preferential basis, or requires referrals of business or any Seller Entity to make available investment opportunities to any Person on a priority or exclusive basis, (vii) which limits the payment of dividends by any Seller Entity, (viii) pursuant to which any Seller Entity has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity, (ix) pursuant to which any Seller Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger or

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contains a put, call or similar right involving the purchase or sale of any equity interests or Assets of any Person and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect, (x) which relates to Intellectual Property of Seller, (xi) between any Seller Entity, on the one hand, and (A) any officer or director of any Seller Entity, or (B) to the Knowledge of Seller, any (1) record or beneficial owner of five percent or more of the voting securities of Seller, (2) Affiliate or family member of any such officer, director or record or beneficial owner or (3) any other Affiliate of Seller, on the other hand, except those of a type available to employees of Seller generally, (xii) that provides for payments to be made by any Seller Entity upon a change in control thereof, (xiii) that may not be canceled by Buyer, Seller or any of their respective Subsidiaries (A) at their convenience (subject to no more than 90 days’ prior written notice), or (B) without payment of a penalty or termination fee equal to or greater than $50,000 (assuming such Contract was terminated on the Closing Date), (xiv) containing any standstill or similar agreement pursuant to which Seller has agreed not to acquire Assets or equity interests of another Person, (xv) that provides for indemnification by any Seller Entity of any Person, except for non-material Contracts entered into in the Ordinary Course, (xvi) with or to a labor union or guild (including any collective bargaining agreement), (xvii) that grants any “most favored nation” right, right of first refusal, right of first offer or similar right with respect to any material Assets, or rights of any Seller Entity, taken as a whole, (xviii) that would be terminable other than by a Seller Entity or under which a material payment obligation would arise or be accelerated, in each case as a result of the Merger or the announcement or consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events), (xix) any other Contract or amendment thereto that is material to any Seller Entity or their respective business or Assets and not otherwise entered into in the Ordinary Course, (xx) any Seller Benefit Plans, pursuant to which any of the benefits thereunder will be increased, or the vesting of the benefits will be accelerated, by the occurrence of the execution or delivery of this Agreement, the obtainment of the Seller Shareholder Approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of benefits under which will be calculated on the basis of any of the transactions contemplated by this Agreement, (xxi) that is a settlement, consent or similar Contract and contains any material continuing obligations of any Seller Entity, or (xxii) that is a consulting Contract or data processing, software programming or licensing Contract involving the payment of more than $50,000 per annum (other than any such contracts which are terminable by any Seller Entity on 30 days or less notice without any required payment or other conditions, other than the condition of notice). Each Contract of the type described in this Section 4.20(a), whether or not set forth in Seller’s Disclosure Memorandum, together with all Contracts referred to in Sections 4.13 and 4.19(a), are referred to herein as the “Seller Contracts.”

(b) With respect to each Seller Contract: (i) the Seller Contract is legal, valid and binding on a Seller Entity and is in full force and effect and is enforceable in accordance with its terms; (ii) no Seller Entity is in Default thereunder; (iii) no Seller Entity has repudiated or waived any material provision of any such Seller Contract; (iv) no other party to any such Seller Contract is, to the Knowledge of Seller, in Default or has repudiated or waived any material provision thereunder; and (v) there is not pending or, to the Knowledge of Seller, threatened cancellations of any Seller Contract.

(c) Seller has made available true, complete and correct copies of each Seller Contract in effect as of the date hereof. All of the indebtedness of any Seller Entity for money borrowed is prepayable at any time by such Seller Entity without penalty or premium.

4.21. Agreements with Regulatory Authorities.

Subject to Section 10.15, no Seller Entity is subject to any cease-and-desist or other Order or enforcement action issued by, or is a party to any Contract with, or is a party to any commitment letter, safety and soundness compliance plan, or similar undertaking to, or is subject to any Order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies,

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procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its business, or Seller Bank’s acceptance of brokered deposits (each, whether or not set forth in Seller’s Disclosure Memorandum, a “Seller Regulatory Agreement”), nor has any Seller Entity been advised in writing or, to Seller’s Knowledge, orally, since December 31, 2017, by any Regulatory Authority that Seller Bank is in troubled condition or that the Regulatory Authority is considering issuing, initiating, ordering, or requesting any such Seller Regulatory Agreement.

4.22. Investment Securities.

(a) Each Seller Entity has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements, pledged to secure deposits of public funds, borrowings of federal funds or borrowings from the Federal Reserve Banks or Federal Home Loan Banks or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the Ordinary Course and in accordance with prudent banking practices to secure obligations of a Seller Entity. Such securities are valued on the books of Seller in accordance with GAAP in all material respects.

(b) Each Seller Entity employs, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Seller believes are prudent and reasonable in the context of their respective businesses, and each Seller Entity has, since December 31, 2017, been in compliance with such policies, practices and procedures in all material respects.

4.23. Derivative Instruments and Transactions.

All Derivative Transactions whether entered into for the account of any Seller Entity or for the account of a customer of any Seller Entity (a) were entered into in the Ordinary Course and in accordance with prudent banking practice and in all material respects with applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Seller Entity party thereto and, to the Knowledge of Seller, each of the counterparties thereto, and (c) are in full force and effect and enforceable in accordance with their terms. The Seller Entities and, to the Knowledge of Seller, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of Seller, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of the Seller Entities on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of the Seller Entities in accordance with GAAP.

4.24. Legal Proceedings.

(a) There is no Litigation instituted or pending, or, to the Knowledge of Seller, threatened, against any Seller Entity or against any current or former director, officer or employee of a Seller Entity in their capacities as such or against any Employee Benefit Plan of any Seller Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Seller Entity or the Assets of any Seller Entity, in each case, that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on any Seller Entity.

(b) Section 4.24(b)(i) of Seller’s Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any Seller Entity is a party. There is no Order to which any Seller Entity is subject (or that, upon consummation of the Merger, would apply to any Seller Entity).

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4.25. Statements True and Correct.

(a) None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Buyer with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement/Prospectus relating to the Seller Entities and other portions within the reasonable control of the Seller Entities will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder at the time the Registration Statement becomes effective and at the time the Proxy Statement/Prospectus is filed with the SEC and first mailed.

(b) None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement/Prospectus, and any other documents to be filed by a Seller Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Seller, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of Seller’s Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for Seller’s Shareholders’ Meeting.

4.26. State Takeover Statutes and Takeover Provisions.

Seller has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “fair price,” “affiliate transaction,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Statutes”). No Seller Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Buyer entitled to vote in the election of Buyer’s directors.

4.27. Opinion of Financial Advisor.

Seller has received the opinion of Stephens, Inc., which, if initially rendered verbally has been confirmed by a written opinion, dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions, procedures, matters, qualifications, and limitations on the scope of review undertaken by Stephens, Inc., as set forth therein, the consideration to be paid to the Holders of Seller Common Stock in the Merger is fair, from a financial point of view, to such Holders. Such opinion has not been amended or rescinded.

4.28. Tax and Regulatory Matters.

No Seller Entity or, to the Knowledge of Seller, any Affiliate thereof has taken or agreed to take any action, and Seller does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

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4.29. Loan Matters.

(a) No Seller Entity is a party to any written or oral Loan in which any Seller Entity is a creditor which as of September 30, 2021, had an outstanding balance of $25,000 or more and under the terms of which the obligor was, as of September 30, 2021, over 90 days or more delinquent in payment of principal or interest and not on a non-accrual status. Except as such disclosure may be limited by any applicable Law, Section 4.29(a) of Seller’s Disclosure Memorandum sets forth a true, complete and correct list of all of the Loans of the Seller Entities that, as of September 30, 2021, had an outstanding balance of $25,000 or more and were (i) on a non-accrual status, (ii) classified by the Seller Entity as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, or (iii) subject to a deferral or payment modification (including the date on which such Loans are to return to the contractual payment schedule in place prior to the deferral or payment modification), in any case (i), (ii) or (iii), together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of September 30, 2021.

(b) Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by a Seller Entity and are complete and correct in all material respects.

(c) Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects, in accordance with the relevant notes or other credit or security documents, the Seller Entity’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Laws.

(d) None of the Contracts pursuant to which any Seller Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. Each Loan included in a pool of Loans originated, securitized or acquired by any Seller Entity (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and Loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable Laws, rules and regulations, except where the time for certification or recertification has not yet expired. No Pools have been improperly certified, and, except as would not be material to Seller and the Seller Subsidiaries, no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(e) (i) Section 4.29(e) of Seller’s Disclosure Memorandum sets forth a list of all Loans as of the date hereof by a Seller Entity to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215) (“Regulation O”)) of any Seller Entity, (ii) there are no employee, officer, director, principal shareholder or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

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(f) Subject to Section 10.15, no Seller Entity is now nor has it ever been since December 31, 2017, subject to any material fine, suspension, settlement or other Contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

4.30. Deposits.

All of the deposits held by Seller Bank (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (a) all applicable policies, practices and procedures of Seller Bank and (b) all applicable Laws, including Money Laundering Laws and anti-terrorism or embargoed persons requirements. All of the deposits held by Seller Bank are insured to the maximum limit set by the FDIC, and the FDIC premium and all assessments have been fully paid, and no proceedings for the termination or revocation of such insurance are pending, or, to the Knowledge of Seller, threatened.

4.31. Allowance for Loan and Lease Losses.

The allowance for loan and lease losses (“ALLL”) reflected in the Seller Financial Statements was, as of the date of each of the Seller Financial Statements, in compliance with Seller’s existing methodology for determining the adequacy of the ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP, and, as reasonably determined by management under the circumstances, is adequate.

4.32. Insurance.

Seller Entities are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent and consistent with industry practice. Section 4.32 of Seller’s Disclosure Memorandum contains a true, complete and correct list and a brief description (including the name of the insurer, agent, coverage and the expiration date) of all insurance policies in force on the date hereof with respect to the business and Assets of the Seller Entities, correct and complete copies of which policies have been provided to Buyer prior to the date hereof. The Seller Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Seller Entities, Seller or Seller Bank is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. To Seller’s Knowledge, no Seller Entity has received any written notice of cancellation or non-renewal of any such policies, nor, to Seller’s Knowledge, is the termination of any such policies threatened.

4.33. OFAC; Sanctions.

No Seller Entity nor any director or officer or, to the Knowledge of Seller, any Representative or other Person acting on behalf of any Seller Entity has (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any Person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the U.S. Department of the Treasury’s Office of Foreign Assets Control, or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (b) engaged in any transfers of goods, technologies or services (including

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financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, (c) is a Person currently the subject of any Sanctions or (d) is located, organized or resident in any Sanctioned Country.

4.34. Brokers and Finders.

Except for Stephens, Inc., neither Seller nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

4.35. Transactions with Affiliates and Insiders.

There are no Contracts, plans, arrangements or other transactions, including extensions of credit, between any Seller Entity, on the one hand, and (a) any officer, director or record or beneficial owner of five percent or more of the voting securities of any Seller Entity, (b) to Seller’s Knowledge, any (i) record or beneficial owner of five percent or more of the voting securities of Seller or (ii) Affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other Affiliate of Seller, on the other hand, except those, in each case, of a type available to employees of Seller generally and, in the case of Seller Bank, that are in compliance with Regulation O and Regulation W.

4.36. No Investment Adviser Subsidiary.

No Seller Entity provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) and is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.

4.37. No Broker-Dealer Subsidiary.

No Seller Entity is a broker-dealer required to be registered under the Exchange Act with the SEC.

4.38. No Insurance Subsidiary.

No Seller Entity conducts insurance operations that require a license from any Regulatory Authority under any applicable Law.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as Previously Disclosed, Buyer hereby represents and warrants to Seller as follows:

5.1. Reserved.

5.2. Organization, Standing, and Power.

(a) Status of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Arkansas, is authorized under the Laws of the State of Arkansas to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its material Assets and to conduct its business in the manner in which its business is now being conducted. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of

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the United States and foreign jurisdictions in which its ownership of Assets or conduct of business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer is a bank holding company duly registered with the Federal Reserve under the BHC Act and has elected to be, and qualifies as, a financial holding company under the BHC Act.

(b) Status of Buyer Bank. Buyer Bank is a direct, wholly owned Subsidiary of Buyer, is duly organized, validly existing and in good standing under the Laws of the State of Arkansas, is authorized under the Laws of the State of Arkansas to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its material Assets and to conduct its business in the manner in which its business is now being conducted. Buyer Bank is authorized by the Arkansas State Bank Department (“ASBD”) to engage in the business of banking as a commercial bank. Buyer Bank is in good standing in each jurisdiction in which its ownership of Assets or conduct of business requires such qualification, except where failure to be so qualified has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer Bank.

5.3. Authority; No Breach by Agreement.

(a) Authority. Buyer has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of Buyer (including, approval by, and a determination by the board of directors of Buyer that this Agreement is advisable and in the best interests of Buyer’s shareholders). This Agreement has been duly executed and delivered by Buyer. Subject to the Seller Shareholder Approval, and assuming the due authorization, execution and delivery by Seller, this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) No Conflicts. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer’s articles of incorporation, bylaws or other governing instruments, or any resolution adopted by the board of directors or the shareholders of any Buyer Entity, or (ii) subject to receipt of the Requisite Regulatory Approvals, (x) violate any Law applicable to any Buyer Entity or any of their respective Assets or (y) violate, conflict with, constitute or result in a Default under or the loss of any benefit under, or result in the creation of any Lien upon any of the respective Assets of any Buyer Entity under any of the terms, conditions or provisions of any Contract or Permit of any Buyer Entity or under which any of their respective Assets may be bound, except in the case of clause (y) above where such violations, conflicts or Defaults have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

(c) Consents. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and securities Laws, the rules of Nasdaq, the ABCA, the TBOC, the Laws of the States of Arkansas and Texas, the FDIA, the BHC Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any Regulatory Authority or any third party is necessary for the consummation by Buyer of the Merger and the other transactions contemplated by this Agreement. As of the date hereof, Buyer has no Knowledge of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Merger on a timely basis.

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5.4. Capitalization of Buyer.

(a) Ownership. The authorized capital stock of Buyer consists of (i) 175,000,000 shares of Buyer Common Stock, of which 114,829,595 shares are issued and outstanding as of November 16, 2021, and (ii) 40,040,000 shares of preferred stock, par value $0.01 per share of Buyer, of which 767 shares are issued and outstanding as of November 16, 2021. As of November 16, 2021, no more than 8,500,000 shares of Buyer Common Stock are subject to Buyer Stock Options or other Equity Rights in respect of Buyer Common Stock, and no more than 8,500,000 shares of Buyer Common Stock were reserved for future grants under the Buyer Stock Plans. Upon any issuance of any shares of Buyer Common Stock in accordance with the terms of the Buyer Stock Plans, such shares will be duly and validly issued and fully paid and nonassessable.

(b) Other Rights or Obligations. All of the issued and outstanding shares of capital stock (and other equity interest) of Buyer are, and all shares of Buyer Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly authorized and validly issued and outstanding, and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock (or other equity interest) of Buyer has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past shareholders of Buyer.

(c) Outstanding Equity Rights. Other than the Buyer Stock Options and the Buyer Restricted Stock Awards, in each case, outstanding as of the date of this Agreement, there are no existing Equity Rights with respect to the securities of Buyer or Buyer Bank as of the date of this Agreement.

5.5. Buyer Subsidiaries.

Buyer or Buyer Bank owns all of the issued and outstanding shares of capital stock (and other equity interests) of the Buyer Subsidiaries. The deposits in Buyer Bank are insured to the maximum limit set by the FDIC, and the FDIC premium and all assessments have been fully paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Buyer, threatened.

5.6. Regulatory Reports.

(a) Buyer’s Reports. Since December 31, 2017, Buyer has filed on a timely basis, all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents required to be filed or furnished by it with any Regulatory Authority, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law and the requirements of the applicable Regulatory Authority. Buyer is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(b) Buyer’s SEC Reports. An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by any Buyer Entity pursuant to the Securities Act or the Exchange Act, as the case may be, since December 31, 2017 (the “Buyer SEC Reports”) is publicly available. No such Buyer SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements, prospectuses and proxy statements, on the dates of effectiveness, dates of first sale of securities and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Buyer SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Buyer has failed in any

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respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Buyer SEC Reports.

(c) Buyer Bank’s Reports. Since December 31, 2017, each of Buyer and Buyer Bank has duly filed with ASBD, the Federal Reserve, and any other applicable Regulatory Authority, as the case may be, all reports, forms, returns, filings, information, data, registrations, submissions, statements, certifications and documents required to be filed or furnished by each of Buyer and Buyer Bank under any applicable Law, including any and all federal and state banking Laws, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. Subject to Section 10.15, there (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of any Buyer Entity and (ii) except for routine communications between any Buyer Entity and any Regulatory Authority in connection with normal examinations, has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of any Buyer Entity.

5.7. Financial Matters.

(a) Financial Statements. The Buyer Financial Statements included or incorporated by reference in the Buyer SEC Reports (i) have been prepared from, and are in accordance with, the Books and Records of the Buyer Entities, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and applicable accounting requirements and, if applicable, with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the unaudited financial statements for the omission of footnotes and (iii) fairly present in all material respects the consolidated financial condition of the Buyer Entities as of the respective dates set forth therein and the consolidated results of operations, shareholders’ equity and cash flows of the Buyer Entities for the respective periods set forth therein, subject in the case of the interim financial statements to year-end adjustments. The consolidated Buyer Financial Statements to be prepared after the date of this Agreement and prior to the Closing (A) will have been prepared in accordance with GAAP, regulatory accounting principles and applicable accounting requirements and, if applicable, with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to unaudited financial statements for the omission of footnotes and year-end adjustments, and (B) will fairly present in all material respects the consolidated financial condition of Buyer as of the respective dates set forth therein and the results of operations, shareholders’ equity (except with respect to unaudited financial statements) and cash flows (except with respect to unaudited financial statements) of Buyer for the respective periods set forth therein, subject in the case of unaudited financial statements to the omission of footnotes and year-end adjustments.

(b) Call Reports. The financial statements contained in the Call Reports of Buyer Bank for the periods ending on or after December 31, 2017 (i) have been prepared in accordance with GAAP (except to the extent applicable Law requires otherwise) and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (ii) fairly present in all material respects the financial condition of Buyer Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Buyer Bank to be prepared after the date of this Agreement and prior to the Closing (A) will have been prepared in accordance with GAAP (except to the extent applicable Law requires otherwise) and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (B) will fairly present in all material respects the financial condition of Buyer Bank as of the respective dates set forth therein and the results of operations and shareholders’ equity of Buyer Bank for the respective periods set forth therein, subject to year-end adjustments.

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(c) Systems and Processes. Each of Buyer and Buyer Bank has in place sufficient systems and processes that are customary for a financial institution of the size of Buyer and Buyer Bank and that are designed to (i) provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Buyer Financial Statements and Buyer Bank’s financial statements, including the Call Report and (ii) in a timely manner accumulate and communicate to Buyer’s and Buyer Bank’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in Buyer Financial Statements and Buyer Bank’s financial statements, including the Call Report, or any forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports or documents required to be filed or provided to any Regulatory Authority, (iii) provide that access to Buyer and Buyer Bank’s Assets is permitted only in accordance with management’s authorization, and (iv) provide that the reporting of such Assets is compared with existing Assets at regular intervals. Neither Buyer nor Buyer Bank nor, to Buyer’s Knowledge, any Representative of any Buyer Entity has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Buyer Financial Statements, the Buyer Bank’s financial statements, including the Call Reports, or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of any Buyer Entity or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Buyer Entity has engaged in questionable accounting or auditing practices. No attorney representing any Buyer Entity, whether or not employed by any Buyer Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors or employees to the board of directors of Buyer or Buyer Bank or any committee thereof or to any director or officer of Buyer or Buyer Bank. To Buyer’s Knowledge, there has been no instance of fraud by any Buyer Entity, whether or not material, that occurred during any period covered by the Buyer Financial Statements.

(d) Records. The records, systems, controls, data and information of the Buyer Entities are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Buyer Entity or accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer and Buyer Bank, taken as a whole. Buyer and Buyer Bank (i) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, of the Exchange Act) and (ii) have disclosed, based on their most recent evaluation prior to the date of this Agreement, to their outside auditors and the audit committee of their respective boards of directors (Y) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which could adversely affect their ability to record, process, summarize or report financial data and have disclosed to their auditors any material weaknesses in internal control over financial reporting and (Z) any fraud, whether or not material, that involves management or other employees who have a significant role in their internal control over financial reporting. To the Knowledge of Buyer, there is no reason to believe that Buyer’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required.

(e) Auditor Independence. The independent registered public accounting firm engaged to express its opinion with respect to the Buyer Financial Statements included in the Buyer’s SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the outside auditor for Buyer and Buyer Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Buyer or Buyer Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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5.8. Absence of Undisclosed Liabilities.

No Buyer Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2020, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of Buyer as of December 31, 2020 included in the Buyer Financial Statements at and for the period ending December 31, 2020.

5.9. Absence of Certain Changes or Events.

Since December 31, 2020, there has not been a Material Adverse Effect on Buyer.

5.10. Tax.

(a) All Buyer Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Buyer Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course and automatically granted). All material Taxes of the Buyer Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings) on any of the Assets of any of the Buyer Entities. No claim has been made in the last six years in writing by an authority in a jurisdiction where any Buyer Entity does not file a Tax Return that such Buyer Entity may be subject to Taxes by that jurisdiction.

(b) None of the Buyer Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Buyer Entity or the Assets of any Buyer Entity. None of the Buyer Entities has waived any statute of limitations in respect of any Taxes.

(c) Each Buyer Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

(d) During the two-year period ending on the date hereof, none of the Buyer Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code. During the five-year period ending on the date hereof, none of the Buyer Entities was a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code.

(e) None of the Buyer Entities have participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.

5.11. Compliance with Laws.

(a) Each Buyer Entity has, and since December 31, 2017, has had, in effect all Permits necessary for it to lawfully own, lease, or operate its material Assets and to carry on its business as now conducted (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such Permit has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. There has occurred no material

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Default under any such Permit and to the Knowledge of Buyer no suspension or cancellation of any such material Permit is threatened. None of the Buyer Entities:

(i) is in material Default under any of the provisions of its articles of incorporation or association or bylaws (or other governing instruments);

(ii) is in material Default under any Laws, Orders, or material Permits applicable to its business or employees conducting its business; or

(iii) subject to Section 10.15, has since December 31, 2017 received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof asserting that any Buyer Entity is not in compliance in any material respect with any Laws, Orders, or Permits or engaging in an unsafe or unsound activity or troubled condition.

(b) Each of Buyer and Buyer Bank is in compliance in all material respects with all applicable Laws, regulatory capital requirements, Orders, or conditions imposed in writing by a Regulatory Authority, to which they or their Assets may be subject.

5.12. Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened against any Buyer Entity, or against any current or former director, officer or employee of a Buyer Entity in their capacities as such or Employee Benefit Plan of any Buyer Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Buyer Entity or the Assets of any Buyer Entity, in each case, that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on any Buyer Entity.

5.13. Statements True and Correct.

None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Buyer with the SEC (or the Proxy Statement/Prospectus to be mailed to Seller’s shareholders in connection with Seller’s Shareholders’ Meeting, or any other documents to be filed by any Buyer Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby) will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference) (or, with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Seller; or, with respect to any other documents, at the respective times such documents are filed), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement/Prospectus relating to Buyer Entities and other portions within the reasonable control of Buyer Entities will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder at the time the Registration Statement becomes effective and at the time the Proxy Statement/Prospectus is filed with the SEC and first mailed.

5.14. Tax and Regulatory Matters.

No Buyer Entity or, to the Knowledge of Buyer, any Affiliate thereof has taken or agreed to take any action, and Buyer does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

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5.15. Brokers and Finders.

Except for Keefe, Bruyette & Woods, Inc., neither Buyer nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1. Affirmative Covenants of Seller.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (which consent shall not be unreasonably withheld, delayed or conditioned), and except as required by Law, otherwise expressly contemplated herein or as set forth in Section 6.1(a) of Seller’s Disclosure Memorandum, Seller shall, and shall cause each of the Seller Subsidiaries to, (i) operate its business only in the Ordinary Course, and (ii) use its reasonable best efforts to: (x) preserve intact its business (including its organization, Assets, goodwill and insurance coverage), (y) maintain its rights, authorizations, franchise, advantageous business relationships with customers, vendors, strategic partners, suppliers, and others doing business with it, and (z) maintain the services of its officers and Key Employees. Notwithstanding anything to the contrary set forth in this Section 6.1 or Section 6.2, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Seller will use its reasonable best efforts to provide Buyer with prior written notice of any actions Seller or any Seller Subsidiary takes with respect to the Pandemic, including Pandemic Measures, that differ from or are inconsistent with actions taken by Seller with respect to the Pandemic prior to the date of this Agreement.

(b) Beginning on the date that is two weeks after the date hereof, and every two weeks thereafter, Seller shall provide, and shall cause Seller Bank also to provide, to Buyer a report describing all of the following which has occurred in the prior two weeks:

(i) new, renewed, extended, modified, amended or terminated Contracts that provide for aggregate annual payments of $50,000 or more (provided that, if a Contract has a term of 12 months or less, it must be included only if it provides for aggregate payments of $75,000 or more); and

(ii) new Loans or commitments (including a letter of credit) for Loans in excess of $200,000, any renewals or extensions of existing Loans or commitments for any Loans in excess of $200,000, or any material amendments or modifications to Loans in excess of $200,000.

(c) Beginning with the month of November 2021, Seller shall provide, and shall cause Seller Bank also to provide, to Buyer a monthly report and reasonable attestation, in the form set forth in Section 6.1(c) of the Buyer’s Disclosure Memorandum, concerning Seller’s and Seller Bank’s asset quality. Such report and reasonable attestation shall reflect information as of the end of the relevant month and shall be provided to Buyer no later than the tenth day after such month end (for example, the November 2021 report and reasonable attestation shall reflect information as of November 30, 2021, and shall be provided to Buyer no later than December 10, 2021), unless the tenth day is not a Business Day, in which case such report and reasonable attestation will be provided on the next Business Day.

6.2. Negative Covenants of Seller.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (which consent shall not be

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unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated herein or as set forth in Section 6.2 of Seller’s Disclosure Memorandum, Seller covenants and agrees that it will not do or agree or commit to do, or cause or permit any Seller Subsidiary to do or agree or commit to do, any of the following:

(a) amend the certificate of formation, articles of incorporation, bylaws or other governing instruments of any Seller Entity;

(b) incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than indebtedness of Seller to Seller Bank or of Seller Bank to Seller, or the creation of deposit liabilities, purchases of federal funds, borrowings from any Federal Home Loan Bank or Federal Reserve, security repurchase arrangements or other short term liquidity funding of Seller Bank, or sales of certificates of deposits, in each case incurred in the Ordinary Course);

(c) (i) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any Seller Entity other than in connection with Seller Benefit Plans, or (ii) make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Seller’s capital stock or other equity interests (except for regular quarterly cash dividends by Seller (and consistent with Seller’s past practice) at a rate not to exceed $0.12 per share of Seller Common Stock; provided, however, that Seller shall not make, declare, or pay any such dividend if, as of the date of its action, Seller would be unable to satisfy the conditions outlined in Section 8.2(f));

(d) issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of Seller Common Stock or any other capital stock of any Seller Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right (other than issuances of Seller Common Stock in connection with the exercise of vested Seller Stock Options or Seller Warrants, or the vesting of Seller Restricted Stock Units, in each case that were outstanding as of the close of business on November 16, 2021; provided that such issuances of Seller Common Stock in connection with the exercise of Seller Stock Options and Seller Warrants occur prior to the Determination Date);

(e) directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any Seller Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seller Common Stock, or sell, transfer, lease, mortgage, permit any Lien, or otherwise dispose of, discontinue or otherwise encumber (i) any shares of capital stock or other equity interests of any Seller Entity (unless any such shares of capital stock or other equity interest are sold or otherwise transferred to one of the Seller Entities) or (ii) any Asset other than pursuant to Contracts in force at the date of the Agreement or sales of investment securities in the Ordinary Course;

(f) (i) purchase any securities or make any acquisition of or investment in (except in the Ordinary Course), either by purchase of stock or other securities or equity interests, contributions to capital, Asset transfers, purchase of any Assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), any Person other than Seller Bank, or otherwise acquire direct or indirect control over any Person or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization, recapitalization or complete or partial liquidation or dissolution (other than consolidations, mergers or reorganizations solely among wholly owned Seller Subsidiaries), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;

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(g) (i) grant any increase in compensation or benefits to the employees or officers of any Seller Entity, except as required by Law, (ii) pay any (x) severance or termination pay or (y) bonus, in either case other than pursuant to a Seller Benefit Plan in effect on the date hereof and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the Seller Benefit Plan without the exercise of any upward discretion, (iii) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of any Seller Entity, (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any Seller Entity, (v) waive any stock repurchase rights, or grant, accelerate, amend (except to the extent necessary to comply with Section 2.3(e)) or change the period of exercisability of any Equity Rights or restricted stock, or authorize cash payments in exchange for any Equity Rights, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $75,000, other than for cause, (viii) hire any officer, employee, independent contractor or consultant (who is a natural person) whose annual base compensation is greater than $100,000, or (ix) implement or announce any employee layoff that would reasonably be expected to implicate the WARN Act;

(h) enter into, amend or renew any employment or Independent Contractor Contract between any Seller Entity and any Person requiring payments thereunder in excess of $75,000 in any 12-month period that the Seller Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i) except with respect to a Seller Benefit Plan that is intended to be tax-qualified in the opinion of counsel is necessary or advisable to maintain the tax qualified status, (i) adopt or establish any plan, policy, program or arrangement that would be considered a Seller Benefit Plan if such plan, policy, program or arrangement were in effect as of the date of this Agreement, or amend in any material respect any existing Seller Benefit Plan, terminate or withdraw from, or amend, any Seller Benefit Plan, (ii) make any distributions from such Seller Benefit Plans, except as required by the terms of such plans, or (iii) fund or in any other way secure the payment of compensation or benefits under any Seller Benefit Plan;

(j) except in each case as may be required to conform to changes in Tax Laws, regulatory accounting requirements or GAAP, as applicable, make any change in any accounting principles, practices or methods or systems of internal accounting controls; or make or change any material Tax election, Tax accounting method, taxable year or period; file any amended material Tax Return, stop maintaining withholding certificates in respect of any person required to be maintained under the Internal Revenue Code or the Treasury Regulations, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes; settle or compromise any Tax liability of any Seller Entity; enter into any closing agreement with respect to any Tax; surrender any right to claim a Tax refund; or claim any other Tax relief or Tax benefit under a COVID-19 Relief Law;

(k) commence any Litigation other than in the Ordinary Course, or settle, waive or release or agree or consent to the issuance of any Order in connection with any Litigation (i) involving any Liability of any Seller Entity for money damages in excess of $50,000 in the aggregate or that would impose any restriction on the operations, business or Assets of any Seller Entity or the Surviving Corporation or (ii) arising out of or relating to the transactions contemplated hereby;

(l) (i) enter into, renew, extend, modify, amend or terminate any (A) Contract (1) with a term longer than one year or (2) that calls for aggregate payments of $50,000 or more, (B) Seller Contract or any Contract which would be a Seller Contract if it were in existence on the date hereof, (C) Contract referred to in Section 4.34 (or any other Contract with any broker or finder in connection with the Merger or any other transaction contemplated by this Agreement), or (D) Contract, plan, arrangement or other transaction of the type described in Section 4.35 or (ii) waive, release, compromise or assign any material rights or claims under any Contract described in the foregoing clause (i);

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(m) (i) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including the offering of new products or any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (ii) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service Loans except as required by rules or policies imposed by a Regulatory Authority;

(n) make, or commit to make, any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate;

(o) except as required by applicable Regulatory Authorities, make any material changes in its policies and practices with respect to insurance policies including materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;

(p) materially change or restructure its investment securities portfolios, its investment securities practice or policies, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

(q) alter materially its interest rate or fee pricing policies with respect to depository accounts of any Seller Subsidiary or waive any material fees with respect thereto;

(r) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

(s) make or acquire any Loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by Seller Bank), except (i) secured Loans or commitments for Loans with a principal balance less than $1,500,000 in compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement consistent with past practices, including pursuant to an exception to such underwriting policy and related Loan policies that is reasonable in light of the underwriting of the borrower for such Loan or commitment (provided that this exception shall not permit any Seller Entity to acquire such Loans), (ii) unsecured Loans or commitments for Loans with a principal balance equal to or less than $250,000 in compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement consistent with past practices, including pursuant to an exception to such underwriting policy and related Loan policies that is reasonable in light of the underwriting of the borrower for such Loan or commitment (provided that this exception shall not permit any Seller Entity to acquire such Loans), and (iii) amendments or modifications of any existing Loan in full compliance with Seller Bank’s underwriting policy and related Loan policies in effect as of the date of this Agreement consistent with past practices without utilization of any of the exceptions provided in such underwriting policy and related loan policies (provided that such Loan is not a Criticized Loan) (for purposes of requesting consent under this Section 6.2(s), Seller and Buyer shall follow the procedures set forth in Section 6.2(s) of Buyer’s Disclosure Memorandum);

(t) other than in the Ordinary Course, repurchase, or provide indemnification relating to, Loans in the aggregate in excess of $100,000;

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(u) cancel, compromise, waive, or release any material indebtedness owed to any Person or any rights or claims held by any Person, except for (i) sales of Loans and sales of investment securities, in each case in the Ordinary Course or (ii) as expressly required by the terms of any Contracts in force at the date of the Agreement;

(v) permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

(w) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients;

(x) foreclose upon or take a deed or title to any commercial real estate (excluding real estate used solely for agricultural production) without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Material;

(y) notwithstanding any other provision hereof, take any action that is intended or which could reasonably be expected to (i) impede, adversely affect or delay consummation of the transactions contemplated by this Agreement or the receipt of any approvals of any Regulatory Authority or third party referenced in Section 7.4(a), (ii) result in any of the conditions set forth in ARTICLE 8 not being satisfied, or (iii) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law; or

(z) agree to take, make any commitment to take, or adopt any resolutions of Seller’s board of directors in support of, any of the actions prohibited by this Section 6.2.

6.3. Covenants of Buyer.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Seller shall have been obtained (which consent shall not be unreasonably withheld, delayed, or conditioned), and except as expressly contemplated herein or as set forth in Section 6.3 of Buyer’s Disclosure Memorandum, Buyer covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the articles of incorporation, bylaws or other governing instruments of Buyer or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would affect Seller or the holders of Seller Common Stock adversely relative to other holders of Buyer Common Stock;

(b) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

(c) take any action that is intended or which could reasonably be expected to (i) impede, adversely affect or materially delay consummation of the transactions contemplated by this Agreement or the receipt of any approvals of any Regulatory Authority or third party referenced in Section 7.4(a), (ii) result in any of the conditions set forth in ARTICLE 8 not being satisfied, or (iii) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law; or

(d) agree to take, make any commitment to take, or adopt any resolutions of Buyer’s board of directors in support of, any of the actions prohibited by this Section 6.3.

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6.4. Reports.

Each Party and its Subsidiaries shall file all reports, including Call Reports, required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC and with respect to the financial statements in the Call Reports, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles (with respect to the financial statements contained in the Call Reports) consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes. Notwithstanding the above, neither Party shall be obligated to disclose to the other Party any reports to the extent such reports contain confidential supervisory information or other information the disclosure of which would be prohibited by applicable Law.

ARTICLE 7
ADDITIONAL AGREEMENTS

7.1. Registration Statement; Proxy Statement/Prospectus; Shareholder Approval.

(a) Buyer and Seller shall promptly prepare and file with the SEC a proxy statement/prospectus in definitive form (including any amendments thereto, the “Proxy Statement/Prospectus”) and Buyer shall prepare and file with the SEC the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof and all related documents) as promptly as reasonably practicable after the date of this Agreement, subject to full cooperation of both Parties and their respective advisors and accountants. Buyer and Seller agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other Party and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement/Prospectus. Each of Buyer and Seller agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and Seller shall thereafter mail or deliver the Proxy Statement/Prospectus to its shareholders promptly following the date of effectiveness of the Registration Statement. Buyer also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Seller shall furnish all information concerning Seller and the holders of Seller Common Stock as may be reasonably requested in connection with any such action.

(b) Seller shall duly call, give notice of, establish a record date for, convene and hold a shareholders’ meeting (“Seller’s Shareholders’ Meeting”), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of obtaining the Seller Shareholder Approval and, if so desired and mutually agreed, such other matters of the type customarily brought before an annual or special meeting of shareholders. Seller agrees that its obligations pursuant to this Section 7.1(b) shall not be affected by the commencement, proposal, disclosure, or communication to Seller of any Acquisition Proposal.

(c) Seller shall, subject to Section 7.2(c), (i) through its board of directors unanimously recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby (the “Seller Recommendation”), (ii) include such Seller Recommendation in the Proxy Statement/Prospectus and (iii) use its reasonable best efforts to obtain the Seller Shareholder Approval. If requested by Buyer, Seller shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, Buyer in connection with obtaining the Seller Shareholder Approval. Subject to Section 7.2(c), neither the board of directors of Seller nor any committee thereof shall (A) withhold, withdraw, qualify or modify in a manner adverse to Buyer the Seller Recommendation, (B) fail to make the Seller Recommendation or otherwise submit this Agreement

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to Seller’s shareholders without recommendation, (C) adopt, approve, agree to, accept, recommend or endorse an Acquisition Proposal, (D) fail to publicly and without qualification (1) recommend against any Acquisition Proposal or (2) reaffirm the Seller Recommendation within ten Business Days (or such fewer number of days as remains prior to Seller’s Shareholders’ Meeting) after an Acquisition Proposal is made public or any request by Buyer to do so, (E) subject to Section 7.2(f), take any action, or make any public statement, filing or release inconsistent with the Seller Recommendation, or (F) publicly propose to do any of the foregoing (any of the foregoing being a “Change in the Seller Recommendation”).

(d) Seller shall adjourn or postpone Seller’s Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Seller Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Seller shall also adjourn or postpone Seller’s Shareholders’ Meeting if, as of the time for which Seller’s Shareholders’ Meeting is scheduled, Seller has not received proxies representing a sufficient number of shares necessary to obtain the Seller Shareholder Approval. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with Section 9.1, Seller’s Shareholders’ Meeting shall be convened and this Agreement shall be submitted to the shareholders of Seller at Seller’s Shareholders’ Meeting, for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve Seller of such obligation. Seller shall only be required to adjourn or postpone Seller’s Shareholders’ Meeting two times pursuant to the first two sentences of this Section 7.1(d).

7.2. Acquisition Proposals.

(a) No Seller Entity shall, and it shall cause its Representatives not to, directly or indirectly, (i) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any confidential or nonpublic information or data with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (iii) adopt, approve, agree to, accept, endorse or recommend any Acquisition Proposal, (iv) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction, or (v) except as otherwise expressly provided in this Section 7.2, otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any Subsidiary or Representative of Seller shall constitute a breach of this Section 7.2 by Seller. In addition to the foregoing, unless this Agreement has been terminated in accordance with Section 9.1, Seller shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

(b) Promptly (but in no event more than 48 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or any inquiry that could reasonably be expected to lead to any Acquisition Proposal, Seller shall advise Buyer in writing of the receipt of such Acquisition Proposal, request or inquiry, and the terms and conditions of such Acquisition Proposal, request or inquiry (including, in each case, the identity of the Person making any such Acquisition Proposal, request or inquiry), and Seller shall as promptly as practicable provide to Buyer (i) a copy of such Acquisition Proposal, request or inquiry, if in writing, or (ii) a written summary of the material terms of such Acquisition Proposal, request or inquiry, if oral. Seller shall provide Buyer as promptly as practicable (but in no event more than 48 hours) with notice setting forth all such information as is necessary to keep Buyer informed on a reasonably current basis of all developments, discussions, negotiations and communications regarding (including amendments or proposed amendments to) such Acquisition Proposal, request or inquiry.

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(c) Notwithstanding anything herein to the contrary, at any time prior to Seller’s Shareholders’ Meeting, the board of directors of Seller may submit this Agreement to Seller’s shareholders without recommendation (although the resolution approving this Agreement as of the date hereof may not be rescinded or amended), if (i) Seller has received a Superior Proposal (after giving effect to the terms of any revised offer by Buyer pursuant to this Section 7.2(c)), and (ii) the board of directors of Seller has determined in good faith, after consultation with its financial advisors and outside legal counsel, that it would be inconsistent with the directors’ fiduciary duties under applicable Law to make or continue to make the Seller Recommendation; provided, that the board of directors of Seller may not take the actions set forth in this Section 7.2(c) unless:

(i) Seller has complied in all material respects with this Section 7.2;

(ii) Seller has provided Buyer at least five Business Days prior written notice of its intention to take such action and the information set forth under Section 7.2(b));

(iii) during such five Business Day period, Seller has considered and negotiated, and has caused its financial advisors and outside legal counsel to consider and negotiate, with Buyer in good faith (to the extent Buyer desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement proposed by Buyer; and

(iv) the board of directors of Seller has determined in good faith, after consultation with its financial advisors and outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed by Buyer prior to the close of business on the fifth Business Day of such five Business Day period, if any, that such Superior Proposal remains a Superior Proposal and that it would nevertheless be inconsistent with the directors’ fiduciary duties under applicable Law to make or continue to make the Seller Recommendation.

Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 7.2(c) and will require a new determination and notice period as referred to in this Section 7.2(c).

(d) Seller and Seller Subsidiaries shall, and Seller shall direct its Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished to any Person (other than Buyer, Buyer Bank and their Representatives) that has made or indicated an intention to make an Acquisition Proposal, and (iii) except to the extent the board of directors of Seller determines in good faith, after consultation with its outside legal counsel, that it would be inconsistent with the directors’ fiduciary duties under applicable Law, not waive or amend any “standstill” provision or provisions of similar effect to which it is a party or of which it is a beneficiary and shall strictly enforce any such provisions.

(e) Nothing contained in this Agreement shall prevent Seller or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the shareholders of Seller; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

(f) Notwithstanding anything to the contrary in Section 7.2(a), if Seller or any of its Representatives receives an unsolicited, bona fide written Acquisition Proposal by any Person at any time prior to the Seller Shareholder Approval that did not result from or arise in connection with a breach of Section 7.2(a), Seller and its Representatives may, prior to (but not after) the Seller’s Shareholders’ Meeting, take the following actions if the board of directors of Seller (or any committee thereof) has (i) determined, in its good faith judgment

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(after consultation with Seller’s financial advisors and outside legal counsel), that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, and (ii) obtained from such Person an executed confidentiality agreement containing terms at least as restrictive with respect to such Person as the terms of the Confidentiality Agreement are in each provision with respect to Buyer (and such confidentiality agreement shall not provide such Person with any exclusive right to negotiate with Seller): (A) furnish information to (but only if Seller shall have provided such information to Buyer prior to furnishing it to any such Person), and (B) enter into discussions and negotiations with, such Person and its Representatives with respect to such unsolicited, bona fide written Acquisition Proposal.

7.3. Exchange Listing.

Buyer shall use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the holders of Seller Common Stock pursuant to this Agreement, and Buyer shall give all notices and make all filings with Nasdaq required in connection with the transactions contemplated herein.

7.4. Consents of Regulatory Authorities.

(a) The Parties and their respective Subsidiaries shall cooperate with each other and use their respective reasonable best efforts to prepare all documentation, to effect all applications, notices, petitions, and filings and to obtain all Permits and Consents of all third parties and Regulatory Authorities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such Permits and Consents. Each of the Parties shall use its respective reasonable best efforts to resolve objections, if any, which may be asserted with respect to this Agreement or the transactions contemplated hereby by any Regulatory Authority or under any applicable Law or Order. Notwithstanding the foregoing, in no event shall any Buyer Entities be required, and the Seller Entities shall not be permitted (without Buyer’s prior written consent in its sole discretion), to take any action, or commit to take any action, or to accept any restriction or condition, involving the Buyer Entities or the Seller Entities, which is materially burdensome on Buyer’s or Buyer Bank’s business or on the business of Seller or Seller Bank, in each case following the Closing, or which would likely reduce the economic benefits of the transactions contemplated by this Agreement to Buyer to such a degree that Buyer would not have entered into this Agreement had such condition or restriction been known to it at the date hereof (any such condition or restriction, a “Burdensome Condition”).

(b) Each of the Parties shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement; provided, that Seller shall not have the right to review portions of material filed by Buyer or Buyer Bank with a Regulatory Authority that contain competitively sensitive business or other proprietary information or confidential supervisory information, in which case, to the extent reasonably practicable, the Parties will make appropriate substitute disclosure arrangements. In exercising the foregoing rights, each of the Parties agrees to act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Party with respect to the obtaining of all Permits and Consents of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other Party upon receiving any communication from a Regulatory Authority the Consent of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of such

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Requisite Regulatory Approval may be materially delayed. Except for non-material communications relating to a regulatory application, approval process, status, or similar matters, to the extent reasonably practicable, each Party shall consult with the other in advance of any meeting or conference with any Regulatory Authority in connection with the transactions contemplated by this Agreement.

(c) Each Party agrees, upon request, subject to applicable Laws, to promptly furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, Proxy/Prospectus or any other statement, filing, notice or application made by or on behalf of Buyer, Seller or any of their respective Subsidiaries to any third party and/or Regulatory Authority in connection with the transactions contemplated by this Agreement.

7.5. Access to Information; Confidentiality and Notification of Certain Matters.

(a) Each Party shall promptly advise the other Party of any fact, change, event, effect, condition, occurrence, development or circumstance (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the disclosing Party or (ii) which the disclosing Party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in ARTICLE 8; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 7.5(a) or the failure of any condition set forth in Section 8.1, 8.2, or 8.3 to be satisfied, or otherwise constitute a breach of this Agreement by the disclosing Party, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 8.1, 8.2, or 8.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 7.5(a) shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the other Party.

(b) Prior to the Effective Time, Seller shall permit the Representatives of Buyer to make or cause to be made such investigation of the business, Assets, Liabilities, information technology systems, Contracts, Books and Records, and personnel and such other information of it and its Subsidiaries and of their respective financial and legal conditions as Buyer reasonably requests and furnish to Buyer promptly all other information concerning its business, Assets, Liabilities, information technology systems, Contracts, Books and Records, and personnel and such other information as Buyer may reasonably request. No investigation by Buyer shall affect or be deemed to modify or waive the representations, warranties, covenants and agreements of Seller in this Agreement, or the conditions of such Party’s obligation to consummate the transactions contemplated by this Agreement. Neither Buyer nor Seller nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer’s or Seller’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law, fiduciary duty or binding Contract entered into prior to the date of this Agreement or to the extent that Seller may impose any reasonable restrictions with respect to in-person access in light of the Pandemic or the Pandemic Measures, including the health and safety of its employees. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Without limiting the foregoing, and for the avoidance of doubt, subject to applicable Law, Seller shall permit the Representatives of Buyer and Buyer Bank to observe meetings of committees or similar groups established to review and approve potential Loans or similar matters.

(c) Each Party shall, and shall cause its Subsidiaries and Representatives to, hold and use any information obtained in connection with this Agreement and in pursuit of the transactions contemplated hereby in accordance with the terms of the Confidentiality and Nondisclosure Agreement, dated July 12, 2021, between Buyer and Seller (the “Confidentiality Agreement”).

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(d) Prior to the Effective Time, Seller shall promptly notify Buyer of any material change in the ordinary course of its or its Subsidiaries’ business or in the operation of its or its Subsidiaries’ properties and, to the extent permitted by applicable Law, of any material Litigation (or communications indicating that the same may be contemplated), or the institution or the threat of a material Litigation involving Seller or any other Seller Entity.

7.6. Press Releases.

The Parties shall consult with each other before issuing any press release or other public disclosure or communication (including communications to employees, agents and contractors) related to this Agreement or the transactions contemplated hereby and shall not issue such press release or other public disclosure without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 7.6 shall be deemed to prohibit any Party from making any press release or other public disclosure as may upon the advice of the Party’s outside counsel be required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the Party required to make the release or disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or disclosure in advance of the issuance thereof. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement.

7.7. Tax Treatment.

(a) Each of the Parties intends, and undertakes and agrees to use its respective reasonable best efforts to cause, the Merger, and to take no action which would cause the Merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income Tax purposes, and none of the Parties shall take any action that would cause the Merger to not so qualify. The Parties shall cooperate and use their reasonable best efforts in order to obtain the Tax Opinion. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Section 368(a) and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 356, and 361 of the Internal Revenue Code (and any comparable provision of state or local Law) for federal income tax purposes (and applicable state and local income tax purposes).

(b) Each of the Parties shall use its respective reasonable best efforts to cause their appropriate officers to execute and deliver to Covington certificates containing appropriate representations and covenants, reasonably satisfactory in form and substance to Covington, at such time or times as may be reasonably requested by Covington, including as of the effective date of the Proxy Statement/Prospectus and the Closing Date, in connection with such counsel’s deliveries of opinions with respect to the Tax treatment of the Merger.

(c) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code, each Party shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (and any comparable provision of applicable Law) and shall not take any inconsistent position therewith in any Tax Return.

(d) Prior to Closing, Seller shall (i) deliver to Buyer and mail to the IRS in accordance with Treasury Regulation Section 1.897-2(h) (1) a statement, in form and substance satisfactory to Buyer, certifying that every Seller Entity is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code, a “United States real property holding company” within the meaning of Section 897(c)(2) of the Internal Revenue Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with (2) a notice prepared and executed in accordance with Treasury Regulations Section 1.897-2(h) to the IRS; and (ii) together therewith, furnish to Buyer proof of mailing the items described in subclause (i).

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7.8. Employee Benefits and Contracts.

(a) For a period of one year following the Effective Time, except as contemplated by this Agreement, any Buyer Entity shall provide generally to employees who are actively employed by a Seller Entity on the Closing Date (“Covered Employees”) while employed by such Buyer Entity following the Closing Date employee benefits under Buyer Benefit Plans, on terms and conditions which are, in the aggregate, substantially comparable to those provided by Buyer Entities to their similarly situated employees; provided, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of any Buyer Entity. Until such time as Buyer shall cause the Covered Employees to participate in the applicable Buyer Benefit Plans, the continued participation of the Covered Employees in the Seller Benefit Plans shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in Buyer Benefit Plans may commence at different times with respect to each of Buyer Benefit Plans). For purposes of determining eligibility to participate and vesting under Buyer Benefit Plans, and for purposes of determining a Covered Employee’s entitlement to paid time off under the applicable Buyer Entity’s paid time off program, the service of the Covered Employees with a Seller Entity prior to the Effective Time shall be treated as service with a Buyer Entity participating in such Buyer Benefit Plans, to the same extent that such service was formally recognized by the Seller Entities for purposes of a similar benefit plan; provided, that such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service or (ii) apply for purposes of any plan, program or arrangement (x) under which similarly-situated employees of Buyer Entities do not receive credit for prior service, (y) that is grandfathered or frozen, either with respect to level of benefits or participation, or (z) for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan.

(b) Prior to the Closing Date, the Seller Entities shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate, effective as of no later than the day before the Closing Date, any Seller Benefit Plan that is intended to constitute a tax-qualified defined contribution plan under Internal Revenue Code Section 401(k) (a “401(k) Plan”). Seller shall provide Buyer with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the 401(k) Plans in advance and give Buyer a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Seller shall provide Buyer with the final documentation evidencing that the 401(k) Plans have been terminated.

(c) Upon request by Buyer in writing prior to the Closing Date, the Seller Entities shall cooperate in good faith with Buyer prior to the Closing Date to amend, freeze, terminate or modify any other Seller Benefit Plan to the extent and in the manner determined by Buyer effective upon the Closing Date (or at such different time mutually agreed to by the Parties) and consistent with applicable Law. Seller shall provide Buyer with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 7.8(c), as applicable, and give Seller a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Seller shall provide Buyer with the final documentation evidencing that the actions contemplated herein have been effectuated.

(d) Without limiting the generality of Section 10.4, nothing in this Section 7.8, expressed or implied, is intended to confer upon any Person (other than the Parties or their respective successors), including any current or former employee, officer, director or consultant of Seller or any of its Subsidiaries or Affiliates, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. In no event shall the terms of this Agreement: (i) establish, amend, or modify any Seller Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Buyer, Seller or any of their respective Affiliates; (ii) alter or limit the ability of the Surviving Corporation, Buyer or any of their Subsidiaries or Affiliates to amend, modify or terminate any Seller Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after

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the Closing Date; or (iii) confer upon any current or former employee, officer, director or consultant of Seller or any of its Subsidiaries or Affiliates, any right to employment or continued employment or continued service with Buyer or any Buyer Subsidiaries, the Surviving Corporation or the Seller Entities, or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Corporation, Seller, Buyer or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Seller or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause.

(e) On the Closing Date, Seller shall provide Buyer with a list of employees who have suffered an “employment loss” (as defined in the WARN Act) in the 90 days preceding the Closing Date or had a reduction in hours of a least 50% in the 180 days preceding the Closing Date, each identified by date of employment loss or reduction in hours, employing entity and facility location.

7.9. Indemnification.

(a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of the Seller Entities (each, an “Indemnified Party”), against all Liabilities incurred in connection with any actual or threatened Litigation arising out of or pertaining to, the fact that such person is or was a director or officer of the Seller Entities or, at a Seller Entity’s request, of another corporation, partnership, joint venture, trust or other enterprise and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement) (each a “Claim”), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under such Seller Entity’s certificate of formation and bylaws (or other applicable governing documents) as in effect as of the date of this Agreement (or, in the case of Seller’s bylaws, as in effect as of the Closing Date) (and subject to applicable Law), including provisions relating to advances of expenses incurred in the defense of any such Litigation; provided, that the Indemnified Party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.

(b) The Surviving Corporation shall use its reasonable best efforts (and Seller shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Seller’s existing directors’ and officers’ liability insurance policy (provided that the Surviving Corporation may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to the insured or (ii) with the consent of Seller given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time; provided, that the Surviving Corporation shall not be obligated to make aggregate premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Seller’s directors and officers, 200% of the annual premium payments currently paid on Seller’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, Buyer, or Seller in consultation with Buyer, may obtain on or prior to the Effective Time, a six-year “tail” prepaid policy providing equivalent coverage to that described in this Section 7.9(b) at a premium not to exceed the Maximum Amount. If the premium necessary to purchase such “tail” prepaid policy exceeds the Maximum Amount, Buyer or Seller in consultation with Buyer may purchase the most advantageous “tail” prepaid policy obtainable for a premium equal to the Maximum Amount, and in each case, Buyer and the Surviving Corporation shall have no further obligations under this Section 7.9(b) other than to maintain such “tail” prepaid policy.

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(c) Any Indemnified Party wishing to claim indemnification under Section 7.9(a), upon learning of any such Claim, shall promptly notify the Surviving Corporation thereof; provided that the failure to so notify shall not relieve the Surviving Corporation of its obligations hereunder except to the extent that it is materially prejudiced by such failure. In the event of any such Claim (whether arising before or after the Effective Time): (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and Buyer and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or independent legal counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties as required under, and in accordance with, Seller’s certificate of formation and bylaws as in effect as of the date of this Agreement (or, in the case of Seller’s bylaws, as in effect as of the Closing Date) (subject to applicable Law); provided, that Buyer or the Surviving Corporation shall be obligated pursuant to this Section 7.9(c) to pay for only one firm of counsel for all Indemnified Parties; (ii) the Indemnified Parties will cooperate in the defense of any such Claim; and (iii) Buyer and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided, further, that Buyer and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law or not required by Seller’s certificate of formation and bylaws as in effect as of the date of this Agreement (or, in the case of Seller’s bylaws, as in effect as of the Closing Date) (subject to applicable Law).

(d) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or if the Surviving Corporation (or any successors or assigns) shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.9.

(e) The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by each Indemnified Party and their respective heirs and Representatives.

(f) Notwithstanding anything in this Section 7.9 to the contrary, no indemnification payments will be made to an Indemnified Party with respect to an administrative proceeding or civil action initiated by any federal banking agency unless all of the following conditions are met: (i) the Buyer’s board of directors determines in writing that the Indemnified Party acted in good faith and in the best interests of Seller or Seller Bank; (ii) the Buyer’s board of directors determines that the payment will not materially affect the Buyer’s or Buyer Bank’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment under 12 C.F.R. Part 359; and (iv) the Indemnified Party agrees in writing to reimburse Buyer, to the extent not covered by permissible insurance, for payments made in the event that the administrative or civil action instituted by a banking Regulatory Authority results in a final order or settlement in which the Indemnified Party is assessed a civil money penalty, is prohibited from banking, or is required to cease an action or perform an affirmative action.

7.10. Seller Operating Functions.

Seller and Seller Bank shall cooperate with Buyer and Buyer Bank in connection with planning for the efficient and orderly combination of the Parties and the operation of the Surviving Corporation and the Surviving Entity, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Buyer may decide. Each Party shall cooperate with the other Party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations

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generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers or the other Party). Prior to Effective Time, each Party shall exercise, consistent with terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

7.11. Shareholder Litigation.

Each of Seller and Buyer shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator pending or, to the Knowledge of Seller or Buyer, as applicable, threatened against Seller, Buyer or any of their respective Subsidiaries or Representatives that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Seller, Buyer or their respective Subsidiaries with respect hereto or thereto or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Seller shall give Buyer prompt notice of any shareholder litigation against Seller or its directors or officers relating to the transactions contemplated by this Agreement and shall give Buyer every opportunity to participate in the defense or settlement of such litigation, provided that no such settlement shall be agreed to by any Seller Entity without Buyer’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

7.12. Legal Conditions to Merger; Additional Agreements.

Subject to Sections 7.1 and 7.4 of this Agreement, each of Seller and Buyer shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger and Bank Merger and, subject to the conditions set forth in ARTICLE 8 hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other Party to obtain) any Permit or Consent by, any Regulatory Authority and any other third party that is required to be obtained by Seller or Buyer or any of their respective Subsidiaries in connection with, or to effect, the Merger, the Bank Merger, and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, any merger between a Subsidiary of Buyer, on the one hand, and a Subsidiary of Seller, on the other hand) or to vest the Surviving Corporation and the Surviving Entity with full title to all Assets, rights, Consents, Permits, immunities and franchises of any of the Parties to the Merger and Bank Merger, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

7.13. Closing Financial Statements.

At least eight Business Days prior to the Effective Time, Seller shall provide Buyer with Seller’s consolidated financial statements presenting the financial condition of Seller and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time and Seller’s consolidated results of operations, cash flows, and shareholders’ equity for the period from January 1, 2021, through the close of business on the last day of the last month ended prior to the Effective Time (the “Closing Financial Statements”); provided, that if the Effective Time occurs on or before the 15th day of the month, Seller shall have provided consolidated financial statements as of and through the second month preceding the Effective Time. Such Closing Financial Statements shall have been prepared in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments, except that such Closing Financial Statements may omit the footnote disclosure required by GAAP. Such Closing Financial Statements shall be accompanied by, as of the date of such Closing Financial Statements, (a) accruals or estimates for all fees, costs and expenses incurred or expected to be incurred (whether or not doing

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so is in accordance with GAAP) in connection (directly or indirectly) with the transactions contemplated by this Agreement, (b) the capital ratios set forth in Section 8.2(f), (c) the asset quality metrics set forth in Section 8.2(d), and (d) a certificate of Seller’s chief financial officer, dated as of the date of such delivery of the Closing Financial Statements, to the effect that such financial statements meet the requirements of this Section 7.13 and continue to reflect accurately, as of the date of such certificate, the consolidated financial condition, results of operations, cash flows and shareholders’ equity of Seller in all material respects (which certification shall be reaffirmed in the certificates required to be delivered pursuant to Section 8.2(c)).

7.14. Dividends.

After the date of this Agreement, each of Buyer and Seller shall coordinate with the other regarding the declaration of any dividends in respect of Buyer Common Stock and (to the extent permitted by this Agreement) Seller Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that, Holders of Seller Common Stock shall not receive two or more dividends, or fail to receive one dividend, attributable to any particular quarter with respect to their shares of Seller Common Stock and any shares of Buyer Common Stock any such Holder receives in exchange therefor in the Merger.

7.15. Change of Method.

Buyer may at any time prior to the Effective Time change the method or structure of effecting the combination of Seller and Buyer (including by providing for the merger of Seller with a wholly owned Subsidiary of Buyer) if and to the extent requested by Buyer, and Seller agrees to enter into such amendments to this Agreement as Buyer may reasonably request in order to give effect to such restructuring; provided, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Merger with respect to Seller’s shareholders, or (iii) materially delay or impede the consummation of the transactions contemplated by this Agreement.

7.16. Restructuring Efforts.

If Seller shall have failed to obtain the Seller Shareholder Approval at the duly convened Seller’s Shareholders’ Meeting, or any adjournment or postponement thereof, each of the Parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that no Party shall have any obligation to alter or change any material terms, including the amount or kind of the Merger Consideration, in a manner adverse to such Party or its shareholders or adversely affect the Tax treatment of the Merger with respect to Seller’s shareholders) and/or resubmit this Agreement or the transactions contemplated hereby (or as restructured pursuant to this Section 7.16) to Seller’s shareholders for approval; provided that the Parties shall have no obligations under this Section 7.16 if Seller has received a Superior Proposal without breaching this Agreement.

7.17. Takeover Statutes.

Neither Buyer or Seller or their respective board of directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each of Buyer and Seller and the members of their respective board of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

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7.18. Exemption from Liability under Section 16(b).

Seller and Buyer agree that, in order to most effectively compensate and retain those officers and directors of Seller subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Seller Insiders”), both prior to and after the Effective Time, it is desirable that Seller Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion of shares of Seller Common Stock in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 7.18. The boards of directors of Buyer and of Seller, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause (i) any dispositions of Seller Common Stock and (ii) any acquisitions of Buyer Common Stock pursuant to the transactions contemplated by this Agreement and by any Seller Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

7.19. Document Archiving.

Seller shall, prior to the Closing Date, (i) electronically archive and index copies of all documents associated with Loans or the underwriting, servicing, administration, or monitoring thereof, to the extent requested by Buyer, (ii) archive in a central location all physical documents associated with Loans or the underwriting, servicing, administration, or monitoring thereof, to the extent requested by Buyer, and (iii) comply with any other reasonable requests by Buyer regarding documents associated with Loans, the underwriting, servicing, administration, or monitoring thereof, or the storage of emails. If Buyer terminates this Agreement pursuant to Section 9.1(c) or Section 9.1(f), then Buyer shall promptly reimburse Seller and Seller Bank for any reasonable third-party costs incurred by Seller or Seller Bank in connection with their performance of the document archiving obligations in this Section 7.19.

7.20. Subordinated Notes.

For the avoidance of doubt, upon the Effective Time, Buyer or one of its Subsidiaries shall assume the due and punctual performance and observance of the covenants and conditions to be performed by Seller or its Subsidiaries under Seller’s 6.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Subordinated Notes”), and the due and punctual payments of the principal of and any premium and interest on the Subordinated Notes according to their terms. If requested by Buyer, Seller will, or cause its Subsidiaries to, reasonably cooperate with Buyer to facilitate the prompt redemption (to the extent possible) or assumption of the Subordinated Notes at or following the Closing.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1. Conditions to Obligations of Each Party.

The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a) Shareholder Approval. The Seller Shareholder Approval shall have been obtained.

(b) Regulatory Approvals. (i) All required regulatory Permits or Consents from the Federal Reserve, the ASBD, the TDSML, the FDIC, and any other Regulatory Authority and (ii) any other regulatory Permits or Consents contemplated by Section 7.4 the failure of which to obtain has had or would reasonably

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be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer and Seller (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”).

(c) Legal Proceedings. No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement (including the Merger).

(d) Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(e) Exchange Listing. The shares of Buyer Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance (if such approval is required by Nasdaq).

(f) Tax Matters. The Parties shall have received a written opinion of Covington, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Seller and Buyer reasonably satisfactory in form and substance to such counsel.

8.2. Conditions to Obligations of Buyer.

The obligations of Buyer to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Buyer pursuant to Section 10.6:

(a) Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Seller set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Seller set forth in Sections 4.1, 4.2, 4.3(a), 4.3(c), 4.4(a), 4.5, 4.10(a), 4.15, 4.21, 4.34, and 4.35 shall be true and correct (except, only with respect to Section 4.3(a), for inaccuracies which are de minimis in amount). The representations and warranties of Seller set forth in Sections 4.3(b), 4.4(b), 4.6, 4.7, 4.9, 4.11, 4.12(a), 4.16, 4.18, 4.22(a), 4.25, 4.27, 4.28, 4.29, 4.30, 4.32, and 4.33 be true and correct in all material respects; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications. The representations and warranties set forth in each other section in ARTICLE 4 shall, in the aggregate, be true and correct in all respects except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller and Seller Bank, taken as a whole; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

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(b) Performance of Agreements and Covenants. Seller shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Certificates. Seller shall have delivered to Buyer (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Seller and in Sections 8.2(a) and 8.2(b) have been satisfied and (ii) certified copies of resolutions duly adopted by Seller’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

(d) Asset Quality. In each case as reflected in the Closing Financial Statements, (i) Delinquent Loans shall not exceed 0.70% of total Loans, (ii) Non-Performing Loans shall not exceed 0.60% of total Loans, (iii) the calculation of Non-Performing Assets to total Assets shall not be in excess of 0.50%, (iv) Classified Assets to Tier 1 capital plus ALLL ratio shall not be in excess of 9.80%, (v) Non-Performing Assets shall not exceed $12,000,000, (vi) Classified Assets shall not exceed $35,000,000, and (vii) ALLL to total Loans shall exceed 0.70%.

(e) Dissenting Shares. Holders of not more than five percent of the outstanding shares of Seller Common Stock shall have demanded, properly and in writing, appraisal for such shares of Seller Common Stock held by each such holder under Section 10.351 et seq.

(f) Regulatory Capital. In each case as reflected in the Closing Financial Statements, (i) Seller Bank shall be “well capitalized” as defined under applicable Law, (ii) Seller Bank’s Tier 1 leverage ratio shall be no less than 10.25%, (iii) Seller Bank’s Tier 1 risked-based capital ratio shall be no less than 13.00%, (iv) Seller Bank’s total risked-based capital ratio shall be no less than 13.50%, (v) Seller Bank’s common equity Tier 1 ratio shall be no less than 13.00%, and (vi) Seller Bank shall not have received any notification from TDSML or FDIC to the effect that the capital of Seller Bank is insufficient to permit Seller Bank to engage in all aspects of its business and its currently proposed businesses without material restrictions, including the imposition of a Burdensome Condition; provided that the conditions contained in Sections 8.2(f)(ii) through 8.2(f)(v) shall be waived by Buyer if the failure to satisfy such conditions is due primarily to the growth of Seller Bank’s Assets, as determined by Buyer in its reasonable discretion after consultation with Seller and Seller’s legal counsel and financial advisor and considering in good faith the results of such consultation.

(g) Termination of Contracts. Seller shall have delivered to Buyer evidence satisfactory to Buyer in its discretion that each Contract listed in Section 8.2(g) of Seller’s Disclosure Memorandum has been terminated in its entirety. In addition, Seller shall have delivered to Buyer evidence satisfactory to Buyer in its discretion that each Contract listed in Section 8.2(g) of Buyer’s Disclosure Memorandum has been terminated in its entirety.

(h) Burdensome Condition. No Requisite Regulatory Approval contains, shall have resulted in or would reasonably be expected to result in, the imposition of a Burdensome Condition as determined by Buyer in its sole discretion after consultation with Seller and Seller’s legal counsel and financial advisor and considering in good faith the results of such consultation.

(i) Document Archiving. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer (and in such reasonable detail as Buyer and their counsel shall request), to the effect that it has fulfilled its obligations under Section 7.19 in all material respects.

(j) Seller Warrants. Seller shall have delivered to Buyer duly executed Warrant Cancellation Agreements from all holders of Seller Warrants.

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8.3. Conditions to Obligations of Seller.

The obligations of Seller to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by Seller pursuant to Section 10.6:

(a) Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer set forth in Sections 5.4(a), 5.4(c) and 5.9 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Buyer set forth in Sections 5.4(b), 5.13 and 5.14 shall be true and correct in all material respects. The representations and warranties set forth in each other section in ARTICLE 5 shall, in the aggregate, be true and correct in all respects except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer and Buyer Bank, taken as a whole; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants. Buyer shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Certificates. Buyer shall have delivered to Seller (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Buyer and in Sections 8.3(a) and 8.3(b) have been satisfied and (ii) certified copies of resolutions duly adopted by Buyer’s board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Seller and its counsel shall request.

ARTICLE 9
TERMINATION

9.1. Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seller, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) by mutual written agreement of Buyer and Seller;

(b) by either Party, by written notice to the other Party, in the event (i) (A) any Regulatory Authority has denied a Requisite Regulatory Approval and such denial has become final, or has advised any Party that it will not grant (or intends to rescind or revoke if previously approved) a Requisite Regulatory Approval or (B) any Regulatory Authority shall have requested that Buyer, Seller or any of their respective Affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval, unless in each case the failure to obtain the Requisite Regulatory Approval shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such Party set forth herein, (ii) subject to the terminating Party’s compliance with

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Section 7.16, the shareholders of Seller fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at Seller’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon (taking into account any adjournment or postponement thereof as required by this Agreement), or (iii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(iii) shall have used its reasonable best efforts to contest and appeal the application of such Law or Order or remove such Order;

(c) by either Party, by written notice to the other Party, in the event that the Merger shall not have been consummated by November 30, 2022, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);

(d) by Buyer, by written notice to Seller, in the event that the board of directors of Seller has (i) failed to make the Seller Recommendation or otherwise effected a Change in the Seller Recommendation, (ii) breached the terms of Section 7.2 in any material respect adverse to Buyer, or (iii) breached its obligations under Section 7.1 by failing to call, give notice of, convene or hold Seller’s Shareholders’ Meeting in accordance with Section 7.1;

(e) by either Party, by written notice to the other Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, which breach or failure to be true, either individually or in the aggregate with all other breaches by such Party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 8.2, in the case of a termination by Buyer, or Section 8.3, in the case of a termination by Seller, and which is not cured within 45 days following written notice to Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the date specified in Section 9.1(c)); or

(f) by Buyer, by written notice to Seller, if any Regulatory Authority has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains, or shall have resulted in or would reasonably be expected to result in, the imposition of a Burdensome Condition.

9.2. Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no further force or effect and there shall be no Liability on the part of any Party for any matters addressed herein or other claim relating to this Agreement and the transactions contemplated hereby, except that (i) the provisions of this Section 9.2, Section 7.5(c), and ARTICLE 10, shall survive any such termination and abandonment and (ii) no such termination or abandonment shall relieve the breaching Party from Liability resulting from any fraud or breach by that Party of this Agreement occurring prior to such termination or abandonment.

9.3. Non-Survival of Representations and Covenants.

The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Sections 7.5 (the confidentiality provisions), 7.7, 7.8 and 7.9, and ARTICLE 1, ARTICLE 2, ARTICLE 3, and ARTICLE 10, which shall survive in accordance with their respective terms.

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ARTICLE 10
MISCELLANEOUS

10.1. Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Agreement” means a term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding).

“Acquisition Proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to Seller or publicly announced to Seller’s shareholders and whether binding or non-binding) by any Person (other than a Buyer Entity) for an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase, direct or indirect, by any Person (other than a Buyer Entity) of 20% or more in interest of the total outstanding voting securities of any Seller Entity whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Seller Entities, or any tender offer or exchange offer that if consummated would result in any Person (other than a Buyer Entity) beneficially owning 20% or more in interest of the total outstanding voting securities of any Seller Entity whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Seller Entities, or any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving any Seller Entity whose Assets, either individually or in the aggregate, constitute more than 25% of the consolidated Assets of the Seller Entities; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated Assets of the Seller Entities, taken as a whole.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; and, in the case of any Person that is not a natural person, “control” means (i) the ownership, control, or power to vote 25 percent or more of any class of voting securities of the other Person, (ii) control in any manner of the election of a majority of the directors, trustees, managing members or general partners of the other Person, or (iii) the possession, directly or indirectly, of the power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Aggregate Cash Consideration” means cash in the amount of $0.00.

“Aggregate Cash Equivalent Consideration” means the product of the Stock Consideration and the Average Closing Price.

“Aggregate Stock Option Payout” means the sum of all Seller Stock Option Payouts.

“Aggregate Warrant Payout” means the sum of all Seller Warrant Payouts.

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“Assets” of a Person means all of the assets, properties, deposits, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the Books and Records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Average Closing Price” means the average of the daily closing prices for the shares of Buyer Common Stock for the twenty consecutive full trading days on which such shares are actually traded on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“BHC Act” means the federal Bank Holding Company Act of 1956, as amended.

“Books and Records” means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to any specified Person or relating to the business.

“Business Day” means any day other than a Saturday, a Sunday or a day on which all banking institutions in Little Rock, Arkansas, or Houston, Texas, are authorized or obligated by Law or executive order to close.

“Buyer Bank” means Simmons Bank, an Arkansas chartered bank.

“Buyer Benefit Plan” means each Employee Benefit Plan currently adopted (including all amendments thereto), maintained by, sponsored in whole or in part by, or contributed to by any Buyer Entity or Buyer ERISA Affiliate for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Buyer or any Buyer ERISA Affiliate has or may have any obligation or Liability.

“Buyer Common Stock” means the $0.01 par value common stock of Buyer.

“Buyer Entities” means, collectively, Buyer and all Buyer Subsidiaries.

“Buyer ERISA Affiliate” means any entity which together with a Buyer Entity would be treated, at the relevant time, as a single employer under Internal Revenue Code Section 414.

“Buyer Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Buyer as of December 31, 2020, and as of December 31, 2019 and 2018 and the related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the year ended December 31, 2020, and for each of the two fiscal years ended December 31, 2019 and 2018 as filed by Buyer in SEC Documents and (ii) the consolidated statements of condition of Buyer (including related

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notes and schedules, if any) and related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2020.

“Buyer Restricted Stock Award” means each award of shares of Buyer Common Stock or other Equity Right to shares of Buyer Common Stock subject to vesting, repurchase, performance or other lapse restriction granted under a Buyer Stock Plan.

“Buyer Stock Options” means each option or other Equity Right to purchase shares of Buyer Common Stock pursuant to stock options or stock appreciation rights.

“Buyer Stock Plans” means the existing stock option and other stock-based compensation plans of Buyer designated as follows: Simmons Executive Stock Incentive Plan - 2006; Simmons Outside Director Stock Incentive Plan - 2006; Simmons Executive Stock Incentive Plan - 2010; Simmons Outside Director Stock Incentive Plan - 2014; and the Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan.

“Buyer Subsidiaries” means the Subsidiaries of Buyer, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer after the date hereof and held as a Subsidiary by Buyer at the Effective Time.

“Call Reports” mean Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council of Seller Bank or Buyer Bank.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136 (H.R. 748)).

“Cash Consideration” means the Aggregate Cash Consideration less the sum of (i) the Aggregate Stock Option Payout and (ii) the Aggregate Warrant Payout.

“Classified Assets” means all Classified Loans, plus OREO and other repossessed assets.

“Classified Loans” means all of the Loans of the Seller Entities that were classified by a Seller Entity as “Substandard,” “Doubtful,” “Loss,” or words of similar import.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, non-objection, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, mortgage, obligation, plan, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“COVID-19” means the disease caused by the SARS-CoV-2 virus, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks related thereto.

“COVID-19 Relief Law” means any Law released, issued or promulgated by a Regulatory Authority that grants to any Person the ability (i) to defer, reduce or eliminate any Taxes, (ii) to borrow or otherwise secure financing (including any PPP Loans), (iii) to obtain grants or other

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financial benefits, in each case as a result of, or in connection with, the effects of COVID-19, including the CARES Act, the Families First Coronavirus Response Act, and the Consolidated Appropriations Act, 2021.

“Covington” means Covington & Burling LLP, headquartered at One CityCenter, 850 10th St NW, Washington, DC.

“Criticized Loan” means a Loan that was classified by a Seller Entity as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” or words of similar import.

“Default” means (i) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Delinquent Loans” means all Loans with principal or interest that are 30-89 days past due.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” means the tenth (10th) Business Day prior to the Closing Date, provided that if shares of the Buyer Common Stock are not actually traded on Nasdaq on such day, the Determination Date shall be the immediately preceding day to the tenth Business Day prior to the Closing Date on which shares of Buyer Common Stock actually trade on Nasdaq.

“Disclosure Memorandum” of a Party means a letter delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in ARTICLE 4 and ARTICLE 5 or to one or more of its covenants contained in this Agreement; provided, that (i) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on the Party making the representation or warranty, and (iii) any disclosures made with respect to a section of ARTICLE 4 or ARTICLE 5 shall be deemed to qualify (A) any other section of ARTICLE 4 or ARTICLE 5 specifically

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referenced or cross-referenced and (B) other sections of ARTICLE 4 or ARTICLE 5 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, stock appreciation rights, employee stock ownership, share purchase, severance pay, vacation, bonus, incentive, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding, agreement, or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” means all Laws, Orders, Permits, opinions or agency requirements relating to pollution or protection of human health or safety or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“Equity Rights” means all arrangements, calls, commitments, Contracts, options, rights (including preemptive rights or redemption rights), scrip, units, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or equity interests of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.

“Fully Diluted Per Share Value” means the quotient obtained by dividing the Total Dilution Consideration by the Fully Diluted Seller Shares Outstanding.

“Fully Diluted Seller Shares Outstanding” means the sum of (i) the Seller Shares Outstanding, (ii) the Seller Stock Options Outstanding, and (iii) the Seller Warrants Outstanding.

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“GAAP” means U.S. generally accepted accounting principles, consistently applied during the periods involved.

“Hazardous Material” means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, lead-containing paint or plumbing, radioactive materials or radon, asbestos-containing materials and any polychlorinated biphenyls, and (iii) any other substance which has been, is, or may be the subject of regulatory action by any Regulatory Authority in connection with any Environmental Law.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Key Employee” means an employee of any Seller Entity having the position of Senior Vice President or above.

“Knowledge” or “knowledge” as used with respect to a Person means the actual knowledge of the chairman, president, chief executive officer, chief financial officer, chief risk officer (to the extent applicable to such Person), chief operating officer, or general counsel (to the extent applicable to such Person) of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, option, right of first refusal, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Permitted Liens.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

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“Loans” means any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest-bearing assets) to which any Seller Entity is party as a creditor.

“Losses” means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special, punitive and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys’ and other professional fees and expenses.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance (provided that, for purposes of determining materiality in the case of Section 4.20, each monetary amount stated in such section shall be deemed to be the greater of the amount that is stated or $100,000).

“Material Adverse Effect” means with respect to any Party and its Subsidiaries, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, Assets, liabilities or business of such Party and its Subsidiaries taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from (A) changes after the date of this Agreement in GAAP or applicable regulatory accounting requirements, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Seller and Buyer, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry, (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (H) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic, or outbreak of any disease or other public health event (including the Pandemic and the implementation of the Pandemic Measures) in the jurisdictions in which Seller or Buyer Bank operate or (I) actions or omissions taken with the prior written consent of the other Party or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D), (G) and (H), to the extent that the effects of such change disproportionately affect such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate or (ii) prevents or materially impairs the ability of such Party to timely consummate the transactions contemplated hereby; provided, further, that the application of the conditions in Section 8.2(d) and Section 8.2(f) is independent of the definition of Material Adverse Effect and the satisfaction or lack of satisfaction of the requirements therein is not determinative of whether a Material Adverse Effect has otherwise occurred.

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“Merger Consideration” means the sum of (A) the Per Share Stock Consideration, (B) the Fractional Share Payment (if any), and (C) any dividends or distributions (if any) pursuant to Section 3.1(d).

“Nasdaq” means the Nasdaq Global Select Market.

“Non-Performing Assets” means (i) Non-Performing Loans and (ii) OREO and other repossessed Assets. Non-Performing Assets shall be reflected in the Closing Financial Statements.

“Non-Performing Loans” means (i) all Loans with principal and/or interest that are at least 90 days past due and still accruing and (ii) all Loans with principal and/or interest that are nonaccruing.

“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Option Exercise Price” means the exercise price of a Seller Stock Option.

“Order” means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“Ordinary Course” means the conduct of the business of the Party, in substantially the same manner as such business was operated on the date of this Agreement, including operations in conformance and consistent with the Party’s practices and procedures prior to and as of such date. For purposes of this Agreement, the term “Ordinary Course,” with respect to any Party, shall take into account the commercially reasonable action or inaction by such Party and its Subsidiaries in response to the Pandemic to comply with the Pandemic Measures to the extent disclosed or made available to the other Party prior to the date hereof or as otherwise generally consistent with those actions taken by banks generally.

“OREO” means “other real estate owned” or words of similar import as reflected in the Seller Financial Statements.

“Pandemic” means any outbreaks, epidemics or pandemics relating to COVID-19, or any evolutions or mutations thereof.

“Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, masking, shut down, closure, sequester or other Laws or directives, guidelines or recommendations promulgated by any Regulatory Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic.

“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

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“Party” means either of Seller or Buyer, and “Parties” means Seller and Buyer.

“Permit” means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Per Share Stock Consideration” means the quotient obtained by dividing the Stock Consideration (for the avoidance of doubt, as may be adjusted under Section 2.3(c)) by the Seller Shares Outstanding.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

“PPP Loan” means (i) any covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act, or (ii) any loan that is an extension or expansion of, or is similar to, any covered loan described in clause (i).

“Previously Disclosed” by a Party means information set forth in its Disclosure Memorandum or, if applicable, information set forth in its SEC Documents that were filed on or after December 31, 2017, in the case of Buyer, or on or after April 26, 2018, in the case of Seller, but prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risk factors set forth in any “forward-looking statements” disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature).

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Buyer under the Securities Act with respect to the shares of Buyer Common Stock to be issued to the shareholders of Seller pursuant to this Agreement.

“Regulatory Authorities” means, collectively, the SEC, Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, the Securities Investor Protector Corporation, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations, the Federal Reserve, the FDIC, the ASBD, the TDSML, the Consumer Financial Protection Bureau, the Public Company Accounting Oversight Board, the IRS, the DOL, the PBGC, and all other foreign, federal, state, county, local or other governmental, banking or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, administrative agencies, commissions or bodies.

“Representative” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, auditor, accountant, consultant, or other representative or agent of or engaged or retained by such Person.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, together with any amendments thereto, by any Buyer Entities with the SEC on or after December 31, 2017, or by any Seller Entities with the SEC on or after April 26, 2018, as applicable.

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“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Seller Bank” means Spirit of Texas Bank SSB, a state savings bank under the laws of Texas and a wholly owned Seller Subsidiary.

“Seller Bank Capital Stock” means, collectively, Seller Bank Common Stock and any other class or series of capital stock of Seller Bank.

“Seller Bank Common Stock” means the common stock, par value $4.00 per share, of Seller Bank.

“Seller Common Stock” means the common stock, no par value, of Seller.

“Seller Entities” means, collectively, Seller and all Seller Subsidiaries.

“Seller ERISA Affiliate” means any entity which together with a Seller Entity would be, at the relevant time, treated as a single employer under Internal Revenue Code Section 414.

“Seller Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Seller as of December 31, 2020, and as of December 31, 2019, 2018, and 2017 and the related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the year ended December 31, 2020, and for each of the four fiscal years ended December 31, 2019, 2018, and 2017 as filed by Seller in SEC Documents and (ii) the consolidated statements of condition of Seller (including related notes and schedules, if any) and related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2020.

“Seller Shares Outstanding” means the total number of shares of Seller Common Stock and Seller Restricted Stock Units outstanding immediately prior to the Effective Time.

“Seller Subsidiary” means the Subsidiaries of Seller, which shall include Seller Bank, the entities set forth on Schedules 4.4(c) and 4.5(a) and any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Seller after the date hereof and held as a Subsidiary by Seller at the Effective Time.

“Seller Stock Option Amount” means the Fully Diluted Per Share Value less the Option Exercise Price.

“Seller Stock Options Outstanding” means the total number of shares of Seller Common Stock underlying the Seller Stock Options as of immediately prior to the Effective Time.

“Seller Warrant Agreements” means those warrant agreements issued by Seller in connection with Seller’s acquisition of Oasis Bank in 2012.

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“Seller Warrant Amount” means the Fully Diluted Per Share Value less the Warrant Exercise Price.

“Seller Warrants Outstanding” means the total number of shares of Seller Common Stock underlying the Seller Warrants as of immediately prior to the Effective Time.

“Stock Consideration” means 18,325,000 shares of Buyer Common Stock.

“Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls more than 50% of the outstanding equity securities or other ownership interests either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal with respect to which the board of directors of Seller determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction more favorable, from a financial point of view, to Seller’s shareholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Buyer), taking into account all relevant factors (including the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal)); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”

“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, escheat, unclaimed property, registration, ad valorem, value added, goods and services, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto (including any such interest, penalties, or additions imposed as a result of a failure to timely, correctly or completely file any Tax Return).

“Tax Return” means any report, return, information return, or other document supplied to, or required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries and including any amendment, attachment, or schedule thereto.

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“Total Dilution Consideration” means the sum of (i) the Aggregate Cash Consideration, (ii) the Aggregate Cash Equivalent Consideration, (iii) the product obtained by multiplying the Weighted Average Option Exercise Price by the Seller Stock Options Outstanding, and (iv) the product obtained by multiplying the Weighted Average Warrant Exercise Price by the Seller Warrants Outstanding.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Internal Revenue Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that Section regardless of how numbered or classified.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 (or any similar applicable local Law insofar as it relates to an employer’s obligations in the context of mass layoffs or plant closings).

“Warrant Cancellation Agreements” means the agreements effectuating the cancellation of the Seller Warrants as provided in Section 2.3, in form and substance reasonably satisfactory to Buyer.

“Warrant Exercise Price” means the exercise price of a Seller Warrant.

“Weighted Average Option Exercise Price” means the weighted average Option Exercise Price for all the Seller Stock Options Outstanding.

“Weighted Average Warrant Exercise Price” means the weighted average Warrant Exercise Price for all the Seller Warrants Outstanding.

10.2. Referenced Pages.

The terms set forth below shall have the meanings ascribed thereto in the referenced pages:

401(k) Plan	A-47
ABCA	A-1
Aggregate Cash Increase	A-4
Agreement	A-1
ALLL	A-28
ASBD	A-30
Bank Merger	A-2
Bankruptcy and Equity Exceptions	A-8
Book-Entry Share	A-3
Burdensome Condition	A-44
Buyer	A-1
Buyer Certificates	A-5
Buyer SEC Reports	A-31
Canceled Shares	A-3
Change in the Seller Recommendation	A-42
Chosen Courts	A-73
Claim	A-48
Closing	A-2
Closing Date	A-2
Closing Financial Statements	A-50

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Confidentiality Agreement	A-45
Covered Employees	A-47
DOL	A-20
Effective Time	A-2
Exchange Agent	A-5
Exchange Fund	A-5
FDIA	A-9
FDIC	A-10
Fractional Share Payment	A-4
Holders	A-5
Indemnified Party	A-48
Independent Contractors	A-20
IRS	A-18
Maximum Amount	A-48
Merger	A-1
Money Laundering Laws	A-18
Old Certificate	A-3
Party	A-65
PBGC	A-21
Permitted Liens	A-15
Personally Identifiable Information	A-17
Pool	A-27
Proxy Statement/Prospectus	A-41
Real Property	A-15
Regulation O	A-27
Requisite Regulatory Approvals	A-53
Sanctioned Countries	A-28
Sanctions	A-28
Sarbanes-Oxley Act	A-12
Section 10.351 et seq.	A-7
Seller	A-1
Seller Bank	A-10
Seller Bank Capital Stock	A-66
Seller Bank Common Stock	A-66
Seller Benefit Plan	A-21
Seller Contracts	A-24
Seller Dissenting Shareholders	A-7
Seller Dissenting Shares	A-7
Seller Financial Statements	A-66
Seller Recommendation	A-41
Seller Regulatory Agreement	A-25
Seller Restricted Stock Unit	A-4
Seller SEC Reports	A-11
Seller Shareholder Approval	A-8
Seller Stock Option	A-3
Seller Stock Option Payout	A-3
Seller Warrant	A-4
Seller Warrant Payout	A-4
Seller’s Shareholders’ Meeting	A-41
Subsidiary Plan of Merger	A-2
Surviving Corporation	A-1

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Surviving Entity	A-2
Systems	A-16
Takeover Statutes	A-26
Tax Opinion	A-53
TBOC	A-1
TDSML	A-8
Termination Fee	A-71
Voting Agreement	A-1

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. A reference to a document, agreement or instrument also refers to all addenda, exhibits or schedules thereto. A reference to any “copy” or “copies” of a document, agreement or instrument means a copy or copies that are complete and correct. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP. Any capitalized terms used in any schedule, Exhibit or Disclosure Memorandum but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “the transactions contemplated by this Agreement” (or similar phrases) include the transactions provided for in this Agreement, including the Merger. Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. The term “made available” means any document or other information that was (a) provided (whether by physical or electronic delivery) by one Party or its representatives to the other Party or its representatives at least two Business Days prior to the date hereof, (b) included in the virtual data room (on a continuous basis without subsequent modification) of a Party at least two Business Days prior to the date hereof, or (c) filed by a Party with the SEC and publicly available on EDGAR at least two Business Days prior to the date hereof.

10.3. Expenses.

(a) Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing and mailing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement/Prospectus and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement/Prospectus.

(b) Notwithstanding the foregoing, if:

(i) (A) either Seller or Buyer terminates this Agreement pursuant to (1) Section 9.1(b)(ii) or (2) Section 9.1(c), or (B) Buyer terminates this Agreement pursuant to Section 9.1(e), and, in each case, within 12 months of such termination Seller shall either (x) consummate an Acquisition Transaction or (y) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (provided that, for purposes of this Section 10.3(b)(i), each reference to “20%” in the definition of Acquisition Transaction shall be deemed to be a reference to “50%”); or

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(ii) Buyer shall terminate this Agreement pursuant to Section 9.1(d), then Seller shall pay to Buyer an amount equal to $22,750,000 (the “Termination Fee”). If the Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Termination Fee shall be payable pursuant to subsection (ii) of this Section 10.3(b), the Termination Fee shall be paid in same-day funds within two Business Days from the date of termination of this Agreement.

(c) The payment of the Termination Fee by Seller pursuant to Section 10.3(b) constitutes liquidated damages and not a penalty, and shall be the sole monetary remedy of Buyer, in the event of termination of this Agreement pursuant to Sections 9.1(b)(ii), 9.1(c), 9.1(d) or 9.1(e). The Parties acknowledge that the agreements contained in Section 10.3(b) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Seller fails to pay any fee payable by it pursuant to this Section 10.3 when due, then Seller shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment.

10.4. Entire Agreement; No Third-Party Beneficiaries.

Except as otherwise expressly provided herein, this Agreement (including the Disclosure Memorandum of each of Seller and Buyer, the Exhibits, the schedules, and the other documents and instruments referred to herein) together with the Confidentiality Agreement and the Voting Agreements constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement (including the documents and instruments referred to herein) expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as specifically provided in Section 7.9. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify to waive any provision of this Agreement.

10.5. Amendments.

To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after the Seller Shareholder Approval has been obtained; provided, that after obtaining the Seller Shareholder Approval, there shall be made no amendment that requires further approval by such Seller shareholders.

10.6. Waivers.

At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the

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agreements or satisfaction of any conditions contained herein; provided, that after the Seller Shareholder Approval has been obtained, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition.

10.7. Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8. Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Buyer:	Simmons First National Corporation
601 E. 3rd Street, 12th Floor
Little Rock, Arkansas 72201
Attention: George Makris, Jr., Chairman and CEO
Email: george.makris@simmonsbank.com

With a Copy to:	Simmons First National Corporation
601 E. 3rd Street, 12th Floor
Little Rock, Arkansas 72201
Attention: George Makris III, EVP, General Counsel, & Secretary
Email: george.a.makris@simmonsbank.com

Copy to Counsel:	Covington & Burling LLP
One CityCenter
850 Tenth Street NW
Washington, DC 20001
Facsimile Number: (202) 778-5986
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Christopher J. DeCresce
Email: cdecresce@cov.com;
Attention: Charlotte May
Email: cmay@cov.com

Seller:	Spirit of Texas Bancshares, Inc.
1836 Spirit of Texas Way
Conroe, Texas 77301
Attention: Dean O. Bass, CEO
Email: dbass@sotb.com
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Copy to Counsel:	Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Facsimile Number: (214) 740-7182
Attention: Peter G. Weinstock
Email: pweinstock@huntonak.com
Attention: Beth A. Whitaker
Email: bwhitaker@huntonak.com

10.9. Governing Law; Jurisdiction; Waiver of Jury Trial

(a) The Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Arkansas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction (except that matters relating to the fiduciary duties of the board of directors of Seller shall be subject to the Laws of the State of Texas).

(b) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Arkansas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.8.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10. Counterparts; Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to make or deliver a signature to this Agreement or any amendment

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or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was made, transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each Party forever waives any such defense.

10.11. Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12. Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all Parties.

10.13. Enforcement of Agreement.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the Parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties waives any defense in any action for specific performance that a remedy at law would be adequate.

10.14. Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.15. Confidential Supervisory Information.

Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8) of a Regulatory Authority by any Party to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

[Signatures on following page.]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
Name: George A. Makris, Jr.
Title: Chairman and Chief Executive Officer

spirit of texas bancshares, inc.

By:	/s/ Dean O. Bass
Name: Dean O. Bass
Title: Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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Annex B

FORM OF SUPPORT AND NON-COMPETITION AGREEMENT

This SUPPORT AND NON-COMPETITION AGREEMENT, dated as of November 18, 2021 (this “Agreement”), by and among Simmons First National Corporation, an Arkansas corporation (“Buyer”), Spirit of Texas Bancshares, Inc. (“Seller”), a Texas corporation, and the undersigned [officer][director] (the “Individual”) of Seller.

W I T N E S E T H:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer, with Buyer as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, the Individual is a [officer][director] of Seller or Seller Bank and has Beneficial Ownership of, in the aggregate, those shares of common stock, no par value, of Seller (“Seller Common Stock”) specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of common stock, $0.01 par value per share, of Buyer (“Buyer Common Stock”), and therefore the Merger is expected to be of substantial benefit to the Individual;

WHEREAS, as a material inducement to Buyer entering into the Merger Agreement, Buyer has requested that the Individual agree, and the Individual has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, other individuals, as a material inducement to Buyer entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar support and non-competition agreements.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
General

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities

B-1

which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Business” means the business of acting as a commercial, community or retail banking business, including but not limited to entities which lend money and take deposits.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.

“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.

“Covered Shares” means, with respect to the Individual, the Individual’s Existing Shares, together with any shares of Seller Common Stock or other capital stock of Seller and any securities convertible into or exercisable or exchangeable for shares of Seller Common Stock or other capital stock of Seller, in each case that the Individual acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities Laws.

“Existing Shares” means, with respect to the Individual, all shares of Seller Common Stock Beneficially Owned by the Individual as specified on Schedule 1 hereto.

“Permitted Transfer” means a Transfer (i) as the result of the death of the Individual by the Individual to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Individual, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, (iii) Transfers to any other shareholder and director and/or executive officer of Seller who has executed a copy of this Agreement or a support and non-competition agreement identical to this Agreement on the date hereof; and (iv) a surrender of Covered Shares to the Company in connection with the vesting, settlement or exercise of Seller Stock Options or Seller Warrants to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Seller Stock Options, the exercise price thereon; provided, that in each case prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer and Seller an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Buyer and Seller, to assume all of Individual’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Individual is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares Transferred as the Individual shall have made hereunder.

B-2

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

“Representatives” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, auditor, accountant, consultant, or other representative or agent of or engaged or retained by such Person.

[“Restricted Period” has the meaning set forth in Section 2.3(a) hereof.]

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing (other than a proxy for the purpose of voting the Individual’s Covered Shares in accordance with Section 2.1 hereof).

ARTICLE II
COVENANTS OF INDIVIDUAL

2.1. Agreement to Vote. The Individual hereby irrevocably and unconditionally agrees that during the term of this Agreement, at Seller’s Shareholders’ Meeting or at any other meeting of the shareholders of Seller, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Seller, the Individual shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Individual and that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which the Individual controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Individual controls the right to vote:

(i) in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof;

(ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Seller under the Merger Agreement or of the Individual contained in this Agreement;

(iii) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal; and

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(iv) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the shareholders of Seller that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, disable, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Seller of its obligations under the Merger Agreement or by the Individual of his or her obligations under this Agreement.

2.2. No Inconsistent Agreements. The Individual hereby covenants and agrees that, except for this Agreement, the Individual (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, Consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Individual or otherwise prevent or disable the Individual from performing any of his or her obligations under this Agreement, and (d) has not taken and shall not take any action that would make any representation or warranty of the Individual contained herein untrue or incorrect or have the effect of impeding, interfering with, preventing, delaying, postponing, discouraging, disabling or adversely affecting the Individual’s performance of any of his or her obligations under this Agreement.

2.3. [Non-Competition.

(a) The Individual hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the [first][second] anniversary of the Closing Date (the “Restricted Period”), such Individual shall not within 50 miles of any branch or other office of Seller or Seller Bank in operation as of the date of this Agreement, directly or indirectly, either for him or herself or for any other Person other than for Buyer or its Affiliates, participate in any business (including, without limitation, any division, group or franchise of a larger organization) that engages (or proposes to engage) in the Business; provided, that if as of the date hereof the Individual holds not more than a 5% direct or indirect equity interest in such Person, then the Individual may retain (but not increase) such ownership interest without being deemed to “participate” in the Business conducted by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 5% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, equity holder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, member, supervisor, employee, agent, consultant or otherwise), with respect to the Business.

(b) The Individual covenants and agrees that during the Restricted Period, the Individual shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Buyer’s prior written consent (other than for the benefit of Buyer or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of Seller or any of its Affiliates, including Seller Bank) with any Person that is or was a customer of Seller or any of its Affiliates (including Seller Bank) during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or contracts related to the Business or, except in the ordinary course of conducting the business described in Schedule 2, interfere with or damage (or attempt to interfere with or damage) any relationship between Seller or its Affiliates (including Seller Bank) and any such customers.

B-4

(c) The Individual covenants and agrees that during the Restricted Period, such Individual shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Buyer’ prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Seller or its Affiliates (including Seller Bank) (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Seller or its Affiliates (including Seller Bank)).]

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Individual. The Individual hereby represents and warrants to Seller and Buyer as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Individual has the requisite power, capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Individual and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Individual, enforceable against him or her in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exceptions).

(b) Ownership. Except for the Covered Shares, the Individual is not the Beneficial Owner or registered owner of any other shares of Seller Common Stock or rights to acquire Seller Common Stock. The Existing Shares are, and all of the Covered Shares owned by the Individual from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Individual except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through and on the Closing Date, the Individual has and will have good and marketable title to the Existing Shares, free and clear of any Encumbrances (other than any restrictions created by this Agreement). As of the date hereof, and except for those Existing Shares expressly disclosed on Schedule 1 as solely held by the Individual’s spouse or parent that are deemed beneficially owned by the Individual, the Individual has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Individual’s Existing Shares and with respect to all of the Covered Shares owned by the Individual at all times through the Closing Date, subject to Section 6.157 of the TBOC. The Individual has possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(c) No Violation. The execution and delivery of this Agreement by the Individual does not, and the performance by the Individual of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, (i) conflict with or violate, or require any Consent pursuant to any Law or Order applicable to the Individual or by which any of his or her Assets is bound, or (ii) conflict with, result in any Default, require any Consent pursuant to or result in the creation of any Encumbrance on the Assets of the Individual pursuant to, any Contract to which the Individual is a party or by which the Individual or any of his or her Assets or Covered Shares are bound.

(d) Consents and Approvals. No Consent of the Individual’s spouse is necessary under any “community property” or other Laws in order for the Individual to enter into and perform his or her obligations under this Agreement.

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(e) Legal Proceedings. There is no Litigation pending or, to the knowledge of the Individual, threatened against or affecting the Individual or any of his or her Affiliates that could reasonably be expected to impair the ability of the Individual to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Reliance by Buyer. The Individual understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Individual’s execution and delivery of this Agreement and the representations and warranties of Individual contained herein.

ARTICLE IV
OTHER COVENANTS

4.1. Prohibition on Transfers; Other Actions.

(a) Until the earlier of the receipt of the Seller Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Individual hereby agrees not to (i) Transfer any of the Covered Shares or any other interest specifically in the Covered Shares unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Individual’s representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by Order, take any action that could restrict or otherwise affect the Individual’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her in accordance with this Agreement, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. Following the date hereof, Seller shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares until the termination of this Agreement and that this Agreement places limits on the voting of the Covered Shares subject to the provisions of this Agreement.

(b) The Individual understands and agrees that if the Individual attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Seller shall not, and the Individual hereby unconditionally and irrevocably instructs Seller to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Individual shall have complied with the terms of this Agreement.

(c) Statements. The Individual shall not make any statement, written or oral, to the effect that he or she does not support the Merger or that other shareholders of Seller should not support the Merger.

4.2. Certain Events. The Individual agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares and shall be binding upon any Person to which legal or Beneficial Ownership of the Covered Shares shall pass, whether by operation of Law or otherwise, including the Individual’s successors or assigns. In the event of a stock split, stock dividend, merger (other than the Merger), exchange, reorganization, recapitalization or distribution, or any change in the capital structure of Seller affecting the Seller Common Stock, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such additional securities of Seller and any securities into which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.

4.3. Notice of Acquisitions, etc. The Individual hereby agrees to notify Seller as promptly as practicable (and in any event within two Business Days after receipt) in writing of (i) the number of any additional shares of Seller Common Stock or other securities of Seller of which the Individual acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.

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4.4. Non-Solicit. In his or her capacity as a shareholder of Seller, and not in his or her capacity as a [director][officer] of Seller, the Individual shall not, and shall use his or her reasonable best efforts to cause his or her Affiliates and each of their respective Representatives not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (b) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any information or data in connection with, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (c) adopt, approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to an Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal, or (g) approve, endorse, recommend, agree to or accept, or propose to approve, endorse, recommend, agree to or accept, any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction.

4.5. Waiver of Appraisal Rights. To the fullest extent permitted by applicable Law, the Individual hereby waives any rights of appraisal he or she may have under applicable Law.

4.6. Further Assurances. From time to time, at the request of Buyer and Seller and without further consideration, the Individual shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Individual hereby authorizes Buyer and Seller to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Proxy Statement/Prospectus, the Individual’s identity and Beneficial Ownership of the Covered Shares and the nature of the Individual’s obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Closing and (b) the date of termination of the Merger Agreement in accordance with its terms; provided, that [(i) if the Closing occurs, the provisions of Section 2.3 shall survive until the end of the Restricted Period, and (ii)] the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares, if any, shall remain vested in and belong to the Individual, and Buyer or Seller shall not have any authority to direct the Individual in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

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(a) Buyer:

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Attention: George Makris, Jr., Chairman and CEO

Email: george.makris@simmonsbank.com

with a copy to:

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Attention: George Makris III, EVP, General Counsel, & Secretary

Email: george.a.makris@simmonsbank.com

Copy to counsel:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

Facsimile Number: (202) 778-5988

Attention: Frank M. Conner III

Email: rconner@cov.com;

Attention: Christopher J. DeCresce

Email: cdecresce@cov.com;

Attention: Charlotte May

Email: cmay@cov.com

(b) Seller:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Attention: Dean O. Bass, Chairman and Chief Executive Officer

Email: dbass@sotb.com

Copy to Counsel:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Facsimile Number: (214) 740-7182

Attention: Peter G. Weinstock

Email: pweinstock@huntonak.com

Attention: Beth A. Whitaker

Email: bwhitaker@huntonak.com

(c) if to the Individual, to those persons indicated on Schedule 1.

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5.4. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties hereto acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties hereto and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

5.5. Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.

5.6. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral[; provided that with respect to the subject matter contained in Section 2.3 of this Agreement, this Agreement shall supplement, and shall not supersede or in any way diminish, any prior agreements, arrangements or understandings, and this Agreement and all such other agreements, arrangements, and understandings shall remain in full force and effect, independent of one another].

5.7. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) The parties hereto agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Arkansas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(b) Each party hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Arkansas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.3.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8. Amendment; Waiver. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties hereto upon the approval of each of the parties hereto.

5.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties hereto shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto waives any defense in any action for specific performance that a remedy at law would be adequate.

5.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.11. Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

5.12. No Third Party Beneficiaries. Nothing in this Agreement (including the documents and instruments referred to herein) expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement

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or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

5.13. Individual Capacity. The Individual is signing this Agreement solely in his or her capacity as a Beneficial Owner of Seller Common Stock, and nothing herein shall prohibit, prevent or preclude the Individual from taking or not taking any action in the Individual’s capacity as an [officer][director] of Seller to the extent permitted by the Merger Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

SIMMONS FIRST NATIONAL CORPORATION

By:
Name:
Title:

SPIRIT OF TEXAS BANCSHARES, INC.

By:
Name:
Title:

INDIVIDUAL

Name:

[Signature Page to Support Agreement]

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Schedule 1

Number of Existing Shares and Notice Information

Name	Existing Shares

Address for notice:

Name:

Street:

City, State:

ZIP Code:

Telephone:

Fax:

Email:
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Schedule 2

[None.]

Annex C

November 18, 2021

Board of Directors

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed merger of Spirit of Texas Bancshares, Inc. (the “Company”) with and into Simmons First National Corporation (the “Buyer”) (collectively, the “Transaction”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be received in the Transaction by the common stockholders of the Company (solely in their capacity as such, the “Shareholders”) is fair to them from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Buyer, and subject to the terms, conditions and limitations set forth therein, we understand that collectively the Shareholders and restricted stock unit holders are expected, in exchange for the outstanding common stock and restricted stock units of the Company, to receive approximately 17.9 million shares of the Buyer’s common stock, which is being calculated based upon an agreed maximum number of such shares (18,325,000 shares) reduced by a number of shares the value of which equals the cash (expected to be approximately $15 million) to be paid to owners of outstanding options and warrants issued by the Company, subject to other potential adjustments as described in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;
(ii)	reviewed certain audited financial statements regarding the Company and the Buyer;
(iii)	reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and the Buyer, respectively;
(iv)	reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Company and the Buyer, provided by the management teams of the Company and the Buyer, respectively, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of the Buyer;
(v)	reviewed the reported prices and trading activity for the common stock of the Company and the Buyer;
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(vi)	compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;
(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;
(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;
(ix)	discussed with management of the Company the operations of and future business prospects for the Company and the Buyer and the anticipated financial consequences of the Transaction to the Company and the Buyer;
(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and
(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. The managements of the Company and the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or Buyer. We have not received or reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Buyer. We have not made an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of the Company or the Buyer. With respect to the financial forecasts prepared by the Company and the Buyer, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of the Company and the Buyer as to the future financial performance of the Company and the Buyer and provide a reasonable basis for our analysis. We recognize that such financial forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and we express no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they are based.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company. We issue periodic research reports regarding the business activities and prospects of the Company, and we make a market in the common stock of the Company. We have not received fees for providing investment banking or other services to the Company within the past two years; however, just over two years ago, we served as financial advisor to the Company in connection with its acquisition of Chandler Bancorp, Inc., for which we received customary fees. We serve as financial adviser to the

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Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with the participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction. We are also familiar with the Buyer. We regularly provide investment banking and other services to the Buyer and have received customary fees from the Buyer for providing such services within the past two years. We issue periodic research reports regarding the business activities and prospects of the Buyer, and we make a market in the common stock of the Buyer. During the two years preceding the date of this letter, we served as financial advisor to the Buyer in connection with its acquisitions of Landmark Community Bank and Triumph Bancshares, Inc. and the sale by the Buyer of five locations to the Company, and we received customary fees in connection with such transactions, and, just over two years ago, we served as financial advisor to the Buyer in connection with its acquisition of Landrum Company, for which we also received customary fees.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and its shareholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof, and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect of the Company or the Buyer, and we are not expressing an opinion as to the effects of such volatility or such disruption on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Buyer’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:

(viii)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;
(ix)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;
(x)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;
(xi)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;
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(xii)	that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders;
(xiii)	there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Buyer since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Buyer; and
(xiv)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.

Very truly yours,

STEPHENS INC.

/s/ STEPHENS INC.

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annex D

DISSENTERS’ RIGHTS PROVISIONS

TITLE 1 OF THE TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES,

CONVERSIONS, AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER.

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS.

In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

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(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Sec. 10.353. FORM AND VALIDITY OF NOTICE.

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

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(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged;

(F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that , on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners; or

(B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

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(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1) listed on a national securities exchange; or

(2) held of record by at least 2,000 owners.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

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(b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c) A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2) under Subsection (a)(2) must be provided to:

(A) each owner who consents in writing to the action before the owner delivers the written consent; and

(B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3) under Subsection (b-1) must be provided:

(A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

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Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

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(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

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Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

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Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

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(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

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Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING.

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

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(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

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(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of: (1) the value of the ownership interest; or (2) money damages to the owner with respect to the action.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Article Sixteenth of the Amended and Restated Articles of Incorporation, or the Articles of Incorporation, of Simmons First National Corporation, or Simmons, provides that Simmons’ directors will not be personally liable to Simmons or any of its shareholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Arkansas Business Corporation Act of 1987, as amended, or the 1987 Act. The 1987 Act permits the limitation of liability for monetary damages of directors for breaches of fiduciary duty, except (a) for any breach of the director’s duty of loyalty to Simmons or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 833 of the Arkansas Business Corporation Act of 1987, or the ABCA, as the same exists or hereafter may be amended, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any action, omission, transaction, or breach of a director’s duty creating any third party liability to any person or entity other than Simmons or shareholder.

ABCA Section 850 permits a corporation, under specified circumstances, to indemnify its current and former directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article Twelfth of the Articles of Incorporation provides that Simmons shall, to the full extent permitted by the 1987 Act, indemnify all persons whom it may indemnify pursuant thereto.

The effect of the indemnification provisions contained in Simmons’ Amended and Restated Articles of Incorporation is to require Simmons to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary. Simmons’ Amended and Restated Articles of Incorporation specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under any by-law, vote of shareholders or disinterested directors or otherwise. As permitted under the ABCA, the Articles of Incorporation also authorize the purchase of directors’ and officers’ insurance for the benefit of its past and present directors and officers, irrespective of whether Simmons has the power to indemnify such persons under Arkansas law. Simmons currently maintains insurance as authorized by these provisions.

The Articles of Incorporation also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his or her official capacity, or in certain other capacities, will be paid by Simmons in advance of the final disposition of the matter upon the approval of (i) Simmons’ board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) the shareholders, and upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he or she is not entitled to be indemnified by Simmons pursuant to applicable provisions of Arkansas law.

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Simmons has also entered into an indemnification agreement with each of the directors and the executive officers of Simmons, which we refer to as the indemnitees. These indemnification agreements supplement the indemnification provisions contained in the Articles of Incorporation and generally provide that the Simmons shall indemnify the indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

The indemnification provisions are not intended to deny or otherwise limit third-party or derivative suits against Simmons or its directors or officers. However, to the extent a director or officer were entitled to indemnification, the financial burden of a third-party suit would be borne by Simmons, and Simmons would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of November 18, 2021, by and between Simmons First National Corporation and Spirit of Texas Bancshares, Inc. (contained in Annex A to the proxy statement/prospectus which is included in this registration statement)***

3.1	Amended and Restated Articles of Incorporation of Simmons First National Corporation, as amended on July 14, 2021 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed under the Securities Act of 1933 by Simmons First National Corporation on July 21, 2021 (File No. 333-258059))

3.2	As Amended By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Current Report on Form 8-K filed on October 22, 2020)

4.1	Specimen common stock certificate of Simmons First National Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Simmons First National Corporation’s Registration Statement on Form S-3 filed on June 18, 2014)

5.1*	Opinion of Friday, Eldredge & Clark, LLP, regarding the legality of the securities being registered

8.1*	Opinion of Covington & Burling LLP regarding certain federal income tax matters

15.1*	Awareness Letter of BKD, LLP with respect to the interim financial statements of Simmons First National Corporation

21.1	Subsidiaries of Simmons First National Corporation (incorporated herein by reference to Exhibit 21 to Simmons First National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 5, 2021)

23.1*	Consent of Friday, Eldredge & Clark (contained in the opinion filed as Exhibit 5.1)

23.2*	Consent of Covington & Burling LLP (contained in its opinion filed as Exhibit 8.1)

23.3*	Consent of BKD, LLP with respect to the audited financial statements of Simmons First National Corporation

23.4*	Consent of BDO USA, LLP with respect to the audited financial statements of Spirit of Texas Bancshares, Inc.

24.1*	Power of Attorney (contained on the signature page of this registration statement)

99.1*	Form of Support and Non-Competition Agreement, by and among Simmons First National Corporation, Spirit of Texas Bancshares, Inc. and the directors of Spirit of Texas Bancshares, Inc. (contained in Annex B to the proxy statement/prospectus which is included in this registration statement)

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99.2*	Consent of Stephens Inc.

99.3**	Consent of Dean O. Bass pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended

99.4*	Form of proxy to be mailed to shareholders of Spirit of Texas Bancshares, Inc.

*	Filed herewith.

**	Previously filed.

***	The disclosure schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Simmons agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
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Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act, (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement), and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
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(6)	That every prospectus (1) that is filed pursuant to paragraph (5) above, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
(9)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on this 18th day of January, 2022.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
George A. Makris, Jr.
Chief Executive Officer and Chairman of the Board of Directors
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POWER OF ATTORNEY

Each person whose signature appears below appoints George A. Makris, Jr. and James M. Brogdon, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to the Registration Statement and related Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Makris, Jr.	Chief Executive Officer and Chairman of the Board of Directors	January 18, 2022
George A. Makris, Jr.	(Principal Executive Officer)

/s/ James M. Brogdon	Executive Vice President, Chief Financial Officer and Treasurer	January 18, 2022
James M. Brogdon	(Principal Financial Officer)

/s/ David W. Garner	Executive Vice President and Chief Accounting Officer	January 18, 2022
David W. Garner	(Principal Accounting Officer)

/s/ Steven A. Cossé	Lead Director	January 18, 2022
Steven A. Cossé

/s/ Jay D. Burchfield	Director	January 18, 2022
Jay D. Burchfield

/s/ Marty D. Casteel	Director	January 18, 2022
Marty D. Casteel

/s/ William E. Clark, II	Director	January 18, 2022
William E. Clark, II

/s/ Edward Drilling	Director	January 18, 2022
Edward Drilling

/s/ Eugene Hunt	Director	January 18, 2022
Eugene Hunt

/s/ Jerry M. Hunter	Director	January 18, 2022
Jerry M. Hunter

/s/ W. Scott McGeorge	Director	January 18, 2022
W. Scott McGeorge

/s/ Tom E. Purvis	Director	January 18, 2022
Tom E. Purvis

/s/ Robert L. Shoptaw	Director	January 18, 2022
Robert L. Shoptaw

/s/ Julie Stackhouse	Director	January 18, 2022
Julie Stackhouse

/s/ Russell Teubner	Director	January 18, 2022
Russell Teubner

/s/ Mindy West	Director	January 18, 2022
Mindy West

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